 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 2, 1998

                                                      REGISTRATION NO. 333-57191
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                            AMENDMENT NO. 4 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                    EVEREST HEALTHCARE SERVICES CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    8099                    36-4045521
     (STATE OR OTHER          (PRIMARY STANDARD               (I.R.S.
       JURISDICTION        INDUSTRIALCLASSIFICATION    EMPLOYERIDENTIFICATION
    OFINCORPORATION OR           CODE NUMBER)                   NO.)
      ORGANIZATION)

                                ---------------

                  AMARILLO ACUTE DIALYSIS SPECIALISTS, L.L.C.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          TEXAS                      8099                    75-2600337
     (STATE OR OTHER          (PRIMARY STANDARD               (I.R.S.
       JURISDICTION        INDUSTRIALCLASSIFICATION    EMPLOYERIDENTIFICATION
    OFINCORPORATION OR           CODE NUMBER)                   NO.)
      ORGANIZATION)

                                ---------------

                          CON-MED SUPPLY COMPANY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         ILLINOIS                    8099                    36-3147024
     (STATE OR OTHER          (PRIMARY STANDARD               (I.R.S.
       JURISDICTION        INDUSTRIALCLASSIFICATION    EMPLOYERIDENTIFICATION
    OFINCORPORATION OR           CODE NUMBER)                   NO.)
      ORGANIZATION)

                                ---------------

                         CONTINENTAL HEALTH CARE, LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         ILLINOIS                    8099                    36-3084746
     (STATE OR OTHER          (PRIMARY STANDARD               (I.R.S.
       JURISDICTION        INDUSTRIALCLASSIFICATION    EMPLOYERIDENTIFICATION
    OFINCORPORATION OR           CODE NUMBER)                   NO.)
      ORGANIZATION)

                                ---------------

DIALYSIS SPECIALISTS OF CORPUS CHRISTI, L.L.C.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          TEXAS                      8099                    74-2749663
     (STATE OR OTHER          (PRIMARY STANDARD               (I.R.S.
       JURISDICTION        INDUSTRIALCLASSIFICATION    EMPLOYERIDENTIFICATION
    OFINCORPORATION OR           CODE NUMBER)                   NO.)
      ORGANIZATION)

                                ---------------

                  DIALYSIS SPECIALISTS OF SOUTH TEXAS, L.L.C.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          TEXAS                      8099                    74-2749689
     (STATE OR OTHER          (PRIMARY STANDARD               (I.R.S.
       JURISDICTION        INDUSTRIALCLASSIFICATION    EMPLOYERIDENTIFICATION
    OFINCORPORATION OR           CODE NUMBER)                   NO.)
      ORGANIZATION)

                                ---------------

                              DUPAGE DIALYSIS LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    8099                    36-3029873
     (STATE OR OTHER          (PRIMARY STANDARD               (I.R.S.
       JURISDICTION        INDUSTRIALCLASSIFICATION    EMPLOYERIDENTIFICATION
    OFINCORPORATION OR           CODE NUMBER)                   NO.)
      ORGANIZATION)

                                ---------------

                            EVEREST MANAGEMENT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    8099                   APPLIED FOR
     (STATE OR OTHER          (PRIMARY STANDARD               (I.R.S.
       JURISDICTION        INDUSTRIALCLASSIFICATION    EMPLOYERIDENTIFICATION
    OFINCORPORATION OR           CODE NUMBER)                   NO.)
      ORGANIZATION)

                                ---------------

                        HEMO DIALYSIS OF AMARILLO L.L.C.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          TEXAS                      8099                    75-2592110
     (STATE OR OTHER          (PRIMARY STANDARD               (I.R.S.
       JURISDICTION        INDUSTRIALCLASSIFICATION    EMPLOYERIDENTIFICATION
    OFINCORPORATION OR           CODE NUMBER)                   NO.)
      ORGANIZATION)

                                ---------------

                         HOME DIALYSIS OF AMERICA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         ARIZONA                     8099                    86-0711476
     (STATE OR OTHER          (PRIMARY STANDARD               (I.R.S.
       JURISDICTION        INDUSTRIALCLASSIFICATION    EMPLOYERIDENTIFICATION
    OFINCORPORATION OR           CODE NUMBER)                   NO.)
      ORGANIZATION)

                                ---------------

                         HOME DIALYSIS OF DAYTON, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           OHIO                      8099                    31-1423002
     (STATE OR OTHER          (PRIMARY STANDARD               (I.R.S.
       JURISDICTION        INDUSTRIALCLASSIFICATION    EMPLOYERIDENTIFICATION
    OFINCORPORATION OR           CODE NUMBER)                   NO.)
      ORGANIZATION)

                                ---------------

                       LAKE AVENUE DIALYSIS CENTER, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         INDIANA                     8099                    36-3490713
     (STATE OR OTHER          (PRIMARY STANDARD               (I.R.S.
       JURISDICTION        INDUSTRIALCLASSIFICATION    EMPLOYERIDENTIFICATION
    OFINCORPORATION OR           CODE NUMBER)                   NO.)
      ORGANIZATION)

                                ---------------

                          MERCY DIALYSIS CENTER, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        WISCONSIN                    8099                    39-1589773
     (STATE OR OTHER          (PRIMARY STANDARD               (I.R.S.
       JURISDICTION        INDUSTRIALCLASSIFICATION    EMPLOYERIDENTIFICATION
    OFINCORPORATION OR           CODE NUMBER)                   NO.)
      ORGANIZATION)

                                ---------------

                       NEW YORK DIALYSIS MANAGEMENT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         NEW YORK                    8099                    36-3702390
     (STATE OR OTHER          (PRIMARY STANDARD               (I.R.S.
       JURISDICTION        INDUSTRIALCLASSIFICATION    EMPLOYERIDENTIFICATION
    OFINCORPORATION OR           CODE NUMBER)                   NO.)
      ORGANIZATION)

                                ---------------

                      NORTH BUCKNER DIALYSIS CENTER, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    8099                   APPLIED FOR
     (STATE OR OTHER          (PRIMARY STANDARD               (I.R.S.
       JURISDICTION        INDUSTRIALCLASSIFICATION    EMPLOYERIDENTIFICATION
    OFINCORPORATION OR           CODE NUMBER)                   NO.)
      ORGANIZATION)

                                ---------------

                        NORTHWEST INDIANA DIALYSIS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         INDIANA                     8099                    36-3372131
     (STATE OR OTHER          (PRIMARY STANDARD               (I.R.S.
       JURISDICTION        INDUSTRIALCLASSIFICATION    EMPLOYERIDENTIFICATION
    OFINCORPORATION OR           CODE NUMBER)                   NO.)
      ORGANIZATION)

                                ---------------

                       OHIO VALLEY DIALYSIS CENTER, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         INDIANA                     8099                    36-3575844
     (STATE OR OTHER          (PRIMARY STANDARD               (I.R.S.
       JURISDICTION        INDUSTRIALCLASSIFICATION    EMPLOYERIDENTIFICATION
    OFINCORPORATION OR           CODE NUMBER)                   NO.)
      ORGANIZATION)

                                ---------------

                          WSKC DIALYSIS SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         ILLINOIS                    8099                    36-2668594
     (STATE OR OTHER          (PRIMARY STANDARD               (I.R.S.
       JURISDICTION        INDUSTRIALCLASSIFICATION    EMPLOYERIDENTIFICATION
    OFINCORPORATION OR           CODE NUMBER)                   NO.)
      ORGANIZATION)

                                ---------------

                        EVEREST NEW YORK HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         NEW YORK                    8099                   APPLIED FOR
     (STATE OR OTHER          (PRIMARY STANDARD               (I.R.S.
       JURISDICTION        INDUSTRIALCLASSIFICATION    EMPLOYERIDENTIFICATION
    OFINCORPORATION OR           CODE NUMBER)                   NO.)
      ORGANIZATION)

                                ---------------

                             EVEREST ONE IPA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         NEW YORK                    8099                    13-3988854
     (STATE OR OTHER          (PRIMARY STANDARD               (I.R.S.
       JURISDICTION        INDUSTRIALCLASSIFICATION    EMPLOYERIDENTIFICATION
    OFINCORPORATION OR           CODE NUMBER)                   NO.)
      ORGANIZATION)

         101 NORTH SCOVILLE, OAK PARK, ILLINOIS 60302, (708) 386-2511 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                CRAIG W. MOORE
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                    EVEREST HEALTHCARE SERVICES CORPORATION
                              101 NORTH SCOVILLE
                           OAK PARK, ILLINOIS 60302
                                (708) 386-2511
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
                           MARGUERITE M. ELIAS, ESQ.
                             KEVIN L. BARNEY, ESQ.
                             KATTEN MUCHIN & ZAVIS
                      525 WEST MONROE STREET, SUITE 1600
                            CHICAGO, ILLINOIS 60661
                                (312) 902-5200

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
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


                       OFFER FOR ANY AND ALL OUTSTANDING
                   9 3/4% SENIOR SUBORDINATED NOTES DUE 2008
                  IN EXCHANGE FOR 9 3/4% SENIOR SUBORDINATED
                  NOTES DUE 2008, WHICH HAVE BEEN REGISTERED
                 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

                                     LOGO

                 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
           NEW YORK CITY TIME, ON OCTOBER 2, 1998, UNLESS EXTENDED.

  Everest Healthcare Services Corporation, a Delaware corporation (the "Company"), is hereby offering, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal," which together with this Prospectus constitutes the "Exchange Offer"), to issue $100,000,000 aggregate principal amount of its 9 3/4% Senior Subordinated Notes due 2008 (the "Exchange Notes"), in exchange for a like principal amount of the issued and outstanding 9 3/4% Senior Subordinated Notes due 2008 of the Company (the "Private Notes," and together with the Exchange Notes, the "Notes").

  The Private Notes were initially sold by the Company to BT Alex. Brown Incorporated (the "Initial Purchaser") in a transaction not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption under the Securities Act (the "Initial Offering"). The Initial Purchaser subsequently placed the Private Notes (i) with Qualified Institutional Buyers, within the United States, in reliance upon Rule 144A under the Securities Act and (ii) to a limited number of institutional "accredited investors," within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, that agreed in writing to comply with certain transfer restrictions and other conditions. Accordingly, the Private Notes may not be reoffered or otherwise transferred in the United States or to U.S. Persons (as defined in Regulation S under the Securities Act) unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Private Notes are designated for trading in the Private Offering, Resales and Trading through Automated Linkages ("PORTAL") Market of the National Association of Securities Dealers, Inc. and are eligible for resale pursuant to Rule 144A under the Securities Act. After the Exchange Offer, the Private Notes that remain outstanding will continue to be subject to the restrictions on transfer contained in the legend thereon and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

  There is no established trading market for the Exchange Notes. The Initial Purchaser has advised the Company that it presently intends to make a market in the Exchange Notes as permitted by applicable laws and regulations. The Initial Purchaser is not obligated, however, to make a market in the Exchange Notes and any market-making may be discontinued at any time in the sole discretion of the Initial Purchaser. The Company does not presently intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Exchange Notes or that a market for the Exchange Notes will develop. See "Risk Factors -- Absence of Established Trading Market." To the extent that a market for the Exchange Notes does develop, the market value of the Exchange Notes will depend on market conditions (such as yields on alternative investments, general economic conditions, the Company's financial condition and other conditions). Such conditions might cause the Exchange Notes, to the extent that they are actively traded, to trade at a significant discount from face value.

                               ----------------

  SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING THEIR PRIVATE NOTES.

                               ----------------

  THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                                 (cover continued on next page)

             The date of this Prospectus is September 2, 1998

                                                         (continued from cover)

  The terms of the Exchange Notes are identical in all material respects to the Private Notes, except that (i) the Exchange Notes will bear a different CUSIP Number from the Private Notes, (ii) the issuance of the Exchange Notes will have been registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof, and
(iii) holders of the Exchange Notes will not be entitled to certain rights of holders of Private Notes under the Registration Rights Agreement (as defined). The Exchange Notes will evidence the same debt as the Private Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture, dated as of May 5, 1998 (the "Indenture"), by and among the Company, the Subsidiary Guarantors named therein and American National Bank and Trust Company of Chicago, as Trustee (the "Trustee" or the "Exchange Agent"). See "The Exchange Offer" and "Description of Exchange Notes."

  Interest on the Exchange Notes will accrue from the date of original issuance, May 5, 1998 (the "Issue Date"), payable semi-annually on May 1 and November 1 of each year, commencing November 1, 1998, at the rate of 9 3/4% per annum. Holders whose Private Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Private Notes.

  The Exchange Notes will be redeemable, in whole or in part, at the option of the Company, on or after May 1, 2003, at the redemption prices set forth herein plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time, or from time to time, on or prior to May 1, 2001, the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Notes issued in the Initial Offering, with the cash proceeds received from one or more Public Equity Offerings (as defined) by the Company at a redemption price equal to 109.75% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; provided that at least 65% of the original aggregate principal amount of the Notes originally issued remains outstanding after any such redemption. Upon a Change of Control (as defined), each holder of the Exchange Notes will have the right to require the Company to repurchase such holder's Exchange Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. In addition, the Company will be obligated to offer to repurchase the Exchange Notes at 100% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase in the event of certain Asset Sales (as defined). See "Description of Exchange Notes."

  The Exchange Notes will be, and the Private Notes are, (i) general unsecured obligations of Company, (ii) subordinated in right of payment to all existing and future Senior Indebtedness (as defined) and (iii) structurally subordinated to all existing and future indebtedness of the Company's subsidiaries that are not Subsidiary Guarantors (as defined). The Exchange Notes will, and the Private Notes do, rank pari passu in right of payment with any future senior subordinated indebtedness of the Company and rank senior in right of payment to all other subordinated obligations of the Company. The Exchange Notes will be, and the Private Notes are, unconditionally guaranteed (the "Guarantees") on a senior subordinated basis by certain of the Company's subsidiaries (the "Subsidiary Guarantors"). The Guarantees are now and will be general unsecured obligations of the Subsidiary Guarantors subordinated in right of payment to all existing and future Guarantor Senior Indebtedness (as defined). The Guarantees will and do rank pari passu in right of payment with all future senior subordinated indebtedness of the Subsidiary Guarantors and will and do rank senior in right of payment to all other subordinated obligations of the Subsidiary Guarantors. As of June 30, 1998, the Company and its subsidiaries had an aggregate of approximately $7.2 million of Senior Indebtedness outstanding (excluding unused commitments of $95.2 million available under the New Credit Facility (as defined)) which ranked senior to the Notes, and subsidiaries of the Company that are not Subsidiary Guarantors had approximately $7.4 million of other outstanding liabilities to which the Notes would have been effectively subordinated. The Company has obtained a New Credit Facility (as defined) which has replaced the Prior Credit Facility and provides for borrowings of up to $100.0 million. Indebtedness under the New Credit Facility will constitute Senior Indebtedness.

  The current offer and sale of the Exchange Notes are being registered under the Registration Statement of which this Prospectus forms a part in order to satisfy certain obligations of the Company contained in the

Registration Rights Agreement, dated as of May 5, 1998 (the "Registration Rights Agreement"), among the Company, the Subsidiary Guarantors and the Initial Purchaser, on behalf of the Initial Purchaser and subsequent transferees of the Private Notes. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in certain "no-action" letters issued to third parties and unrelated to the Company and the Exchange Offer, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company or any Subsidiary Guarantor within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes in violation of the provisions of the Securities Act. See "The Exchange Offer-- Resale of the Exchange Notes." Holders of Private Notes wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that such conditions have been met. A broker-dealer holding Private Notes may participate in the Exchange Offer provided that it acquired the Private Notes for its own account as a result of market-making or other trading activities. Each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Private Notes where such Private Notes were acquired by such Participating Broker-Dealer as a result of market making or other trading activities. The Company and the Subsidiary Guarantors have agreed to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by any Participating Broker-Dealer and other persons, if any, with similar prospectus delivery requirements for use in connection with any such resale of the Exchange Notes. See "The Exchange Offer--Purpose and Effect of the Exchange Offer" and "Plan of Distribution."

  The Company will accept for exchange Private Notes validly tendered prior to 5:00 p.m., New York City time, on October 2, 1998, unless the Exchange Offer is extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Private Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is subject to certain customary conditions, but is not conditioned upon any minimum aggregate principal amount of Private Notes being tendered for exchange. See "The Exchange Offer--Certain Conditions to Exchange Offer."

  The Company will not receive any proceeds from the Exchange Offer. Pursuant to the Registration Rights Agreement, the Company will pay all the expenses incident to the Exchange Offer (other than any underwriting discounts or commissions). In the event the Company terminates the Exchange Offer and does not accept for exchange any Private Notes, the Company will promptly return the Private Notes to the holders thereof. No underwriter is being used in connection with the Exchange Offer. See "The Exchange Offer."

                               ----------------

  THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF PRIVATE NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

  NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SUBSIDIARY GUARANTORS. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY

EXCHANGE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS TO ANY DATE SUBSEQUENT TO THE DATE HEREOF.

  UNTIL DECEMBER 1, 1998 (90 DAYS AFTER COMMENCEMENT OF THE EXCHANGE OFFER), ALL DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

  THE EXCHANGE NOTES WILL BE AVAILABLE INITIALLY ONLY IN BOOK-ENTRY FORM. EXCEPT AS DESCRIBED UNDER "BOOK ENTRY; DELIVERY AND FORM," THE COMPANY EXPECTS THAT THE EXCHANGE NOTES ISSUED PURSUANT TO THE EXCHANGE OFFER WILL BE REPRESENTED BY A GLOBAL NOTE (AS DEFINED HEREIN), WHICH WILL BE DEPOSITED WITH, OR ON BEHALF OF, THE DEPOSITORY TRUST COMPANY ("DTC") AND REGISTERED IN ITS NAME OR IN THE NAME OF CEDE & CO., ITS NOMINEE. BENEFICIAL INTEREST IN THE GLOBAL NOTE REPRESENTING THE EXCHANGE NOTES WILL BE SHOWN ON, AND TRANSFER THEREOF WILL BE EFFECTED THROUGH, RECORDS MAINTAINED BY DTC AND ITS PARTICIPANTS. AFTER THE INITIAL ISSUANCE OF THE GLOBAL NOTE, NOTES IN CERTIFICATED FORM WILL BE ISSUED IN EXCHANGE FOR THE GLOBAL NOTE ONLY UNDER LIMITED CIRCUMSTANCES AS SET FORTH IN THE INDENTURE. SEE "BOOK ENTRY; DELIVERY AND FORM."

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

  NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE UNIFORM SECURITIES ACT WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF THE STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

            CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

  This Prospectus contains certain "forward-looking statements" with respect to results of operations and businesses of the Company. All statements other than statements of historical facts included in this Prospectus, including those regarding market trends, the Company's financial position, business strategy, projected costs, and plans and objectives of management for future operations, are forward-looking statements. In general, such statements are identified by the use of forward-looking words or phrases including, but not limited to, "intended," "will," "should," "may," "expects," "expected," "anticipates," and "anticipated" or the negative thereof or variations thereon or similar terminology. These forward-looking statements are based on the Company's current expectations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed under "Risk Factors," and elsewhere in this Prospectus including, without limitation, in conjunction with the forward-looking statements included in this Prospectus. These forward-looking statements represent the Company's judgment as of the date of this Prospectus. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by the Cautionary Statements. The Company disclaims, however, any intent or obligation to update its forward-looking statements.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data including the consolidated financial statements of the Company, its predecessors, Peak Healthcare, L.L.C. ("Peak"), and West Suburban Kidney Center, S.C. ("WSKC"), and the notes thereto, appearing elsewhere in this Prospectus. As used in this Prospectus, unless the context otherwise requires, all references to "Everest" or the "Company" include Everest Healthcare Services Corporation and its subsidiaries and predecessors. Certain statements in this Prospectus constitute forward-looking statements. See "Cautionary Notice Regarding Forward-Looking Statements." As used herein, the term "Credit Facility" shall at any time refer to whichever of the Prior Credit Facility or the New Credit Facility was in effect at the time indicated.

                                  THE COMPANY

  Everest Healthcare Services Corporation is a leading provider of dialysis and other blood treatment services. Founded in 1968 and principally owned by nephrologists, the Company has a long-standing focus on developing strong relationships with physicians to provide high-quality patient care. Everest is the nation's sixth-largest provider of chronic dialysis outpatient services and serves approximately 5,400 patients through 65 facilities in 12 states. Of these 65 facilities, 33 are operated as wholly-owned subsidiaries, seven are majority owned, 16 are minority owned, and nine are unaffiliated and operated pursuant to management contracts. Everest also contracts with 102 hospitals in 11 states to provide a broad range of other extracorporeal (outside-the-body) blood treatment services, including inpatient acute dialysis, perfusion, apheresis and auto-transfusion (together, "Contract Services"). Pursuant to management contracts, Everest provides management services to (i) a physician practice group comprised of 26 nephrologists, primarily in the Chicago and northwest Indiana areas, and (ii) certain minority-owned or unaffiliated dialysis facilities. The Company derived 85.4% of its net revenues for the 12 months ended June 30, 1998 from chronic dialysis services, 12.9% from Contract Services and 1.7% from management services. Net revenues for the 12 months ended June 30, 1998 were $140.0 million.

  Everest's dialysis operations were founded in 1968 as a single dialysis center and grew over the next three decades through a combination of de novo facility development, acquisitions and internal growth. Everest has completed 10 acquisitions encompassing 29 facilities and developed 36 de novo centers since its inception. Through geographic clustering of its outpatient dialysis centers, the Company has created strong regional market positions, particularly in the Midwest. The Company focuses on accelerating its growth within each market by: (i) capitalizing on its strong physician and hospital relationships;
(ii) expanding capacity; and (iii) providing high-quality service which leads to new patient referrals. Everest operates 51 full-service outpatient dialysis centers which provide on-site dialysis services as well as training for home dialysis patients. Everest also operates 14 home dialysis training and support centers which provide services and equipment to home dialysis patients.

  Everest's chronic dialysis services are provided to patients who suffer from end-stage renal disease ("ESRD"), a medical condition characterized by the irreversible loss of kidney function. ESRD patients require dialysis or kidney transplantation to sustain life. According to the United States Renal Data System (the "USRDS"), the number of ESRD patients requiring chronic dialysis in the United States increased from approximately 88,000 in 1986 to approximately 209,000 in 1996, a compound annual growth rate of approximately 9%. The Company expects the number of ESRD patients to continue to grow at approximately the historical rate for the foreseeable future. According to the USRDS, the number of new patients diagnosed each year with ESRD among Medicare-eligible patients increased from 136 patients per million in 1986 to 253 patients per million in 1995. The Company attributes this increase in the number of ESRD patients and in the incidence of ESRD to: (i) the aging of the population; (ii) better treatment and longer survival rates of patients with diabetes, hypertension and other diseases that lead to ESRD; and (iii) improved technology which has enabled older patients and patients who could not previously tolerate dialysis due to other illnesses to benefit from this life-prolonging treatment.

  According to the Health Care Financing Administration ("HCFA"), the total estimated direct payments for ESRD in 1995 were $13.1 billion, of which Medicare paid approximately $9.7 billion. As a result of legislation enacted in 1972, the federal government provides Medicare funding, subject to specified waiting periods and co-payment obligations, for substantially all patients who are diagnosed with ESRD, regardless of their age or financial circumstances. The Company believes that the outpatient dialysis industry is fragmented and consolidating due to the need for operating efficiencies, high-quality patient care and the growing need for providers to compete in a managed care environment.

  Capitalizing on its strong hospital and physician relationships and its core competencies in blood processing, Everest significantly expanded its Contract Services business with the completion of three acquisitions in 1996. The Company believes it is uniquely positioned as the only company currently offering hospitals an outsourcing solution to all of their extracorporeal blood treatment needs. The Company has contracts with 102 hospitals, and Everest acts as the exclusive provider of extracorporeal blood treatment services for most of these hospitals. By leveraging its strengths in blood processing, its significant market presence in outpatient dialysis services and its strong physician and hospital relationships, Everest believes it is well positioned to continue to implement successfully its growth strategy.

  Based on industry data and the Company's market research, the non-dialysis extracorporeal services industry represents approximately $1.4 billion in annual revenues and is growing at a rate of approximately 7% per annum. The Company attributes this growth to: (i) an aging population; (ii) the applicability of existing and developing technologies to a larger number of diseases; and (iii) continued heightened public concern over the safety of the nation's blood supply. The Company believes that hospitals, which have historically provided most of these services, are increasingly seeking to outsource these services to companies such as Everest that provide both trained personnel and equipment. The Company believes that the market is consolidating due to increasing business complexity, the expansion of managed care and the demand by hospitals for a single provider capable of delivering a broad portfolio of extracorporeal services.

                             COMPETITIVE STRENGTHS

  The Company attributes its market leadership and its opportunities for continued growth and profitability to the following strengths:

  Strong Physician and Hospital Relationships. Everest believes that the strength of its relationships with physicians and hospitals is an important factor in its success. Everest was founded and remains principally owned by nephrologists, and the Company believes that its sensitivity to the concerns and objectives of health care professionals, coupled with its reputation for high-quality service, makes it attractive to physicians and hospitals. Everest intends to capitalize on its strong relationships in order to increase same-market growth, successfully complete acquisitions and de novo developments and market its broad range of extracorporeal services.

  Acquisition and Development Expertise. The Company has a successful history of effecting acquisitions and building de novo dialysis facilities in existing and new markets. Since January 1, 1996, Everest has completed eight acquisitions encompassing 24 facilities and has developed 18 de novo dialysis centers. During this period, the number of patients treated by the Company has increased from approximately 2,700 to approximately 5,400. Everest believes that its significant acquisition and development experience positions it well to continue to pursue growth opportunities.

  Focus on Attractive Industry Sectors. The Company focuses on two large and growing industry sectors: chronic dialysis services and Contract Services. According to the USRDS, the number of ESRD patients requiring chronic dialysis in the United States increased from approximately 88,000 in 1986 to approximately 209,000 in 1996, a compound annual growth rate of approximately 9%. The Company expects this growth to continue at approximately the historical rate for the foreseeable future as a result of the aging of the population, better treatment and survival rates of patients with diseases that lead to ESRD and improved technology. The Company estimates that the non-dialysis Contract Services market represents approximately $1.4 billion in annual revenues and is growing at an annual rate of approximately 7%. The Company attributes this growth to the aging population, applicability of existing and developing technologies to more diseases and public concern over the safety of the U.S. blood supply.

  Comprehensive Portfolio of Extracorporeal Services. The Company believes that it is the only outsourcing provider currently offering hospitals a full portfolio of extracorporeal blood treatment services including inpatient acute dialysis, perfusion, apheresis and auto-transfusion. Everest believes that hospitals are increasingly outsourcing these services and demanding a single, high-quality provider to handle all of their extracorporeal blood treatment needs. Everest currently has contracts with 102 hospitals, and Everest acts as the exclusive provider of extracorporeal blood treatment services for most of these hospitals.

  Leading Market Positions. The Company seeks to be a leader in each chronic dialysis and Contract Services market in which it operates. Everest is currently the sixth-largest provider of chronic dialysis services in the United States. In addition, through geographic clustering of its outpatient dialysis centers, the Company has created strong regional market positions, particularly in the Midwest. Everest seeks to augment its position in existing outpatient dialysis markets by accelerating same-market growth through such methods as adding new dialysis stations and extending facility hours.

  Proven Management Team. The Company's senior management team has an average of over 18 years of health care industry experience and an average of over 12 years of experience with Everest. In addition, the seven regional directors of the Company's chronic dialysis business have an average of over 11 years of experience with the Company. Under this team's management, the Company has achieved significant growth in recent years. Everest's management has created a strong corporate and regional infrastructure which the Company believes can support future increased patient volumes with limited incremental expenditures.

                                    STRATEGY

  The Company's objective is to be a leading provider of high-quality dialysis and Contract Services in each of its markets. The Company's strategy for achieving this objective is to:

  Acquire and Develop Additional Outpatient Chronic Dialysis Facilities. Everest intends to continue to leverage its strong physician and hospital relationships to identify and consummate acquisitions. Everest has completed eight acquisitions to date and will continue to pursue acquisitions to increase its presence in existing markets and to enter new markets. When considering acquisitions, the Company evaluates such factors as historical and projected profitability, local market share, facility utilization, relationships with physicians and hospitals, market demographics, growth potential and the availability of qualified clinical personnel. The Company regularly engages in discussions with potential acquisition candidates. In addition, Everest currently has a less than 50.1% ownership interest in 16 outpatient dialysis facilities. The Company believes that it has an opportunity to continue to increase its ownership of many of these facilities. Since September 30, 1997, the Company has acquired majority ownership of five facilities, with approximately 440 patients, in which it previously had a minority-ownership position.

  Of the Company's 65 outpatient dialysis facilities, 36 were de novo developments. A "de novo development" is a development which the Company has organized and developed from inception, as compared to an existing facility that is acquired from another party. The Company believes that its strong physician and hospital relationships and its significant development experience afford it a competitive advantage in developing new dialysis facilities. The Company intends to continue to pursue de novo development opportunities, particularly in areas where Everest has existing facilities and can take advantage of geographic clustering.

  Both acquisitions and de novo developments may require substantial investments of capital. There can be no assurance that adequate sources of capital will be available in the future as needed on terms acceptable to the Company. See "Risk Factors--Risks Inherent in Growth Strategy."

  Increase Same-Market Growth. Everest believes that its strong relationships with nephrologists and hospitals are instrumental to its ability to accelerate same-market growth. In addition, Everest believes that its high-quality service leads to patient satisfaction, which in turn increases patient referrals. The Company also seeks to increase same-market growth through such methods as adding new dialysis stations and extending dialysis center hours. Everest will also continue to add appropriate ancillary services at each of its facilities, including Erythropoietin ("EPO") dosing and home dialysis training. As Everest identifies new needs, it will work with its regional directors and facility managers to implement these services in all of its facilities. In fiscal 1997, the Company's same-market growth in net revenues was approximately 10.5%.

  Expand its Contract Services Business. Everest began its Contract Services business to provide a broader range of extracorporeal services to hospitals and managed care organizations and to develop a source of revenue that is not directly dependent on government reimbursement. Everest believes that it has a strong competitive position as the only outsourcing company currently providing a full portfolio of extracorporeal services, including acute inpatient dialysis, perfusion, apheresis and auto-transfusion. The Company believes it can sell its broad service portfolio to its existing customers. Everest intends to expand this business by leveraging its existing relationships and establishing new relationships in each of its markets. In addition, the Company intends to continue to acquire extracorporeal service providers in existing and new markets.

  Leverage its Infrastructure and Systems to Increase Margins and Improve Quality of Service. Everest has built a strong corporate and regional operating structure, led by senior management and seven regional directors who are responsible for all financial, quality and teamwork goals. The Company believes that this infrastructure can support increased patient volumes with limited incremental expenditures. In addition, Everest's management information system enables corporate and regional managers to monitor the quality and outcomes of the services provided at both its outpatient dialysis facilities and at the hospitals where Contract Services are performed. The Company intends to continue to leverage its experienced management team and increase operating efficiencies through standardization of systems and integration of new centers.

  Continue to Foster a Workplace that will Enable the Company to Recruit, Train and Retain Well-Qualified Employees. Highly qualified employees are instrumental to Everest's continued delivery of high-quality patient care, and Everest invests considerable resources in the screening, hiring and training of its employees. Everest's training programs cover topics such as clinical skills, leadership development, systems utilization and quality programs. In addition, the Company has developed and is implementing a recertification program for all of its patient care employees. Everest provides all regional directors and key facility managers with an incentive compensation plan linked to its financial, quality and teamwork objectives.

                              RECENT DEVELOPMENTS

  In May 1998, the Company developed and opened one outpatient dialysis facility located in the Bronx, New York. In July 1998, the Company exercised a right of first refusal to purchase four outpatient dialysis facilities, also located in the Bronx, that have previously been managed by the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Acquisitions."

                              THE INITIAL OFFERING

Private Notes.............  The Private Notes were sold by the Company on April
                            30, 1998 to BT Alex. Brown Incorporated (the
                            "Initial Purchaser") pursuant to a Purchase
                            Agreement dated April 30, 1998 (the "Purchase Agreement"). The Initial Purchaser subsequently resold the Private

                            Notes (i) within the United States to qualified institutional buyers, in reliance upon Rule 144A under the Securities Act, and (ii) to a limited number of institutional "accredited investors" that agreed in writing to comply with certain transfer restrictions and other conditions.

Registration Rights         Pursuant to the Purchase Agreement, the Company,
Agreement.................  the Subsidiary Guarantors and the Initial Purchaser
                            entered into the Registration Rights Agreement, which grants the holders of the Private Notes certain exchange and registration rights. The
                            Exchange Offer is intended to satisfy such exchange rights which will terminate upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER

Securities Offered........  $100,000,000 aggregate principal amount of 9 3/4%
                            Senior Subordinated Notes due 2008.

The Exchange Offer........  $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Private Notes. As of the date hereof, $100,000,000 aggregate principal amount of Private Notes are outstanding. The Company will issue the Exchange Notes to holders on or promptly after the Expiration Date.

                            Based on interpretations by the staff of the Commission set forth in certain "no action" letters issued to third parties and unrelated to the Company and the Exchange Offer, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
                            Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes in violation of the provisions of the Securities Act. Holders of Private Notes wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that such conditions have been met.

                            A Participating Broker-Dealer holding Private Notes may participate in the Exchange Offer provided that it acquired the Private Notes for its own account as a result of market-making or other trading activities. Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with the resales of Exchange Notes received in exchange for Private Notes where such Private Notes were acquired by such Participating Broker-Dealer as a result of market-making or other trading activities. The Company and the Subsidiary Guarantors have agreed to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by any Participating Broker-Dealer and other persons, if any, with similar prospectus delivery requirements for use in connection with any such resale of Exchange Notes. See "Plan of Distribution."

                            Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes could not rely on the position of the staff of the Commission enunciated in "no-action" letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

Expiration Date...........  5:00 p.m., New York City time, on October 2, 1998 unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Accrued Interest on the
 Exchange Notes and the
 Private Notes............
                            Holders whose Private Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Private Notes. However, such holders will receive interest on the Exchange Notes from the Issue Date, i.e., May 5, 1998.

Conditions to the           The Exchange Offer is subject to certain customary
Exchange Offer............  conditions, which may be waived by the Company, but it is not conditioned upon any minimum aggregate principal amount of Private Notes being tendered for exchange. See "The Exchange Offer--Conditions."

Procedures for Tendering
 Private Notes............
                            Each holder of Private Notes wishing to accept the Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Private Notes and any other required documents, to the Exchange Agent, prior to 5:00 p.m., New York City time, on the Expiration Date at the address set forth herein. By executing the Letter of Transmittal, each holder will represent to the Company, among other things,
                            (i) that any Exchange Notes to be received by it will be acquired in the ordinary course of its business; (ii) that it has no arrangement or understanding with any person to participate in the distribution (within the meaning of Securities Act) of the Exchange Notes in violation of the Securities Act; (iii) that it is not an "affiliate" (as defined in Rule 405 promulgated under the Securities Act) of the Company; (iv) if such holder is not a Participating Broker-Dealer, that it is not engaged in, and does not intend to engage in, the distribution of Exchange Notes; and (v) if such holder is a Participating Broker-Dealer that will receive Exchange Notes for its own account in exchange for Private Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. See "The Exchange Offer--Purpose and Effect of the Exchange Offer" and "--Procedures for Tendering."

Untendered Private Notes..  Upon consummation of the Exchange Offer the provisions of the Registration Rights Agreement shall continue to apply (i) in the case of any holders who are not entitled to participate in the Exchange Offer and upon their request become holders of unregistered Exchange Notes with respect to Private Notes; and (ii) in the case of any holder that participates in the Exchange Offer and does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an "affiliate" of the Company or any Subsidiary Guarantor within the meaning of the Securities
                            Act). See "--Shelf Registration Statement."

Consequences of Failure
to Exchange...............
                            The Private Notes that are not exchanged pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Private Notes may be resold only (i) to the Company; (ii) pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to some other exemption under the Securities Act; (iii) outside the United States to a foreign person pursuant to the requirements of Rule 904 under the Securities Act; or (iv) pursuant to an effective registration statement under the Securities Act. See "The Exchange Offer-- Consequences of Failure to Exchange."

Shelf Registration          If, (i) because of any change in law or in
Statement.................  currently prevailing interpretations of the staff of the Commission, the Company and the Subsidiary
                            Guarantors are not permitted to effect an Exchange
                            Offer, (ii) the Exchange Offer is not consummated within 150 days of the Issue Date, (iii) holders of unregistered Exchange Notes so request, or (iv) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive
                            Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company or any Subsidiary Guarantor within the meaning of the Securities Act), then in each case, the Company and the Subsidiary Guarantors have agreed to (x) promptly deliver to the holders and the Trustee written notice thereof and (y) at their sole expense, (a) as promptly as practicable, file a shelf registration statement covering resales of the Notes (the "Shelf Registration Statement"), (b) use their best efforts to cause the Shelf
                            Registration Statement to be declared effective under the Securities Act and (c) use their best efforts to keep effective the Shelf Registration
                            Statement until the earlier of two years after the Issue Date or such time as all of the applicable
                            Notes have been sold thereunder. See "The

                            Exchange Offer--Purpose and Effect of the Exchange Offer." The Company will, in the event that a Shelf Registration Statement is filed, provide to each holder copies of the prospectus that is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Notes. A Holder that sells Notes pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder (including certain indemnification rights and obligations).

Special Procedures for
 Beneficial Owners........
                            Any beneficial owner whose Private Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Private Notes, either make appropriate arrangements to register ownership of the Private Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. The Company will keep the Exchange Offer open for not less than thirty days after the date that notice of the Exchange Offer is mailed in order to provide for the transfer of registered ownership.

Guaranteed Delivery         Holders of Private Notes who wish to tender their
Procedures................  Private Notes and whose Private Notes are not immediately available or who cannot deliver their Private Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Private Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed Delivery
                            Procedures."

Withdrawal Rights.........  Tenders may be withdrawn at any time prior to 5:00
                            p.m., New York City time, on the Expiration Date.

Acceptance of Private
 Notes and Delivery of
 Exchange Notes...........  The Company will accept for exchange any and all
                            Private Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."

Certain Federal Income
 Tax Considerations.......
                            It is anticipated that the exchange of Private Notes for Exchange Notes pursuant to the Exchange Offer will not be a taxable event for United States federal income tax purposes, because under existing Treasury regulations, the Exchange Notes will not differ materially in kind or extent from the Private Notes. See "Certain Federal Income Tax Considerations."

Accounting Treatment......  The Exchange Notes will be recorded at the same carrying value as the Private Notes, which is face value, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

Use of Proceeds...........  There will be no cash proceeds to the Company from the exchange pursuant to the Exchange Offer.

Exchange Agent............  American National Bank and Trust Company of
                            Chicago.

                               THE EXCHANGE NOTES

General...................  The form and terms of the Exchange Notes are the same as the form and terms of the Private Notes (which they replace) except that (i) the Exchange Notes bear a different CUSIP Number from the Private Notes; (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof; and (iii) the holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Private Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See "The Exchange Offer--Purpose and Effect of Exchange Offer." The Exchange Notes will evidence the same debt as the Private Notes and will be entitled to the benefits of the Indenture. See "Description of Exchange Notes."

Exchange Notes Offered....  $100,000,000 aggregate principal amount 9 3/4%
                            Senior Subordinated Notes due 2008.

Maturity Date.............  May 1, 2008.

Interest Payment Dates....  Interest on the Exchange Notes will accrue from the
                            Issue Date, May 5, 1998, and will be payable semi-annually on May 1 and November 1 of each year, commencing November 1, 1998. Holders whose Private Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Private Notes.

Optional Redemption.......  The Exchange Notes will be redeemable, in whole or in part, at the option of the Company on or after May 1, 2003, at the redemption prices set forth herein plus accrued and unpaid interest to the date of redemption. In addition, at any time on or before May 1, 2001, the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Notes issued in the Initial Offering with the net proceeds of one or more Public Equity Offerings (as defined) at the redemption prices set forth herein plus accrued and unpaid interest to the date of redemption; provided that at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after any such redemption. See "Description of Exchange Notes-- Optional Redemption."

Change of Control.........  Upon a Change of Control, each holder of the
                            Exchange Notes will have the right to require the Company to repurchase such holder's Exchange Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of Exchange Notes--Change of Control."

Ranking...................  The Exchange Notes will be general unsecured obligations of the Company and will be subordinated in right of payment to all existing and future Senior Indebtedness and will be structurally subordinated to all existing and future liabilities (including trade payables) of the Company's subsidiaries that are not Subsidiary Guarantors. The Exchange Notes will rank pari passu in right of payment with all other senior subordinated obligations of the Company and will rank senior in right of payment to all other subordinated obligations of the Company. As of June 30, 1998, the Company and its subsidiaries had an aggregate of approximately $7.2 million of Senior Indebtedness outstanding (excluding unused commitments of $95.2 million available under the New Credit Facility), which ranked senior to the Notes and subsidiaries of the Company that are not Subsidiary Guarantors had approximately $7.4 million of other outstanding liabilities to which the Notes would have been effectively subordinated. The Company has obtained a New Credit Facility which has replaced the Prior Credit Facility and provides for borrowings of up to $100.0 million. Indebtedness under the New Credit Facility constitutes Senior Indebtedness. See "Risk Factors--Subordination of Exchange Notes; Structural Subordination; Asset Encumbrance" and "Description of Credit Facility."

Guarantees................  The Notes are unconditionally guaranteed on a senior subordinated basis by certain of the Company's subsidiaries (the "Subsidiary Guarantors"). The Guarantees are general unsecured obligations of the Subsidiary Guarantors and are subordinated in right of payment to all existing and future Guarantor Senior Indebtedness (as defined). The Guarantees rank pari passu in right of payment with all future senior subordinated indebtedness of the Subsidiary Guarantors and will rank senior in right of payment to all other subordinated obligations of the Subsidiary Guarantors. As of June 30, 1998, the Subsidiary Guarantors had an aggregate of approximately $7.2 million of Guarantor Senior Indebtedness (excluding unused commitments under the New Credit Facility of $95.2 million) which would have ranked senior to the Guarantees. See "Risk Factors--Subordination of Exchange Notes; Structural Subordination; Asset Encumbrance," "--Suretyship Defenses" and "-- Fraudulent Conveyance Risks."

Certain Covenants.........  The indenture governing the Notes (the "Indenture")
                            contains certain covenants with respect to the Company and its subsidiaries that restrict, among other things: (i) the incurrence of additional indebtedness; (ii) the payment of dividends and other restricted payments; (iii) the creation of certain liens; (iv) the use of proceeds from sales of assets and subsidiary stock; (v) sale and leaseback transactions; and (vi) transactions with affiliates. The Indenture also restricts the Company's ability to consolidate or merge with or into, or to transfer all or substantially all of its assets to, another person. In addition, under certain circumstances, the Company will be required to offer to purchase the Notes, in whole or in part, at a purchase price equal to 100% of the principal amount thereof plus accrued interest to the date of repurchase, with the proceeds of certain Asset Sales. These restrictions and requirements are subject to a number of important qualifications and exceptions. See "Description of Exchange Notes--Certain Covenants."

  For additional information regarding the Notes, see "Description of Exchange Notes."

                                USE OF PROCEEDS

  The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes contemplated in this Prospectus, the Company will receive Private Notes in like principal amount, the form and terms of which are the same as the form and terms of the Exchange Notes (which replace the Private Notes), except as otherwise described herein. The Private Notes surrendered in exchange for the Exchange Notes will be canceled and cannot be reissued.

  Net proceeds from the Initial Offering totalled approximately $95.2 million. Of such amount, approximately $55.6 million has been used to repay certain bank indebtedness and loans made to the Company by certain of its shareholders. The remainder of the net proceeds will be used to finance acquisitions of dialysis facilities and extracorporeal service providers and for working capital and general corporate purposes. Pending such uses, such proceeds have been invested in short-term interest-bearing securities. See "Use of Proceeds."

                                  RISK FACTORS

  Holders of Private Notes should carefully consider the specific factors set forth under "Risk Factors" as well as the other information and data included in this Prospectus.

                      SUMMARY FINANCIAL AND OPERATING DATA
                             (DOLLARS IN THOUSANDS)

                             PREDECESSOR             THE COMPANY
                             ----------- --------------------------------------
                                   FISCAL YEAR ENDED         NINE MONTHS ENDED
                                     SEPTEMBER 30,               JUNE 30,
                             ------------------------------  ------------------
                               1995(1)   1996(2)   1997(2)   1997(2)   1998(3)
                             ----------- --------  --------  --------  --------
INCOME STATEMENT DATA:
 Net revenues..............   $ 47,276   $ 83,171  $113,808  $ 82,080  $108,229
 Income from operations....      1,220      4,899    11,387     8,016    10,383
 Interest expense, net.....       (368)      (276)   (2,149)   (1,502)   (3,628)
 Minority interests in
  (earnings) loss..........         --       (810)   (1,601)   (1,164)      319
 Gain on curtailment of
  pension benefits.........         --      3,044        --        --        --
 Other income, net.........         --         39       279        --        --
                              --------   --------  --------  --------  --------
 Income before income
  taxes....................        852      6,896     7,916     5,350     7,074
 Net income................        527      4,096     4,227     2,705     3,063
BALANCE SHEET DATA:
 Working capital...........   $  6,911   $  8,514  $ 20,695  $ 23,325  $ 64,722
 Total assets..............     20,937     64,711   102,208    93,542   197,942
 Long-term liabilities.....      5,146     23,366    51,632    43,553   115,050
 Stockholders' equity......      7,434     28,873    32,999    31,567    57,633
OUTPATIENT DIALYSIS
 OPERATING DATA:
 Hemo Patients(4)..........      2,619      2,744     3,693     3,409     4,395
 Home Patients(4)..........        459      1,035     1,009     1,027       943
 Hemo Treatments(5)........    295,448    343,499   442,165   317,913   414,432
 Home Treatments(5)........     62,912    139,388   144,344   107,269   100,377
 Outpatient facilities(6)..         22         48        59        56        65
 Same-market net revenue
  growth(7)................       10.9%       9.1%     10.5%      4.0%     16.2%
CONTRACT SERVICES OPERATING
 DATA:
 Contract Services
  hospitals(8).............         --         --        95        87       102
OTHER FINANCIAL DATA:
 Historical EBITDA(9)......   $  2,846   $  8,266  $ 15,817  $ 11,036  $ 16,843
 Historical EBITDA
  margin(10)...............        6.0%       9.9%     13.9%     13.4%     15.6%
 Capital expenditures......   $  1,581   $  1,442  $  7,757  $  5,446  $ 10,270
 Ratio of earnings to fixed
  charges(11)..............        1.7x       4.6x      2.9x      2.8x      2.2x
 Pro forma ratio of
  earnings to fixed
  charges(12)..............                             1.2x                1.5x
 Cash flow from operating
  activities...............      3,891      6,195     1,751    (2,070)    3,762
 Cash flow from investing
  activities...............     (1,200)   (12,912)  (17,570)  (18,039)  (25,962)
 Cash flow from financing
  activities...............     (2,691)     6,717    18,276    21,876    66,071

--------
(footnotes on next page)

--------
 (1) Reflects the operations and financial condition of WSKC as of and for the year ended September 30, 1995.
 (2) Reflects the operations and financial condition of Peak for such periods.
 (3) Reflects the operations and financial condition of Everest Healthcare Services Corporation.
 (4) Reflects the number of ESRD patients receiving treatments at the Company's wholly-owned, majority-owned, minority-owned and managed outpatient chronic dialysis facilities, as well as ESRD patients performing home dialysis treatments who are monitored by such facilities.
 (5) Includes all hemodialysis treatments at the Company's wholly-owned, majority-owned, minority-owned and managed outpatient chronic dialysis facilities and all home dialysis treatments of patients monitored by such facilities.
 (6) Reflects the Company's wholly-owned, majority-owned, minority-owned and managed outpatient chronic dialysis facilities at period end.
 (7) Reflects the growth in the Company's net revenues from chronic dialysis markets that have been served by the Company for at least two consecutive periods.
 (8) Reflects the number of hospitals at which the Company provided Contract Services at period end.
 (9) Represents income before income taxes, interest expense, depreciation and amortization and gain on curtailment of pension benefits. EBITDA is not a measure of performance or financial condition under generally accepted accounting principles. EBITDA is not intended to represent cash flow from operations and should not be considered as an alternative to income from operations or net income computed in accordance with generally accepted accounting principles, as an indicator of the Company's operating performance, as an alternative to cash flow from operating activities or as a measure of liquidity. The Company believes that EBITDA is a standard measure of liquidity commonly reported and widely used by analysts, investors and other interested parties in the financial markets. In addition, the Company believes that EBITDA is relevant and useful to prospective holders of Exchange Notes because it is a widely accepted indicator of a company's ability to incur and service indebtedness. However, not all companies calculate EBITDA using the same method and the EBITDA numbers set forth above may not be comparable to EBITDA reported by other companies. The components of EBITDA are as follows:

                                          FISCAL YEAR ENDED       NINE MONTHS
                                            SEPTEMBER 30,       ENDED JUNE 30,
                                        ----------------------- ---------------
                                         1995   1996     1997    1997    1998
                                        ------ -------  ------- ------- -------
   Net income.......................... $  527 $ 4,096  $ 4,227 $ 2,705 $ 3,063
   Income taxes........................    325   2,800    3,689   2,645   3,904
   Interest expense....................    723   1,013    2,962   2,221   4,943
   Depreciation and amortization.......  1,271   3,401    4,939   3,465   4,933
   Gain on curtailment of pension
    benefits...........................    --   (3,044)     --      --      --
                                        ------ -------  ------- ------- -------
   EBITDA.............................. $2,846 $ 8,266  $15,817 $11,036 $16,843
                                        ====== =======  ======= ======= =======

(10) Represents the ratio of historical EBITDA to net revenues.
(11) For purposes of computing this ratio, earnings consist of income before income taxes and fixed charges. Fixed charges consist of interest expense and the portion of operating lease rental expense that is representative of interest.
(12) Represents the historical ratio described in Note 11 as adjusted for the consummation of the Initial Offering and the application of the net proceeds therefrom. Assumes repayment of $48.4 million of indebtedness under the Prior Credit Facility bearing interest at a weighted average rate of 8.99% and repayment of $7.2 million of other indebtedness bearing interest at a weighted average rate of 9.5% and does not assume any investment return on the remaining net proceeds of the Initial Offering.

                                 RISK FACTORS

  Holders of Private Notes should consider carefully the following factors, in addition to the other information contained in this Prospectus, before tendering their Private Notes for Exchange Notes.

DEPENDENCE ON THIRD-PARTY REIMBURSEMENT

  For the fiscal year ended September 30, 1997, Everest derived approximately 57.5% of its net revenues from Medicare, approximately 8.5% from Medicaid (or comparable state benefits) and approximately 34.0% from other third-party payors. Everest is reimbursed for dialysis services primarily at fixed rates established in advance under the Medicare End-Stage Renal Disease Program. Under this program, once a patient becomes eligible for Medicare reimbursement, Medicare is responsible for payment of 80% of the composite rates determined by HCFA for dialysis treatments. All of the states in which the Company currently operates dialysis centers provide Medicaid or comparable benefits to qualified recipients to supplement their Medicare entitlement. The Medicare and Medicaid programs are subject to statutory and regulatory changes, administrative rulings, interpretations of policy and governmental funding restrictions, all of which may have the effect of decreasing program payments, increasing costs or modifying the way Everest operates its dialysis business. Everest is unable to predict whether certain services, as to which Everest is currently separately reimbursed, may in the future be included in the Medicare composite rate for dialysis. Any future action by the federal government, or by state governments, limiting or reducing the total amount of funds available for such programs could lower the amount of reimbursement available to Everest. Congress considers action in almost every legislative session to modify the Medicare program's reimbursement to health care providers. Changes in the reimbursement under such programs could mean either or both of reduced reimbursement rates or the inclusion of certain ancillary services, for which Everest currently is separately reimbursed, in Everest's Medicare composite rate, either of which could have a material adverse effect on the Company. Increases in operating costs that are subject to inflation, such as labor and supply costs, without a compensating increase in prescribed rates, could adversely affect Everest's operating results and financial condition. Everest believes that if Medicare reimbursement for dialysis treatment is reduced in the future, private payors may be required to assume a greater percentage of the costs of dialysis care and, as a result, may focus on reducing dialysis payments as their overall costs increase. Everest's private payors include traditional indemnity insurers, managed care companies, hospitals and other non-government payors which currently pay at rates that generally exceed the Medicare and Medicaid rates. Everest believes that third-party payors have a strong incentive to reduce further the costs of specialty care and may seek to reduce amounts paid for dialysis treatments. Everest believes that the historically higher rates of reimbursement paid by non-governmental payors may not be maintained at such levels. Any reduction in the rates paid by private insurers, managed care companies, hospitals and other non-governmental payors could have a material adverse effect on Everest's operating results and financial condition.

RISKS INHERENT IN GROWTH STRATEGY

  Everest's future growth will depend, in large part, on the acquisition of dialysis and extracorporeal service providers and the development of new dialysis facilities. The success of Everest's acquisition program will be determined by a number of factors including Everest's ability to identify suitable acquisitions, consummate such acquisitions on acceptable terms, operate such acquisitions profitably and successfully integrate such acquisitions without substantial costs, delays or other problems. There can be no assurance that Everest will be successful in effecting acquisitions or, if effected, that Everest can successfully integrate such acquisitions into the Company's business or operate such acquisitions profitably. The ability of Everest to develop new dialysis facilities is influenced by a number of factors including the identification of suitable markets, the hiring and training of key personnel, including medical directors, for each facility, and the ability of Everest to operate such facilities profitably. De novo facilities typically incur initial operating losses, and there can be no assurance that such facilities will become profitable. In addition, the development of dialysis facilities requires a substantial investment in working capital which may adversely affect the financial condition and results of operations of Everest. See "Business--Strategy." The Company may be required to obtain licenses, certificates or approvals, or to comply with other regulatory requirements, in order to consummate certain acquisitions or develop de novo facilities. Everest may experience delays or difficulties in obtaining required licenses, certificates or approvals, which could have a material adverse effect on the Company. See "--Extensive Government Regulation."

  Any future growth can be expected to place significant additional demands on the Company's management, operations, employees, systems and resources. Although Everest's subsidiaries and predecessors have been operating since as early as 1968, Everest has a limited operating history as a parent company responsible for the strategic management of a number of subsidiaries. There can be no assurance that Everest will be successful in managing its current facilities or integrating and operating new facilities. Further, Everest will continue to implement certain information and operating systems in order to better manage the operations of its various facilities. Everest may experience delays, complications and expenses in implementing, integrating and operating these systems, any of which could have a material adverse effect on Everest's operating and financial results. While the Company believes that the systems it will implement will be adequate for its current needs, further expansion or technological development could require subsequent modifications, improvements or replacements to such systems. Such modifications, improvements or replacements could require substantial expenditures and could interrupt operations during periods of implementation, which could have a material adverse effect on Everest's operating and financial results.

EXTENSIVE GOVERNMENT REGULATION

  The Company is subject to extensive federal, state and local regulation regarding, among other things, fraud and abuse; self-referral; licensure and other regulatory restrictions and approvals; the rate of, and accurate billing and reporting for, governmental and other third-party reimbursement; health and safety; and environmental compliance and hazardous waste disposal. Much of this regulation, particularly in the areas of fraud and abuse and self-referral, is complex and open to differing interpretations. There are two general frameworks under which patient referrals are regulated. First, the illegal remuneration provisions of the Social Security Act make it illegal for any person to, among other things, solicit, offer, receive or pay any remuneration in exchange for referring, recommending or inducing the referral of, a patient for treatment which may be paid for by Medicare, Medicaid or other federal health benefit programs. Second, certain provisions contained in the Omnibus Budget Reconciliation Act of 1989 and the Omnibus Budget Reconciliation Act of 1993 ("Stark I" and "Stark II," respectively) prohibit physician referrals for "designated health services" (which do not include dialysis, but may include items or services provided by the Company that are components of, or ancillary to, dialysis) to entities with which a physician or an immediate family member has a "financial relationship." These laws contain certain statutory exceptions, and federal agencies have promulgated regulations clarifying certain of these provisions and exceptions and creating certain additional exceptions, or "safe harbors," from such prohibitions. Many states have enacted similar provisions of law, which may not have identical prohibitions or exceptions, and which may apply regardless of whether Medicare or Medicaid funds are involved. Due to the breadth of the statutory provisions and the absence in many instances of adopted regulations or court decisions addressing the specific arrangements by which the Company conducts its business, it is possible that some of the Company's practices might be challenged under these laws. Violations of the federal laws are punishable by civil sanctions, which can include civil monetary penalties and disqualification from participation in Medicare, Medicaid or other federal health benefit programs, and, in the case of the federal illegal remuneration provisions, criminal sanctions. In recent years, the federal government's enforcement powers have been strengthened by legislation and there has been a significant increase in the number of health care fraud and abuse investigations and prosecutions. Some of these new investigations and prosecutions scrutinize practices that have been widely utilized by health care providers in the past. There can be no assurance that the Company's practices will not be challenged by governmental authorities, or that the Company will not be subject to sanctions under applicable laws or be required to alter or discontinue certain of its practices. In addition, there can be no assurance that if the Company is required to alter its practices, it will be able to do so successfully. The occurrence of any of these events may result in a material adverse effect on the Company's business, results of operation and financial condition. See "Business--Regulatory Matters."

  In recent years, numerous legislative proposals have been introduced or proposed in the U.S. Congress and in some state legislatures that would effect major changes in the U.S. health care system at both the state and federal levels. There can be no assurance that currently proposed or future health care programs will not have a material adverse effect on Everest's business, results of operation and financial condition. Concern about the potential effects of the proposed reform measures has contributed to the volatility of prices of securities of companies in the health care and related industries and may similarly affect the price of the Notes in the future.

  As the managed care environment and related legislation evolve, the Company may be forced to revise its current operations, structure and/or practices to remain competitive. The Company's ability to do so may be severely restricted by state laws prohibiting the corporate practice of medicine and fee splitting as well as laws regulating insurance companies and HMOs. As a result of such restrictions, the Company may be unable to adapt or respond to a changing environment as needed. Even if the Company is successful in restructuring its operations as needed, it could be subject to increased regulatory oversight. Either of such occurrences could have a material adverse effect on the Company's business, results of operations and financial condition.

  The ownership and operation of dialysis centers in many states may require a "Certificate of Need" by state health planning boards in order to establish or acquire a dialysis facility. If such Certificates of Need are required, there is no assurance that the Company will be able to obtain and/or maintain such Certificates of Need for any period of time. Any inability to obtain such Certificates of Need or other material required licenses, certifications or other approvals, or significant delays in obtaining such items, loss of any significant licenses and certifications required to operate, or termination of the Company's authorization to participate in the Medicare or Medicaid programs could have a material adverse effect on the Company's business, results of operations or financial condition. See "Business--Regulatory Matters."

DEPENDENCE ON PHYSICIAN REFERRALS AND OTHER RELATIONSHIPS

  Everest's dialysis facilities are dependent upon patient referrals by nephrologists and other physicians practicing in the communities served by Everest's facilities. At most facilities, one or a few physicians account for all or a significant portion of the patient referral base. Loss of one or more key referring physicians at a particular facility could have a material adverse effect on the operations of that facility and could adversely affect Everest's operations and financial results. Financial relationships with physicians and other referral sources are highly regulated, and provisions of the Social Security Act and similar state laws prohibit contracts or payments for referrals. See "--Extensive Government Regulation" and "Business-- Regulatory Matters." Everest's Contract Services business is heavily dependent upon the Company's relationships with perfusionists, physicians and the hospitals with which Everest contracts. Competition for perfusionists is high and there is no assurance that Everest's perfusionists will remain in the employment of Everest or that, upon termination of their employment, qualified replacements will be found. Additionally, Everest's contracts to provide perfusion or other services are typically terminable on relatively short notice, and there is no assurance that any such contract will not be terminated, or that the termination of any such contract would not have a material adverse effect on the Company's business, results of operations or financial condition.

COMPETITION

  The health care industry, in general, and the dialysis industry, in particular, are highly competitive. The dialysis industry is especially competitive in the acquisition of existing dialysis facilities and development of relationships with referring physicians, and competition for acquisitions has increased the cost of acquiring existing dialysis facilities. The Contract Services industry is also highly competitive, especially in the competition for hospital contracts and the acquisition of Contract Services providers. Many of Everest's competitors have substantially greater financial resources and more established operations and infrastructure than Everest. Several dialysis competitors are vertically integrated in that they sell dialyzers and own laboratories, and such competitors may have a cost advantage over the Company. In addition, Everest may face competition from referring physicians who open their own facilities, national and regional providers of physician practice management services and hospitals and hospital-sponsored management service organizations. Everest believes that its future success in both the dialysis and Contract Services businesses will be significantly dependent on its ability to attract and retain skilled employees, including qualified medical directors, nurses, dietitians, social workers and perfusionists, for whom competition is intense. There can be no assurance that Everest will be able to compete effectively with its competitors for business, acquisitions or employees or that such competition will not have a material adverse effect on the Company's business, results of operations or financial condition.

DEPENDENCE ON MANAGEMENT AND OTHER KEY PERSONNEL

  The Company is dependent upon the services of certain key executive officers. The Company's growth and future success will significantly depend upon its ability to attract and retain skilled employees, for whom competition is intense. See "--Competition." The Company believes that its future success will also depend on its ability to attract and retain qualified physicians to serve as medical directors of its dialysis centers. The loss by the Company of any of its executive officers or the inability to attract and retain qualified personnel could have a material adverse effect on the Company's business, results of operations or financial condition. See "Management."

CONCENTRATION OF OWNERSHIP; POTENTIAL CONFLICTS OF INTEREST

  Everest's officers and directors beneficially own approximately 80% of the common stock of Everest. These stockholders have agreed to act together on certain matters, and thus are able to control the election of the Board of Directors and the outcome of other corporate actions requiring stockholder approval. See "Certain Relationships and Related Transactions--Shareholders Agreements." In addition, physician members of the Company's Board of Directors and of management collectively own a medical corporation, which has entered into a management and administrative services agreement (the "Administrative Services Agreement") with Everest. Under the terms of the Administrative Services Agreement, the medical corporation provides medical director and other services to the Company in exchange for a specified annual fee plus incentive compensation. The outside interests of these directors and officers may give rise to certain conflicts of interest concerning the fulfillment of their responsibilities to the Company. See "Certain Relationships and Related Transactions--NANI-IL and NANI-IN."

EPO REIMBURSEMENT AND SUPPLY

  Since June 1, 1989, the Medicare ESRD program has provided reimbursement for the administration to dialysis patients of EPO. EPO is beneficial in the treatment of anemia, a medical complication frequently experienced by dialysis patients. Any reduction in EPO reimbursement could materially adversely affect Everest's business, results of operations or financial condition. Medicare reimbursement for EPO was reduced from $11.00 to $10.00 per 1,000 units for services rendered after December 31, 1993. President Clinton's proposed fiscal year 1999 budget contains a further reduction in reimbursement for EPO from $10.00 to $9.00 per 1,000 units administered. EPO is produced by a single manufacturer, and any interruption of supply or increase in product cost could materially adversely affect Everest's business, results of operations or financial condition. See "Business--Sources of Revenue Reimbursement--Medicare Reimbursement."

LIABILITY EXPOSURE

  Everest is involved in the delivery of health care services and, consequently, is exposed to the risk of professional liability claims. Everest may also become subject to claims, suits, or complaints relating to services and products. Although Everest maintains insurance with such coverage as it deems adequate, there can be no assurance that any claims asserted against Everest will be covered by insurance, or if covered, will not exceed the limits of insurance coverage maintained by Everest, or that such coverage will continue to be available at an acceptable cost, if at all. A successful claim in excess of the limits of the Company's insurance coverage could have a material adverse effect on the Company's business, results of operations or financial condition. See "Business--Legal Proceedings."

YEAR 2000 COMPLIANCE BY THE COMPANY AND OTHERS

  Year 2000 compliance concerns the ability of certain computerized information systems to properly recognize date-sensitive information, such as invoices for the Company's services, as the year 2000 approaches. Systems that do not recognize such information could generate erroneous data or cause systems to fail; this problem may occur as early as calendar year 1999. The Company is at risk both for its own Year 2000 compliance and for the Year 2000 compliance of those with whom it does business, primarily third-party payors.

  The Company has established a Year 2000 Task Force to study and address Year 2000 issues. The Task Force currently consists of Karen Gramigna-Warren, Director of Technology and Chief Information Officer; Donna Raasch, Director of Facilities; Brian Green, Director of Bio-Med; and Judy Almdale, Director of Physician Practices. The Company also is planning to hire an employee to devote his or her full time and attention to Year 2000 issues. The Year 2000 Group of PricewaterhouseCoopers Consultants has also been retained as an advisor for Year 2000 issues.

  The Task Force has formulated and begun to implement a plan with six stages, as follows: (i) awareness, (ii) inventory, (iii) impact analysis, (iv) remediation, (v) testing and (vi) implementation. Phases (i) and (ii) are currently in progress; the Company's goal is to complete all phases and be Year 2000 compliant by June 30, 1999.

  The Company has five major information technology systems, the present compliance of which is described below:

    1. Client tracking system. This system is Year 2000 compliant, but the Company may replace it in 1999 for unrelated reasons.

    2. Accounting package. The existing accounting package is not Year 2000 compliant. The Company will either upgrade within the next few months to a new version that is compliant or may replace this system altogether.

    3. Interim accounting package for Contract Services. This package is Year 2000 compliant. It is intended, however, that this function will be merged into the basic accounting package once a new package is obtained.

    4. Physician billing. The Company has purchased and is installing a new system that is Year 2000 compliant. It is expected that the new system will be on-line in about a month.

    5. Facilities billing. This system is not yet Year 2000 compliant. It has been analyzed, and arrangements are being made with the vendor to upgrade the system.

  These systems would have been upgraded or replaced to support Company growth irrespective of the Year 2000 issue. The process of upgrading or replacing these systems was not accelerated by Year 2000 considerations.

  The Company has not yet made a full review of the Year 2000 compliance of its non-information technology systems (i.e., embedded technology such as micro-controllers). The Task Force anticipates undertaking such a review.

  Management believes that the most significant risk to the Company of Year 2000 issues is the effect such issues may have on third-party payors, such as Medicare. News reports have indicated that various agencies of the federal government may have difficulty becoming fully Year 2000 compliant before the year 2000. The Company has not yet undertaken to quantify the effects of such noncompliance or to determine whether such a quantification is even possible. A consideration of worst case scenarios and contingency plans to deal with those scenarios have not yet been undertaken by the Task Force.

  There can be no assurance that Year 2000 issues will not have a material adverse effect on the Company's business, results of operations and financial condition.

LEVERAGED FINANCIAL POSITION

  Upon consummation of the Initial Offering, the Company became highly leveraged. As of June 30, 1998, the Company's consolidated indebtedness was $114.2 million (exclusive of commitments of $95.2 million available for borrowing under the New Credit Facility), which represented approximately 66.5% of its total capitalization. The Company has obtained the New Credit Facility, which replaced the Prior Credit Facility and provides for borrowings of up to $100.0 million. Indebtedness under the New Credit Facility constitutes Senior Indebtedness. The Company may incur additional indebtedness in the future, including Senior Indebtedness, subject to limitations imposed by the Indenture and the Credit Facility. The level of the Company's indebtedness could have important consequences to the holders of the Notes, including: (i) a substantial portion of the Company's cash flow from operations must be dedicated to debt service and will not be available for other purposes; (ii) the Company's ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions may be limited; and (iii) the Company's level of indebtedness could limit its flexibility in reacting to changes in the industry and economic conditions generally. Certain of the Company's competitors may currently operate on a less leveraged basis and therefore could have significantly greater operating and financing flexibility than the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Credit Facility."

ABILITY TO SERVICE THE NOTES AND OTHER DEBT

  Upon the issuance of the Private Notes, the Company's interest expense increased compared to prior years. The Company believes, based on current circumstances, that the Company's cash flow, together with available borrowings under the Credit Facility, will be sufficient to permit the Company to meet its operating expenses and to service its debt requirements as they become due for the foreseeable future. This belief assumes, among other things, that the Company will succeed in implementing its business strategy and that there will be no material adverse developments in the business, liquidity or capital requirements of the Company. However, if the Company is unable to generate sufficient cash flow from operations to service its indebtedness, it will be forced to adopt an alternate strategy that may include actions such as reducing or delaying acquisitions and capital expenditures, selling assets, restructuring or refinancing its indebtedness, or seeking equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all. If the Company were unable to repay its debt as it becomes due, the holders of the Notes could lose some or all of their investment. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

RESTRICTIONS IMPOSED BY TERMS OF THE COMPANY'S INDEBTEDNESS

  The Indenture imposes certain limitations on the ability of the Company to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur liens, merge or consolidate or sell all or substantially all of its assets. If the Company fails to comply with these covenants, it would be in default under the Indenture and the principal and accrued interest on the Notes would become due and payable. In addition, the Credit Facility contains other and more restrictive covenants, and prohibits the Company from prepaying certain indebtedness, including the Notes. The Credit Facility also requires the Company to maintain specified financial ratios and satisfy certain financial condition and operating tests. The Company's ability to meet those financial ratios and tests may be affected by events beyond its control and there can be no assurance that the Company will meet those tests. A breach of any of these covenants could result in a default under the Credit Facility. If an event of default were to occur under the Credit Facility, the lenders could declare all principal and interest immediately payable thereunder and, if the Company were unable to repay such amounts, the lenders could proceed against their collateral. If the Credit Facility indebtedness were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full that indebtedness and the other indebtedness of the Company, including the Notes. Substantially all of the assets of the Company and its majority-owned subsidiaries are pledged as security under the Credit Facility. In addition, a default under the Credit Facility or the instruments governing the Company's or its subsidiaries' other indebtedness could constitute a cross-default under the Indenture and any instruments governing the Company's or its subsidiaries' other indebtedness, and default under the Indenture could constitute a cross-default under the Credit Facility or the instruments governing the Company's or its subsidiaries' other indebtedness. See "Description of Credit Facility," "Description of Exchange Notes--Certain Covenants" and "--Events of Default."

SUBORDINATION OF EXCHANGE NOTES; STRUCTURAL SUBORDINATION; ASSET ENCUMBRANCE

  The Exchange Notes will be subordinated in right of payment to all Senior Indebtedness, including Senior Indebtedness incurred after the date of the Indenture. At June 30, 1998, the Company and its Subsidiaries had an aggregate of approximately $7.2 million of Senior Indebtedness outstanding, and the Company had available $95.2 million for borrowings under the New Credit Facility, which ranked senior to the Notes. Indebtedness under the New Credit Facility constitutes Senior Indebtedness. The Indenture permits the Company to incur Senior Indebtedness under the Credit Facility as well as additional Senior Indebtedness (provided certain financial or other conditions are met). Certain of the Company's subsidiaries have guaranteed the obligations of the Company under the Indenture and the Notes, but such guarantees will be subordinated to all Senior Indebtedness of such Subsidiary Guarantors, which will include the guarantees of the Company's indebtedness under the Credit Facility. See "--Reliance on Payments from Subsidiaries" and "--Suretyship Defenses."

  The Exchange Notes will also be effectively subordinated to the obligations (including trade payables) of the Company's subsidiaries that are not Subsidiary Guarantors. All of the Company's existing wholly-owned subsidiaries are Subsidiary Guarantors; these entities collectively own and operate 33 of the Company's dialysis centers. However, none of the less than wholly-owned subsidiaries of the Company (including the subsidiaries which conduct the Contract Services business) are Subsidiary Guarantors. At June 30, 1998, the liabilities of the Company's subsidiaries that are not Subsidiary Guarantors totaled approximately $7.4 million (excluding subsidiary guarantees under the New Credit Facility). As of June 30, 1998, the Company's subsidiaries that are not Subsidiary Guarantors had total assets of $21.7 million and stockholders' equity of $7.3 million. For the year ended September 30, 1997 and the nine months ended June 30, 1998, such subsidiaries had combined net revenues of $19.1 million and $20.4 million, respectively, and combined net income of $631,000 and $454,000, respectively. Except to the extent that the Company may itself be a creditor with recognized claims against such subsidiaries, claims of creditors of such subsidiaries will have priority with respect to the assets and earnings of such subsidiaries over the claim of creditors of the Company, including claims under the Exchange Notes.

  The Company may not pay principal of, premium (if any) on, or interest on, the Notes, or repurchase, redeem, defease or otherwise retire any Notes (i) if any Senior Indebtedness is not paid when due or (ii) if any other default on Designated Senior Indebtedness occurs that permits the holders of such Designated Senior Indebtedness to accelerate maturity of such Designated Senior Indebtedness, in accordance with its terms, and the Trustee receives a notice of default unless, in either case, the default has been cured or waived, any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full or, in the case of any default other than a payment default, 179 days have passed since the default notice was given. See "Description of Exchange Notes--Subordination." Upon any payment or distribution of the assets of the Company or any Subsidiary Guarantor in connection with a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or such Subsidiary Guarantor, the holders of Senior Indebtedness will be entitled to receive payment in full before the holders of the Notes are entitled to receive any payment. See "Description of Exchange Notes--Subordination." The Notes are also unsecured and thus, in effect, will rank junior to any secured indebtedness of the Company or the Subsidiary Guarantors. The indebtedness and guarantees outstanding under the Credit Facility are secured by liens upon substantially all assets, including all receivables, inventory and general intangibles and equipment of the Company and its majority-owned subsidiaries. See "Description of Credit Facility."

RELIANCE ON PAYMENTS FROM SUBSIDIARIES

  The Company conducts all of the operations of its businesses through its subsidiaries. Therefore, the Company relies primarily upon payment from its subsidiaries for the funds necessary to meet its obligations, including the payment of interest on the Notes. The ability of the subsidiaries to make such payments will be subject to, among other things, applicable laws. The Company's subsidiaries are separate and distinct legal entities and, except for those subsidiaries that are Subsidiary Guarantors, have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes or to make funds available therefor, whether in the form of loans, dividends or otherwise. The Company's subsidiaries are obligors with respect to substantial indebtedness, including in their capacity as guarantors under the Credit Facility, and the capital stock of such subsidiaries is pledged to secure amounts borrowed under the Credit Facility. Moreover, although the Credit Facility generally permits subsidiaries to pay dividends in amounts sufficient to pay interest on the Notes, the payment of dividends to the Company by its subsidiaries is contingent upon the earnings of those subsidiaries and approval of those subsidiaries. Claims of creditors of the Company's subsidiaries generally have priority as to the assets of such subsidiaries over the claims of the Company.

SURETYSHIP DEFENSES

  Although the Guarantees provide the holders of the Notes with a direct claim against the assets of the Subsidiary Guarantors, enforcement of the Guarantees against any Subsidiary Guarantor would be subject to certain "suretyship" defenses available to guarantors generally, and such enforcement would also be subject to certain defenses available to the Subsidiary Guarantors in certain circumstances. See "--Fraudulent Conveyance Risks." Although the Indenture contains waivers of most "suretyship" defenses, there can be no assurance that those waivers would be enforced by a court in a particular case. To the extent that the Guarantees are not enforceable, the Notes and Guarantees would be effectively subordinated to all liabilities of the Subsidiary Guarantors, including trade payables of such Subsidiary Guarantors, whether or not such liabilities otherwise constitute Guarantor Senior Indebtedness under the Indenture. In addition, certain of the Company's subsidiaries are not Subsidiary Guarantors, and the Notes will be effectively subordinated to all liabilities of such subsidiaries, including trade payables.

FRAUDULENT CONVEYANCE RISKS

  If the court in a lawsuit brought by an unpaid creditor or representatives of creditors, such as a trustee in bankruptcy or the Company or any Subsidiary Guarantor as a debtor-in-possession, were to find under relevant federal and state fraudulent conveyance statutes that the Company or any Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for incurring the indebtedness represented by the Notes or its Guarantee and that, at the time of such incurrence, the Company or such Subsidiary
Guarantor: (i) was insolvent; (ii) was rendered insolvent by reason of such incurrence; (iii) was engaged in a business or transaction for which the assets remaining with the Company or such Subsidiary Guarantor constituted unreasonably small capital; or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured; such court, subject to applicable statutes of limitation, could avoid the Company's obligations under the Notes, or the Subsidiary Guarantor's obligations under the Guarantee, subordinate the Notes or the Guarantee to the other indebtedness of the Company or such Subsidiary Guarantor, or take other action detrimental to the holders of the Notes. The measure of insolvency used by a court will vary depending upon the law of the jurisdiction being applied. Generally, however, a company will be considered insolvent for these purposes if, at the time it incurs the indebtedness constituting the Notes, either (i) the fair market value (or fair salable value) of its assets is less than the amount required to pay its total existing debts and liabilities (including the probable liability on contingent liabilities) as they become absolute and matured or (ii) it is incurring debts beyond its ability to pay such debts as they mature.

  The Company believes that it will receive fair consideration and reasonably equivalent value for the Notes and that at the time of, and after giving effect to, the incurrence of the indebtedness and obligations evidenced by the Notes, the Company and the Subsidiary Guarantors (i) will (A) neither be insolvent nor rendered insolvent thereby, (B) have sufficient capital to operate their business effectively and (C) be incurring debts within their ability to pay as the same mature or become due and (ii) will have sufficient resources to satisfy any probable money judgment against them in any pending action. In reaching the foregoing conclusions, the Company has relied upon its analysis of internal cash flow projections and estimated values of assets and liabilities of the

Company. There can be no assurance, however, that such analysis will prove to be correct or that a court passing on such questions would reach the same conclusions.

  Additionally, under federal bankruptcy or applicable state insolvency law, if certain bankruptcy or insolvency proceedings are initiated by or against the Company or any Subsidiary Guarantor within 90 days (or a longer period if the holder of the Notes was deemed to be an "insider") after any payment by the Company or any Subsidiary Guarantor with respect to the Notes or the Guarantees or if the Company or any Subsidiary Guarantor anticipated becoming insolvent at the time of such payment, all or a portion of such payment could be avoided as a preferential transfer and the recipient of such payment could be required to return such payment.

ABILITY TO PURCHASE NOTES UPON A CHANGE OF CONTROL

  Upon the occurrence of a Change of Control, each holder of Notes will have the right to require the Company to repurchase its Notes at 101% of the principal amount thereof plus accrued and unpaid interest outstanding, if any, to the date of repurchase. A Change of Control will likely trigger an event of default under the Credit Facility which would permit the lenders thereto to accelerate the debt under the Credit Facility. However, there can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases of Notes tendered and to repay debt under the Credit Facility. In addition, the terms of the Credit Facility restrict the Company from repurchasing any Notes and also identify certain events that would constitute a change of control, as well as certain other events with respect to the Company or certain of its subsidiaries, that would constitute an event of default under the Credit Facility. See "Description of Credit Facility." Any future credit agreements or other agreements relating to other indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such consent or repay such borrowing, the Company would remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture, which would, in turn, constitute a further default under certain of the Company's existing debt agreements and may constitute a default under the terms of other indebtedness that the Company may enter into from time to time. In addition, the provisions of the Indenture may not afford holders of Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect holders of Notes, if such transaction does not result in a Change of Control. See "Description of Credit Facility" and "Description of Exchange Notes--Change of Control."

CONSEQUENCES OF FAILURE TO EXCHANGE PRIVATE NOTES

  Holders of Private Notes who do not exchange their Private Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Private Notes and the restrictions on transfer of such Private Notes set forth in the legend thereon as a consequence of the issuance of the Private Notes pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Private Notes may not be offered or sold unless registered under the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Private Notes under the Securities Act. See "The Exchange Offer."

FAILURE TO FOLLOW EXCHANGE OFFER PROCEDURES COULD ADVERSELY AFFECT HOLDERS

  Issuance of the Exchange Notes in exchange for the Private Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Private Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Private Notes desiring to tender such Private Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Private

Notes for exchange. Private Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof, and, upon consummation of the Exchange Offer certain registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Private Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent that Private Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Private Notes could be adversely affected. See "The Exchange Offer."

ABSENCE OF ESTABLISHED TRADING MARKET

  The Exchange Notes will constitute a new issue of securities with no established trading market, and there can be no assurance as to: (i) the liquidity of any such market that may develop; (ii) the ability of holders of Exchange Notes to sell their Exchanges Notes; or (iii) the price at which the holders of Exchange Notes would be able to sell their Exchange Notes. If such a market were to exist, the Exchange Notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar notes and the financial performance of the Company and its subsidiaries. The Company has been advised by the Initial Purchaser that it presently intends to make a market in the Exchange Notes, when issued. However, the Initial Purchaser is not obligated to do so, and any market-making activity with respect to the Exchange Notes may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. See "The Exchange Offer." There can be no assurance that even following registration of the Exchange Notes an active trading market will exist for the Exchange Notes, or that such trading market will be liquid.

                                  THE COMPANY

  The Company is a holding company with 11 wholly-owned direct subsidiaries, three majority-owned direct subsidiaries and numerous indirect subsidiaries. The Company was founded in 1968 as a single dialysis facility, West Suburban Kidney Center, S.C. ("WSKC"), which together with its affiliates grew over the next 27 years to 21 outpatient dialysis centers in the Midwest and New York City. In 1995, these affiliated entities were combined to create Everest Healthcare Services Corporation, a majority of the stock of which was owned by Peak Healthcare, L.L.C. ("Peak"), which in turn was principally owned by the original physician owners of WSKC and such affiliated entities (the "Founding Directors"). In June 1996, the Company acquired Home Dialysis of America, Inc. ("HDA"), which owned or operated 18 outpatient dialysis facilities. In connection with the acquisition, HDA's former shareholders acquired approximately 20% of the equity in the Company. In 1996, the Company also effectively acquired an 80% interest in the combined businesses of three perfusion companies ("The Extracorporeal Alliance"), which collectively operated perfusion businesses in seven states. In November 1997, in order to simplify its ownership structure and better position the Company for future growth, the shareholders of the Company entered into a series of related transactions. Following these transactions, the Founding Directors now directly hold approximately 55% of the equity in the Company, and collectively own all of the membership interests in Peak Liquidating, L.L.C., a new limited liability company ("Peak Liquidating"), which in turn owns approximately 15% of the equity in the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Acquisitions," Note 3 to the Consolidated Financial Statements of the Company, Note 7 to the Consolidated Financial Statements of Peak, "Certain Relationships and Related Transactions" and "Security Ownership of Certain Beneficial Owners and Management."

  The address of the Company is Everest Healthcare Services Corporation, 101 North Scoville, Oak Park, Illinois 60302, and its phone number is (708) 386-2511.

                                USE OF PROCEEDS

  This Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes contemplated in this Prospectus, the Company will receive Private Notes in like principal amount, the form and terms of which are the same as the forms and terms of the Exchange Notes (which replace the Private Notes), except as otherwise described herein. The Private Notes surrendered in the exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase or decrease in the indebtedness of the Company. As such, no effect has been given to the Exchange Offer under the heading "Capitalization" herein.

  The net proceeds to the Company from the Initial Offering were approximately $95.2 million, after deducting the Initial Purchaser's discount and estimated offering expenses. The Company has used approximately $48.4 million of the net proceeds to repay indebtedness under the Prior Credit Facility that bore interest at a weighted average rate of 8.99% per annum as of June 30, 1998 and was to mature in May 2000. Approximately $7.2 million of the net proceeds have been used to repay loans made to the Company by certain of its shareholders. Approximately $5.1 million of these loans bore interest at the prime rate plus 1% per annum and matured at various times throughout 1998. Approximately $2.1 million of these loans bore interest at the prime rate plus 1% per annum and matured on November 29, 2000. The remaining $39.6 million of net proceeds will be used to finance future acquisitions of dialysis facilities and Contract Services providers and for working capital and general corporate purposes. Pending such uses, the net proceeds have been and will be invested in cash and Cash Equivalents (as defined in the Indenture). See "Risk Factors-- Discretionary Use of Proceeds," "Business--Strategy," "Certain Relationships and Related Transactions" and "Description of Exchange Notes."

                       UNAUDITED PRO FORMA CONSOLIDATED
                           STATEMENTS OF OPERATIONS

  The following Unaudited Pro Forma Consolidated Statements of Operations (the "Pro Forma Statements") of the Company are based upon the historical audited and unaudited financial statements of the Company appearing elsewhere in this Prospectus, as adjusted to illustrate the estimated effects of the purchase of the minority interests that occurred on November 30, 1997. See "The Company." The Pro Forma Statements have been prepared to give effect to the purchase of the minority interests in Everest as if the purchase had been consummated as of the beginning of the periods being presented. The Pro Forma Statements and accompanying notes should be read in conjunction with the historical financial statements of the Company and other information pertaining to the Company and the purchase of the minority interests appearing elsewhere in this Prospectus. The Pro Forma Statements do not purport to be indicative of the Company's results of operations had the acquisition of minority interests been consummated as of the beginning of the periods indicated or to project the Company's result of operations for any future date.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1997

                                      HISTORICAL    PRO FORMA
                                       COMPANY     ADJUSTMENTS      PRO FORMA
                                     ------------  -----------     ------------
Net revenues........................ $113,808,296                  $113,808,296
Operating expenses:
  Patient care costs................   72,057,929                    72,057,929
  General and administrative........   24,710,169                    24,710,169
  Provision for bad debts...........      714,166                       714,166
  Depreciation and amortization.....    4,939,481  $  496,000 (1)     5,435,481
                                     ------------  ----------      ------------
    Total operating expenses........  102,421,745     496,000       102,917,745
                                     ------------  ----------      ------------
Income from operations..............   11,386,551    (496,000)       10,890,551
Interest expense....................   (2,961,528)                   (2,961,528)
Interest income.....................      813,006                       813,006
Minority interests in earnings......   (1,600,784)  1,600,784 (2)            --
Other income, net...................      278,849                       278,849
                                     ------------  ----------      ------------
Income before income taxes..........    7,916,094   1,104,784         9,020,878
Income taxes........................    3,689,000                     3,689,000
                                     ------------  ----------      ------------
Net income.......................... $  4,227,094  $1,104,784      $  5,331,878
                                     ============  ==========      ============




    See notes to unaudited pro forma consolidated statements of operations.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED JUNE 30, 1998

                                       HISTORICAL    PRO FORMA
                                        COMPANY     ADJUSTMENTS     PRO FORMA
                                      ------------  -----------    ------------
Net revenues......................... $108,228,678                 $108,228,678
Operating expenses:
  Patient care costs.................   69,177,377                   69,177,377
  General and administrative.........   20,212,748                   20,212,748
  Provision for bad debts............    3,522,636                    3,522,636
  Depreciation and amortization......    4,933,199   $ 82,666 (1)     5,015,865
                                      ------------   --------      ------------
    Total operating expenses.........   97,845,960     82,666        97,928,626
                                      ------------   --------      ------------
Income from operations...............   10,382,718    (82,666)       10,300,052
Interest expense.....................   (4,942,446)                  (4,942,446)
Interest income......................    1,314,314                    1,314,314
Minority interests in loss...........      319,383    315,000 (2)       634,383
                                      ------------   --------      ------------
Income before income taxes and
 extraordinary items.................    7,073,969    232,334         7,306,303
Income taxes.........................    3,903,983                    3,903,983
                                      ------------   --------      ------------
Net income before extraordinary
 items............................... $  3,169,986   $232,334      $  3,402,320
                                      ============   ========      ============




    See notes to unaudited pro forma consolidated statements of operations.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENTS OF OPERATIONS

(1) Gives effect to the increase in goodwill amortization as a result of the purchase of the minority interests. The resultant goodwill of $12.4 million from the purchase is being amortized over a period of 25 years.

(2) Gives effect to the elimination of minority interests in earnings of the Company as a result of the purchase of minority interests that occurred on November 30, 1997 as if such purchase had occurred at the beginning of the period presented. See "The Company."

                            SELECTED FINANCIAL DATA

  The selected financial data for the Predessor represent the financial position and results of operations of West Suburban Kidney Center, S.C. The selected statement of operations data of the Predecessor for the fiscal year ended September 30, 1995 have been derived from audited financial statements of the Predecessor included elsewhere herein. The selected statement of operations data of the Predecessor for the fiscal years ended September 30, 1993 and 1994 and the selected balance sheet data of the Predecessor as of September 30, 1993, 1994 and 1995 have been derived from the unaudited financial statements of the Predecessor not included herein. In October 1995, the Predecessor and six affiliated companies were combined to create the Company. The selected statement of operations data of the Company for the fiscal years ended September 30, 1996 and 1997 and the selected balance sheet data of the Company as of September 30, 1996 and 1997 have been derived from audited financial statements of the Company included elsewhere herein. The selected statement of operations data for the nine months ended June 30, 1997 and 1998 and the selected balance sheet data as of June 30, 1997 and 1998 have been derived from the unaudited financial statements of the Company included elsewhere herein. In the opinion of management of the Company, the unaudited financial statements have been prepared on the same basis as the Company's audited financial statements and include all adjustments, consisting only of normal recurring items, necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine months ended June 30, 1998 are not necessarily indicative of the results to be expected for the entire fiscal year. These financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and notes thereto included elsewhere in this Prospectus.

                               PREDECESSOR                        THE COMPANY
                         -------------------------  -------------------------------------------
                                                                       NINE MONTHS ENDED
                             FISCAL YEAR ENDED SEPTEMBER 30,                JUNE 30,
                         --------------------------------------------  -------------------
                          1993     1994     1995     1996      1997      1997      1998
                         -------  -------  -------  -------  --------  --------  ---------
                                             (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA:
 Net revenues........... $41,314  $44,313  $47,276  $83,171  $113,808  $82,080   $ 108,229
 Patient care costs.....  25,635   29,363   31,340   54,885    72,058    58,784     69,177
 General and
  administrative
  expenses..............  16,279   10,845   12,691   17,463    24,710    11,177     20,213
 Provision for bad debts
  ......................   1,449    1,409      754    2,523       714       638      3,523
 Depreciation and
  amortization..........     854    1,103    1,271    3,401     4,939     3,465      4,933
                         -------  -------  -------  -------  --------  --------  ---------
 Income (loss) from
  operations............  (2,903)   1,593    1,220    4,899    11,387     8,016     10,383
 Interest expense, net..     (81)    (380)    (368)    (276)   (2,149)   (1,502)    (3,628)
 Minority interests in
  (earnings) loss.......     --       --       --      (810)   (1,601)   (1,165)       319
 Gain on curtailment of
  pension benefits......     --       --       --     3,044       --        --         --
 Other income, net......     --       --       --        39       279       --         --
                         -------  -------  -------  -------  --------  --------  ---------
 Income (loss) before
  income taxes..........  (2,984)   1,213      852    6,896     7,916     5,349      7,074
 Income taxes...........   1,184     (480)    (325)  (2,800)   (3,689)   (2,645)    (3,904)
 Extraordinary item.....     --       --       --       --        --        --         107
                         -------  -------  -------  -------  --------  --------  ---------
 Net income (loss)...... $(1,800) $   733  $   527  $ 4,096  $  4,227  $  2,704  $   3,063
                         =======  =======  =======  =======  ========  ========  =========
BALANCE SHEET DATA:
 Working capital........ $ 5,192  $ 7,462  $ 6,911  $ 8,514  $ 20,695  $ 23,325  $  64,722
 Total assets...........  20,507   20,863   20,937   64,711   102,208    93,542    197,942
 Long-term liabilities..   3,435    5,231    5,146   23,366    51,632    43,553    115,050
 Stockholders' equity...   4,690    6,286    7,434   28,873    32,999    31,567     57,633

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion and analysis of the financial condition and results of operations of the Company should be read in conjunction with the more detailed information contained in the Consolidated Financial Statements and notes thereto appearing elsewhere in this Prospectus.

OVERVIEW

  Everest is a leading provider of dialysis and other blood treatment services. Founded in 1968 and principally owned by nephrologists, the Company has a long-standing focus on developing strong relationships with physicians to provide high-quality patient care. The Company is the nation's sixth-largest provider of chronic dialysis outpatient services and serves approximately 5,400 patients through 65 facilities in 12 states. Everest also contracts with 102 hospitals in 11 states to provide a broad range of other extracorporeal blood treatment services, including inpatient acute dialysis, perfusion, apheresis and auto-transfusion (together, "Contract Services"). Pursuant to management contracts, Everest provides management services to (i) a physician practice group comprised of 26 nephrologists, primarily in the Chicago and northwest Indiana areas, and (ii) certain minority-owned or unaffiliated dialysis facilities. For the 12 months ended June 30, 1998, the Company derived 85.4% of its net revenues from chronic dialysis services, 12.9% from Contract Services and 1.7% from management services.

COMPANY GROWTH

  Everest's dialysis operations have grown through de novo facility development, acquisitions and internal growth. Everest has completed eight acquisitions encompassing 29 centers and developed 36 de novo centers since its inception in 1968. A significant portion of the Company's growth has occurred in recent years. Since January 1, 1996, Everest has completed six acquisitions encompassing 24 facilities and developed 18 de novo dialysis centers. In order of priority, the Company's growth in its outpatient dialysis services business has been accomplished through: (i) the opening of start-up dialysis centers; (ii) the acquisition of single dialysis centers or multi-facility operators; and (iii) internal growth.

  The following table depicts the number of outpatient dialysis centers operated by the Company at the beginning and end of each period indicated:

                                                                          NINE
                                                       FISCAL YEAR        MONTHS
                                                          ENDED           ENDED
                                                      SEPTEMBER 30,     JUNE 30,
                                                      ----------------- ---------
                                                      1995    1996 1997 1997 1998
                                                      ----    ---- ---- ---- ----
Centers at beginning of period.......................  21(1)   22   48   48   59
Acquisitions.........................................  --      20    1    1    4
De novo developments.................................   1       6   10    7    2
Centers at end of period.............................  22      48   59   56   65

--------
(1) Reflects the combined operations of the companies included in the 1995 formation of Peak.

  The Company seeks to increase its growth within each market through a number of methods, including: (i) increasing patient referrals by providing high-quality service; (ii) capitalizing on its strong physician and hospital relationships; (iii) increasing capacity where possible by adding treatment stations or expanding hours of operation; and (iv) adding appropriate ancillary services such as EPO dosing and home dialysis training. The Company quantifies "same-market net revenue growth" by comparing its net revenues from chronic dialysis markets that have been served by it for at least two consecutive periods. The following table sets forth the Company's same-market net revenue growth for the periods indicated:

                                                     FISCAL YEAR    NINE MONTHS
                                                        ENDED          ENDED
                                                    SEPTEMBER 30,     JUNE 30,
                                                   ---------------- ------------
                                                   1995  1996 1997  1997   1998
                                                   ----- ---- ----- ----- ------
Same-market net revenue growth.................... 10.9% 9.1% 10.5%  4.0%  16.2%

  Everest significantly expanded its Contract Services business with the acquisition of three Contract Services providers in November 1996. See "-- Acquisitions." Following these acquisitions, Everest has focused on integrating the acquired companies, developing treatment protocols and quality programs and identifying suitable acquisition targets. The Company regularly engages in discussions with Contract Services businesses concerning possible acquisitions. Everest believes that it has a strong competitive position as the only outsourcing company currently providing a full portfolio of extracorporeal blood treatment services, and that it can sell its broad service portfolio to its existing customers.

SOURCES OF REVENUES

  The Company's net revenues from chronic dialysis services are derived from:
(i) in-center dialysis and home dialysis services including drugs and supplies; and (ii) management contracts with hospital-based and other outpatient dialysis programs. The majority of the Company's in-center and home dialysis services are paid for under the Medicare ESRD program in accordance with rates established by HCFA. Additional payments are provided by other third-party payors (particularly by employer group health plans during the first thirty months of treatment), generally at rates higher than those reimbursed by Medicare. Everest is currently seeking to expand the portion of its revenues attributable to non-government payors by entering into contracts with managed care companies and other private payors. Because dialysis is an ongoing, life-sustaining therapy used to treat a chronic condition, utilization of the Company's chronic dialysis services is generally predictable and not subject to seasonal or economic fluctuations. ESRD patients may receive up to 156 dialysis treatments per year; however, due to hospitalization and no shows the Company's average number of treatments per patient per year is 136. Unless the patient moves to another dialysis facility, receives a kidney transplant or dies, the revenues generated per patient per year can be estimated with reasonable accuracy. See "Business-- Sources of Revenue Reimbursement."

  The Company's Contract Services revenues are derived from acute dialysis, perfusion, apheresis and auto-transfusion services provided to hospitalized patients pursuant to contracts with hospitals. Rates paid for such services are negotiated with individual hospitals. Because extracorporeal blood treatment services are required for patients undergoing major surgical procedures, utilization of the Company's Contract Services is not subject to seasonal or economic fluctuations.

  The Company's revenues also include fees paid under management services contracts. Management service fee revenue is recognized when earned. Management service fees are based on contracted rates. The contracted rates are estimates based upon the cost of services provided such as billing, accounting, technical support, cash management and facilities management.

ACQUISITIONS

  Acquisitions of dialysis and Contract Services providers have been recorded under purchase accounting with the purchase price being principally allocated to fixed assets and inventory based on respective estimated fair market values at the date of acquisition. Any excess of the purchase price over the fair market value of identifiable assets is allocated to goodwill, which is amortized over 25 years. The results of these acquisitions have been included in the results of operations from their respective acquisition dates. The Company regularly evaluates the potential acquisition of, and holds discussions with, various potential acquisition candidates; as a general rule, the Company does not intend to publicly announce such acquisitions until a definitive agreement has been reached.

  In June 1996, the Company acquired Home Dialysis of America, Inc. ("HDA"), which became a wholly-owned subsidiary of the Company. At the time of acquisition, HDA: (i) managed six outpatient and home dialysis centers; (ii) owned 100% of two subsidiaries providing management and acute dialysis services; (iii) owned a majority interest in two outpatient and home dialysis centers; and (iv) owned a minority interest in ten outpatient and home dialysis centers.

  In July 1996, the Company purchased a dialysis facility in Crown Point, Indiana, and in August 1996, the Company purchased an 80% interest in a dialysis facility in Hammond, Indiana.

  In November 1996, the Company effectively purchased an 80% interest in the combined businesses of Bay Extracorporeal Technologies, Inc., Great Lakes Medical Services, Inc. and Great Lakes Perfusion, Inc., which collectively operated perfusion businesses in seven states. Effective September 1997, the Company's 80%-owned subsidiary purchased a 51% interest in Tri-State Perfusion, LLC, an extracorporeal services company.

  Between December 31, 1997 and June 30, 1998, the Company acquired additional equity in three entities in which it previously held a minority interest: (i) Hemo Dialysis of Amarillo, L.L.C., which owns one outpatient and home dialysis facility located in Amarillo, Texas (the Company's interest was increased from 30.0% to 100.0%); (ii) Home Dialysis of Mount Auburn, Inc., which owns one home dialysis facility located in Cincinnati, Ohio (the Company's interest was increased from 50.0% to 80.5%); and (iii) Dialysis Specialists of South Texas, L.L.C., which owns three outpatient and home dialysis facilities in Corpus Christi, Texas (the Company's interest was increased from 33.3% to 100.0%). These entities in the aggregate had approximately $10.5 million in net revenues for the 12 months ended December 31, 1997. In addition, effective April 1, 1998, the Company acquired 100.0% of North Buckner Dialysis Center, Inc., which owns one outpatient dialysis facility in Dallas, Texas and which had net revenues of approximately $4.4 million for the 12 months ended December 31, 1997. These acquisitions represented approximately 550 patients in the aggregate. Effective March 1, 1998, the Company acquired 70% of Perfusion Resource Association, L.L.C., a Contract Services business with two hospitals under contract. In May 1998, the Company developed and opened one outpatient dialysis facility located in Bronx, New York.

  Pursuant to a Management Agreement with Montefiore Medical Center ("MMC"), New York Dialysis Management, Inc., a wholly-owned subsidiary of the Company ("NYDM"), has been managing four dialysis facilities located in the Bronx, New York (the "Facilities"). Under the original Management Agreement, NYDM had a right of first refusal to purchase the Facilities and the right to operate them (and in effect terminate the Management Agreement) in the event that MMC received and proposed to accept a bona fide offer for the purchase of one or all of the Facilities. After having been informed by MMC of the receipt of such an offer earlier this year, NYDM exercised its right of first refusal and, as a result, in July 1998, the parties entered into an Agreement to Amend and Not-to-Compete (the "Agreement to Amend") and Amendment No. 3 to the Management Agreement (the "Amendment"). Pursuant to the Agreement to Amend, NYDM paid an amount equal to $19,216,000 to MMC in consideration for MMC's covenant not-to-compete and other undertakings, including MMC's agreement to enter into the Agreement. Contemporaneously with the execution of the Agreement to Amend and the Amendment, MMC entered into a Medical Asset Purchase Agreement (the "Purchase Agreement") pursuant to which it agreed to sell the Facilities' medical assets to Everest Dialysis Services, Inc., a corporation formed for this purpose under the laws of the State of New York ("EDS"), and which is owned by Craig Moore and Paul Balter. The parties are presently preparing filings necessary to obtain the approval of the New York Public Health Council required for the consummation of the transactions contemplated under the Purchase Agreement and the subsequent operation of the Facilities by EDS. If the parties are unable to obtain such approval, at the option of NYDM, either NYDM and MMC will enter into a forty-year Administrative Services Agreement or MMC will be required to make certain payments to NYDM in exchange for the transfer by NYDM of the Facilities' non-medical assets to MMC.

REORGANIZATION

  In November 1997, in order to simplify its ownership structure and better position the Company for future growth, the shareholders of the Company entered into a series of related transactions. Prior to such transactions, the Founding Directors, who collectively owned approximately 70% of the equity in the Company, held their equity interest through a limited liability company. Following these transactions, the Founding Directors now directly hold approximately 55% of the equity in the Company, and collectively own all of the membership interests in Peak Liquidating, which in turn owns approximately 15% of the equity in the Company. See "The Company," "Certain Relationships and Related Transactions" and "Security Ownership of Certain Beneficial Owners and Management."

RESULTS OF OPERATIONS

  The following table sets forth: (i) statement of operations data for WSKC (the Company's predecessor) for the fiscal year ended September 30, 1995, which data have been derived from audited financial statements included elsewhere herein; (ii) statement of operations data for the fiscal years ended September 30, 1996 and 1997 which have been derived from the audited financial statements of Peak included elsewhere herein; and (iii) statement of operations data for the nine months ended June 30, 1997 and 1998, which have been derived from the unaudited financial statements of the Company included elsewhere herein.

                                    FISCAL YEAR ENDED          NINE MONTHS
                                      SEPTEMBER 30,           ENDED JUNE 30,
                                 --------------------------  -----------------
                                  1995     1996      1997     1997      1998
                                 -------  -------  --------  -------  --------
                                              (IN THOUSANDS)
 Net revenues................... $47,276  $83,171  $113,808  $82,080  $108,229
 Patient care costs.............  31,340   54,885    72,058   58,784    69,177
 General and administrative
  expenses......................  12,691   17,463    24,710   11,177    20,213
 Provision for bad debts........     754    2,523       714      638     3,523
 Depreciation and amortization..   1,271    3,401     4,939    3,465     4,933
                                 -------  -------  --------  -------  --------
 Income from operations.........   1,220    4,899    11,387    8,016    10,383
 Interest expense, net..........    (368)    (276)   (2,149)  (1,502)   (3,628)
 Minority interests in
  (earnings) loss...............      --     (810)   (1,601)  (1,164)      319
 Gain on curtailment of pension
  benefits......................      --    3,044        --       --        --
 Other income, net..............      --       39       279       --        --
                                 -------  -------  --------  -------  --------
 Income before income taxes and
  extraordinary item............     852    6,896     7,916    5,350     7,074
 Income taxes...................    (325)  (2,800)   (3,689)  (2,645)   (3,904)
 Extraordinary item.............      --       --        --       --       107
                                 -------  -------  --------  -------  --------
 Net income..................... $   527  $ 4,096  $  4,227  $ 2,705  $  3,063
                                 =======  =======  ========  =======  ========

  The following table sets forth for the periods indicated certain statement of operations items expressed as a percentage of net revenues for such periods:

                                                FISCAL YEARS       NINE MONTHS
                                                    ENDED             ENDED
                                                SEPTEMBER 30,       JUNE 30,
                                              -------------------  ------------
                                              1995   1996   1997   1997   1998
                                              -----  -----  -----  -----  -----
Net revenues................................  100.0% 100.0% 100.0% 100.0% 100.0%
Patient care costs..........................   66.3   66.0   63.3   71.6   63.9
General and administrative expenses.........   26.8   21.0   21.7   13.6   18.7
Provision for bad debts.....................    1.6    3.0    0.7    0.8    3.3
Depreciation and amortization...............    2.7    4.1    4.3    4.2    4.6
                                              -----  -----  -----  -----  -----
Income from operations......................    2.6    5.9   10.0    9.8    9.6
Interest expense, net.......................   (0.8)  (0.3)  (1.9)  (1.8)  (3.4)
Minority interests in (earnings) loss.......     --   (1.0)  (1.4)  (1.4)   0.3
Gain on curtailment of pension benefits.....     --    3.7     --    0.0    0.0
Other income, net...........................     --    0.0    0.2    0.0    0.0
                                              -----  -----  -----  -----  -----
Income before income taxes and extraordinary
 item.......................................    1.8    8.3    6.9    6.5    6.5
Income taxes................................   (0.7)  (3.4)  (3.2)  (3.2)  (3.6)
Extraordinary item..........................     --     --     --     --    0.1
                                              -----  -----  -----  -----  -----
Net income..................................    1.1%   4.9%   3.7%   3.3%   2.8%
                                              =====  =====  =====  =====  =====

NINE MONTHS ENDED JUNE 30, 1998 COMPARED TO NINE MONTHS ENDED JUNE 30, 1997

  Net Revenues. Net revenues increased $26.1 million or 31.9% to $108.2 million for the nine months ended June 30, 1998 from $82.1 million for the nine months ended June 30, 1997. Approximately $16.7 million of the increase was attributable to an increase in the number of treatments at existing dialysis facilities, a shift in payor mix and an increase in the average net revenue per treatment to approximately $226 for the nine months ended June 30, 1998 from $206 for the nine months ended June 30, 1997. Of the remaining $9.4 million of the increase, $3.4 million resulted from the acquisition of Contract Services businesses in the fourth quarter of fiscal 1997, and $6.0 million was attributable to the opening of two de novo facilities in fiscal 1998 and the acquisition of six facilities in fiscal 1998.

  Patient Care Costs. Patient care costs consist of costs directly related to the care of patients, including direct and indirect labor, drugs and other medical supplies and operational costs of the facilities. Patient care costs increased $10.4 million or 17.7% to $69.2 million for the nine months ended June 30, 1998 from $58.8 million for the nine months ended June 30, 1997. Approximately $4.7 million of the increase was attributable to the increase of number of treatments at the existing dialysis facilities. Of the remaining $5.7 million of the increase, $4.3 million is from the opening of two de novo facilities in fiscal 1998 and the acquisition of six facilities in fiscal 1998, and $1.4 million was attributable to the acquisition of Contract Service businesses in the fourth quarter of fiscal 1997.

  General and Administrative Expenses. General and administrative expenses increased $9.0 million or 80.8% to $20.2 million for the nine months ended June 30, 1998 from $11.2 million for the nine months ended June 30, 1997. The increase was attributable to the growth of the corporate infrastructure, including the expansion of information systems, increased professional fees and increased administrative labor costs.

  Provision for Bad Debts. Provision for bad debts increased $2.9 million or 452.2% to $3.5 million for the nine months ended June 30, 1998 from $638,000 for the nine months ended June 30, 1997. The increase was due to provisions established for specific receivables as a result of price increases which may not be collectible from uninsured patients. The price increases were applicable to commercial insurance carriers and went into effect beginning July 1997.

  Depreciation and Amortization. Depreciation and amortization increased approximately $1.5 million or 42.4% to $4.9 million for the nine months ended June 30, 1998 from $3.5 million for the nine months ended June 30, 1997. The increase was due to increased amortization of goodwill as a result of business acquisitions (including the purchase of minority interests) and to increased depreciation expense as a result of fixed asset purchases.

  Income from Operations. Income from operations increased $2.4 million or 29.5% to $10.4 million for the nine months ended June 30, 1998 from $8.0 million for the nine months ended June 30, 1997. Income from operations as a percentage of net revenues remained constant for the nine months ended June 30, 1998 as compared to the nine months ended June 30, 1997.

  Interest Expense, Net. Interest expense, net, increased $2.1 million or 141.5% to $3.6 million for the nine months ended June 30, 1998 from $1.5 million for the nine months ended June 30, 1997. The increase was primarily attributable to the interest associated with the senior subordinated notes and additional borrowings under the Credit Facility.

  Minority Interests in Earnings/Loss. As part of the November 1997 Reorganization, the approximately 30% minority interests in Everest were purchased and therefore, minority interest expense relating to those interests have only been included for two of the nine months ended June 30, 1998. Accordingly, minority interest expense decreased $1.5 million or 127.4% to income of $319,000 for the nine months ended June 30, 1998 from expense of $1.2 million for the nine months ended June 30, 1997. The minority income for the nine months ended June 30, 1998 was due primarily to minority interests in losses in certain start-up operations.

  Income Taxes. Income taxes increased $1.3 million or 47.6% to $3.9 million for the nine months ended June 30, 1998 from $2.7 million for the nine months ended June 30, 1997. This increase was due in part to a higher pretax income of $7.1 million for the nine months ended June 30, 1998 as compared to $5.3 million for the nine months ended June 30, 1997 as a result of the factors discussed above. In addition, the effective tax rate increased to approximately 55.2% for the nine months ended June 30, 1998 as compared to 49.4% for the nine months ended June 30, 1997 due to an increase in non-deductible goodwill amortization expense associated with acquisitions.

  Extraordinary Item. The extraordinary item of $107,000 relates to the write-off of capitalized finance costs in connection with the early extinguishment of debt. The Company paid off its credit facility with the proceeds of the Initial Offering.

FISCAL YEAR ENDED SEPTEMBER 30, 1997 COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 1996

  Net Revenues. Net revenues increased $30.6 million or 36.8% to $113.8 million for fiscal 1997 from $83.2 million for fiscal 1996. The increase in net revenues was attributable to (i) the acquisition of the Contract Services businesses in November 1996 which added net revenues of approximately $12.4 million, (ii) three acquisitions of dialysis companies in the fourth quarter of fiscal 1996 which incrementally added net revenues of approximately $8.0 million in fiscal 1997, (iii) the opening of three de novo facilities in the fourth quarter of fiscal 1996 which incrementally added net revenues of approximately $3.4 million in fiscal 1997, and (iv) an increase in treatments and the average revenue per treatment at existing facilities, which together added approximately $6.8 million in net revenues in fiscal 1997. The average revenue per treatment increased from $202 in fiscal 1996 to $213 in fiscal 1997.

  Patient Care Costs. Patient care costs increased $17.2 million or 31.3% to $72.1 million for fiscal 1997 from $54.9 million for fiscal 1996. Approximately $14.9 million of this increase was attributable to acquisitions of dialysis and Contract Services businesses and the opening of de novo facilities. The remaining $2.3 million resulted primarily from an increase in the number of treatments at existing facilities.

  General and Administrative Expenses. General and administrative expenses increased $7.2 million or 41.5% to $24.7 million for fiscal 1997 from $17.5 million for fiscal 1996. Approximately $4.9 million of this increase was attributable to acquisitions of dialysis and Contract Services businesses and to the opening of de novo facilities. The remaining $2.3 million of this increase was attributable primarily to growth of the corporate infrastructure, including increased corporate staff and expanded information systems, to support a larger organization.

  Provision for Bad Debts. Provision for bad debts decreased $1.8 million or 71.7% to $714,000 for fiscal 1997 from $2.5 million for fiscal 1996. This decrease resulted primarily from the reversal of a provision of $1.0 million established in 1996 for specific state agency receivables which were subsequently collected, offset by an increase in provision for bad debts as a result of higher net revenues.

  Depreciation and Amortization. Depreciation and amortization increased $1.5 million or 45.2% to $4.9 million for fiscal 1997 from $3.4 million for fiscal 1996. The increase was due to increased goodwill amortization expense as a result of acquisitions and an increase in depreciation expense related to fixed asset purchases.

  Income from Operations. Income from operations increased $6.5 million or 132.4% to $11.4 million for fiscal 1997 from $4.9 million for fiscal 1996. Income from operations as a percentage of net revenues increased to 10.3% for fiscal 1997 from 6.2% for fiscal 1996.

  Interest Expense, Net. Interest expense, net increased $1.9 million or 678.7% to $2.1 million for fiscal 1997 from $276,000 for fiscal 1996. The increase was primarily attributable to additional borrowings under the Prior Credit Facility related to acquisitions and working capital.

  Minority Interests in Earnings. Minority interests in earnings increased $790,000 or 97.6% to $1.6 million for fiscal 1997 from $810,000 for fiscal 1996, as a result of increased profitability.

  Gain on Curtailment of Pension Benefits. In fiscal 1996, the Company ceased funding its defined-benefit pension plan and no additional years of benefit service were accrued by plan participants. The Company recognized a curtailment gain of approximately $3.0 million.

  Income Taxes. Income taxes increased $889,000 or 31.8% to $3.7 million in fiscal 1997 from $2.8 million in fiscal 1996. This increase was due to in part to higher pretax income of $7.9 million in fiscal 1997 as compared to $6.9 million in fiscal 1996 as a result of the factors discussed above. In addition, the effective tax rate was 46.6% in fiscal 1997 as compared to 40.6% in fiscal 1996 primarily due to an increase in non-deductible goodwill amortization expense associated with acquisitions.

FISCAL YEAR ENDED SEPTEMBER 30, 1996 COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 1995

  1995 Reorganization. The discussion of the results of operations of the fiscal year ended September 30, 1996 as compared to the fiscal year ended September 30, 1995 relates to the operations of WSKC (the Predecessor) for fiscal year 1995 as compared to the Company for fiscal year 1996. On October 1, 1995, the Company was formed through the combination of seven kidney dialysis companies. See note 1 to the audited consolidated financial statements on page F-14.

  Net Revenues. Net revenues increased $35.9 million or 75.9% to $83.2 million for fiscal 1996 from $47.3 million for fiscal 1995. Approximately $2.3 million resulted from acquisitions of dialysis facilities in the fourth quarter of fiscal 1996. This was offset by a decrease of $1.8 million in net revenues as a result of the December 1995 sale of contracts and certain other assets of the Company's acute dialysis business to an affiliated company. This sale was effected to accommodate regulatory concerns. The Company reentered the acute dialysis business, using a different ownership structure, through the acquisition of HDA in June 1996. The remainder of the increase was attributable to the 1995 reorganization.

  Patient Care Costs. Patient care costs increased $23.5 million or 75.1% to $54.8 million for fiscal 1996 from $31.3 million for fiscal 1995. The increase was primarily attributable to the 1995 reorganization.

  General and Administrative Expenses. General and administrative expenses increased $4.8 million or 37.6% to $17.5 million for fiscal 1996 from $12.7 million for fiscal 1995. The increase was primarily attributable to the 1995 reorganization.

  Provision for Bad Debts. Provision for bad debts increased $1.8 million or 234.9% to $2.5 million for fiscal 1996 from $753,000 for fiscal 1995. The increase was primarily attributable to the 1995 reorganization.

  Depreciation and Amortization. Depreciation and amortization increased $2.1 million or 167.6% to $3.4 million for fiscal 1996 from $1.3 million for fiscal 1995. The increase was due to increased amortization of goodwill as a result of acquisitions and the 1995 reorganization of the Company on October 1, 1995.

  Income from Operations. Income from operations increased $3.7 million or 308.3% to $4.9 million for fiscal 1996 from $1.2 million for fiscal 1995. Income from operations as a percentage of net revenues increased to 5.9% for fiscal 1996 from 2.6% for fiscal 1995.

  Interest Expense, Net. Interest expense, net, decreased $92,000 or 25.0% to $276,000 for fiscal 1996 from $368,000 for fiscal 1995. The decrease was mainly attributable to interest paid to an affiliate, which was eliminated in the reorganization.

  Minority Interests in Earnings. Minority interests in earnings of $810,000 for fiscal 1996 were attributable to the reorganization transaction that occurred on October 1, 1995. Accordingly, there were no minority interests in earnings recognized in fiscal 1995.

  Income Taxes. Income taxes increased $2.5 million or 761.5% to $2.8 million in fiscal 1996 from $325,000 in fiscal 1995 due to the reorganization.

LIQUIDITY AND CAPITAL RESOURCES

  The Company requires capital primarily for the acquisition and development of dialysis centers and Contract Services businesses, the purchase of property and equipment for existing centers and to finance working capital requirements. At June 30, 1998, the Company's working capital was $64.7 million as compared to $20.7 million at September 30, 1997.

  The Company's net cash provided by operating activities was $3.8 million for the nine months ended June 30, 1998 as compared to net cash provided by operating activities of $2.1 million for fiscal 1997. Cash provided by operating activities consists of net income increased by non-cash expenses such as depreciation, amortization and the provision for bad debts and adjusted by the changes in components of working capital, primarily receivables and payables. For the nine months ended June 30, 1998, accounts receivable increased approximately $7.5 million due to the price increases implemented by the Company. Other assets increased approximately $7.7 million during such period, due primarily to the capitalized costs associated with the Initial Offering and the refinancing of the Prior Credit Facility and, to a lesser extent, to the Company's equity in earnings of unconsolidated affiliates. Accounts payable and other accrued liabilities increased due to the fact that the Company extended payment terms for several vendors from 30 to 60 days. The Company's net cash used in investing activities was $26.0 million for the nine months ended June 30, 1998 and $18.0 million for fiscal 1997. The Company's principal uses of cash consist of investing activities related to acquisitions, purchases of new equipment and leasehold improvements for existing dialysis centers, the development of de novo dialysis centers and net advances due from affiliated entities. During the nine months ended June 30, 1998, the Company (i) acquired additional equity in three dialysis entities for approximately $10.9 million,
(ii) acquired majority ownership in a Contract Services business for approximately $1.4 million, and (iii) acquired 100% ownership in one dialysis facility for approximately $5.1 million. Net cash provided by financing activities was $66.1 million for the nine months ended June 30, 1998 and net cash provided by financing activities was $21.9 million for fiscal 1997. The primary sources and uses of cash from financing activities during the nine months ended June 30, 1998 were the proceeds from the Initial Offering as well as net borrowings or repayments under the Credit Facility.

  The Company does not have any current material commitments for capital expenditures.

  On May 18, 1998, the Company refinanced the Prior Credit Facility with the same commercial bank that provided the Prior Credit Facility. The new credit facility (the "New Credit Facility") consists of a new revolving line of credit, acquisition line of credit and supplemental revolver totaling $100.0 million. The New Credit Facility contains substantially the same provisions as the Prior Credit Facility, including affirmative and negative covenants, financial ratios and events of default. See "Description of Credit Facility."

  In November 1996, the Company issued notes in the aggregate principal amount of $7.0 million as part of the purchase price for its acquisition of The Extracorporeal Alliance. The notes bear interest at a variable rate equal to the five-year Treasury note rate plus three percent and mature on October 31, 2002.

  A significant component of the Company's growth strategy is the acquisition and development of dialysis centers and the acquisition of Contract Services businesses. The Company believes that the remaining net proceeds from the Initial Offering, existing cash and funds from operations, together with funds available under the New Credit Facility, will be sufficient to meet the Company's acquisition, development, expansion, capital expenditure and working capital needs for at least the next twelve months. In order to finance certain strategic acquisition opportunities, the Company may from time to time incur additional short and long-term bank indebtedness and may issue equity or debt securities, the availability and terms of which will depend on market and other conditions. There can be no assurance that the Company will be successful in implementing its growth strategy or that adequate sources of capital will be available in the future as needed on terms acceptable to the Company. See "Risk Factors--Risks Inherent in Growth Strategy," "--Leveraged Financial Position" and "--Ability to Service the Notes and Other Debt."

IMPACT OF INFLATION

  A substantial portion of the Company's net revenues is subject to reimbursement rates that are regulated by the federal government and do not automatically adjust for inflation. The Company is unable to increase the amount it receives for the services provided by its dialysis businesses that are reimbursed under the Medicare composite rate. Increased operating costs due to inflation, such as labor and supply costs, without a corresponding increase in reimbursement rates, may adversely affect the Company's earnings in the future. However, part of the Company's growth strategy is to acquire additional Contract Services businesses which are not directly dependent on reimbursement from government agencies. In addition, the Company believes that the effect of inflation is further mitigated by a recent change in current governmental health care laws that extends the coordination of benefits period for ESRD patients who are covered by an employer group health plan from 18 to 21 months to 30 to 33 months before Medicare becomes the primary payor.

YEAR 2000 COMPLIANCE BY THE COMPANY AND OTHERS

  Year 2000 compliance concerns the ability of certain computerized information systems to properly recognize date-sensitive information, such as invoices for the Company's services, as the year 2000 approaches. Systems that do not recognize such information could generate erroneous data or cause systems to fail; this problem may occur as early as calendar year 1999. The Company is at risk both for its own Year 2000 compliance and for the Year 2000 compliance of those with whom it does business, particularly third party payors.

  The Company has established a Year 2000 Task Force to study and address Year 2000 issues. The Task Force currently consists of Karen Gramigna-Warren, Director of Technology and Chief Information Officer; Donna Raasch, Director of Facilities; Brian Green, Director of Bio-Med; and Judy Almdale, Director of Physician Practices. The Company also is planning to hire an employee to devote his or her full time and attention to Year 2000 issues. The Year 2000 Group of PricewaterhouseCoopers Consultants has also been retained as an advisor for Year 2000 issues.

  The Task Force has formulated and begun to implement a plan with six stages, as follows: (i) awareness, (ii) inventory, (iii) impact analysis, (iv) remediation, (v) testing and (vi) implementation. Phases (i) and (ii) are currently in progress; the Company's goal is to complete all phases and be Year 2000 compliant by June 30, 1999.

  The Company has five major information technology systems, the present compliance of which is described below:

    1. Client tracking system. This system is Year 2000 compliant, but the Company may replace it in 1999 for unrelated reasons.

    2. Accounting package. The existing accounting package is not Year 2000 compliant. The Company will either upgrade within the next few months to a new version that is compliant or may replace this system altogether.

    3. Interim accounting package for Contract Services. This package is Year 2000 compliant. It is intended, however, that this function will be merged into the basic accounting package once a new package is obtained.

    4. Physician billing. The Company has purchased and is installing a new system that is Year 2000 compliant. It is expected that the new system will be on-line in about a month.

    5. Facilities billing. This system is not yet Year 2000 compliant. It has been analyzed, and arrangements are being made with the vendor to upgrade the system.

  These systems would have been upgraded or replaced to support Company growth irrespective of the Year 2000 issue. The process of upgrading or replacing these systems was not accelerated by Year 2000 considerations.

  The Company has not yet made a full review of the Year 2000 compliance of its non-information technology systems (i.e., embedded technology such as micro-controllers). The Task Force anticipates undertaking such a review.

  Management believes that the most significant risk to the Company of Year 2000 issues is the effect such issues may have on third-party payors, such as Medicare. News reports have indicated that various agencies of the federal government may have difficulty becoming fully Year 2000 compliant before the year 2000. The Company has not yet undertaken to quantify the effects of such noncompliance or to determine whether such a quantification is even possible. A consideration of worst case scenarios and contingency plans to deal with those scenarios have not yet been undertaken by the Task Force.

  There can be no assurance that Year 2000 issues will not have a material adverse effect on the Company's business, results of operations and financial condition.

                                   BUSINESS

OVERVIEW

  Everest Healthcare Services Corporation is a leading provider of dialysis and other blood treatment services. Founded in 1968 and principally owned by nephrologists, the Company has a long-standing focus on developing strong relationships with physicians to provide high-quality patient care. Everest is the nation's sixth-largest provider of chronic dialysis outpatient services and serves over 5,400 patients through 65 facilities in 12 states. Everest also contracts with 102 hospitals in 11 states to provide a broad range of other extracorporeal (outside-the-body) blood treatment services, including inpatient acute dialysis, perfusion, apheresis and auto-transfusion (together, "Contract Services"). Pursuant to management contracts, Everest provides management services to (i) a physician practice group comprised of 26 nephrologists, primarily in the Chicago and northwest Indiana areas, and (ii) certain minority-owned or unaffiliated dialysis facilities. The Company derived 85.4% of its net revenues for the 12 months ended June 30, 1998 from chronic dialysis services, 12.9% from Contract Services and 1.7% from management services. Net revenues for the 12 months ended June 30, 1998 were $140.0 million.

  Everest's dialysis operations were founded in 1968 as a single dialysis center and grew over the next three decades through a combination of de novo facility development, acquisitions and internal growth. Everest has completed 10 acquisitions encompassing 29 facilities and developed 36 de novo centers since its inception. Through geographic clustering of its outpatient dialysis centers, the Company has created strong regional market positions, particularly in the Midwest. The Company focuses on accelerating its growth within each market by: (i) capitalizing on its strong physician and hospital relationships; (ii) expanding capacity; and (iii) providing high-quality service which leads to new patient referrals. Everest operates 51 full-service outpatient dialysis centers which provide on-site dialysis services as well as training for home dialysis patients. Everest also operates 14 home dialysis training and support centers which provide services and equipment to home dialysis patients.

  Capitalizing on its strong hospital and physician relationships and its core competencies in blood processing, Everest significantly expanded its Contract Services business with the completion of three acquisitions in 1996. The Company believes it is uniquely positioned as the only company currently offering hospitals an outsourcing solution to all of their extracorporeal blood treatment needs. The Company has contracts with 102 hospitals, and Everest acts as the exclusive provider of extracorporeal blood treatment services for most of these hospitals. By leveraging its strengths in blood processing, its significant market presence in outpatient dialysis services and its strong physician and hospital relationships, Everest believes it is well positioned to continue to implement successfully its growth strategy.

DIALYSIS INDUSTRY OVERVIEW

  End-Stage Renal Disease. ESRD is a chronic medical condition characterized by the irreversible loss of kidney function which prevents the removal of waste products and excess water from the blood. ESRD most commonly results from complications associated with diabetes, hypertension, certain renal and hereditary diseases, old age and other factors. In order to survive, ESRD patients must receive dialysis treatments for the rest of their lives or undergo kidney transplantation. The number of kidney transplants has been limited due to a shortage of suitable donors along with growth in the number of ESRD patients, the incidence of rejection of transplanted organs and the unsuitability of many ESRD patients for transplantation based on age or health.

  According to the USRDS, the number of patients requiring chronic dialysis in the United States has increased from approximately 88,000 patients in 1986 to approximately 209,000 as of December 31, 1996, a compound annual growth rate of approximately 9%. The Company expects the number of ESRD patients to continue to grow at approximately the historical rate for the foreseeable future. According to the USRDS, the number of new patients diagnosed each year with ESRD among Medicare-eligible patients for all age groups has increased from 136 patients per million in 1986 to 253 patients per million in 1995. The Company attributes this increase in the number of ESRD patients and in the incidence of ESRD to: (i) the aging of the population; (ii) better treatment and longer survival rates of patients with diabetes, hypertension and other diseases which lead to ESRD; and (iii) improved technology that has enabled older patients and patients who could not previously tolerate dialysis due to other illnesses to benefit from this life-prolonging treatment.

  According to HCFA, the total estimated direct payments for ESRD in 1995 were $13.1 billion, of which Medicare paid approximately $9.7 billion. Relative to other diseases, ESRD has a unique reimbursement program. Substantially all ESRD patients are eventually covered under Medicare. As a result of legislation enacted in 1972, the federal government provides Medicare funding, subject to specified waiting periods and co-payment obligations, for patients who are diagnosed with ESRD, regardless of their age or financial circumstances. The federal government recently increased the period during which employer group health plans are required to reimburse dialysis providers for patients who are otherwise below the Medicare age threshold, from 18 months to 30 months. This change could benefit dialysis providers because commercial insurers currently pay rates which generally are above those paid by Medicare.

  Therapeutic Approaches for End-Stage Renal Disease. Currently, three treatment options exist for patients with ESRD: (i) hemodialysis, which is performed either in an outpatient dialysis facility, a hospital or a patient's home; (ii) peritoneal dialysis, which is generally performed in the patient's home; and (iii) kidney transplant surgery. According to HCFA, as of December 31, 1995, approximately 85% of ESRD patients in the U.S. received outpatient treatments, which were virtually all hemodialysis. Of the remaining 15% of ESRD patients treated at home, more than 97% received peritoneal dialysis.

  Hemodialysis uses a dialyzer, or artificial kidney, to remove certain toxins, fluids and chemicals from the patient's blood. The dialysis machine controls external blood flow and monitors certain vital signs of the patient. The screening process involves a semipermeable membrane that divides the dialyzer into two chambers; while the blood is circulated through one chamber, a premixed dialysis fluid is circulated through the adjacent chamber. The toxins and excess fluid contained in the blood cross the membrane into the dialysis fluid. Hemodialysis treatment is usually performed three times per week for three to five hours.

  Peritoneal dialysis is generally performed by the patient at home and uses the patient's peritoneal, or abdominal, cavity to eliminate fluids and toxins in the patient's blood. There are several variations of peritoneal dialysis, the most common of which are continuous ambulatory peritoneal dialysis ("CAPD") and continuous cycling peritoneal dialysis ("CCPD"). CAPD utilizes a sterile dialysis solution which is introduced through a surgically implanted catheter into the patient's peritoneal cavity. Toxins in the blood continuously cross the peritoneal membrane into the dialysis solution. After several hours, the patient drains the used solution and replaces it with fresh solution. CCPD is performed in a manner similar to CAPD, but utilizes a mechanical device to cycle dialysis solution while the patient is sleeping or at rest. Patients treated at home are monitored monthly at a designated full-service outpatient facility or by a nurse from a home dialysis training and support facility.

  Kidney transplantation, when successful, is the most desirable treatment for patients with ESRD. However, the shortage of suitable donors severely limits the availability of this surgical procedure as a viable alternative for many ESRD patients. In 1995, approximately 12,000 patients, or 6% of the total ESRD patient population, underwent kidney transplants. The number of kidney transplants--the alternative to dialysis--has grown much more slowly than has the number of dialysis treatments, particularly since 1986, with annual growth averaging 4%.

  New medical therapies that cure or mitigate the primary causative diseases linked to kidney failure could potentially reduce the ESRD patient population growth rate. Such new medical therapies include diet control, intensive diabetes therapy, improved control of hypertension, improved treatment of causative primary infections and techniques for widening blocked renal arteries. The Company believes, however, that most of these therapies will only provide benefits over an extended time horizon and will not, therefore, significantly reduce the growth of the ESRD patient population in the near term.

  Outpatient Dialysis Industry. The Company believes that the outpatient dialysis industry is fragmented and consolidating due to the need for operating efficiencies, high-quality patient care, and the growing need for providers to compete in a managed care environment. According to HCFA, as of December 31, 1995, there were approximately 2,900 Medicare-certified ESRD treatment centers in the U.S. The Company estimates that at that time, the ten largest multi-facility providers, including the Company, accounted for approximately 1,200 facilities (41% of facilities) and 86,000 patients (45% of patients). Other freestanding facilities (many privately owned by physicians) and hospital-affiliated facilities were the sites of treatment for the remaining 55% of patients. At May 31, 1997, industry sources estimated that the top ten multi-center providers, including the Company, accounted for approximately 118,000 patients, or 51% of the estimated market.

NON-DIALYSIS EXTRACORPOREAL SERVICES INDUSTRY OVERVIEW

  Non-dialysis extracorporeal services include perfusion, apheresis and auto-transfusion. Based on industry data and the Company's market research, the non-dialysis extracorporeal services industry represents approximately $1.4 billion in annual revenues and is growing at the rate of approximately 7% per annum. The Company attributes this growth to: (i) an aging population; (ii) the applicability of existing and developing technologies to a larger number of diseases; and (iii) continued heightened public concern over the safety of the nation's blood supply. The Company believes that hospitals, which have historically provided most of these services, are seeking increasingly to outsource these services to companies such as Everest that provide both trained personnel and equipment.

  Perfusion Services. Cardiovascular perfusion is required during open-heart surgery to replace the function of the heart and lungs using mechanical devices. This technique maintains relatively normal physiologic equilibrium during cardiovascular surgery by providing adequate circulation and oxygenation. The patient's blood is routed through a system of disposable extracorporeal circuits that oxygenate, filter, adjust temperature and then return the blood to the patient.

  According to industry sources, in 1995 approximately 900 U.S. hospitals provided cardiac surgical services to approximately 400,000 patients. Approximately 40% of all open-heart procedures are supported by contract perfusion providers like Everest, 50% are serviced by hospital employees and the balance are serviced by physician-employed perfusionists. The Company believes that there are approximately 90 independent contract perfusion providers that operate primarily on a local or regional basis. The Company believes that the market is consolidating due to increasing business complexity, the expansion of managed care and the demand by hospitals for a single provider capable of delivering a broad portfolio of extracorporeal services.

  Apheresis Services. Apheresis is the selective removal of a specific component (plasma, platelets, or white or red blood cells) of a person's blood. The two general categories of apheresis include: (i) donor apheresis, which is the removal of a healthy component of the blood from a patient or third-party donor for subsequent transfusion to a patient; and (ii) therapeutic apheresis, which is the removal of a diseased or disease-producing component of a patient's blood in order to arrest a disease process.

  The types of donor apheresis include Autologous Peripheral Blood Stem Cell ("PBSC") and Single Donor Platelets ("SDP"). PBSC is a procedure performed on cancer patients, including those suffering from leukemia, Hodgkins disease and breast cancer. These patients undergo intensive chemotherapy and/or radiation to eliminate the patient's bone marrow. Bone marrow regeneration is accomplished by the reinfusion of stem cells previously collected from the patient. SDP is a procedure in which platelets are collected from a single third-party donor and reinfused into a patient whose platelets have been depleted through blood loss, cancer, or cancer treatment. Therapeutic apheresis selectively removes unwanted substances from the blood. These substances include toxins, metabolic residues and plasma components implicated in disease.

  The Company believes that apheresis procedure growth is being driven by the increasing acceptance of PBSC in the treatment of an expanding list of cancers and its significant cost advantages compared to traditional therapies such as bone marrow transplantation. Additionally, the Company expects the number of SDP procedures to grow because such procedures reduce transfusion-transmitted diseases and transfusion reactions, thereby reducing the total number of platelet transfusions required by the individual patient.

  Providers of therapeutic apheresis services include hospitals, independent contractors and blood banks. According to Company research, hospitals perform approximately 50% of the treatments, independent contractors perform approximately 35% and blood banks perform approximately 15%. Hospitals, the primary purchasers of blood products, obtain approximately 80% of their platelet requirements from local blood banks and, to a lesser extent, regional blood banks. The Company believes that hospitals have been increasingly dissatisfied with local blood suppliers due to perceptions of high prices, lack of flexibility and poor service. In response, hospitals are expanding or starting their own blood banks and increasingly seeking to outsource apheresis services.

  Auto-Transfusion Services. Auto-transfusion is performed during surgery to collect, filter, clean and reinfuse the patient's own blood as an alternative to using donor blood. An auto-transfusion device may be utilized in a variety of surgical procedures, such as open-heart, vascular or orthopedic surgery, which typically entail blood loss of more than two units. Auto-transfusion reduces the risks of transfusion error and infection associated with outside donor blood. The market for auto-transfusion has grown due to a shortage of banked blood, increased recognition of the risks of transfusion error and increased concern with respect to possible infections, such as hepatitis and AIDS. Of the approximately 300,000 non-open-heart, intra-operative auto-transfusions performed in 1995, approximately 40% were outsourced.

COMPETITIVE STRENGTHS

  The Company attributes its market leadership and its opportunities for continued growth and profitability to the following strengths:

  Strong Physician and Hospital Relationships. Everest believes that the strength of its relationships with physicians and hospitals is an important factor in its success. Everest was founded and remains principally owned by nephrologists, and the Company believes that its sensitivity to the concerns and objectives of health care professionals, coupled with its reputation for high-quality service, makes it attractive to physicians and hospitals. Everest intends to capitalize on its strong relationships in order to increase same-market growth, successfully complete acquisitions and de novo developments and market its broad range of extracorporeal services.

  Acquisition and Development Expertise. The Company has a successful history of effecting acquisitions and building de novo dialysis facilities in existing and new markets. Since January 1, 1996, Everest has completed six acquisitions encompassing 24 facilities and has developed 18 de novo dialysis centers. During this period, the number of patients treated by the Company has increased from approximately 2,700 to approximately 5,400. Everest believes that its significant acquisition and development experience position it well to continue to pursue growth opportunities.

  Focus on Attractive Industry Sectors. The Company focuses on two large and growing industry sectors: chronic dialysis services and Contract Services. According to the USRDS, the number of ESRD patients requiring chronic dialysis in the United States increased from approximately 88,000 in 1986 to approximately 209,000 in 1996, a compound annual growth rate of approximately 9%. The Company expects this growth to continue at approximately the historical rate for the foreseeable future as a result of the aging of the population, better treatment and survival rates of patients with diseases that lead to ESRD and improved technology. The Company estimates that the non-dialysis Contract Services market represents approximately $1.4 billion in annual revenues and is growing at an annual rate of approximately 7%. The Company attributes this growth to the aging population, applicability of existing and developing technologies to more diseases and public concern over the safety of the U.S. blood supply.

  Comprehensive Portfolio of Extracorporeal Services. The Company believes that it is the only outsourcing provider currently offering hospitals a full portfolio of extracorporeal blood treatment services including inpatient acute dialysis, perfusion, apheresis and auto-transfusion. Everest believes that hospitals are increasingly outsourcing these services and demanding a single, high-quality provider to handle all of their extracorporeal blood treatment needs. Everest currently has contracts with 102 hospitals, and Everest acts as the exclusive provider of extracorporeal blood treatment services for most of these hospitals.

  Leading Market Positions. The Company seeks to be a leader in each chronic dialysis and Contract Services market in which it operates. Everest is currently the sixth-largest provider of chronic dialysis services in the United States. In addition, through geographic clustering of its outpatient dialysis centers, the Company has created strong regional market positions, particularly in the Midwest. Everest seeks to augment its position in existing outpatient dialysis markets by accelerating same-market growth through such methods as adding new dialysis stations and extending facility hours.

  Proven Management Team. The Company's senior management team has an average of over 18 years of health care industry experience and an average of over 12 years of experience with Everest. In addition, the seven regional directors of the Company's chronic dialysis business have an average of over 11 years of experience with the Company. Under this team's management, the Company has achieved significant growth in recent years. Everest's management has created a strong corporate and regional infrastructure which the Company believes can support future increased patient volumes with limited incremental expenditures.

STRATEGY

  The Company's objective is to be a leading provider of high-quality dialysis and Contract Services in each of its markets. The Company's strategy for achieving this objective is to:

  Acquire and Develop Additional Outpatient Chronic Dialysis Facilities. Everest intends to continue to leverage its strong physician and hospital relationships to identify and consummate acquisitions. Everest has completed eight acquisitions to date and will continue to pursue acquisitions to increase its presence in existing markets and to enter new markets. When considering acquisitions, the Company evaluates such factors as historical and projected profitability, local market share, facility utilization, relationships with physicians and hospitals, market demographics, growth potential and the availability of qualified clinical personnel. The Company regularly engages in discussions with potential acquisition candidates. In addition, Everest currently has a less than 50.1% ownership interest in 16 outpatient dialysis facilities. The Company believes that it has an opportunity to continue to increase its ownership of many of these facilities. Since September 30, 1997, the Company has acquired majority ownership of five facilities, with approximately 440 patients, in which it previously had a minority-ownership position.

  Of the Company's 65 outpatient dialysis facilities, 36 were de novo developments. The Company believes that its strong physician and hospital relationships and its significant development experience afford it a competitive advantage in developing new dialysis facilities. The Company intends to continue to pursue de novo development opportunities, particularly in areas where Everest has existing facilities and can take advantage of geographic clustering.

  Increase Same-Market Growth. Everest believes that its strong relationships with nephrologists and hospitals are instrumental to its ability to accelerate same-market growth. In addition, Everest believes that its high-quality service leads to patient satisfaction, which in turn increases patient referrals. The Company also seeks to increase same-market growth through such methods as adding new dialysis stations and extending dialysis center hours. Everest will also continue to add appropriate ancillary services at each of its facilities, including EPO dosing and home dialysis training. As Everest identifies new needs, it will work with its regional directors and facility managers to implement these services in all of its facilities. In fiscal 1997, the Company's same-market growth in net revenues was approximately 10.5%.

  Expand its Contract Services Business. Everest began its Contract Services business to provide a broader range of extracorporeal services to hospitals and managed care organizations and to develop a source of revenue that is not directly dependent on government reimbursement. Everest believes that it has a strong competitive position as the only outsourcing company currently providing a full portfolio of extracorporeal blood treatment services, including acute inpatient dialysis, perfusion, apheresis and auto-transfusion. The Company believes it can sell its broad service portfolio to its existing customers. Everest intends to expand this business by leveraging its existing relationships and establishing new relationships in each of its markets. In addition, the Company intends to continue to acquire extracorporeal service providers in existing and new markets.

  Leverage its Infrastructure and Systems to Increase Margins and Improve Quality of Service. Everest has built a strong corporate and regional operating structure, led by senior management and seven regional directors who are responsible for all financial, quality and teamwork goals. The Company believes that this infrastructure can support increased patient volumes with limited incremental expenditures. In addition, Everest's management information system enables corporate and regional managers to monitor the quality and outcomes of the services provided at both its outpatient dialysis facilities and at the hospitals where Contract Services are performed. The Company intends to continue to leverage its experienced management team and increase operating efficiencies through standardization of systems and integration of new centers.

  Continue to Foster a Workplace that will Enable the Company to Recruit, Train and Retain Well-Qualified Employees. Highly qualified employees are instrumental to Everest's continued delivery of high-quality patient care. Everest invests considerable resources in the screening, hiring and training of its employees. Everest's training programs cover such topics as clinical skills, leadership development, systems utilization and quality programs. In addition, the Company has developed and is implementing a recertification program for all of its patient care employees. Everest provides regional directors and key facility managers with an incentive compensation plan linked to its financial, quality and teamwork objectives.

CHRONIC DIALYSIS OPERATIONS

  Facility Information. The Company operates 65 outpatient dialysis facilities, including 51 full-service dialysis facilities and 14 centers exclusively providing home dialysis training and support. The facilities are located in Illinois (14), Indiana (9), Kansas (1), Kentucky (2), New Jersey
(3), New York (6), Ohio (18), Oklahoma (2), Pennsylvania (1), South Dakota
(2), Texas (6) and Wisconsin (1).

  Everest's 51 full-service facilities offer on-site dialysis treatments as well as home dialysis training and support services. As of June 30, 1998, the Company operated a total of 842 dialysis stations, most of which are available 16 hours a day, six days a week. As of June 30, 1998, the Company's utilization rate for its then-existing stations was 77%. Each full-service facility has patient examination rooms, staff areas and offices, water treatment areas and amenities such as color televisions for the patients. Everest also operates 14 facilities that exclusively provide the necessary equipment, supplies, training and support services to those patients who prefer and are able to receive their treatments at home.

  Organizational Structure. Of the Company's 65 facilities, 33 are operated as wholly-owned subsidiaries, seven are majority-owned, 16 are minority-owned, and nine are unaffiliated and operated pursuant to management contracts in New York, South Dakota, Texas, Ohio and New Jersey.

  The terms of these management contracts vary, but they generally extend for five years with renewal options. Everest's compensation under these agreements typically consists of a fixed fee plus a percentage of revenues; such compensation does not include any capitation fee. Everest often enters into joint ventures with physicians to facilitate the development of outpatient facilities in new and existing markets.

  Everest's dialysis facilities are managed by the Company's Executive Vice President and General Manager, who oversees seven regional directors. The regional directors manage the operations of the facilities in their respective regions and are responsible for staffing, quality outcomes and regional profitability. Each facility has a facility manager who reports to the regional director. Facility managers are responsible for facility staffing, quality outcomes, patient satisfaction results, facility profitability and promoting and maintaining a strong teamwork environment. Generally, key managers are eligible to receive incentives based upon the achievement of certain quality measurements, patient satisfaction results, financial performance goals and teamwork objectives. See "--Human Resources," "--Training and Development" and "Risk Factors-- Dependence on Management and Other Key Personnel."

  The Company has an expert team of dialysis specialists assigned to assist each patient in designing a program to fit the patient's lifestyle and to help patients and families adjust to the changes in their lives. Each team generally consists of: (i) a nephrologist who oversees the medical care; (ii) a nurse who assesses the medical condition and coordinates and implements the program; (iii) a nutritionist who customizes the diet; (iv) a social worker who helps the family with lifestyle changes and financial planning; and (v) technicians who provide much of the routine patient care.

  Everest's medical directors and local and regional management teams market the Company's outpatient dialysis services to hospitals, physicians, patients, health plans and the community at large. In marketing its services, the Company emphasizes its excellent reputation and tradition of providing high-quality, consistent patient care, as well as its patient outcomes and the cost savings that these outcomes can provide.

  Physician Relationships. The Company believes that its physician relationships are a key factor in the success of its dialysis facilities. As required by the Medicare ESRD program, each of the Company's dialysis facilities is supervised by a qualified medical director who is a physician. The medical director at each facility is responsible for patient care and relationships with referring physicians. Generally, medical directors must be board certified or board eligible in internal medicine and have at least twelve months of training or experience in the care of patients at ESRD centers. In all cases, the Company's medical directors refer patients to the Company's centers. In most cases, the medical director is the sole or substantial source of referrals to the centers served. See "Risk Factors-- Extensive Government Regulation" and "--Dependence on Physician Referrals and Other Relationships."

  Ancillary Services. In addition to dialysis services, ESRD patients require a significant amount of ancillary services. The Company has developed a number of ancillary services to complement its dialysis services to boost patient satisfaction and to improve quality, facility growth and profitability. The most significant of the Company's ancillary services is the administration of EPO upon a physician's prescription. As the kidney deteriorates, it loses the ability to regulate the red blood cell count, causing anemia. EPO is a bio-engineered protein that stimulates the production of red blood cells and is used in connection with all forms of dialysis to treat anemia. A majority of the ESRD population requires EPO. See "Risk Factors--EPO Reimbursement and Supply." Additionally, the Company interacts with kidney centers nationwide to arrange treatments for patients traveling in other areas and for non-Everest patients visiting areas where Everest has facilities.

CONTRACT SERVICES OPERATIONS

  Everest significantly expanded its Contract Services business in 1996 with the acquisition of three Contract Services providers. Everest believes that it can build on its core competencies in blood processing to market extracorporeal blood services through its existing relationships and that it can use relationships developed in its Contract Services business to market dialysis services. The Contract Services business also provides the Company with a business that is not directly dependent on government reimbursement.

  As of June 30, 1998, the Company had contracts with 102 hospitals in 11 states. Everest acts as the exclusive provider of extracorporeal blood services for most of these hospitals. Contracts with customer hospitals generally provide for a portfolio of services including professional staffing, disposable supplies, inventory management services, clinical quality management services, and capital equipment. The professional staffing required by the contracts may include a perfusionist, a registered nurse, or a technician, who are on-call 24 hours a day. See "Risk Factors--Dependence on Management and Other Key Personnel." The Company typically owns or leases the equipment used in providing these services, such as heart-lung machines, transfusion machines, dialyzers and apheresis machines and supplies the necessary disposable accessories for these machines and related equipment. This equipment is usually stored at the hospital, but is operated and maintained by the Company. Everest operates five regional offices in Florida, Illinois, Indiana, Michigan and Texas, where the Company provides centralized support services for Contract Services.

  The Company markets its extracorporeal services to hospital administrators, physicians, operating room directors and blood banks. Sales contacts result from referrals from physicians, vendors, current customers and employees. The Company also solicits direct sales, works closely with pharmaceutical and equipment companies and cooperates with such companies in regional workshops.

DIALYSIS QUALITY PROGRAMS

  The Company believes that it enjoys a reputation of providing high-quality care to dialysis patients and that it achieves superior patient outcomes compared to other providers due to its strong training program and focus on quality assurance standards.

  Continuous Quality Improvement. Everest seeks to deliver high-quality dialysis services to its patients and engages in systematic efforts to measure, maintain and improve the quality of the services that it delivers. Quality assurance and patient data are regularly collected, analyzed and reviewed by management. An important part of Everest's quality assurance program is its Continuous Quality Improvement ("CQI") program. The CQI program is overseen by the Company's Corporate Quality Improvement Committee, whose purpose is to evaluate quality of care data, set policy and procedures affecting quality, encourage sharing of techniques and procedures and develop practice guidelines. This Committee meets quarterly. The CQI Program monitors quality of care indicators as well as patient satisfaction. The philosophy of CQI encourages continual and consistent improvement in the quality of care. The Company sets quality and patient satisfaction objectives, and progress toward such objectives is routinely measured. The CQI committee at each facility meets monthly to manage the CQI process for the various indicators.

  Outcomes Measurement. Everest's clinical patient data are entered into a computerized medical record maintained at each local dialysis facility, and patient chemistry data are downloaded directly from laboratories. Outcomes data are transmitted to and maintained at Everest's corporate headquarters. The Company tracks such data by patient, by facility and for the entire corporation and distributes such data monthly to each facility. Adequacy in hemodialysis is measured by the Urea Reduction Ratio (URR) and Kt/V and in peritoneal dialysis by either the Kt/V or creatinine clearance. The Company monitors these data as well as many other indicators of quality including nutrition, anemia, infection rates, access patency, patient compliance, hospitalization rates and mortality rates.

CONTRACT SERVICES QUALITY PROGRAMS

  The Company has applied its experience in developing quality assurance programs for its dialysis services business to its Contract Services business, and has developed software in furtherance of its commitment to provide high-quality extracorporeal services. This software, which is currently being implemented throughout the Company's perfusion operations, records approximately 15 clinical indicators similar to those tracked by the Company's CQI Committee with respect to the Company's dialysis services. The Company believes that this software is a factor in its ability to achieve favorable outcomes for its Contract Services patients. The Company's outcome projections help predict the anticipated length of patients' stays and probable patient outcomes, and the Company tracks actual patient outcomes to verify the accuracy of such predictions. The Company's Contract Services quality assurance personnel meet monthly to review outcomes data and analyze the Company's performance. These data are also shared with physicians and hospitals on a regular basis. The Company believes that the indicators tracked by its software provide value assessments that can help reduce lengths of stay and improve the utilization of blood products. The Company believes this software is the most advanced system of its kind and that the Company's use of the system is a substantial value-added service for its customers. The Company has similar programs for its hemodialysis and peritoneal dialysis operations, and is in the process of writing similar programs for use in its inpatient acute dialysis operations.

MANAGEMENT INFORMATION SYSTEMS

  The Company maintains comprehensive management information systems for financial systems and for patient care, quality assurance and outcome tracking purposes, and is continually developing and upgrading such systems. The Company's Client Tracking System, which keeps a record of each of the Company's patients, is currently available in almost all facilities and is being implemented at the remainder of the facilities. The Company's chronic dialysis units have systems that track clinical, administrative and financial activities for a dialysis patient. These systems provide the patient's medical record and the database for quality programs and performance indicators. See "Risk Factors--Risks Inherent in Growth Strategy" and "--Year 2000 Compliance."

SOURCES OF REVENUE REIMBURSEMENT

  The following table provides information regarding the percentage of the Company's net revenues provided: (i) with respect to chronic dialysis services, by Medicare, Medicaid and other third-party payors such as indemnity insurers, managed care companies, hospitals and others; and (ii) with respect to Contract Services, by hospitals and, to a much lesser extent, other payors:

                                                                   NINE  MONTHS
                                               FISCAL YEAR ENDED    ENDED JUNE
                                                 SEPTEMBER 30,          30,
                                              -------------------- -------------
   PAYOR                                       1995   1996   1997   1997   1998
   -----                                      ------ ------ ------ ------ ------
CHRONIC DIALYSIS:
  Medicare...................................  66.0%  66.1%  57.5%  58.1%  48.6%
  Medicaid...................................  11.8%  11.6%   8.5%   9.0%   7.2%
  Other payors...............................  22.2%  20.0%  20.6%  19.2%  28.5%
CONTRACT SERVICES:
  Hospitals and other payors.................     --     --  11.1%  11.1%  13.7%
  Management service fees....................     --   2.3%   2.3%   2.6%   2.0%
                                              ------ ------ ------ ------ ------
                                              100.0% 100.0% 100.0% 100.0% 100.0%
                                              ====== ====== ====== ====== ======

  Under the Medicare ESRD program, Medicare reimburses dialysis providers for the treatment of individuals who are diagnosed with ESRD and are eligible for participation in the Medicare program, regardless of age or financial circumstances. As described in more detail below, for each treatment, Medicare pays 80% of the amount set by the Medicare prospective reimbursement system. A secondary payor, usually a Medicare supplemental insurer, a state Medicaid program or, to a lesser extent, the patient or the patient's private insurer, is responsible for paying any co-payment (typically 20%), other approved services not paid by Medicare and the annual deductible. All of the states in which the Company operates dialysis facilities provide Medicaid benefits to qualified recipients to supplement their Medicare entitlement. The Medicare and Medicaid programs are subject to statutory and regulatory changes, administrative rulings, interpretations of policy and governmental funding restrictions, some of which may have the effect of decreasing program payments, increasing costs or modifying how the Company operates its dialysis business. See "--Regulatory Matters" and "Risk Factors--Dependence on Third Party Reimbursement."

  Assuming an ESRD patient is eligible for participation in the Medicare program, the commencement date of Medicare benefits for ESRD patients electing in-center hemodialysis (and not entering into a self-care training program) is dependent on several factors. For ESRD patients 65 years of age or older and already enrolled in the Medicare program due to age entitlement, Medicare coverage for ESRD services begins immediately. ESRD patients under 65 years of age who are not covered by an employer group health plan (for example, the uninsured, those covered by Medicaid and those covered by an individual health insurance policy) must wait until the first day of the third month after the month in which a renal dialysis treatment program begins. During this three month period, the patient, Medicaid or private insurers are responsible for payment. In the case of the individual covered by private insurance, such responsibility is limited to the terms of the policy with the patient being responsible for the balance. ESRD patients under 65 years of age who are covered by an employer group health plan must wait 30 or 33 months after commencing dialysis treatments (depending on whether the patient has entered into a self-care training program) before Medicare becomes the primary payor. During the 30 to 33-month period, the employer group health plan is responsible for payment at its negotiated rate or, in the absence of such a rate, at the company's usual and customary rates, and the patient is responsible for deductibles and co-payments applicable under the terms of the employer group health plan.

  If an ESRD patient elects to enter into a self-care training program or home dialysis training program during the first three months of dialysis, the three-month waiting period is waived. In this case, if the patient has an employer group health plan, the period for which the health plan will be the primary payor is 30 months. If the patient has only Medicare coverage, Medicare immediately becomes the primary payor effective as of the initiation of dialysis.

  Medicare Reimbursement. Each of the Company's dialysis facilities is certified to participate in the Medicare program. The Company is reimbursed by Medicare under a reimbursement system for chronic dialysis services provided to ESRD patients. Under this system, the reimbursement rates are fixed in advance and have been adjusted from time to time by Congress. Although this form of reimbursement limits the allowable charge per treatment, it provides the Company with predictable and recurring per treatment revenues and allows the Company to retain any profit earned. Medicare has established a composite rate set by HCFA that governs the Medicare reimbursement available for a designated group of dialysis services, including the dialysis treatment, supplies used for such treatment, certain laboratory tests and certain medications. When Medicare assumes responsibility as the primary payor, it pays for dialysis and related services (as described below) at 80% of the composite rate. The Medicare composite rate is subject to regional differences based upon certain factors, including regional differences in wage earnings. Certain other services and items are eligible for separate reimbursement under Medicare and are not part of the composite rate, including certain drugs (including EPO), blood (for amounts in excess of three units per patient per year), and certain physician-ordered tests provided to dialysis patients. Claims for Medicare reimbursement must generally be presented within 15 to 27 months of treatment depending on the month in which the service was rendered. The Company generally submits claims monthly and is usually paid by Medicare within 30 days of the submission. If, in the future, Medicare were to include in its composite reimbursement rate any of the ancillary services presently reimbursed separately, the Company would not be able to seek separate reimbursement for these services, adversely affecting the Company's operating and financial results.

  The Company receives reimbursement for outpatient dialysis services provided to Medicare-eligible patients at rates that are currently between $117 and $139 per treatment for routine dialysis services, depending upon regional wage variations. The Medicare reimbursement rate is subject to change by legislation and recommendations by the Medicare Payment Advisory Commission ("MedPAC"). MedPAC is a new commission that was mandated by the Balanced Budget Act of 1997 to continue and expand upon the work of the Prospective Payment Assessment Commission ("PROPAC"). The Medicare ESRD reimbursement rate was unchanged from commencement of the program in 1972 until 1983. From 1983 through December 1990 numerous Congressional actions resulted in net reduction of the average reimbursement rate from a fixed fee of $138 per treatment in 1983 to approximately $125 per treatment in 1990. Congress increased the ESRD reimbursement rate, effective January 1, 1991, resulting in an average ESRD reimbursement rate of $126 per treatment. In 1990, Congress required that the Department of Health and Human Services ("HHS") and PROPAC study dialysis costs and reimbursement and make findings as to the appropriateness of ESRD reimbursement rates. In March 1998, MedPAC recommended a 2.7% increase in the reimbursement rate. Congress is not required to implement any recommendation, has not implemented this increase and could either raise or lower the reimbursement rate. See "Risk Factors--Dependence on Third Party Reimbursement."

  On June 1, 1989, the FDA approved the production and sale of EPO, and HCFA approved Medicare reimbursement for EPO's use by dialysis patients. EPO stimulates the production of red blood cells and is beneficial in the treatment of anemia, with the effect of reducing or eliminating the need for blood transfusions for dialysis patients.

  From June 1, 1989 through December 31, 1990, the Medicare ESRD program reimbursed for EPO at the fixed rate of $40.00 per administration of EPO in addition to the dialysis facility's allowable composite rate for dosages of up to 9,999 units per administration. For higher dosages, an additional $30.00 per EPO administration was allowed. Effective January 1, 1991, the Medicare allowable prescribed rate for EPO was changed to $11.00 per 1,000 units, rounded to the nearest 100 units. Subsequently, legislation was enacted to reduce the Medicare prescribed rate for EPO by $1.00 to $10.00 per 1,000 units after December 31, 1993. President Clinton's proposed fiscal year 1999 budget contains a further reduction in reimbursement for EPO from $10.00 to $9.00 per 1,000 units administered. See "Risk Factors--EPO Reimbursement and Supply."

  In September 1997, HCFA promulgated a policy that would deny Medicare reimbursement for EPO where a patient's proportion of red blood cells to total blood volume exceeds an average of 36.5% during a 90-day period. That rule was modified effective March 10, 1998, to provide that, if a doctor provides medical justification for the prescription, Medicare will continue to reimburse for EPO even if a patient's red blood cell count exceeds the maximum level otherwise allowed for reimbursement. Further, even if no medical justification is provided, the reimbursement will be reduced rather than denied, to an amount equal to the lower of the actual EPO dosage administered or 80% of the allowable dosage for the previous month.

  Medicaid Reimbursement. The Company is a licensed ESRD Medicaid provider in all states in which it does business. Medicaid programs are state-administered programs partially funded by the federal government. These programs are intended to provide coverage for patients whose income and assets fall below state-defined levels or who are otherwise uninsured. The programs also serve as supplemental insurance programs for the Medicare co-insurance portion and provide certain coverage (e.g., oral medications) that is not provided by Medicare. State regulations generally follow Medicare reimbursement levels and coverage without any co-insurance amounts. Certain states, however, require beneficiaries to pay a monthly share of the cost based upon levels of income or assets.

  Private Reimbursement. Everest derives a portion of its revenues from reimbursement provided by non-governmental third-party payors. A substantial portion of third-party health insurance in the U.S. is now furnished through some type of managed care plan, including HMOs. Managed care plans are increasing their market share, and this trend may accelerate as a result of the merger and consolidation of providers and payors in the health care industry, as well as discussions among members of Congress and the executive branch regarding ways to increase the number of Medicare and Medicaid beneficiaries served through managed care plans.

  The Company generally is reimbursed for dialysis treatments at higher rates by non-governmental payors than by governmental payors. However, managed care plans are becoming more aggressive in selectively contracting with a smaller number of providers willing to furnish services for lower rates and subject to a variety of service restrictions. For example, managed care plans and traditional indemnity third-party payors increasingly are demanding alternative fee structures, such as capitation arrangements whereby a provider receives a fixed payment per month per enrollee and bears the risk of loss if the costs of treating such enrollee exceed the capitation payment. These market forces are creating downward pressure on the reimbursement that Everest receives for its services and products.

  Everest's ability to secure favorable rates with indemnity and managed care plans has largely been due to the relatively small number of ESRD patients enrolled in any single HMO. By regulation, ESRD patients have been prohibited from joining an HMO unless they are otherwise eligible for Medicare coverage, due to age or disability, and are members of a managed care plan when they first experience kidney failure. HCFA has implemented a pilot project in which several managed care companies were allowed to recruit ESRD patients beginning in 1997 and which, if successful, could result in the opening of the ESRD treatment market to many managed care companies thereafter. As Medicare HMO enrollments increase and the number of ESRD patients in managed care plans also increases, managed care plans may have increased leverage in negotiating lower rates. In addition, an HMO may contract with another provider for, or may have tighter utilization controls with respect to, certain ancillary services typically provided by Everest to ESRD patients, which could limit Everest's revenues from such services. See "Risk Factors--Dependence on Third Party Reimbursement."

  As managed care companies expand their market share and gain greater bargaining power vis-a-vis health care providers, there may be increasing pressure to reduce the amounts paid for outpatient dialysis services and products. These trends could be accelerated if future changes to the Medicare ESRD program require private payors to assume a greater percentage of the cost of care given to dialysis patients. Everest believes that the historically higher rates of reimbursement paid by non-governmental payors may not be maintained at such levels. Everest is presently seeking to expand the portion of its revenues attributable to non-governmental private payors. However, if substantially more patients join managed care plans or such plans reduce reimbursement levels, Everest's business and results of operations could be materially adversely affected.

COMPETITION

  Dialysis Services Market. The dialysis industry is fragmented and highly competitive, particularly with respect to competition for the acquisition of existing dialysis centers. Because, in most cases, the prices of dialysis services and products in the U.S. are directly or indirectly regulated by Medicare, competition for patients is based primarily on quality and accessibility of service and the ability to obtain referrals from physicians and hospitals. Certain of the Company's competitors in the dialysis services market have greater financial resources than the Company and compete with the Company for the acquisition of centers in markets targeted by the Company. Competition for acquisitions has increased the costs of acquiring dialysis facilities. There is no assurance that the Company can continue to compete effectively with existing and new competitors. See "Risk Factors-- Competition."

  Competition for recruiting qualified physicians to act as medical directors is intense. In addition, the Company may experience competition from the establishment of a facility by a former medical director or referring physician. In cases where the Company has acquired a facility from one or more physicians, or where one or more physicians own interests in facilities as partners or co-shareholders with the Company, such physicians are generally required to agree to refrain from owning interests in competing facilities for various periods. Substantially all physicians who provide medical director services to the Company have also executed non-competition agreements. Such non-competition agreements may not be enforceable in certain jurisdictions.

  Contract Services Market. The Contract Services market is also fragmented and highly competitive. The Company estimates there are approximately 3,000 perfusionists practicing in the U.S., the majority of whom are employed by hospitals, with the balance practicing as sole proprietors or employed by companies offering perfusion services. Most hospitals requiring perfusion services use their own staff to provide such services and equipment and, as such, are the largest source of competition for the Company. The Company also competes in regional markets with other independent providers of perfusion services and with perfusionists in private practice. The Company's principal competitor in the perfusion services market is Baxter International Inc. The Company competes with hospitals and blood banks in the provision of apheresis and auto-transfusion services. The Company competes with other dialysis providers and hospitals in the provision of acute dialysis services. Management believes that the competitive factors in the Contract Services market are primarily cost, quality and breadth of service. Certain of the Company's competitors in the Contract Services market have greater financial resources than the Company. There can be no assurance that Everest will be able to compete effectively with its competitors or that additional competitors with greater resources will not enter the Company's markets. See "Risk Factors--Competition."

HUMAN RESOURCES

  As of June 30, 1998, the Company had 1,716 employees, including a professional staff of approximately 643 nurses, social workers, dietitians and perfusionists, a corporate and regional staff of approximately 197 employees and a facilities support staff of approximately 876 employees. The Company also contracts with numerous health care professionals, including physicians, nurses, social workers, dietitians, perfusionists and technicians who are not employees of Everest. See "Risk Factors--Dependence on Management and Other Key Personnel." Medical directors of most of the Company's dialysis facilities are independent contractors rather than employees of the Company, although some medical directors are employees of either Nephrology Associates of Northern Illinois Ltd. ("NANI-IL") or Nephrology Associates of Northern Indiana, P.C. ("NANI-IN"), each of which is owned by directors, officers and/or shareholders of the Company. In these cases, professional service fees for the medical directors are paid by the Company to NANI-IL and NANI-IN for medical director services performed for such corporations' dialysis units. See "Certain Relationships and Related Transactions." In the majority of cases, however, the fees are payable directly by the Company to the medical directors pursuant to individually negotiated contracts.

  Perfusionists generally enter into written agreements with the Company which specify their duties and establish their compensation. Such agreements are terminable by either party on advance written notice.

  As of June 30, 1998, approximately 108 of the Company's employees were members of unions. The Company believes that its relationships with its employees are good.

TRAINING AND DEVELOPMENT

  The Company believes that its dialysis patient care staff, Contract Services professionals, facility managers and regional directors represent its most valuable corporate assets. Accordingly, Everest devotes substantial efforts and resources to recruiting, training and retaining these individuals. The Company's training emphasizes teamwork to facilitate an environment based upon skilled individuals working together to provide high-quality care. The Company trains its patient care staff and requires that such employees undertake continuing education and meet with trainers who provide ongoing competency testing. If such testing reveals skills that are below the level required for a specific employee, the Company implements further training as required.

PROPERTIES

  The Company operates 65 dialysis centers, all of which are located in leased facilities ranging from approximately 3,000 to 15,000 square feet. These leases generally have terms of 10 years and typically contain renewal options. The Company owns 13,800 square feet of office space in Oak Park, Illinois which is used for its corporate headquarters. In addition, the Company leases approximately 22,000 square feet of space in Bellwood, Illinois which houses the acute dialysis team, corporate training, purchasing and distribution and medical records. The Company also leases space for its regional offices in Tucson, Arizona; Panama City, Florida; Dearborn, Michigan; and Houston, Texas. The regional offices range in size from 230 square feet to approximately 3,500 square feet under leases with expiration dates through December 1998.

  The Company considers its physical properties to be in good operating condition and suitable for the purposes for which they are being used.

LIABILITY INSURANCE

  The Company maintains property and general liability insurance, professional liability insurance and other insurance coverage in amounts deemed adequate by management based upon historical claims and the nature and risks of the business. The Company's property, casualty and worker's compensation insurance is provided by an affiliated entity. See "Certain Relationships and Related Transactions." The Company's professional liability insurance would provide coverage, subject to policy limits, in the event the Company is held liable in a lawsuit for professional malpractice against a physician, however, there can be no assurance that future claims will not exceed applicable insurance coverage, that malpractice and other liability insurance will be available at a reasonable cost or that the Company will be able to maintain adequate levels of malpractice insurance and other liability insurance in the future or that the insurers will not be successful in denying claims. Physicians practicing at the dialysis facilities are required to maintain their own malpractice insurance. However, the Company maintains coverage for the activities of its medical directors (but not for their individual private medical practices). See "Risk Factors--Liability Exposure."

REGULATORY MATTERS

 General

  The Company is subject to extensive federal, state and local governmental regulations. These regulations require the Company to meet various standards relating to, among other things, the management of centers, personnel, maintenance of proper records, equipment and quality assurance programs. The Company's dialysis centers are subject to periodic inspection by state agencies and other governmental authorities to determine if the premises, equipment, personnel and patient care meet applicable standards. To receive Medicare and Medicaid reimbursement, the Company's dialysis centers must be certified by HCFA. All of the Company's dialysis centers are so certified.

  Any loss by the Company of its federal certifications, its authorization to participate in the Medicare or Medicaid programs or its licenses under the laws of any state or other governmental authority from which a substantial portion of its revenues is derived or any change resulting from health care reform reducing dialysis reimbursement or reducing or eliminating coverage for dialysis services would have a material adverse effect on the Company's operating and financial results. To date, the Company has maintained its licenses and Medicare and Medicaid authorizations. The Company believes that the health care services industry will continue to be subject to intense regulation at the federal, state and local levels, the scope and effect of which cannot be predicted. No assurance can be given that the activities of the Company will not be reviewed and challenged by government regulators or that health care reform will not result in a material adverse effect on the Company. Furthermore, the Company could be held responsible for actions previously taken by entities it has acquired. There can be no assurance that previous operating practices of the Company or the entities it has acquired will not be reviewed and challenged by governmental regulators or that the Company will not be liable for such practices. See "Risk Factors--Extensive Government Regulation."

 Federal Fraud and Abuse

  The Company's operations are subject to the illegal remuneration provisions of the Social Security Act (sometimes referred to as the "Anti-Kickback Law") that impose criminal and civil sanctions on persons who knowingly and willfully solicit, offer, receive or pay any remuneration, whether directly or indirectly, in return for, or to induce, the referral of a patient for treatment, or, among other things, the ordering, purchasing, or leasing, of items or services that may be paid for in whole or in part by Medicare, Medicaid or other federal health care programs. Additionally, federal enforcement officials may attempt to impose civil false claims liability with respect to claims resulting from an Anti-Kickback Law violation. Violations of the federal Anti-Kickback Law are punishable by criminal penalties, including imprisonment, fines and exclusion of the provider from future participation in the Medicare or Medicaid programs. Civil penalties for violation of the federal Anti-Kickback Law include assessments of $50,000 per improper claim for payment plus three times the amount of such claim, as well as suspension from future participation in Medicare and Medicaid. While the federal Anti-Kickback Law expressly prohibits transactions that have traditionally had criminal implications, such as kickbacks, rebates or bribes for patient referrals, its language has been construed broadly and has not been limited to such obviously wrongful transactions. Court decisions state that, under certain circumstances, the Anti-Kickback Law is also violated where any part of the purpose (as opposed to the "primary" or "material" purpose) of a payment is to induce referrals. Congress has frequently considered federal legislation that would expand the federal Anti-Kickback Law to include the same broad prohibitions to all situations involving the inducement of referrals, regardless of payor source.

  In July 1991, November 1992 and January 1996, the Secretary of HHS published regulations that create exceptions or "safe harbors" for certain business transactions. Transactions that satisfy the criteria under applicable safe harbors will be deemed not to violate the federal Anti-Kickback Law. Transactions that do not satisfy all elements of a relevant safe harbor do not necessarily violate the statute, although such transactions may be subject to scrutiny by enforcement agencies. The Company seeks to structure its various business arrangements to satisfy as many safe harbor elements as possible under the circumstances, although many of the Company's arrangements do not satisfy all of the elements of a safe harbor. Although the Company has never been challenged under the Anti-Kickback Law, and the Company believes that it complies in all material respects with the federal Anti-Kickback Law and all other applicable related laws and regulations, there can be no assurance that the Office of Inspector General or other governmental agency will not take a contrary position or that the Company will not be required to change its practices or will not experience a material adverse effect as a result of any such challenge or any sanction that might be imposed. In recent years, new legislation and amendments to the existing federal fraud and abuse laws have strengthened the government's enforcement powers, and there has been a significant increase in the number of health care fraud and abuse investigations and prosecutions. Some of these new investigations and prosecutions scrutinize practices that have been widely utilized by health care providers in the past. The Company is unable to predict whether the enforcement agencies will ultimately prevail in their stepped-up enforcement activities or what impact these enforcement activities may ultimately have on the interpretation of the federal fraud and abuse laws.

  On July 21, 1994, the Secretary of HHS proposed a rule that would modify the original set of safe harbor provisions to give greater clarity to the rule's original intent. The proposed rule would make changes to the safe harbors on personal services, management contracts, investment interests, and space rentals, among others. The Company does not believe that its current operations, as set forth above, would be materially impacted if the proposed rule were adopted in the form proposed. However, the Company cannot predict the outcome of the rule making process or whether changes in the safe harbors rule will affect the Company's position with respect to the federal Anti-Kickback Law. See "Risk Factors--Extensive Government Regulation."

  Physician Ownership. A significant portion of the Company's issued stock is presently owned or controlled by physicians. The Company has also issued stock options to various individuals, including many of its medical directors. Additionally, many of the Company's outpatient dialysis centers are owned on a joint-venture basis between the Company, or one of its wholly owned subsidiaries, and local physicians. Because many of these physicians refer patients to the Company's facilities, the federal Anti-Kickback Law could be found to apply to referrals by such physicians to the Company's facilities. However, the Company believes these ownership relationships are in material compliance with the federal Anti-Kickback Law. The Company believes that the value of stock issued and options granted to physicians has been consistent with the fair market value of assets transferred to, or services performed by such physicians for the Company, and there is no intent to induce referrals to the Company's facilities. There is a safe harbor for certain investments in non-publicly traded entities such as the Company, and the Company believes that its physician ownership and investment relationships meet some of the criteria for this safe harbor. However, these relationships do not satisfy all of the criteria for the safe harbor and there can be no assurance that these relationships will not subject the Company to investigation or prosecution by enforcement agencies.

  Medical Director Relationships. The conditions for coverage under the Medicare ESRD program mandate that treatment at a dialysis center be under the general supervision of a medical director who is a licensed physician. Additionally, the medical director must be board certified or board eligible in internal medicine or pediatrics and have had at least 12 months of experience or training in the care of patients at ESRD centers. The medical directors engaged by the Company typically exceed the Medicare requirements and are generally board certified nephrologists. The Company has engaged medical directors at each of its centers under contracts with physicians or their group practices. The compensation of the medical directors and other physicians under contract with the Company is separately negotiated and generally depends upon competitive factors in the local market, the physician's professional qualifications and responsibilities and the size of the center. The aggregate compensation of the medical directors and other physicians under contract with the Company is generally fixed in advance for periods of one year or more by written agreement, is set to reflect the fair market value of the services rendered and does not take into account the volume or value of patients referred to the Company's facilities. Because in all cases the medical directors and the other physicians under contract with the Company refer patients to the Company's centers, the federal Anti-Kickback Law could be found to apply. However, the Company believes that its contractual arrangements with these physicians are in material compliance with the federal Anti-Kickback Law. The Company seeks to comply with the requirements of the personal services and management contract safe harbor when entering into agreements with its medical directors and other physicians. See "Certain Relationships and Related Transactions--NANI-IL and NANI-IN."

  Acute Inpatient Dialysis Services. Under the Company's acute inpatient dialysis service arrangements, the Company agrees to provide a hospital with supervised emergency and acute dialysis services, including qualified nursing and technical personnel, technical services, supplies, and, in many cases, equipment. Because physicians under contract with the Company, or who have an ownership interest in the Company and/or its affiliates, may refer patients to hospitals with which the Company has an acute dialysis service arrangement, the federal Anti-Kickback Law could be found to apply, However, the Company believes that its contractual arrangements with hospitals for acute inpatient dialysis services are in material compliance with the federal Anti-Kickback Law. In all instances, the Company seeks to comply with the requirements of the personal services and management contract and equipment lease safe harbors when entering into agreements or contracts for acute inpatient dialysis services.

  The Health Insurance Portability and Accountability Act of 1996. HIPAA was enacted in August 1996 and substantively changed federal fraud and abuse laws by expanding their reach to all federal health care programs, establishing new bases for exclusions and mandating minimum exclusion terms, creating an additional exception to the anti-kickback penalties for risk-sharing arrangements, requiring the Secretary of HHS to issue advisory opinions, increasing civil money penalties to $10,000 (formerly $2,000) per item or service and assessments to three times (formerly twice) the amount claimed, creating a specific health care offense and related health fraud crimes, and expanding investigative authority and sanctions applicable to health care fraud. It also prohibits provider payments which could be deemed an inducement to patient selection of a provider.

  In addition to establishing minimum periods of exclusion from government health programs, the statute authorizes exclusion of an individual with a direct or indirect ownership or control interest in a sanctioned entity if the individual "knows or should know" of the activity leading to the conviction or exclusion of the entity or where the individual is an officer or managing employee of the entity. Significantly, the law expands criminal sanctions for health care fraud involving any governmental or private health benefit program, including freezing of assets and forfeiture of property traceable to commission of a health care offense.

  Balanced Budget Act of 1997. In August 1997, President Clinton signed the Balanced Budget Act of 1997 ("BBA") which contains sweeping adjustments to both the Medicare and Medicaid programs, as well as further expansion of the fraud and abuse laws. Specifically, the BBA created a civil monetary penalty for violations of the federal anti-kickback statute whereby violations will result in damages equal to three times the amount involved as well as a penalty of $50,000 per violation. In addition, the new provisions expanded the exclusion requirements so that any person or entity convicted of three health care offenses is automatically excluded from federally funded health care programs for life. Individuals or entities convicted of two offenses are subject to mandatory exclusion of 10 years, while any provider or supplier convicted of any felony may be denied entry into the Medicare program by the Secretary of HHS if deemed to be detrimental to the best interests of the Medicare program or its beneficiaries.

  The BBA also provides that any person or entity that arranges or contracts with an individual or entity that has been excluded from a federally funded health care program will be subject to civil monetary penalties if the individual or entity "knows or should have known" of the sanction. In addition, the BBA requires HCFA to issue advisory opinions in response to inquiries as to whether physician referrals for designated health services are prohibited by the Stark law.

  Finally, the BBA creates a Medicare+Choice Program that is designed to provide a variety of options to Medicare beneficiaries, almost all of whom may enroll in a Medicare+Choice Plan. The options include provider sponsored organizations, coordinated care plans, HMOs with and without point of service options involving out-of-network providers, and medical savings accounts offered as a demonstration project.

 Stark Law

  The federal prohibition against self-referral amendments to the Social Security Act (commonly known as the "Stark" provisions) restricts physician referrals for certain "designated health services" to entities with which a physician or an immediate family member has a "financial relationship." The Stark law was enacted by Congress in two parts, and is commonly referred to individually as "Stark I" and "Stark II." The Stark I legislation, which became effective in 1992, was only applicable to clinical laboratory services. Whereas, the Stark II legislation, which became effective January 1, 1995, expanded the self-referral prohibition from only clinical laboratory services to all "designated health services." Under the Stark provisions, an entity is prohibited from claiming payment under the Medicare or Medicaid programs for services rendered pursuant to a prohibited referral and is liable for the refund of amounts received pursuant to prohibited claims. The Stark provisions also set forth certain reporting requirements that require entities providing services to Medicare beneficiaries to report certain ownership arrangements to the Secretary of HHS. In addition to being obligated to refund any payments received in violation of the Stark provisions, entities can also incur civil penalties of up to $15,000 per improper claim, $10,000 per day for each day that the entities fail to comply with the reporting obligations, and can be excluded from participation in the Medicare and Medicaid programs.

  A "financial relationship" under Stark is defined as an ownership or investment interest in an entity by a physician (or an immediate family member), or a compensation arrangement between a physician (or an immediate family member) and an entity. The Company has entered into compensation agreements with its medical directors or their respective professional corporations for the services such physicians provide as medical directors. Additionally, a number of physicians own shares of the Company or its joint ventures, and options to purchase shares of stock in the Company. Accordingly, physicians that have entered into such arrangements with the Company, including its medical directors, may be deemed to have a "financial relationship" with the Company for purposes of Stark.

  For purposes of Stark, "designated health services" include, among other things: clinical laboratory services; parenteral and enteral nutrients, equipment and supplies; prosthetics, orthotics, prosthetic devices and supplies; physical and occupational therapy services; outpatient prescription drugs; durable medical equipment and supplies; radiology services (including MRI, CAT scans and ultrasound services); radiation therapy services and supplies; home health services; and inpatient and outpatient hospital services. Dialysis is not a designated health service under Stark. However, the definition of "designated health services" includes items and services that are components of dialysis or that may be provided to a patient in connection with dialysis, if such items and services are considered separately rather than collectively as dialysis. Under the final Stark I regulations published in August 1995, HCFA provided an exception from Stark I for clinical laboratory services reimbursed under the Medicare "composite rate" for dialysis. The Company believes it likely that, when final Stark II regulations are published, they will contain a similar exception for the various dialysis related items that fall within the definition of "designated health services," but that are reimbursed under the composite rate for dialysis. However, there can be no assurance that HCFA will adopt such a position.

  On January 9, 1998, HCFA issued proposed Stark II regulations (the "1998 Proposed Regulations"). The 1998 Proposed Regulations provide that EPO and other outpatient drugs used in connection with dialysis treatments, and home health services and supplies used in home dialysis services are not considered "designated health services" for purposes of Stark II. There can be no assurance, however, that final Stark II regulations will adopt such a position. With respect to the other items and services provided by the Company that are likely to be deemed to be "designated health services" subject to the Stark II prohibition, the language of the Stark II amendments and the Stark I final regulations suggest that the Company will not be permitted to offer, or seek reimbursement for, such services in the absence of a Stark II exception.

  Because physicians under contract with the Company may refer patients to hospitals with which the Company has a Contract Services arrangement, Stark II may be interpreted to apply to the Company's Contract Services arrangements with hospitals. However, Stark II contains exceptions for certain equipment rental, personal services and fair market value arrangements and the Company believes that most of its Contract Services arrangements are in material compliance with the requirements of such exceptions to Stark II. Moreover, the 1998 Proposed Regulations exclude from the definition of "inpatient hospital services" acute dialysis services furnished by a physician-owned contractor when the hospital is not certified to provide ESRD services. There can be no assurance, however, that final Stark II regulations will adopt such a position.

  Stark II contains exceptions for ownership and compensation arrangements that meet certain specific criteria set forth in the statute or in forthcoming regulations. With respect to ownership, certain qualifying in-office physician and ancillary services provided by or under the supervision of physicians in a single group practice are exempt from both ownership and compensation arrangement restrictions. With respect to compensation arrangements, the exceptions available for certain qualifying arrangements include the following areas: (i) bona fide employment relationships; (ii) personal service arrangements; (iii) space and equipment leasing arrangements; (iv) certain group practice arrangements with a hospital that were in existence prior to December 1989; and (v) purchases by physicians of laboratory services, or other items and services at fair market value. In order to be exempt from the Stark II self-referral prohibition, it is necessary to meet all of the criteria of a particular exception for each financial relationship existing between an entity and a referring physician. Based on the existing regulations and the 1998 Proposed Regulations, the Company believes that many of its financial relationships with referring physicians will not be subject to the Stark self-referral prohibitions. Further, to the extent that some of the Company's financial arrangements are subject to Stark, the Company believes that all such financial arrangements meet the criteria for an exception under either the existing regulations or the 1998 Proposed Regulations.

  However, because of its broad language, Stark II may be interpreted to apply to certain of the Company's operations. Consequently, Stark II may require the Company to restructure certain existing compensation agreements with its medical directors, or, in the alternative, to refuse to accept referrals for designated health services from certain physicians. Moreover, since Stark II prohibits Medicare or Medicaid reimbursement of items or services provided pursuant to a prohibited referral, and imposes substantial civil monetary penalties on entities which present or cause to be presented claims for reimbursement in such cases, the Company could be required to repay amounts reimbursed for items and services that HCFA determines to have been furnished in violation of Stark II, and could be subject to substantial civil monetary penalties, either or both of which could have a material adverse effect on the Company's operations and financial results and condition. The Company believes that if Stark II is interpreted to apply to the Company's operations, it is likely that the Company will be able on a prospective basis to bring its financial relationships with referring physicians into material compliance with the provisions of Stark II, including relevant exceptions. However, prospective compliance would not affect amounts or penalties determined to be owed for past conduct, and there can be no assurance that such prospective compliance, if possible, would not have a material adverse effect on the Company.

  The Company's certificate of incorporation has certain provisions which are designed to comply with the requirements of the Stark Law. The Certificate provides that if the holder of the Company's stock or an immediate family member of the holder is a physician, then the stock will represent no investment or ownership interest in any entity to which such physician has made or is making referrals. The Certificate also contains dividend and transfer policies which are designed to cure potential violations of the Stark Law which would occur should a physician with an investment or ownership interest in the Company make referrals to an entity and indirectly derive financial gain from such activities. The transfer policies have the additional function of subjecting future holders of the Company's stock to the same restrictions being imposed upon current holders.

 Other Regulation

  False Claims. The Company is also subject to federal and state laws prohibiting an individual or entity from knowingly and willfully presenting claims for payment (by Medicare, Medicaid and certain other third-party payors) that contain false or fraudulent information. These laws provide for both criminal and civil penalties. Furthermore, providers found to have submitted claims which they knew or should have known were false or fraudulent, or for items or services that were not provided as claims, may be excluded from Medicare and Medicaid participation, required to repay previously collected amounts, and/or subject to substantial civil monetary penalties, resulting in the possibility of substantial financial penalties for small billing errors repeated over a large number of claims, as each individual error may be deemed to be a separate violation of the False Claims Act. Although false claim violations are generally subject to investigation and prosecution by the applicable governmental agency, violations of the federal False Claim Act can also be the subject of Qui Tam (or whistle blower) litigation. In Qui Tam situations, certain individuals with knowledge of False Claim Act violations can bring suit, on behalf of the federal government, for such violations. As a "reward" for bringing successful Qui Tam cases, Qui Tam plaintiffs are entitled to a significant percentage of any penalties ultimately recovered by the federal government as a result of the violations prosecuted in the Qui Tam action. The number of health care Qui Tam cases is growing, and these cases increasingly involve arguments that a violation of the Anti-Kickback and Stark Laws could constitute a false claim under the federal False Claims Act, and thus subject health care providers to Qui Tam actions for alleged Anti-Kickback and Stark Law violations.

  Although dialysis centers are generally reimbursed by Medicare based on prospective composite rates, the submission of Medicare cost reports and requests for payment by dialysis centers are covered by these laws. The Company believes that it has procedures to ensure the accurate completion of cost reports and requests for payment. However, there can be no assurance that cost reports or requests of payment filed by the Company will be materially accurate or will not be subject to challenge under these laws. Furthermore, there can be no assurance that cost reports or payment requests previously submitted by any of the entities that the Company has acquired will not be challenged under these laws. Any such challenges, including any related sanctions which might be assessed, could have a material adverse effect on the Company.

  State Anti-Kickback Provisions. Many states have enacted statutes prohibiting health care providers from providing kickbacks or other forms of remuneration to individuals, including physicians, who induce, or refer patients, to the provider. Many of these laws have proscriptions similar to the Anti-Kickback Law, but apply more broadly to all patients, and not just those entitled to reimbursement under Medicare, Medicaid or other federal health care programs. The Company has no reason to believe that any of its arrangements with physicians are not in material compliance with such state laws. However, given the recent enactment of such state laws, there is an absence of definitive interpretive guidance in many areas and there can be no assurance that one or more of the practices of the Company or any of its acquired entities might not be subject to challenge under such state laws. If one or more of such state laws is interpreted to apply to the Company and the Company is determined to be liable for violations of such state laws, the application of such state laws could have a material adverse effect on the Company.

  State Self-Referral Provisions. Numerous states have enacted statutes prohibiting physicians from holding financial interests in various types of medical centers or providers to which they refer patients. Many of these laws have proscriptions similar to the Stark law, but apply more broadly to all patients, and not just those entitled to reimbursement under the Medicare and Medicaid programs. The Company has no reason to believe that any of its arrangements with physicians are not in material compliance with such state laws. However, given the recent enactment of such state laws, there is an absence of definitive interpretive guidance in many areas and there can be no assurance that one or more of the practices of the Company or any of its acquired entities might not be subject to challenge under such state laws. If one or more of such state laws is interpreted to apply to the

Company and the Company is determined to be liable for violations of such state laws, the application of such state laws could have a material adverse effect on the Company.

  State Laws Regarding Provision of Medicine and Insurance. Although the Company currently has a number of arrangements with insurance companies and HMOs, these relationships do not account for a significant portion of the Company's revenues. Notwithstanding these current arrangements, as the managed care environment evolves, or if there is a legislative change requiring Medicare ESRD beneficiaries to obtain their care through a managed care arrangement, such as an HMO, the Company may be forced to revise its current operations, structure and/or practices to adapt to such an environment. Such changes may include the development of quasi-managed care entities that could deliver both dialysis treatment and related physician services through an integrated system that would share in the financial risk of the integrated services it provides. However, because the laws of many states prohibit physicians from splitting fees with non-physicians and prohibit non-physician entities from practicing medicine, the Company's ability to structure such arrangements may be severely restricted, if not prohibited. Further, because most states also have laws regulating insurance companies and HMOs as well as the ability to enter into certain types of risk spreading and risk sharing arrangements, the Company may also be restricted in its ability to develop quasi-managed care entities and/or enter into risk sharing types of arrangements with payors. As a result of these regulatory constraints, the Company may not be able to quickly respond or adapt to a rapidly changing marketplace. If the Company is not able to quickly respond to such changes, it may have a material adverse effect on the Company. Further, if the Company is able to respond to such changes by restructuring its operations and/or practices, the Company may be subject to new intense regulatory oversight which may also have a material adverse effect on the Company.

  Health Care Reform. Members of Congress from both parties and the executive branch are continuing to consider many health care proposals, some of which are comprehensive and far-reaching in nature. As noted above, the Medicare+Choice Program was developed as part of the amendments in the BBA. This program is designed to expand the options for Medicare beneficiaries and may have a significant impact on the manner in which health care is delivered in the future. Several states are also currently considering health care proposals. The Company is unable to predict what additional action, if any, the federal government or any state may ultimately take with respect to health care reform or when any such action will be taken. Health care reform may bring radical changes in the financing and regulation of the health care industry, which could have a material adverse effect on the Company.

  Other Regulations. The Company's operations are subject to various state hazardous waste disposal laws. Those laws, as currently in effect, do not classify most of the waste produced during the provision of dialysis services to be hazardous, although disposal of non-hazardous medical waste is also subject to regulation. OSHA regulations require employers of workers who are occupationally subject to blood or other potentially infectious materials to provide those workers with certain prescribed protections against blood-borne pathogens. These regulatory requirements apply to all health care centers, including dialysis centers, and require employers to make a determination as to which employees may be exposed to blood or other potentially infectious materials and to have in effect a written exposure control plan. In addition, employers are required to provide hepatitis B vaccinations, personal protective equipment, infection control training, post-exposure evaluation and follow-up, waste disposal techniques and procedures, and engineering and work practice controls. Employers are also required to comply with certain record-keeping requirements. The Company believes that it is in material compliance with the foregoing laws and regulations.

  Some states have established certificate of need ("CON") programs regulating the establishment or expansion of health care centers, including dialysis centers. In those states where CON laws apply to dialysis centers, the Company is required to go through a regulatory process that generally requires the identification and documentation of "need" for dialysis services, prior to being able to establish or expand its dialysis operations. The existence of CON laws and their application by regulatory agencies could have a material impact on the Company's ability to expand its dialysis operations in those states with CON requirements.

  There can be no assurance that in the future the Company's business arrangements, past or present, will not be the subject of an investigation or prosecution by a federal or state governmental authority. Such investigation could result in any, or any combination, of the penalties discussed above depending upon the agency involved and such investigation and prosecution. None of the Company's business arrangements with physicians, vendors, patients or others have been the subject of investigation by any governmental authority. The Company monitors legislative developments and would seek to restructure a business arrangement if the Company determined that one or more of its business relationships placed it in material noncompliance with applicable law. The Company believes that in the near future the health care service industry will continue to be subject to substantial regulation at the federal and state levels, the scope and effect of which cannot be predicted by the Company. Any loss by the Company of its various federal certifications, its authorization to participate in the Medicare and Medicaid programs or its licenses under the laws of any state or other governmental authority from which a substantial portion of its revenues are derived would have a material adverse effect on its operating and financial results.

LEGAL PROCEEDINGS

  The Company is subject to claims and suits in the ordinary course of business, including those arising from patient treatment. The Company believes it will be covered by malpractice insurance with respect to these claims and does not believe that the ultimate resolution of pending proceedings will have a material adverse effect on the Company. However, claims against the Company, regardless of their merit or eventual outcome, could require management to devote time to matters unrelated to the operation of the Company's business, and may also have a material adverse effect on the Company's ability to attract patients or expand its business. See "Risk Factors--Liability Exposure."

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The directors and executive officers of the Company are as follows:

NAME                      AGE                          POSITION
----                      ---                          --------
Craig W. Moore..........   53 Chairman of the Board of Directors, Chief Executive Officer
Arthur M. Morris, M.D...   58 President and Director
Martin Fox..............   43 Executive Vice President, General Manager and Director
Michael J. Carbon, M.D..   58 Senior Vice President and Director
Nicki M. Norris.........   46 Executive Vice President and General Manager
James E. Becks..........   47 Chief Executive Officer (Contract Services division)
John B. Bourke..........   50 Chief Financial Officer
Paul Balter, M.D........   59 Secretary, Treasurer and Director
Thomas Creel............   50 Vice President of Business Development-Northern U.S.
                              and Director
Alan Berry..............   51 Director
George Dunea, M.D.......   65 Director
Ashutosh Gupta, M.D.....   50 Director
Douglas Mufuka, M.D.....   57 Director

  Mr. Moore is Chairman of the Board of Directors and Chief Executive Officer of the Company. He has served in those capacities since 1995. Mr. Moore joined Everest in 1986 as an Executive Vice President. He holds a Bachelor of Arts in Business and Finance from Adrian College and completed the Institute for Management at Northwestern University in 1976. He has worked for U.S. Steel Corporation, American Hospital Supply Corporation and Baxter Healthcare Corporation in a variety of management assignments including Division President of American Micro-Surgery Specialties. He served four years in the U.S. Navy as a line officer. Mr. Moore is a member of the Board of Directors of Biologic Systems Corporation.

  Dr. Morris is the President and a director of the Company. Dr. Morris joined Everest in 1971. He received his medical degree from the State University of New York at Buffalo in 1965 and completed a Fellowship in Renal Disease at Rush-Presbyterian-St. Luke's Hospital in Chicago in 1971. Dr. Morris was board certified in Internal Medicine in 1971 and in Nephrology in 1972. He has been on the Board of Directors of the National Kidney Foundation of Illinois since 1973. From 1979 to 1981, he served as Chairman of the ESRD Network 15. In 1984 Dr. Morris was appointed by Governor Thompson to serve on the State of Illinois Renal Disease Advisory Council, on which he continues to serve. Dr. Morris is a Fellow in the American College of Physicians, has been a member of the board of trustees at West Suburban Hospital Medical Center since 1990 and a member of Loyola University Health System Board of Directors since 1996. He has been in private practice since 1971.

  Mr. Fox is the Executive Vice President, General Manager of Managed Care Business and a director of the Company. Mr. Fox joined Everest in those capacities in 1996. He is a graduate of Northern Arizona University where he earned a Bachelor of Science in Accounting and is a Certified Public Accountant. Mr. Fox has over ten years of management experience in the dialysis industry. He began his career in the dialysis industry as the Chief Financial Officer of Southwest Kidney Institute and later, beginning in 1992, was named Chief Executive Officer of HDA. Mr. Fox is a former treasurer of the National Renal Administrators Association.

  Dr. Carbon is the Senior Vice President and a director of the Company. Dr. Carbon joined Everest in 1979. Dr. Carbon received his M.D. from the University of Illinois in 1965. He completed his fellowship in both Internal Medicine in 1970 and Nephrology in 1971 from the University of Miami, Miami, Florida. Dr. Carbon served in the U.S. Army Medical Corps from 1966 to 1968. Dr. Carbon has been in private practice since 1971 specializing in nephrology and hypertensive disease. Dr. Carbon has been a board member of Central DuPage Hospital since 1994 and formerly served as president of the hospital's medical staff. He is chief operating officer of NANI-IL and NANI-IN and medical director of the Company's Contract Services business.

  Ms. Norris is the Executive Vice President and General Manager of the Company with responsibility for operations of the chronic dialysis centers. Ms. Norris joined Everest in that capacity in 1996. She is a graduate of the University of Illinois at Urbana--Champaign where she earned a Bachelor of Science in Finance and a Masters in Business Administration. She received a Professional Accounting Certificate from Northwestern University and is a Certified Public Accountant. Ms. Norris has more than twenty years of business experience, having worked for Baxter Healthcare Services Corporation ("Baxter"), a subsidiary of Baxter International Inc., and Stone Container Corporation in managerial positions in the areas of finance, operations, marketing, strategic planning and human resources. Most recently, Ms. Norris was Vice President of Business Process Innovation (strategic planning) at Baxter from 1994 to 1996.

  Mr. Becks is Chief Executive Officer of the Company's Contract Services division and has served in that capacity since 1996. Mr. Becks joined Everest in 1989. Mr. Becks is a registered nurse and a graduate of Northwestern University where he earned a Bachelor of Science Degree. Mr. Becks served in the U.S. Navy following which he worked for American V. Mueller, a division of American Hospital Supply Corp., in a variety of sales, marketing, and management assignments including Vice President of Business Development. Mr. Becks was previously (from 1989 to 1996) a General Manager of the Company's Continental Healthcare affiliate.

  Mr. Bourke is the Chief Financial Officer of the Company. Mr. Bourke joined Everest in that capacity in 1996. He is a graduate of Denver University where he earned his Bachelor of Science, Bachelor of Arts, majoring in Accounting. Mr. Bourke received his Masters of Management from Northwestern University and is also a Certified Public Accountant. Mr. Bourke's experience includes ten years at Arthur Andersen & Company as Senior Audit Manager and, most recently, fourteen years at George J. Ball, Inc. There he held various accounting, operational and general management positions, the last of which from 1983 to 1996 was Senior Vice President and Chief Financial Officer for Ball Seed Company.

  Dr. Balter is the Secretary/Treasurer and a director of the Company. He also serves as chairman of the Company's Corporate Quality Improvement Committee. Dr. Balter joined Everest in 1971. Dr. Balter received his M.D. from Yale University in 1965 and completed his renal fellowship there in 1969. He served as a nephrologist in the U.S. Army from 1969 to 1971, and served in the only hemodialysis unit in Vietnam from 1970 to 1971. Dr. Balter was board certified in Internal Medicine in 1972 and in Nephrology in 1974. Dr. Balter specializes in systems applications of quality assurance. He has been in private practice since 1971.

  Mr. Creel has been a member of the board of directors of Everest since 1997. Mr. Creel received his Bachelor of Arts degree from the University of South Florida. Following two years in the U.S. Army, Mr. Creel began his sales career in health care with Parke-Davis Pharmaceutical Co. He later joined Baxter Laboratories Renal Division where he became Vice President of Sales and Service-U.S. He was one of the founders of Home Dialysis of America, Inc., where he served since 1992 as Managing Director of Business Development and Operations. Since June of 1996, Mr. Creel has been the Vice President of Business Development-North for Everest.

  Mr. Berry has been a member of the board of directors of Everest since 1996. Mr. Berry received his Bachelor of Science degree in 1966 from the University of Wisconsin and a Juris Doctor degree in 1969 from Boston University. Mr. Berry is a Partner in the law firm of Katten Muchin & Zavis in Chicago, Illinois, which he joined in 1974. He currently serves on the Board of Directors of the National Kidney Foundation of Illinois. Mr. Berry also serves on the board of directors of each of Abrix Group, Health Care Management Consultants and MedOpSys.

  Dr. Dunea has been a member of the board of directors of Everest since 1990. He received his medical degree from University of Sydney Medical School in 1957 and completed nephrology fellowships at the Cleveland Clinic in 1965 and at Presbyterian St. Luke's and University of Illinois Hospitals in 1966. Dr. Dunea was board certified in Internal Medicine in 1973 and in Nephrology in 1974. Since 1969 he has served as the Chairman of the Department of Nephrology-Hypertension at the Cook County Hospital, a Professor of Clinical Medicine at the Chicago campus of the University of Illinois College of Medicine and the Scientific Director of the Hektoen Institute. In addition to an extensive background of scientific publications including articles, book chapters and books, Dr. Dunea serves as the editor of Kidney and the coordinating editor of International Journal of Artificial Organs. Dr. Dunea is a Fellow in the Royal College of Physicians (London and Edinburgh) and the Royal Society of Medicine (London).

  Dr. Gupta has been a member of the Board of Directors of the Company since 1987. Dr. Gupta received his medical degree at the University of Delhi in Delhi, India in 1970, and completed his nephrology fellowship at the University of Chicago in 1978. Dr. Gupta was board certified in Internal Medicine in 1981 and in Nephrology in 1988. His professional memberships include the American Society of Nephrology, the International Society of Nephrology and the American Medical Association. He has been in private practice in Internal Medicine and Nephrology since 1978. Dr. Gupta is a fellow of the American College of Physicians and serves as an associate editor of Kidney.

  Dr. Mufuka has been a member of the board of directors of Everest since 1987. He received his medical degree from the State University of New York in Syracuse, New York in 1973 and completed his Nephrology Fellowship at Northwestern University Medical Center in 1978. Dr. Mufuka is board certified in Internal Medicine. His professional memberships include the American Society of Nephrology, International Society of Nephrology, the American Medical Association and the American College of Physicians. In addition, Dr. Mufuka is a current director of WSKC Dialysis Services, Inc. He has been in private practice since 1978.

  There is no family relationship among any of the officers and directors.

  Messrs. Creel and Fox are each entitled to a seat on the Board of Directors pursuant to a Shareholders Agreement. See "Certain Relationships and Related Transactions--Shareholders Agreements."

EXECUTIVE COMPENSATION

  The following table sets forth information with respect to the cash compensation paid by the Company for services rendered during the fiscal year ended September 30, 1997 to the chief executive officer and the four other most highly compensated executive officers (the "Named Executive Officers") of the Company:

                          SUMMARY COMPENSATION TABLE

                                       ANNUAL       LONG TERM
                                    COMPENSATION   COMPENSATION
                                  ---------------- ------------
                                                    SECURITIES
                                                    UNDERLYING   ALL OTHER
    NAME AND PRINCIPAL POSITION    SALARY   BONUS  OPTIONS (#)  COMPENSATION
    ---------------------------   -------- ------- ------------ ------------
   Craig W. Moore,                $416,000 $34,894    50,584      $20,283(1)
    Chairman and Chief Executive
     Officer
   Nicki M. Norris,                168,000  75,600    23,500       17,622(2)
    Executive Vice President and
     General Manager
   John B. Bourke,                 152,000  72,908    23,500       20,283(1)
    Chief Financial Officer
   Martin Fox,                     205,000  19,479       --        20,217(3)
    Executive Vice President and
     General Manager
   Thomas Creel,                   205,000  19,479       --        17,147(4)
    Vice President of Business
     Development--Northern U.S.

--------
(1) Includes profit sharing plan contributions of $15,533 and 401(k) plan matching contributions of $4,750.
(2) Includes profit sharing plan contributions of $15,533 and 401(k) plan matching contributions of $2,089.
(3) Includes profit sharing plan contributions of $15,533 and 401(k) plan matching contributions of $4,684.
(4) Includes profit sharing plan contributions of $15,533 and 401(k) plan matching contributions of $1,614.

  Certain executive officers of the Company, including Drs. Morris, Carbon and Balter, are compensated by NANI. The Company pays fees to NANI for medical director and other services provided by these physicians and other NANI employees. See "Certain Relationships and Related Transactions--NANI-IL and NANI-IN" and "--Compensation Agreement."

DIRECTOR COMPENSATION

  The Company has quarterly directors' meetings and pays each of its 10 directors $8,000 per year. Certain directors also provide consulting services to the Company through NANI. See "Certain Relationships and Related Transactions--NANI-IL and NANI-IN."

EMPLOYMENT AGREEMENTS

  The Company and Mr. Moore entered into an employment agreement effective January 1, 1997 and continuing on a year-to-year basis thereafter, subject to termination by either party on 48 hours' notice. The agreement provides for an annual salary of $440,000 in addition to health insurance, disability insurance and other standard benefits. If the agreement is terminated by the Company for any reason or by Mr. Moore for any reason upon at least 45 days' prior notice, Mr. Moore will be entitled to severance pay in the amount of $598,833, as well as life, health and disability insurance and other benefits for nine months after the termination date. The agreement contains restrictive covenants that prohibit Mr. Moore from competing with the Company for a period of two years following his termination of employment.

  In connection with the acquisition of HDA, the Company entered into employment agreements with Messrs. Fox and Creel. Each of these agreements was effective June 20, 1996 and provides for an initial term of three years, subject to (i) an automatic two-year extension if certain revenue goals are achieved, and (ii) two-year extensions from time to time at the option of the Company. Messrs. Fox and Creel are each entitled to receive an annual salary of $205,000 for the first five years. The agreements provide for a 10% salary increase if the agreement is extended on the fifth anniversary of its effective date and a 6% salary increase if the agreement is extended on the seventh or any later anniversary of the effective date. The agreements also provide that Messrs. Fox and Creel are entitled to participate in Everest's general bonus plan as well as a special incentive plan pursuant to which the former shareholders of HDA (including Messrs. Fox and Creel) in the aggregate may be entitled to receive up to 2% of Everest's common stock. The agreements provide for insurance and other benefits commensurate with those generally provided to officers of the Company. If either of these agreements is terminated: (i) by the Company without cause (as defined); (ii) due to the employee's permanent disability; or (iii) by the employee for good reason (as defined), the employee will be entitled to receive as severance (A) his base salary for the greater of one year or the then remaining employment period and
(B) if the employment agreement is terminated after the sixth month of any fiscal year, his prorated bonus for such partial fiscal year; provided, however, that if the agreement is terminated prior to June 20, 1999 by the Company without cause or by the employee for good reason, the employee will be entitled to receive his base salary through June 19, 2001 as well as the amount, if any, payable pursuant to clause (A) above. If an agreement expires on the fifth anniversary of the effective date and the Company has not offered the employee an extension, the employee will be entitled to his base salary for one year following the expiration date, in addition to any bonus payable in accordance with the preceding sentence. The agreements contain restrictive covenants that prohibit Messrs. Fox and Creel from competing with the Company for at least two years following termination of employment.

STOCK OPTION PLANS

  Stock Award Plan. Pursuant to the Company's 1996 Stock Award Plan (the "Plan"), the Company has granted to certain employees and medical directors options to purchase shares of the Company's common stock. As of June 30, 1998, options to purchase a total of 1,198,400 shares of common stock had been granted under the Plan at an exercise price of $9.10 per share. Such options vest in four equal increments on each of the first four anniversaries of the grant date. The Plan includes a provision that upon a change in control the committee administering the Plan has the discretion to declare all outstanding options exercisable. Such options expire after a ten-year period, or earlier if an employee is terminated for cause or voluntarily terminates employment other than through retirement. The options will become fully exercisable upon termination of employment by reason of death, disability or retirement. In the case of an employee whose employment is terminated for a reason other than cause, the Company may in its sole discretion purchase the option for an amount equal to the aggregate per share fair market value minus the aggregate per share exercise price.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table contains information concerning the grant of stock options by the Company to the Named Executive Officers during the fiscal year ended September 30, 1997:

                                                                                  POTENTIAL
                                                                                 REALIZABLE
                                                                                  VALUE AT
                                                                               ASSUMED ANNUAL
                                                                               RATES OF STOCK
                                         PERCENTAGE OF                              PRICE
                            NUMBER OF    TOTAL OPTIONS                          APPRECIATION
                             SHARES        GRANTED TO                                FOR
                           UNDERLYING      EMPLOYEES    EXERCISE OR            OPTION TERM(2)
                         OPTIONS GRANTED IN FISCAL YEAR BASE PRICE  EXPIRATION ---------------
NAME                         (#)(1)           (%)         ($/SH)       DATE     5%($)  10%($)
----                     --------------- -------------- ----------- ---------- ------- -------
Craig W. Moore(3).......     50,584           3.9          9.10       2/5/07   289,340 733,468
Nicki M. Norris.........     23,500           1.8          9.10       2/5/07   134,420 340,750
John B. Bourke..........     23,500           1.8          9.10       2/5/07   134,420 340,750
Martin Fox..............         --            --            --           --        --      --
Thomas Creel............         --            --            --           --        --      --

--------
(1) These options, which were originally granted on February 5, 1997, were subsequently cancelled and replacement options with identical terms were issued on February 5, 1998 pursuant to the reorganization of the Company. See "The Company," "Management's Discussion and Analysis of Financial Condition and Results of Operation--Reorganization" and "Certain Relationships and Related Transactions--Peak." These options vest in four equal increments on each of the first four anniversaries of the original grant date. For a description of other terms of these options, see "-- Stock Option Plans--Stock Award Plans."
(2) Assumes that the fair market value of the common stock as of September 30, 1997 was $9.10 per share, which is equal to the fair market value of the common stock on February 5, 1997 (the date of grant) as determined by the Board of Directors.
(3) The options shown for Mr. Moore represent the maximum number of options indirectly granted to him through Peak Liquidating. The actual number of options Mr. Moore is entitled to receive will vary depending on the valuation of certain assets of Peak Liquidating or its predecessor entity.

                         FISCAL YEAR-END OPTION VALUES

  The following table contains information regarding the Named Executive Officers' unexercised options as of September 30, 1997. None of the Named Executive Officers exercised any options during the fiscal year ended September 30, 1997:

                    NUMBER OF SHARES UNDERLYING            VALUE OF UNEXERCISED
                     UNEXERCISED OPTIONS AS OF            IN-THE-MONEY OPTIONS AS
                    SEPTEMBER 30, 1997 (#) (1)           OF SEPTEMBER 30, 1997 ($)
                    ---------------------------          -------------------------
NAME                EXERCISABLE      UNEXERCISABLE       EXERCISABLE UNEXERCISABLE
----                ------------     ---------------     ----------- -------------
Craig W. Moore(2).                --             50,584       --          (3)
Nicki M. Norris...                --             23,500       --          (3)
John B. Bourke....                --             23,500       --          (3)
Martin Fox........                --                 --       --           --
Thomas Creel......                --                 --       --           --

--------
(1) These options were subsequently terminated and replacement options with identical terms were issued on February 5, 1998 pursuant to the reorganization of the Company. See "The Company," "Management's Discussion and Analysis of Financial Condition and Results of Operation-- Reorganization" and "Certain Relationships and Related Transactions-- Peak."
(2) The options shown for Mr. Moore represent the maximum number of options indirectly granted to him through Peak Liquidating. The actual number of options Mr. Moore is entitled to receive will vary depending on the valuation of certain assets of Peak Liquidating or its predecessor entity.
(3) Everest is a privately held company. There is no market for its securities, and no valuation of Everest for the purpose of determining its value as of September 30, 1997 has been undertaken.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company does not have a compensation committee or other Board committee performing similar functions. Each of Craig Moore, Martin Fox and Thomas Creel participated in deliberations of the Company's board of directors concerning executive officer compensation. See "Certain Relationships and Related Transactions." All Founding Directors other than Mr. Moore are also directors of NANI-IL and NANI-IN.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company is subject to various actual and potential conflicts of interest arising out of its relationships and related transactions with the Company's directors and officers and other entities controlled by them. While the Company believes these transactions generally provide for financial terms that would be obtainable from an unaffiliated third party, the agreements and transactions described below were not the result of arm's-length negotiations.

  Peak. In November 1997, in order to simplify its ownership structure and better position the Company for future growth, the shareholders of the Company entered into a series of related transactions. See "Management's Discussion and Analysis--Reorganization" and "Security Ownership of Certain Beneficial Owners and Management." Peak sold Continental Healthcare, Ltd. ("Continental") to the Company. See "--Continental Healthcare." The members of Peak (Arthur Morris, Paul Balter, Michael Carbon, Douglas Mufuka, Ashutosh Gupta, George Dunea and Craig W. Moore, referred to herein as the "Founding Directors") contributed their membership interests in Peak to a new limited liability company, Peak Liquidating, in exchange for all of its outstanding membership interests. Peak Liquidating contributed all of its interest in Peak to a newly formed corporation, Everest Healthcare II, Inc. ("EHII"), in exchange for common stock of EHII. The shareholders of Everest Healthcare Services Corporation other than Peak exchanged all of their shares for shares of EHII, and Peak Liquidating distributed to its members approximately 55% of the outstanding common stock of EHII. Peak was then liquidated. In March 1998, Everest Healthcare Services Corporation was merged with and into EHII, which changed its name to "Everest Healthcare Services Corporation."

  Peak Notes. Through 1995, the Founding Directors advanced funds to the Company's predecessor evidenced by promissory notes which the Founding Directors contributed to Peak in 1995. The Founding Directors also contributed funds to Peak which were advanced to Everest. The aggregate principal amount of these advances (the "Peak Notes") was $5,118,809. In connection with the 1997 reorganization, the Peak Notes (together with the note issued in connection with the purchase of Continental described below) were distributed by Peak to the Founding Directors individually (in the principal amount of (i) $767,822 each to Drs. Morris, Balter, Carbon, Dunea, Gupta and Mufuka, and
(ii) $511,877 to Mr. Moore). The Peak Notes bore interest at the prime rate plus 1% per annum and matured at various times throughout 1998. The Company repaid the Peak Notes with a portion of the net proceeds of the Initial Offering. See "Use of Proceeds."

  NANI-IL and NANI-IN. Nephrology Associates of Northern Indiana, P.C. ("NANI-IN") and Nephrology Associates of Northern Illinois, Ltd. ("NANI-IL" and, together with NANI-IN, "NANI") are medical service corporations which employ physicians and personnel to engage in the business of providing dialysis and dialysis related services. The shareholders of NANI are the Founding Directors, excluding Mr. Moore. On January 1, 1997, Mr. Moore, who was previously an employee of NANI, became an employee of the Company.

  The Company and NANI-IL have entered into a medical director and administrative services agreement (the "Administrative Services Agreement"). Under the terms of the Administrative Services Agreement, NANI-IL provides services to the Company relating to the development and implementation of medical policies and procedures, as well as medical director services to certain chronic dialysis facilities operated by the Company and its subsidiaries. The Company pays NANI-IL an annual consulting fee of $1,284,920, plus an incentive amount for medical director services not greater than $80,080 (25% of the calculated value of the medical director component) in any year in the event the medical directors cause the facilities for which they provide medical director services to meet certain quality, utilization and other performance measurements. In fiscal 1995, 1996 and 1997, and for the nine months ended June 30, 1998, the Company paid NANI-IL $4,315,000, $2,369,000, $1,883,000 and $1,314,000 respectively, pursuant to the terms of the Administrative Services Agreement. For fiscal 1997, NANI-IL also earned a bonus of $209,362 for services provided under the Administrative Services Agreement.

  Pursuant to a management service agreement (the "Management Agreement"), the Company provides certain administrative and accounting services to NANI-IL, including services related to billing and collections. Under the terms of the Management Agreement, NANI-IL pays the Company an annual fee of $825,000, plus a fixed fee for each acute treatment billed and administered by the Company on behalf of NANI-IL. In fiscal 1995, 1996 and 1997, and for the nine months ended June 30, 1998, NANI-IL paid the Company $3,558,000, $1,579,000,
$1,295,000 and $1,152,000 respectively, pursuant to the terms of the Management Agreement.

  Each of the above-described agreements between the Company and NANI-IL is for a period of five years, renewable for consecutive one-year periods thereafter. After the initial five-year period which will end on October 1, 2002, the agreements may be terminated upon 90 days' notice by either party. NANI-IL also has an outstanding loan payable to the Company of approximately $7,577,096 as of June 30, 1998. The loan payable bears interest at prime plus 1% and is due on demand.

  Pursuant to a lease assigned to the Company in June 1998, the Company leases 2,284 square feet of office space to NANI-IL at an annual rent of $38,348, payable monthly. The lease term expires in December 1999.

  Pursuant to a letter agreement originally dated October 1, 1995, as amended and restated as of November 30, 1997, the Founding Directors have agreed that as soon as practicable and as permitted by law, they will cause the business of providing dialysis services to hospital patients to be sold by NANI-IL to the Company at fair market value.

  Continental Healthcare. On November 30, 1997 Peak, which was wholly owned by the Founding Directors, sold all of the stock of Continental to the Company for a promissory note in the amount of $2,090,000 and cash in the amount of $110,000. The Note matured on November 29, 2000 and bore interest at the prime rate plus 1% per annum. The Company repaid such note with a portion of the net proceeds of the Initial Offering. See "Use of Proceeds." Continental owns and leases dialysis equipment to the Company. Prior to the acquisition of Continental by the Company, in fiscal 1995, 1996 and 1997, the Company or its subsidiaries paid Continental a total of $354,385, $417,352 and $377,792, respectively, for interest on such leases.

  ARE Partnership. The Founding Directors, together with Sandra Gadson and Thomas Golubski, two shareholders of the Company, are also partners in ARE Partnership, an Illinois general partnership ("ARE"). Prior to June 1998, ARE owned real property and improvements which it leased to the Company and certain of its subsidiaries, and which are used primarily for the corporate headquarters and certain dialysis facilities. In 1995, 1996 and 1997, the Company and its subsidiaries paid ARE $684,562, $791,678 and $872,691, respectively. For the six months ended March 31, 1998, the Company and its subsidiaries paid ARE $414,436. In June 1998, the Company purchased ARE's assets for approximately $4,800,000 in cash.

  Three M&L Partnership. Three M&L Partnership, an Illinois general partnership ("3M&L"), owns various properties on which certain dialysis facilities of the Company and its subsidiaries are located. The partners of 3M&L are Arthur Morris, the President and a director of the Company, and Robert Muehrcke, a shareholder of the Company. Pursuant to the terms of the lease arrangements with 3M&L, the Company and its subsidiaries, in each of fiscal 1995, 1996 and 1997, collectively paid 3M&L $148,980. For the nine months ended June 30, 1998, the Company and its subsidiaries paid 3M&L $111,735. Two of the leases are currently in month-to-month renewal periods; the remaining lease expires in August 1998 and is expected to be renewed.

  Security General. An Illinois general partnership, Security General Partnership ("Security General") is owned collectively by the Founding Directors and John Bourke, the Company's Chief Financial Officer. Security General owns a 6.67% interest in Infinity Insurance, Ltd., an entity which provides property and casualty and workers compensation insurance to the Company and its subsidiaries. The annual premiums paid by the Company and its subsidiaries to Infinity in the last three policy years were $435,996, $479,870 and $479,870, respectively.

  Shareholders Agreements. The Shareholders Agreement, dated as of November 30, 1997, by and among EHII, Peak Liquidating, the Founding Directors and Martin Fox, individually, and as agent for the HDA shareholders, Thomas Creel, Paul Zabetakis and Anthony Unruh (collectively, the "HDA Shareholders"), established certain rights and restrictions with respect to the management of the Company and the voting and transfer of the Company's common stock. A five member voting committee was established consisting of Craig Moore, Arthur Morris, M.D., Michael Carbon, M.D. and Paul Balter, M.D., and one designee of the HDA Shareholders, Martin Fox. The members of the Voting Committee, aside from the designee of the HDA Shareholders, are obligated to vote in accordance with any other agreements among the Founding Directors, including the Operating Agreement of Peak Liquidating described below. Decisions of the Voting Committee are binding upon the remaining shareholders signatory to the agreement. The agreement also sets forth various share transfer restrictions. Upon the termination of an HDA Shareholder's employment with the Company, each share held by such HDA Shareholder is subject to repurchase by, in order of priority, the other HDA Shareholders, Peak Liquidating, the Founding Directors and the Company.

  Under a Restricted Stock Agreement dated as of November 30, 1997 by and among the Founding Directors and the Company, and the Operating Agreement of Peak Liquidating, the Founding Directors have agreed to vote their shares together with respect to certain corporate transactions or events including mergers, dispositions, a public offering, other issuances of securities, distributions, indebtedness and liens, liquidation and related party transactions. The approval of Dr. Morris is required for any sale of Peak Liquidating to a third party, or any sale of the Company to a third party for consideration less than a specified amount. In addition, the approval of Dr. Morris and two other voting members is required for a merger or consolidation of the Company, a disposition of more than 10% of its stock, a public offering and certain other specified events.

  All shareholders of the Company, other than Paul Zabetakis, Anthony Unruh and the Company's directors, are party to one or more restricted stock agreements which grant the Company a right of first refusal with respect to any proposed transfer of Company shares by such shareholders. Such restricted stock agreements also grant the Company a repurchase right upon the occurrence of certain events. Such restricted stock agreements also contain provisions requiring the shareholder to cooperate and consent to any sale of the Company to a third party.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth the number of shares of common stock beneficially owned as of June 30, 1998 by: (i) each person who is known by the Company to beneficially own more than 5% of the outstanding common stock; (ii) each director of the Company; (iii) each Named Executive Officer; and (iv) all directors and executive officers of the Company as a group:

                                                            NUMBER OF   PERCENT
         NAME                                              SHARES OWNED OF TOTAL
         ----                                              ------------ --------
Peak Liquidating, L.L.C.(1)(2)(3).........................   2,615,025    19.0%
Arthur M. Morris, M.D.(3)(4)..............................   1,966,901    14.3
Paul Balter, M.D.(3)(4)...................................     824,226     6.0
Michael J. Carbon, M.D.(3)(4).............................     811,043     5.9
George Dunea, M.D. Revocable Trust(3)(4)..................     811,043     5.9
Ashutosh Gupta, M.D.(3)(4)................................     811,043     5.9
Douglas Mufuka, M.D.(3)(4)................................     811,043     5.9
Martin Fox(5).............................................     797,500     5.8
Thomas Creel(5)...........................................     797,500     5.8
AJ BCA, Ltd.(5)(6)........................................     780,000     5.7
Craig W. Moore(3)(4)(7)...................................     615,201     4.5
Alan M. Berry(8)..........................................         --       --
Nicki M. Norris(8)(9).....................................       5,875     *
James E. Becks(10)........................................      11,775     *
John B. Bourke(8)(9)......................................       5,875     *
All executive officers and directors as a group(11)(12)...  10,883,550    79.2

--------
*Less than 1.0%.
 (1) The members of Peak Liquidating are Arthur M. Morris, M.D., Paul Balter, M.D., Michael J. Carbon, M.D., George Dunea, M.D. Revocable Trust, Ashutosh Gupta, M.D., Douglas Mufuka, M.D., and Craig W. Moore.
 (2) Includes options to purchase 615,025 shares which are exercisable within 60 days of the date of this Prospectus.
 (3) Subject to the Shareholders Agreement dated as of November 30, 1997 and the Restricted Stock Agreement dated as of November 30, 1997. See "Certain Relationships and Related Transactions--Shareholders Agreements."
 (4) Does not include shares beneficially owned by Peak Liquidating, of which shares the members of Peak Liquidating share voting and dispositive control and may be deemed to be beneficial owners.
 (5) Subject to the Shareholders Agreement dated as of November 30, 1997. See "Certain Relationships and Related Transactions--Shareholders Agreements."
 (6) AJ BCA, Ltd. is a nominee of Anthony Unruh.
 (7) Does not include options to purchase 50,584 shares indirectly granted to Mr. Moore through Peak Liquidating.
 (8) Excludes participations in value of Peak Liquidating to which such person may be entitled pursuant to an agreement with members of Peak Liquidating.
 (9) Includes options to purchase 5,875 shares which are exercisable within 60 days of the date of this Prospectus.
(10) Includes options to purchase 11,775 shares which are exercisable within 60 days of the date of this Prospectus.
(11) Includes shares held indirectly through Peak Liquidating.
(12) Includes options to purchase 638,050 shares which are exercisable within 60 days of the date of this Prospectus.

                        DESCRIPTION OF CREDIT FACILITY

  In May of 1998, the Company refinanced the Prior Credit Facility with a series of credit facilities, as described below (referred to herein collectively as the "New Credit Facility") provided by Harris Trust and Savings Bank (the "Bank"). A portion of the net proceeds of the Initial Offering was utilized to repay in full the amounts then outstanding under the Prior Credit Facility. See "Use of Proceeds."

  The New Credit Facility consists of three separate facilities: (i) a $35.0 million revolving credit facility (including a $1.0 million sub-limit for letters of credit) maturing on May 15, 2001, which may be extended for two one-year periods at the Bank's discretion (the "Working Capital Facility");
(ii) a $65.0 million acquisition financing facility maturing on May 15, 1999 (the "Acquisition Facility"), which includes the right to convert all or a portion of the borrowings outstanding thereunder to one or more five-year term loans (the "Term Loans"); and (iii) a $15.0 million supplemental revolving credit facility (the "Supplemental Facility") maturing on May 15, 1999. The total amount drawn under the Acquisition Facility and the Supplemental Facility may not exceed $65.0 million, and the total drawn under all three facilities may not exceed $100.0 million.

  The Working Capital Facility supports the working capital needs of the Company and its majority-owned subsidiaries (the "Bank Restricted Subsidiaries"); the Acquisition Facility may be used to finance acquisitions and de novo facilities; and the Supplemental Facility enables the Company to make advances to companies in which it has a less than majority ownership (the "Bank Unrestricted Subsidiaries"). The New Credit Facility is currently secured by all existing and future assets of the Company and its Bank Restricted Subsidiaries, including accounts receivable, inventories, fixed assets and all non-current assets (including intangibles and trademarks), and the common stock of the Company's subsidiaries. Each of the three facilities is cross-defaulted and cross-collateralized with the other two. Loans under the Working Capital Facility may only be made to the extent of 75% of eligible accounts receivable that have been outstanding no longer than 120 days. The New Credit Facility also is secured by the joint and several guarantees of all Bank Restricted Subsidiaries.

  The New Credit Facility provides for an annual fee to the Bank, unused commitment fees and letter of credit fees. The New Credit Facility bears interest at LIBOR plus margins ranging from 1.75% to 2.25% in the case of the Working Capital Facility, and from 2.20% to 2.50% in the case of the Acquisition Facility and the Supplemental Facility, based on applicable leverage ratios.

  The New Credit Facility contains operating and financial covenants, including, without limitation, requirements to maintain leverage and debt service coverage ratios and minimum tangible net worth. In addition, the New Credit Facility includes customary covenants relating to the delivery of financial statements, reports, notices and other information, access to information and properties, maintenance of insurance, payment of taxes, maintenance of assets, nature of business, corporate existence and rights, compliance with applicable laws, including environmental laws, transactions with affiliates, use of proceeds, limitation on indebtedness, limitations on liens, limitations on certain mergers and sales of assets, limitations on investments, limitations on stock repurchases, and limitations on debt payments and other distributions, including prepayment or redemption of the Notes.

  The New Credit Facility contains certain events of default after expiration of applicable grace periods, including defaults relating to: (i) nonpayment of principal, interest, fees or other accounts; (ii) violation of covenants;
(iii) material inaccuracy of representations and warranties; (iv) bankruptcy;
(v) material judgments; (vi) certain ERISA liabilities; and (vii) actual or asserted invalidity of any loan documents.

                         DESCRIPTION OF EXCHANGE NOTES

  The Exchange Notes will be issued as a separate series under an indenture (the "Indenture"), dated as of May 5, 1998, by and among the Company, the Subsidiary Guarantors and American National Bank and Trust Company of Chicago, as Trustee (the "Trustee"). The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. A copy of the Indenture and Registration Rights Agreement is available from the Company. The definitions of certain capitalized terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this section, references to the "Company" include only Everest Healthcare Services Corporation, and not its Subsidiaries, and references to interest includes Additional Interest (as defined under "The Exchange Offer--Purpose and Effect of the Exchange Offer").

  The Private Notes are, and the Exchange Notes will be, general unsecured obligations of the Company subordinated in right of payment to all existing and future Senior Indebtedness of the Company, including the Company's obligations under the New Credit Facility. The Guarantees are and will be general unsecured obligations of the Subsidiary Guarantors and are and will be subordinated in right of payment to all existing and future Guarantor Senior Indebtedness of the Subsidiary Guarantors. As of June 30, 1998, the Company and its Subsidiaries had an aggregate of approximately $7.2 million of Senior Indebtedness outstanding (excluding unused commitments of $95.2 million available under the New Credit Facility). The Company has obtained a New Credit Facility which has replaced the Prior Credit Facility, provides for borrowings of up to $100.0 million and is secured by the assets of the Company and certain of its subsidiaries. The Notes also are and will be structurally subordinated to all indebtedness and other obligations of each of the Company's Subsidiaries other than the Subsidiary Guarantors (to the extent of the assets of such Subsidiary). As of June 30, 1998, Subsidiaries of the Company that are not Subsidiary Guarantors had approximately $7.4 million of outstanding liabilities to which the Notes would have been effectively subordinated. The Indenture permits the incurrence of additional Indebtedness in the future, including Senior Indebtedness. See "Risk Factors--Subordination of Exchange Notes; Structural Subordination; Asset Encumbrance," "--Reliance on Payments from Subsidiaries," and "--Suretyship Defenses."

  The Company is a holding company, and substantially all of its operations are conducted through its Subsidiaries, and the Company, therefore, is dependent upon the cash flow of its Subsidiaries to meet its debt obligations, including its obligations under the Notes. While all of the existing wholly-owned Subsidiaries of the Company are Subsidiary Guarantors, none of the less than wholly-owned Subsidiaries of the Company are Subsidiary Guarantors, and future Subsidiaries of the Company may not be Subsidiary Guarantors and may be restricted in their ability to pay dividends to the Company pursuant to instruments governing indebtedness of such Subsidiaries. See "Risk Factors-- Reliance on Payments from Subsidiaries" and "--Suretyship Defenses."

  Under certain circumstances, the Company will be able to designate any Subsidiary formed by the Company or acquired by the Company after the original issuance of the Notes as an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be Subsidiary Guarantors and will not be subject to most of the restrictive covenants set forth in the Indenture.

  The Exchange Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as Paying Agent and Registrar for the Notes. The Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. The Company may change any Paying Agent and Registrar without notice to holders of the Notes (the "Holders"). The Company will pay principal (and premium, if any) on the Notes at the Trustee's corporate office in New York, New York. Except as set forth below under "Book Entry; Delivery and Form-- Same-Day Settlement and Payment," at the Company's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of Holders; provided that, except as set forth below under "Book Entry; Delivery and Form," all payments of principal, interest, and premium, if any, with respect to Notes, the Holders of which have given wire transfer instructions to the Company, will be required to be made by wire transfer of immediately available next day funds to the accounts specified by the Holders thereof.

PRINCIPAL, MATURITY AND INTEREST

  The Notes are limited in aggregate principal amount to $150,000,000, of which $100,000,000 were issued in the Initial Offering and will mature on May 1, 2008. Additional amounts may be issued in one or more series from time to time, subject to the limitations set forth under "--Certain Covenants-- Limitation on Incurrence of Additional Indebtedness" and the restrictions contained in the New Credit Facility. Interest on the Notes will accrue at the rate of 9 3/4% per annum and will be payable semiannually in cash on each May 1 and November 1, commencing on November 1, 1998, to the Persons who are registered Holders at the close of business on the April 15 and October 15 immediately preceding the applicable interest payment date. Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of original issuance, May 5, 1998. Holders whose Private Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Private Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

MANDATORY REDEMPTION

  Except as set forth below under "--Change of Control" and "--Certain Covenants--Limitation on Asset Sales," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

OPTIONAL REDEMPTION

  Optional Redemption. The Notes will be redeemable, at the Company's option, in whole or in part from time to time, on and after May 1, 2003, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on May 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

             YEAR                           PERCENTAGE
             ----                           ----------
             2003..........................  104.875%
             2004..........................  103.250
             2005..........................  101.625
             2006 and thereafter...........  100.000

  Optional Redemption upon Public Equity Offerings. At any time, or from time to time, on or prior to May 1, 2001, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 35% of the principal amount of the Notes originally issued at a redemption price equal to 109.75% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that at least 65% of the aggregate principal amount of the Notes originally issued in the Initial Offering remain outstanding immediately after the occurrence of any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company is required to make such redemption not more than 60 days after the consummation of any such Public Equity Offering.

SELECTION AND NOTICE OF REDEMPTION

  In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note (subject to DTC procedures). On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

SUBORDINATION

  The payment of all Obligations on the Notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Indebtedness, whether outstanding on the Issue Date or thereafter incurred. Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors in an Insolvency or Liquidation Proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due upon all Senior Indebtedness shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, by the Company or any of its Subsidiaries, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition, by the Company or any of its Subsidiaries, of any of the Notes for cash or property, except for Permitted Insolvency Payments. Upon any such Insolvency or Liquidation Proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Permitted Insolvency Payments), to which the Holders of the Notes or the Trustee would otherwise be entitled will be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the Notes or by the Trustee if received by them, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the amounts of Senior Indebtedness held by such holders) or their Representatives, as their interests may appear, for application to the payment of the Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Indebtedness.

  If either (i) any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, reimbursement for drawings under letters of credit issued as part of, or regularly accruing fees with respect to, any Senior Indebtedness, or (ii) any default occurs and is continuing with respect to any Designated Senior Indebtedness resulting in the acceleration of the maturity of all or any portion of any Designated Senior Indebtedness, no payment of any kind or character (other than Permitted Insolvency Payments) shall be made by the Company or any of its Subsidiaries with respect to any Obligations on the Notes or to acquire any of the Notes for cash or property. In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Indebtedness, as such event of default is defined in the instrument creating or evidencing such Designated Senior Indebtedness, permitting the holders of such Designated Senior Indebtedness then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Indebtedness gives written notice of the event of default to the Trustee (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Indebtedness terminating the Blockage Period (as defined below), during the 179 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any of its Subsidiaries shall (x) make any payment of any kind or character (other than Permitted Insolvency Payments) with respect to any Obligations on the Notes or (y) acquire any of the Notes for cash or property (other than in exchange for Permitted Insolvency Payments). Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 179 days from the date of the commencement of the Blockage Period and only one such Blockage Period may be commenced within any 365 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Indebtedness shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Indebtedness whether or not within a period of 365 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose). The Indenture will contain other customary subordination provisions regarding turnover of payments, deferral of subrogation and the like.

  By reason of such subordination, in the event of an Insolvency or Liquidation Proceeding relating to the Company, creditors of the Company who are not holders of Senior Indebtedness, including the Holders of the Notes, may recover less, ratably, than holders of Senior Indebtedness. See "Risk Factors--Subordination of Exchange Notes; Structural Subordination; Asset Encumbrance."

GUARANTEES

  Each Subsidiary Guarantor has fully and unconditionally guaranteed and will fully and unconditionally guarantee, jointly and severally, to each Holder and the Trustee, subject to subordination provisions substantially the same as those described above, the full and prompt payment of principal of and interest on the Private Notes and Exchange Notes, respectively, and of all other obligations under the Indenture.

  The obligations of each Subsidiary Guarantor under its Guarantee are and will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any Obligations under the New Credit Facility) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under such Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

  The Indebtedness evidenced by each Guarantee (including the payment of principal of, premium, if any, and interest on the Notes) is and will be subordinated to Guarantor Senior Indebtedness (defined with respect to the Indebtedness of a Guarantor in the same manner as Senior Indebtedness is defined with respect to the Company) on the same terms as the Notes are subordinated to Senior Indebtedness. As of June 30, 1998, there was approximately $7.2 million of Guarantor Senior Indebtedness. See "-- Subordination" above.

  The Indenture provides that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless, subject to the provisions of the following paragraph, (i) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the Obligations of such Subsidiary Guarantor under the Notes, the Indenture, and the Registration Rights Agreement pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists;
(iii) such Subsidiary Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Subsidiary Guarantor immediately preceding the transaction; and (iv) the

Company would be permitted to incur at least $1.00 of additional Indebtedness (in addition to Permitted Indebtedness) pursuant to the "Limitation on Incurrence of Additional Indebtedness" covenant. The requirements of clauses
(i), (iii) and (iv) of this paragraph will not apply in the case of a consolidation with or merger with or into the Company or another Subsidiary Guarantor.

  The Indenture provides that (a) in the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor to a Person other than the Company or a Subsidiary Guarantor, or (b) in the event that the Company designates a Subsidiary Guarantor to be an Unrestricted Subsidiary, or such Subsidiary Guarantor ceases to be a Subsidiary of the Company, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor to a Person other than the Company or a Subsidiary Guarantor or any such designation) or the entity acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Guarantee; provided that the Net Cash Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "--Change of Control" and "--Certain Covenants--Limitation on Asset Sales."

CHANGE OF CONTROL

  The Indenture provides that upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase.

  The New Credit Facility restricts the Company from repurchasing any Notes and also provides that certain asset sales and change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. The Indenture provides that, prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all Indebtedness and terminate all commitments under the New Credit Facility and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or prohibit a Change of Control Offer or offer to repay in full and terminate all commitments under all Indebtedness under the New Credit Facility and all other such Senior Indebtedness and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the New Credit Facility and all other Senior Indebtedness to permit the repurchase of the Notes as provided below. If the Company does not obtain such consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the New Credit Facility and would likely cause an event of default under any other outstanding Senior Indebtedness. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes. See "Risk Factors--Subordination of Exchange Notes; Structural Subordination; Asset Encumbrance" and "Description of Credit Facility."

  Within 30 days following the date upon which the Change of Control occurs, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

  If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

  Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction, and the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction that does not constitute a Change of Control.

  The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of each of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

  The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times, and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company (as described in the third paragraph under this caption) and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

CERTAIN COVENANTS

  The Indenture contains, among others, the following covenants:

  Limitation on Incurrence of Additional Indebtedness. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and its Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater

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

than 2.0 to 1.0. The accrual of interest and the accretion of original issue discount shall not constitute the incurrence of Indebtedness.

  Limitation on Restricted Payments. The Indenture provides that the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock or any Restricted Subsidiary's Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Subsidiary of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any Investment (other than Permitted Investments) or (d) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness subordinated in right of payment to the Notes or the Guarantees, except a payment of interest or principal at Stated Maturity (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), unless at the time of such Restricted Payment and immediately after giving effect thereto, (i) no Default or an Event of Default shall have occurred and be continuing; and (ii) the Company is able to incur at least $1.00 of additional Indebtedness (in addition to Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant and (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) is less than the sum of: (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus
(y) 100% of the net cash proceeds from the sale of Investments by the Company (other than Permitted Investments) provided that such Investment was made after the Issue Date, plus (z) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses (iii)(x) and (z), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes).

  Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; or (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Qualified Capital Stock of the Company or payment, redemption, acquisition or defeasance of Indebtedness subordinated in right of payment to the Notes or the Guarantees, either (i) solely in exchange for shares of Qualified Capital Stock of the Company and Refinancing Indebtedness or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company (excluding, in the case of clause (2)(ii), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes); (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Refinancing Indebtedness; (4) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the Company or a Wholly Owned Restricted Subsidiary of the Company; (5) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management either (a) pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the Indenture, or (b) upon the termination of such person's employment; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock pursuant to clauses (a) and (b) shall not exceed $1.0 million in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (6) if no Default or Event of Default shall have occurred and be continuing, repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; (7) Investments in, including Contributions to, a Restricted Subsidiary if such Restricted Subsidiary is not a Foreign Subsidiary, including Investments in, or Contributions to a Person which becomes a Restricted Subsidiary as a result thereof and, if such Person is not already a Subsidiary Guarantor, such Person
(a) executes and delivers to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall guarantee all of the Obligations of the Company with respect to the Indenture and the Notes and (b) delivers to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee to the effect that such supplemental indenture has been duly executed and delivered by such Restricted Subsidiary and is in compliance with the terms of the Indenture; (8) so long as no Default or Event of Default shall have occurred and be continuing, dividends and distributions by a Restricted Subsidiary pro rata to the holders of its Capital Stock as their interests may appear; (9) the payment of a preferred return to certain of the equity holders of Tri-State Perfusion, LLC, pursuant to agreements in effect as of the Issue Date; and (10) the acquisition of any equity in The Extracorporeal Alliance, L.L.C., pursuant to the terms of one or more of the Put/Call Agreements dated November 26, 1996, by and among the Company, The Extracorporeal Alliance, L.L.C., Great Lakes Perfusion, Inc., Bay Extracorporeal Technologies, Inc., Everest Management, Inc., and certain other parties signatory thereto with the cash proceeds actually received by the Company or the Trustee under the terms of the related Trust Agreement from any life insurance policy insuring the life of the party whose estate or beneficiary is exercising such put; provided, that any increase in the annual premiums for such policies over the annual premium in effect as of the Issue Date shall be deemed to be an "Investment" for purposes of the Indenture. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1) and
(5) shall be included in such calculation.

  Not later than 45 days after the end of each calendar quarter, the Company shall deliver to the Trustee an Officers' Certificate stating that any Restricted Payment made during such quarter complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

  Limitation on Asset Sales. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than (I) contingent liabilities (except to the extent reflected (or reserved for) on a balance sheet of the Company or any Restricted Subsidiary as of the date prior to the date of consummation of such transaction) and (II) liabilities that are by their terms subordinated to the Notes or the Guarantees) that are assumed by the transferee of any such assets and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted within 90 days by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent so received), shall be deemed to be cash or Cash Equivalents for purposes of this provision; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 180 days of receipt thereof either (A) to prepay any Senior Indebtedness and, in the case of any Senior Indebtedness under any Credit Facility, effect a permanent reduction in the availability under such Credit Facility, (B) to make an investment in properties and assets (other than cash, Cash Equivalents or inventory) that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in a Permitted Business ("Replacement Assets"), or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B). On the 181st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), the portion of such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence equal to the principal amount of the Notes divided by the sum of the principal amount of the Notes and all Indebtedness constituting Pari Passu Debt (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash or Cash Equivalents (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to this paragraph).

  In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Subsidiaries as an entirety to a Person in a transaction permitted under the covenant titled "Merger, Consolidation and Sale of Assets," the successor corporation shall be deemed to have sold the properties and assets of the Company and its Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

  Notwithstanding the two immediately preceding paragraphs, the Company and its Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 80% of the consideration for such Asset Sale constitutes Replacement Assets (including, for purposes of this paragraph only, inventory) and the remainder constitutes cash or Cash Equivalents and (ii) such Asset Sale is for fair market value; provided that any consideration not constituting Replacement Assets (including, for purposes of this paragraph only, inventory) received by the Company or any of its Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two preceding paragraphs.

  Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. To the extent that the aggregate amount of Notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use any remaining Net Proceeds Offer Amount for general corporate purposes, and the Net Proceeds Offer Amount shall return to zero.

  The Credit Facility will restrict the Company from repurchasing any Notes and also provides that certain asset sales and change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. The Indenture will provide that, prior to the mailing of the notice referred to below, but in any event within 30 days following any Net Proceeds Offer Trigger Date, the Company covenants to (i) repay in full all Indebtedness and terminate all commitments under the Credit Facility and all other Senior Indebtedness the terms of which would prohibit the Net Proceeds Offer, or (ii) obtain the requisite consents under the Credit Facility and all other Senior Indebtedness to permit the Net Proceeds Offer. If the Company does not obtain such consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Facility and would likely cause an event of default under any other outstanding Senior Indebtedness. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes. See "Risk Factors--Subordination of Notes; Structural Subordination; Asset Encumbrance" and "Description of Credit Facility."

  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

  Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Indenture provides that the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay or guarantee any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Indenture; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (6) purchase money obligations for property acquired that impose restrictions of the nature described in clause (4) above on the property so acquired; (7) any instrument or agreement governing Indebtedness permitted to be incurred under the Indenture, which is secured by a Lien permitted to be incurred under the Indenture, which encumbrance or restriction is not applicable to any property or assets other than the property or assets subject to such Lien; (8) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause
(2), (4), (5), (6) or (7) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4), (5),
(6) or (7); or (9) any restrictions imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or property of any Restricted Subsidiary that apply pending the closing of such sale or disposition.

  Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries. The Indenture provides that the Company (i) will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary of the Company to any Person (other than the Company or a Restricted Subsidiary of the Company), unless both (a) either (x) after giving effect to such transfer, conveyance, sale, lease or other disposition such Person remains a Restricted Subsidiary of the Company or (y) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Restricted Subsidiary and (b) the Net Cash Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "Limitation on Asset Sales," and (ii) will not permit any Restricted Subsidiary of the Company to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person, unless after giving effect to such issuance such Restricted Subsidiary remains a Restricted Subsidiary of the Company.

Notwithstanding the foregoing, the Company may transfer up to 2% of the equity in Dialysis Specialists of Northeast Ohio, Ltd. pursuant to the terms of the Operating Agreement of such entity as in effect on the Issue Date.

  Limitation on Liens. The Indenture provides that the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes are equally and ratably secured, except for (A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (B) Liens securing Senior Indebtedness; (C) Liens securing Guarantor Senior Indebtedness; (D) Liens in favor of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company; (E) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens (x) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (y) do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so Refinanced; and (F) Permitted Liens.

  Prohibition on Layering. The Indenture provides that (i) the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is both (a) subordinate or junior in right of payment to any Senior Indebtedness and (b) senior in any respect in right of payment to the Notes and (ii) no Subsidiary Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is both (a) subordinate or junior in right of payment to its Guarantor Senior Indebtedness and (b) senior in right of payment to its Guarantee.

  Merger, Consolidation and Sale of Assets. The Indenture provides that the Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and
(y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be,
(1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (2) shall be able to incur at least $1.00 of additional Indebtedness (in addition to Permitted Indebtedness) pursuant to the "Limitation on Incurrence of Additional Indebtedness" covenant; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers'

Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

  The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such Surviving Entity had been named as such.

  Limitations on Transactions with Affiliates. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company or its Restricted Subsidiaries (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under the next succeeding paragraph below and (y) Affiliate Transactions on terms that are no less favorable to the Company or such Restricted Subsidiary than those that could reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves aggregate payments or other property with a fair market value of more than $5.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee. For purposes of calculating the fair market value of any transaction with or for the benefit of an Article 28 Company, the value of any investment in any Subsidiary of the Company that engages in transactions with such Article 28 Company shall be disregarded.

  The restrictions set forth in the preceding paragraph shall not apply to, and the following shall be deemed not to be Affiliate Transactions: (i) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any Subsidiary of the Company as determined in good faith by the Company's Board of Directors; (ii) transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture and in the case of transactions involving Wholly Owned Restricted Subsidiaries that are Foreign Subsidiaries, such transactions are on terms no less favorable to the other Wholly Owned Restricted Subsidiary than those that could reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Subsidiary; (iii) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; (iv) transactions permitted by the provisions of the Indenture described under the covenant entitled "Sales of Accounts Receivable;" (v) Restricted Payments and Permitted Investments permitted by the Indenture; (vi) contracts pursuant to which the Company or a Wholly Owned Restricted Subsidiary provides management services to an Affiliate in exchange for payments in cash or Cash Equivalents, that are no less favorable to the Company or such Wholly Owned Restricted Subsidiary than those that could reasonably be obtained in a

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

comparable transaction at such time on an arm's length basis from a Person that is not an Affiliate of the Company or such Wholly Owned Restricted Subsidiary; and (vii) leases of employees for payments in cash or Cash Equivalents that are greater than or equal to the wage and benefit cost of such employees.

  Sale and Leaseback Transactions. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to the covenant described above under the caption "Limitation on Incurrence of Additional Indebtedness" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "Limitation on Liens" and (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (in the case of gross cash proceeds in excess of $1.0 million as determined in good faith by the Board of Directors of such Person and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such Sale and Leaseback Transaction.

  Limitation on Restricted and Unrestricted Subsidiaries. The Indenture provides that the Board of Directors of the Company may, if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate an Unrestricted Subsidiary to be a Restricted Subsidiary, provided, however, that (i) any such redesignation shall be deemed to be an incurrence as of the date of such redesignation by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary for purposes of the "Limitation on Incurrence of Additional Indebtedness" covenant above, (ii) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Permitted Indebtedness), no such designation shall be permitted if immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness (other than Permitted Indebtedness) the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Incurrence of Additional Indebtedness" covenant above.

  The Indenture provides that the Board of Directors of the Company also may, if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate any Restricted Subsidiary to be an Unrestricted Subsidiary if (i) such designation is at that time permitted under the "Limitation on Restricted Payments" covenant above, (ii) immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (in addition to Permitted Indebtedness) pursuant to the "Limitation of Incurrence of Additional Indebtedness" covenant above,
(iii) such Subsidiary meets the requirements of the definition of the term Unrestricted Subsidiary, and (iv) any Subsidiary of such designated Restricted Subsidiary is also designated as, and meets the requirements of, an Unrestricted Subsidiary. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Limitation on Restricted Payments" and setting forth in reasonable detail the underlying calculations.

  The Indenture provides that for purposes of the covenant described under "Limitation on Restricted Payments" above, (i) an "Investment" shall be deemed to have been made at the time any Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary in an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary; (ii) at any date, the aggregate amount of all Restricted Payments made as Investments since the Issue Date shall exclude and be reduced by an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated as a Restricted Subsidiary, not to exceed, in the case of any such redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary (in each case (i) and (ii), "net worth" is to be calculated based upon the fair market value of the assets of such Subsidiary as

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

of any such date of designation); and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

  The Indenture provides that if, at any time, any Unrestricted Subsidiary would fail to meet the requirements of the definition of the term Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Limitation on Incurrence of Additional Indebtedness," the Company shall be in default of such covenant).

  The Indenture provides that Subsidiaries of the Company that are not designated by the Board of Directors of the Company as Restricted or Unrestricted Subsidiaries will be deemed to be Restricted Subsidiaries of the Company. Notwithstanding the foregoing, all Subsidiaries of an Unrestricted Subsidiary will be Unrestricted Subsidiaries.

  Business Activities. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

  Sales of Accounts Receivable. The Company may, and any of its Restricted Subsidiaries may, sell, at any time and from time to time, all of their respective accounts receivable to an Accounts Receivable Subsidiary; provided that (i) the cash received in each sale is not less than 90% of the aggregate face value of the receivables sold and the remainder of the consideration received in each such sale is a promissory note (a "Promissory Note") which is subordinated to no Indebtedness or obligation other than that due to the financial institution or other entity providing the financing to the Accounts Receivable Subsidiary with respect to such accounts receivable (a "Financier"); provided further that the Initial Sale will include all eligible accounts receivable of the Company and/or its Restricted Subsidiaries that will be party to such arrangements in existence on the date of the Initial Sale, (ii) the cash proceeds received from the Initial Sale less reasonable and customary transaction costs will be deemed to be Net Cash Proceeds and will be applied in accordance with the covenant entitled "Limitation on Asset Sales," and (iii) the Company and its Restricted Subsidiaries will sell their accounts receivable to the Accounts Receivable Subsidiary no less frequently than on a weekly basis.

  The Company (i) will not permit any Accounts Receivable Subsidiary to sell any accounts receivable purchased from the Company or any of its Restricted Subsidiaries to any other person except on an arm's-length basis and solely for consideration in the form of cash or Cash Equivalents, (ii) will not permit the Accounts Receivable Subsidiary to engage in any business or transaction other than the purchase, financing and sale of accounts receivable of the Company and its Restricted Subsidiaries and activities incidental thereto, (iii) will not permit any Accounts Receivable Subsidiary to incur Indebtedness in an amount in excess of the book value of such Accounts Receivable Subsidiary's total assets, as determined in accordance with GAAP,
(iv) will, at least as frequently as monthly, cause the Accounts Receivable Subsidiary to remit to the Company or the relevant Restricted Subsidiary, as the case may be, as payment on the Promissory Notes, all available cash or Cash Equivalents not held in a collection account pledged to a Financier, to the extent not applied to pay or maintain reserves for reasonable operating expenses of the Accounts Receivable Subsidiary or to satisfy reasonable minimum operating capital requirements and (v) will not, and will not permit any of its Restricted Subsidiaries to, sell accounts receivable to any Accounts Receivable Subsidiary upon (1) the occurrence of a Default with respect to the Company and its Restricted Subsidiaries and (2) the occurrence of certain events of bankruptcy or insolvency with respect to such Accounts Receivable Subsidiary.

  Payments for Consent. The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

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

  Additional Guarantees. The Indenture provides that (i) if the Company or any of its Restricted Subsidiaries shall, after the date of the Indenture, transfer or cause to be transferred, including by way of any Investment, in one or a series of transactions (whether or not related), any assets, businesses, divisions, real property or equipment having an aggregate fair market value (as determined in good faith by the Board of Directors) in excess of $1.0 million to any Restricted Subsidiary that is not a Subsidiary Guarantor or a Foreign Subsidiary, (ii) if the Company or any of its Restricted Subsidiaries shall acquire another Restricted Subsidiary other than a Foreign Subsidiary having total assets with a fair market value (as determined in good faith by the Board of Directors) in excess of $1.0 million, or (iii) if any Restricted Subsidiary other than a Foreign Subsidiary shall incur Indebtedness in excess of $1.0 million, then the Company shall, at the time of such transfer, acquisition or incurrence, (i) cause such transferee, acquired Restricted Subsidiary or Restricted Subsidiary incurring Indebtedness (if not then a Subsidiary Guarantor) to execute a Guarantee of the Obligations of the Company under the Notes in the form set forth in the Indenture and (ii) deliver to the Trustee an Opinion of Counsel, in form reasonably satisfactory to the Trustee, that such Guarantee is a valid, binding and enforceable obligation of such transferee, acquired Restricted Subsidiary or Restricted Subsidiary incurring Indebtedness, subject to customary exceptions for bankruptcy, fraudulent conveyance and equitable principles. Notwithstanding the foregoing, the Company or any of its Restricted Subsidiaries may make an Investment (which does not constitute a Permitted Investment) in any Restricted Subsidiary of the Company without compliance with this covenant, provided that such Investment is permitted by the covenant described under the caption, "Limitation on Restricted Payments."

  Reports to Holders. The Indenture provides that the Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Indenture will further provide that, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA (S) 314(a). The Indenture will provide that, at the Company's expense, the Company shall cause an annual report if furnished by it to stockholders generally and each quarterly or other financial report if furnished by it to stockholders generally to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar at the time of such mailing or furnishing to stockholders. The Company shall make such annual, quarterly and other financial reports available to securities analysts and prospective investors upon request.

EVENTS OF DEFAULT

  The following events are defined in the Indenture as "Events of Default":

  (i) the failure to pay interest on any Notes or any amount payable pursuant to any Guarantee with respect to interest when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

  (ii) the failure to pay the principal on any Notes or any amount payable pursuant to any Guarantee (other than as provided in (i)), when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

  (iii) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

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

  (iv) there shall be a default under any Indebtedness of the Company or any Restricted Subsidiary, whether such Indebtedness now exists or shall hereinafter be created, if both (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity or
  (2) relates to an obligation other than the obligation to pay such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity or the maturity of which has been so accelerated, aggregates $5.0 million or more at any one time outstanding;

  (v) one or more judgments (to the extent not covered by insurance and as to which the insurer has not acknowledged coverage in writing) in an aggregate amount in excess of $5.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

  (vi) certain events of bankruptcy affecting the Company, any Subsidiary Guarantor or any of their Significant Subsidiaries; or

  (vii) except as permitted by the Indenture, any Guarantee shall cease to be, or shall be asserted in writing by any Subsidiary Guarantor or the Company not to be, in full force and effect, and enforceable in accordance with its terms.

  If an Event of Default (other than an Event of Default specified in clause
(vi) above) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Facility or 5 business days after receipt by the Company and the Representative under the Credit Facility of such Acceleration Notice. If an Event of Default specified in clause (vi) above occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

  The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of the description above of Events of Default, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

  The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a Default or Event of Default described in clause (i) or
(ii) of the description of Events of Default.

  Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

  In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to the First Call Date, then the premium specified in the Indenture for redemption as of the First Call Date shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

  Under the Indenture, the Company is required to provide an Officers' Certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

  No director, officer, employee or stockholder, as such, of the Company or any Subsidiary shall have any liability for any obligations of the Company or any Subsidiary under the Notes, any Guarantee or the Indenture. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. This provision does not affect any possible claims under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Notes (and each Subsidiary Guarantor shall be discharged from any and all obligations with respect thereto and with respect to its Guarantee) ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants (including those relating to a Change of Control Offer and a Net Cash Proceeds Offer) that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

  In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient (without reinvestment), in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or
(B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; (viii) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Indebtedness, including, without limitation, those arising under the Indenture and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (ix) certain other customary conditions precedent are satisfied.

SATISFACTION AND DISCHARGE

  The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

MODIFICATION OF THE INDENTURE

  From time to time, the Company, the Subsidiary Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may: (i) reduce the amount of Notes whose Holders must consent to an amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes; (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Notes payable in money other than that stated in the Notes; (v) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default; (vi) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto; (vii) modify or change any provision of the Indenture or the related definitions affecting the subordination or ranking of the Notes or the Guarantees in a manner which adversely affects the Holders or (viii) release any Subsidiary Guarantor from any of its obligations under the Guarantee other than in accordance with the terms of the Indenture.

GOVERNING LAW

  The Indenture provides that it and the Notes are governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE TRUSTEE

  The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

  The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

  Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

  "Accounts Receivable Subsidiary" means a newly created, Unrestricted Subsidiary of the Company (i) which is formed solely for the purpose of, and which engages in no activities other than activities in connection with, financing accounts receivable of the Company and/or its Restricted Subsidiaries, (ii) which is designated by the Board of Directors of the Company as an Accounts Receivable Subsidiary pursuant to a Board of Directors' resolution set forth in an Officers' Certificate and delivered to the Trustee,
(iii) that has total assets at the time of such creation and designation with a book value of $10,000 or less, (iv) which has no Indebtedness other than Non-Recourse Debt, and (v) with which neither the Company nor any Restricted Subsidiary of the Company has any contract, agreement, arrangement or understanding other than contracts, agreements, arrangements and understandings entered into in the ordinary course of business in connection with sales of accounts receivable in accordance with the covenant entitled "Sales of Accounts Receivable" and fees payable in the ordinary course of business in connection with servicing accounts receivable.

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  "Acquired Indebtedness" means Indebtedness of a Person or any of its
Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation.

  "Act" means the Securities Act of 1933, as amended.

  "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Subsidiary Guarantor at such date and (y) the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee, as they become absolute and matured.

  "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, that beneficial ownership of 10% or more of the voting Capital Stock of a Person shall be deemed to be control. The terms "controlling" and "controlled" have meanings correlative to the foregoing.

  "Article 28 Company" means an entity organized and operated for the primary purpose of conducting a Permitted Business and subject to a federal or state law or regulation that: (i) limits or restricts the types of individuals or entities that are permitted to hold an ownership or investment interest in such an entity; and (ii) prohibits the Company and its Subsidiaries from being able to directly hold an ownership or investment interest in such an entity.

  "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person
(x) shall become a Restricted Subsidiary of the Company, or (y) shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

  "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Subsidiary of the Company; or
(b) any other property or assets of the Company or any Restricted Subsidiary of the Company; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Subsidiaries receive aggregate consideration of less than $1.0 million; (ii) sales of accounts receivables to the Accounts Receivable Subsidiary in accordance with the covenant entitled "Sales of Accounts Receivable," other than the Initial Sale; and (iii) the sale, lease, conveyance, disposition or other transfer (w) of the Capital Stock of an Unrestricted Subsidiary, (x) of all or substantially all of the assets of the Company as permitted under "Merger, Consolidation and Sale of Assets," (y) involving only cash, Cash Equivalents or inventory in the ordinary course of business or obsolete equipment in the ordinary course of business consistent with past practices of the Company, or (z) involving only the lease or sublease of any assets in the ordinary course of business.

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  "Attributable Debt" in respect of a Sale and Leaseback Transaction means at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

  "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

  "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or other entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

  "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

  "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest ratings obtainable from both Standard & Poor's Ratings Services ("S&P") and Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from both S&P and Moody's;
(iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through
(v) above.

  "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture); (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture); (iii) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) in one or more transactions by any Person or Group other than a Person who is a stockholder of the Company as of the Issue Date or Group comprised solely of such Persons (the "Control Group") of either more than 25% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company or more than 25% of the aggregate issued and outstanding Common Stock of the Company and such beneficial ownership percentage is greater than the beneficial ownership of the Control Group; (iv) Home Dialysis of America, Inc. or West Suburban Kidney Center, S.C. cease to be a Wholly Owned Restricted Subsidiary of the Company, or (v) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

  "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

  "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business or other transactions the effect of which has been excluded from Consolidated Net Income), (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.

  "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital or revolving credit facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), had occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (provided that such Consolidated EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) had occurred on the first day of the Four Quarter Period. If such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually

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

incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

  "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock or dividends to the extent payable to the Company or its Restricted Subsidiaries) paid, accrued or scheduled to be paid or accrued during such period (other than in the case of Preferred Stock of such Person and its Restricted Subsidiaries for which the dividends are tax deductible for Federal income tax purposes, which shall be included in Consolidated Fixed Charges without being multiplied by the fraction in (y)) and (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

  "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, whether paid or accrued, including without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation, including with respect to Attributable Debt; (ii) the aggregate dividend payments of such Person and its Restricted Subsidiaries for such period with respect to Disqualified Capital Stock; and (iii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

  "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis (before Preferred Stock (other than Disqualified Stock) dividend requirements), determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains from Asset Sales or abandonments of reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains or losses, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted (or subject to tax) by a contract, operation of law or otherwise, (e) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person (subject to the limitation in clause (d)), (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve reduced Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, (i) any gain realized in connection with the disposition of any securities other than Cash Equivalents by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (j) all gains or losses from the cumulative effect of any change in accounting principles.

  "Consolidated Net Worth" means, (A) with respect to any partnership, the common and preferred partnership equity of such partnership and its consolidated subsidiaries, as determined on a consolidated basis in accordance with GAAP, and (B) with respect to any other Person as of any date, the sum of
(i) the consolidated

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equity of the common equityholders of such Person and its consolidated
Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred equity (other than Disqualified Capital Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred equity, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, plus (y) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

  "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate Consolidated Pooling Expenses, depreciation, amortization and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve relating to possible cash charges or expenditures for any future or past period).

  "Consolidated Pooling Expenses" of any Person means for any period, with respect to such Person and its Subsidiaries on a consolidated basis, the transaction or transactions-related expenses for such period in connection with a pooling of interests transaction, determined in accordance with GAAP, but only to the extent such expenses would have been capitalized, in accordance with GAAP, if such transaction had been a purchase transaction.

  "Contributions" means any loans, cash advances, capital contributions, investments or other transfers of assets for either (i) Capital Stock or (ii) less than fair value by the Company or any of its Restricted Subsidiaries to any Subsidiary or other Affiliate of the Company other than to a Subsidiary Guarantor.

  "Credit Facility" means the Amended and Restated Credit Agreement, dated as of May 15, 1997 (referred to herein as the Prior Credit Facility), as amended (including by the New Credit Facility), among the Company, Harris Trust and Savings Bank, individually and as Agent, and the lenders which are or become parties thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder; provided that such increase in borrowings is permitted by the "Limitation on Incurrence of Additional Indebtedness" covenant above) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

  "Designated Senior Indebtedness" means (i) Indebtedness under or in respect of the Credit Facility and (ii) any other Indebtedness constituting Senior Indebtedness which, at the time of determination, has an aggregate principal amount of at least $35,000,000 and is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company.

  "Disqualified Capital Stock" means, with respect to any person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is

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exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

  "Eligible Joint Venture" means any Person which meets all of the following criteria: (a) no Affiliate of the Company or a Restricted Subsidiary (other than a Restricted Subsidiary of the Company) has an investment in such Person,
(b) such Person is engaged in a Permitted Business, (c) the Company and/or any of its Restricted Subsidiaries at all times (i) controls, by voting power, board or management committee membership, or through the provisions of any applicable partnership, shareholder or other similar agreement or under an operating, maintenance or management agreement or otherwise, the business operations of such Person, and (ii) owns at least 20% of the total outstanding Capital Stock of such Person entitled to participate in distributions in respect of the earnings, sale or liquidation of such Person, (d) no more than $100,000 principal amount of the Indebtedness of such Person outstanding at any one time is not Non-Recourse Debt, and (e) a default or event of default under the Indebtedness of such Person would not result in a default or event of default under any Indebtedness of the Company or its Restricted Subsidiaries, except for Indebtedness permitted pursuant to (d).

  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

  "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

  "First Call Date" means May 1, 2003.

  "Foreign Subsidiary" means any Subsidiary of the Company either (a) which is organized outside of the United States of America, (b) whose principal activities are conducted outside of the United States of America or (c) whose only material assets are Capital Stock in Subsidiaries which are Foreign Subsidiaries.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

  "Indebtedness" means with respect to any Person, without duplication, (i) all indebtedness of such Person, whether or not contingent, for borrowed money, (ii) all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all indebtedness or other obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not in default or overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all indebtedness for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all indebtedness of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all indebtedness under Currency Agreements and Interest Swap Agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified

Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. The amount of any Indebtedness (other than Disqualified Capital Stock) outstanding as of any date shall be (i) the accreted value thereof, to the extent such Indebtedness does not require current payments of interest, (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness, (iii) in the case of Currency Agreements and Interest Swap Agreements, the amount that would appear on the consolidated balance sheet of the Person in accordance with GAAP and (iv) in the case of any guarantee or other contingent obligation in respect of Indebtedness of any other Person shall be deemed to be equal to the maximum amount of such indebtedness, unless the liability is limited by the terms of such guarantee or contingent obligation, in which case the amount of such guarantee or other obligation shall be deemed to equal the maximum amount of such liability.

  "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

  "Initial Sale" means the first transaction in which accounts receivable are sold by the Company and/or its Restricted Subsidiaries to an Accounts Receivable Subsidiary.

  "Insolvency or Liquidation Proceedings" means with respect to any Person (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding relative to such Person or to the creditors of such Person, as such, or to the assets of such Person, or (ii) any liquidation, dissolution, reorganization or winding-up of such Person, whether voluntary or involuntary, or (iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

  "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

  "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person (including a Subsidiary of the referent Person). "Investment" shall exclude extensions of trade credit by the Company and its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Subsidiary, as the case may be. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Subsidiary not sold or disposed. For the purposes of the "Limitation on Restricted Payments" covenant, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company, or any of its Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.

  "Issue Date" means May 5, 1998.

  "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) income taxes paid or payable after taking into account any reduction in consolidated income tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale, (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, (e) proceeds required to be placed in escrow, provided, that upon the release of any such proceeds from such escrow to the Company or a Subsidiary of the Company such released proceeds shall constitute "Net Cash Proceeds" and (f) in the case of a sale by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the minority interests' proportionate share of such Net Cash Proceeds.

  "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness, but excluding, in the case of (x) the Accounts Receivable Subsidiary, warranty claims, indemnity rights and rights of set-off with respect to accounts receivable that are sold to such Accounts Receivable Subsidiary, and (y) any Eligible Joint Venture, any amounts loaned by the Company or any such Restricted Subsidiary to such Eligible Joint Venture for working capital purposes); (b) is directly or indirectly liable (as a guarantor or otherwise, except as set forth in (a)); or (c) constitutes the lender (except as set forth in (a)); (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders, except for lenders under Indebtedness in existence on the Issue Date or instruments governing Acquired Indebtedness (a) have acknowledged that they do not have recourse to the holder of the Capital Stock of the debtor or (b) have been notified in writing that they will not have any recourse to the stock or assets of either the Company or any of its Restricted Subsidiaries.

  "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Pari Passu Debt" means any Indebtedness of the Company or its Restricted Subsidiaries which, by its terms, is pari passu in right of payment to the Notes or the Guarantees.

  "Permitted Business" means the business of the Company and its Subsidiaries as existing on the Issue Date or such other businesses as the Board of Directors of the Company determines are businesses reasonably related thereto as evidenced by a Board Resolution.

  "Permitted Indebtedness" means without duplication, each of the following:

    (i) Indebtedness under the Notes and the Indenture;

    (ii) Indebtedness under the Guarantees;

    (iii) Indebtedness incurred pursuant to the Credit Facility (and the guarantees thereunder) in an aggregate principal amount at any time outstanding not to exceed $100,000,000, less the amount of any required permanent repayments, if any (which are accompanied by a corresponding permanent commitment reduction) thereunder (excluding any such payments on the Issue Date or to the extent refinanced at the time of payment);

    (iv) other Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

    (v) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Subsidiaries and Interest Swap Obligations of any Subsidiary of the Company covering Indebtedness of such Subsidiary; provided, however, that (x) such Interest Swap Obligations are designed to protect the Company and its Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture (and are used for bona fide hedging, and not speculative, purposes); and (y) the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

    (vi) Indebtedness under Currency Agreements; provided that such Currency
  Agreements: (i) are designed to protect against fluctuations in currency value (and are used for bona fide hedging, and not speculative, purposes) and (ii) in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

    (vii) Indebtedness of a Wholly Owned Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company; provided that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

    (viii) Indebtedness of a Restricted Subsidiary of the Company permitted pursuant to clause (7) of the second paragraph of the covenant described under "Limitation on Restricted Payments" or clause (ix) or (x) of the term "Permitted Investment";

    (ix) Indebtedness of the Company to a Restricted Subsidiary of the Company for so long as such Indebtedness is held subject to no Lien; provided that (a) any Indebtedness of the Company to a Restricted Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's Obligations under the Indenture and the Notes and (b) if as of any date any Person other than a Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

    (x) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

    (xi) Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

    (xii) Refinancing Indebtedness;

    (xiii) Indebtedness incurred by the Company or any Restricted Subsidiary of the Company in connection with the purchase or improvement of property (real or personal) or equipment or other capital expenditures in the ordinary course of business or consisting of Capitalized Lease Obligations; provided that at the time of the incurrence thereof, such Indebtedness which is then outstanding does not exceed $5.0 million;

    (xiv) Indebtedness arising from agreements of the Company or a Restricted Subsidiary, for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Restricted Subsidiary in connection with such disposition;

    (xv) Obligations in respect of performance bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

    (xvi) Guarantees by the Company or a Restricted Subsidiary of the Company of Indebtedness incurred by the Company or a Restricted Subsidiary of the Company so long as the incurrence of such Indebtedness by the Company or any such Restricted Subsidiary of the Company is otherwise permitted by the terms of the Indenture;

    (xvii) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $7.5 million at any one time outstanding.

  "Permitted Insolvency Payments" means (i) securities distributed to the Holders of the Notes in an Insolvency or Liquidation Proceeding pursuant to a plan of reorganization consented to by each class of the Senior Indebtedness, but only if all of the terms and conditions of such securities (including, without limitation, term, tenor, interest, amortization, subordination, standstills, covenants and defaults), are at least as favorable (and provide the same relative benefits) to the holders of Senior Indebtedness and to the holders of any security distributed in such Insolvency or Liquidation Proceeding on account of any such Senior Indebtedness as the terms and conditions of the Notes and the Indenture are, and provide to the holders of Senior Indebtedness, and (ii) payments from a trust established pursuant to the provisions of the Indenture described under "Satisfaction and Discharge of the Indenture", provided that payment into such trust was not made either (x) within 90 days prior to the commencement of an Insolvency or Liquidation Proceeding, or (y) during any period in which payment on the Notes is blocked pursuant to the subordination provisions of the Indenture.

  "Permitted Investments" means (i) Investments by the Company or any Subsidiary of the Company in any Person engaged in a Permitted Business that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of the Company other than a Foreign Subsidiary or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary of the Company other than a Foreign Subsidiary; (ii) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated to the Company's obligations under the Notes and the Indenture, pursuant to a written agreement and to the same extent that the Notes are subordinated to Senior Indebtedness;
(iii) investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Subsidiaries' businesses and otherwise in compliance with the Indenture; (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (vii) Investments made by the Company or any of its Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant; (viii) Investments in an Accounts Receivable Subsidiary received in consideration of sales of accounts receivable in accordance with the covenant entitled "Sales of Accounts Receivable"; (ix) Investments by the Company or any Restricted Subsidiary in a Restricted Subsidiary or an Eligible Joint Venture in an amount at any one time outstanding not to exceed $5.0 million in the aggregate, so long as that after giving effect to any such Investment, no Default or Event of Default shall have occurred, and the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.5 to 1.0; and (x) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (x) that are at the time outstanding, not to exceed $10.0 million, so long as that after giving effect to any such Investment, no Default or Event of Default shall have occurred.

  "Permitted Liens" means the following types of Liens:

    (i) Liens for taxes, assessments or governmental charges or claims either
  (a) not delinquent or (b) being contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries, as the case may be, shall have set aside on its books such reserves as may be required pursuant to GAAP;

    (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

    (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

    (iv) Liens securing letters of credit issued in the ordinary course of business consistent with past practice in connection with the items referred to in clause (iii) or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

    (v) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

    (vi) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

    (vii) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

    (viii) purchase money Liens to finance property or assets of the Company or any Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Subsidiary of the Company, other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

    (ix) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

    (x) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

    (xi) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

    (xii) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

    (xiii) Liens securing Indebtedness under Currency Agreements;

    (xiv) Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company, and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company, and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Subsidiaries, other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company, and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company;

    (xv) Liens to secure Attributable Debt that is permitted to be incurred pursuant to the covenant entitled "Sale and Leaseback Transactions;" provided that any such Liens shall not extend to or cover any assets of the Company or any Restricted Subsidiary, other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Debt is incurred;

    (xvi) leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries;

    (xvii) any interest or title of a lessor in the property subject to any lease, whether characterized as capitalized or operating other than any such interest or title resulting from or arising out of a default by the Company or any of its Restricted Subsidiaries of its obligations under such lease;

    (xviii) Liens arising from filing UCC financing statements for precautionary purposes in connection with true leases of personal property that are otherwise permitted under the Indenture and under which the Company or any of its Restricted Subsidiaries is lessee;

    (xix) Liens arising by virtue of any statutory or common law provisions relating to banker's Liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depositary institution; and

    (xx) Liens in favor of the Trustee and any substantially equivalent Lien granted to any trustee or similar institution under any indenture governing Indebtedness permitted to be incurred or outstanding under the Indenture.

  "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, a governmental agency or political subdivision thereof or other entity.

  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

  "Public Equity Offering" means an underwritten equity offering, pursuant to an effective registration statement under the Act, of the Qualified Capital Stock of the Company, or of any entity of which the Company is a direct or indirect subsidiary, to the extent the proceeds thereof shall have been received or contributed to the Company.

  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

  "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

  "Refinancing Indebtedness" means any Refinancing by the Company or any Subsidiary of the Company of Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant (other than pursuant to clause (iii), (v), (vi), (vii), (x), (xi), (xii) or (xiii) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium or penalty required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or
(B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is solely Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes or any Guarantee, then such Refinancing Indebtedness shall have a final maturity date later than 91 days after the final maturity date of the Notes and shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

  "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; provided that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary of any property, whether owned by the Company or any Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

  "Senior Indebtedness" means, all Indebtedness and other Obligations specified below payable directly or indirectly by the Company or any of its Restricted Subsidiaries (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), whether outstanding on the Issue Date or thereafter created, incurred or assumed, by the Company or any of its Restricted Subsidiaries: (i) the principal of, interest on and all other Obligations related to the Credit Facility (including without limitation all loans, letters of credit and other extensions of credit under the Credit Facility, and all expenses, fees, reimbursements, indemnities and other amounts owing pursuant to the Credit Facility); (ii) amounts payable in respect of any Interest Swap Obligations and Currency Agreements; (iii) all Indebtedness not prohibited by the "Limitation on Incurrence of Additional Indebtedness" covenant that is not expressly pari passu with or subordinated to the Notes; and (iv) all permitted Refinancings thereof. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (a) any Indebtedness of the Company to a Subsidiary of the Company, (b) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (c) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (d) Indebtedness represented by Disqualified Capital Stock, (e) any liability for federal, state, local or other taxes owed or owing by the Company, (f) Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness," (g) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company and (h) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

  "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

  "Stated Maturity" means, with respect to any installment of interest, accreted value or principal on any series of Indebtedness, the date on which such payment of interest or principal is due or is scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest, accreted value or principal prior to the date originally scheduled for the payment or accretion thereof.

  "Subsidiary" with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

  "Subsidiary Guarantor" means (i) as of the date of the Initial Offering, Amarillo Acute Dialysis Specialists, L.L.C., Con-Med Supply Company, Inc., Continental Health Care, Ltd., Dialysis Specialists of Corpus Christi, L.L.C., Dialysis Specialists of South Texas, L.L.C., Dupage Dialysis Ltd., Everest Management, Inc., Hemo Dialysis of Amarillo L.L.C., Home Dialysis of America, Inc., Home Dialysis of Dayton, Inc., Lake Avenue Dialysis Center, Inc., Mercy Dialysis Center, Inc., New York Dialysis Management, Inc., North Buckner Dialysis Center, Inc., Northwest Indiana Dialysis, Inc., Ohio Valley Dialysis Center, Inc., and WSKC Dialysis Services, Inc., and (ii) each of the Company's Subsidiaries that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of the Indenture as a Subsidiary Guarantor; provided that any Person constituting a Subsidiary Guarantor as described above shall cease to be a Subsidiary Guarantor when its respective Guarantee is released in accordance with the terms thereof.

  "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) on the date of such designation is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or such Restricted Subsidiary; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Capital Stock or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or its Restricted Subsidiaries, and has at least one executive officer that is not a director or executive officer of the Company or its Restricted Subsidiaries.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

  "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  The Private Notes were originally sold by the Company on April 30, 1998 to the Initial Purchaser pursuant to the Purchase Agreement, dated as of April 30, 1998, by and among the Initial Purchaser, the Company and the Subsidiary Guarantors (the "Purchase Agreement"). The Initial Purchaser subsequently placed the Private Notes (i) within the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act and
(ii) to a limited number of institutional "accredited investors," within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, that agreed in writing to comply with certain transfer restrictions and other conditions. As a condition to the Purchase Agreement, the Company, the Subsidiary Guarantors and the Initial Purchaser entered into the Registration Rights Agreement on the Issue Date pursuant to which the Company agreed, for the benefit of the holders, that it will at its expense (i) within 45 days after the Issue Date (the "Filing Date"), file a registration statement on an appropriate registration form (the "Exchange Offer Registration Statement") with the Commission with respect to a registered offer (the "Exchange Offer") to exchange the Private Notes for notes of the Company (the "Exchange Notes"), guaranteed by the Subsidiary Guarantors, which Exchange Notes will have terms identical to the Private Notes (except (A) the Exchange Notes will bear a different CUSIP Number from the Private Notes, (B) the issuance of the Exchange Notes will have been registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof, and (C) holders of the Exchange Notes will not be entitled to certain rights of holders of Private Notes under the Registration Rights Agreement) and (ii) use its best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 120 days after the Issue Date. Upon the Exchange Offer Registration Statement being declared effective, the Company and the Subsidiary Guarantors will offer the Exchange Notes (and the related Guarantees) in exchange for surrender of the Private Notes (and the related Guarantees). The Company and the Subsidiary Guarantors will keep the Exchange Offer open for acceptance for not less than thirty days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of Private Notes. For each of the Private Notes surrendered pursuant to the Exchange Offer, the holder who surrendered such Private Note will receive an Exchange Note having a principal amount equal to that of the surrendered Private Note. Interest on each Exchange Note will accrue from the Issue Date. Holders whose Private Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Private Notes.

  Under existing interpretations of the Commission contained in several no-action letters to third parties, the Exchange Notes (and the related Guarantees) will be transferable by holders thereof (other than affiliates of the Company and the Subsidiary Guarantors and persons participating in the distribution of the Notes) after the Exchange Offer without further registration under the Securities Act; provided, however, that each Holder that wishes to exchange its Private Notes for Exchange Notes will be required to represent (i) that any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) that it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the Securities Act, (iii) that it is not an "affiliate" (as defined in Rule 405 promulgated under the Securities Act) of the Company or any Subsidiary Guarantor, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of Exchange Notes and
(v) if such Holder is a broker-dealer (a "Participating Broker-Dealer") that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Private Notes) with the prospectus contained in the Exchange Offer Registration Statement. The Company and the Subsidiary Guarantors have agreed to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of Exchange Notes. In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption therefrom is available and complied with.

  If, (i) because of any change in law or in currently prevailing interpretations of the staff of the Commission, the Company and the Subsidiary Guarantors are not permitted to effect an Exchange Offer, (ii) the Exchange Offer is not consummated within 150 days of the Issue Date, (iii) holders of unregistered Exchange Notes so request, or (iv) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company or any Subsidiary Guarantor within the meaning of the Securities Act), then in each case, the Company and the Subsidiary Guarantors will (x) promptly deliver to the Holders and the Trustee written notice thereof and (y) at their sole expense, (a) as promptly as practicable, and in any event prior to 30 days after such filing obligation arises, file a shelf registration statement covering resales of the Private Notes (the "Shelf Registration Statement"), (b) use their best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to 90 days after the filing thereof, and (c) use their best efforts to keep effective the Shelf Registration Statement until the earlier of two years after the Issue Date or such time as all of the applicable Notes have been sold thereunder. The Company and the Subsidiary Guarantors will, in the event that a Shelf Registration Statement is filed, provide to each Holder copies of the prospectus that is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement for the Private Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Private Notes. A Holder that sells Private Notes pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such Holder (including certain indemnification rights and obligations).

  If the Company or the Subsidiary Guarantors fail to comply with the above provision or if the Exchange Offer Registration Statement or the Shelf Registration Statement fails to become effective, then, as liquidated damages, additional interest (the "Additional Interest") shall become payable in respect of the Private Notes as follows:

    (i) if (A) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement is filed with the Commission within 45 days following the Issue Date or (B) notwithstanding that the Company and the Subsidiary Guarantors have consummated or will consummate an Exchange Offer, the Company and the Subsidiary Guarantors are required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Registration Rights Agreement, then commencing on the day after either such required filing date, Additional Interest shall accrue on the principal amount of the Private Notes at a rate of .50% per annum for the first 90 days immediately following each such filing date, such Additional Interest rate increasing by an additional .50% per annum at the beginning of each subsequent 90-day period; or

    (ii) if (A) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement is declared effective by the Commission within 120 days following the Issue Date or (B) notwithstanding that the Company and the Subsidiary Guarantors have consummated or will consummate an Exchange Offer, the Company and the Subsidiary Guarantors are required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the 90th day following the date such Shelf Registration Statement was required to be filed, then, commencing on the day after either such required effective date, Additional Interest shall accrue on the principal amount of the Private Notes at a rate of .50% per annum for the first 90 days immediately following such date, such Additional Interest rate increasing by an additional .50% per annum at the beginning of each subsequent 90-day period; or

    (iii) if (A) the Company and the Subsidiary Guarantors have not exchanged Exchange Notes for all Private Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 30th day after the date on which the Exchange Offer Registration Statement was declared effective or (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (other than after such time as all Private Notes have been disposed of thereunder), then Additional Interest shall accrue on the principal amount of the Private Notes at a rate of .50% per annum for the first 90 days commencing on (x) the 31st day after such effective date, in the case of
  (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above, such Additional Interest rate increasing by an additional .50% per annum at the beginning of each subsequent 90-day period;

provided, however, that the Additional Interest rate on the Private Notes may not exceed in the aggregate 1.0% per annum; provided, further, however, that
(1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration or a Shelf Registration Statement (in the case of clause (ii) above), or (3) upon the exchange of Exchange Notes for all Private Notes tendered (in the case of clause (iii) (A) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii) (B) above), Additional Interest on the Private Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

  Any amounts of Additional Interest due pursuant to clause (i), (ii) or (iii) above will be payable in cash on the same original interest payment dates as the Private Notes.

  The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the Company.

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Private Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Private Notes accepted in the Exchange Offer. Holders may tender some or all of their Private Notes pursuant to the Exchange Offer. However, Private Notes may be tendered only in integral multiples of $1,000.

  The form and terms of the Exchange Notes are the same as the form and terms of the Private Notes except that (i) the Exchange Notes bear a different CUSIP Number from the Private Notes, (ii) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Private Notes in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is terminated. The Exchange Notes will evidence the same debt as the Private Notes and will be entitled to the benefits of the Indenture. See "Description of Exchange Notes."

  As of the date of this Prospectus, $100,000,000 aggregate principal amount of Private Notes were outstanding. This Prospectus and the Letter of Transmittal are being mailed to persons who were Holders of Private Notes on the close of business on the date of this Prospectus.

  Holders of Private Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

  The Company shall be deemed to have accepted validly tendered Private Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Company.

  If any tendered Private Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Private Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

  Holders who tender Private Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Private Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" shall mean 5:00 p.m., New York City time, on October 2, 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

  In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered Holders an announcement thereof, each prior to 9:00 a.m., New York City time on the next business day after the previously scheduled expiration date.

  The Company reserves the right, in its sole discretion, (i) to delay accepting any Private Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner, whether before or after any tender of the Private Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

INTEREST ON THE EXCHANGE NOTES

  Interest on the Exchange Notes will accrue from the Issue Date, May 5, 1998, payable semi-annually in arrears on May 1 and November 1 of each year, commencing November 1, 1998, at the rate of 9 3/4% per annum. Holders whose Private Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Private Notes.

PROCEDURES FOR TENDERING

  Only a Holder of Private Notes may tender such Private Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Private Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Private Notes, Letter of Transmittal and other required documents must be completed and received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Private Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

  By executing the Letter of Transmittal, each holder will make to the Company the representations set forth above in the second paragraph under the heading "--Purpose and Effect of the Exchange Offer."

  The tender by a holder and the acceptance thereof by the Company will constitute agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  THE METHOD OF DELIVERY OF PRIVATE NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE
THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR PRIVATE NOTES SHOULD BE
SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner whose Private Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the Letter of Transmittal.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Private Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a member firm of the Medallion System (an "Eligible Institution").

  If the Letter of Transmittal is signed by a person other than the registered holder of any Private Notes listed therein, such Private Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Private Notes with the signature thereon guaranteed by an Eligible Institution.

  If the Letter of Transmittal or any Private Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

  The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Private Notes at the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility"), for the purpose of facilitating the Exchange Offer, and, subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Private Notes by causing such Book-Entry Transfer Facility to transfer such Private Notes into the Exchange Agent's account with respect to the Private Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Private Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Private Notes and withdrawal of tendered Private Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Private Notes not properly tendered or any Private Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Private Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Private Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Private Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Private Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Private Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Private Notes and (i) whose Private Notes are not immediately available, (ii) who cannot deliver their Private Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

    (a) the tender is made through an Eligible Institution;

    (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Private Notes and the principal amount of Private Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificates(s) representing the Private Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificates(s) representing all tendered Private Notes in proper form for transfer (or a confirmation of book-entry transfer of such Private Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Private Notes according to the guaranteed delivery procedures set forth above.

ACCEPTANCE OF PRIVATE NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

  Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Private Notes properly tendered and will issue the Exchange Notes promptly after acceptance of the Private Notes. See "Conditions" below. For purposes of the Exchange Offer, the Company will be deemed to have accepted properly tendered Private Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent. For each Private Note accepted for exchange, the holder of such Private Note will receive an Exchange Note having a principal amount equal to that of the surrendered Private Note.

  In all cases, issuance of Exchange Notes for Private Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Private Notes or a timely Book-Entry Confirmation of such Private Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Private Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Private Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Private Notes will be returned without expense to the tendering holder thereof (or, in the case of Private Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such non-exchanged Private Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

WITHDRAWAL OF TENDERS

  Except as otherwise provided herein, tenders of Private Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  To withdraw a tender of Private Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Private Notes to be withdrawn (the "Depositor"), (ii) identify the Private Notes to be withdrawn (including the certificate number(s) and principal amount of such Private Notes, or, in the case of Private Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Private Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Private Notes register the transfer of such Private Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Private Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Private Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Private Notes so withdrawn are validly retendered. Any Private Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Private Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or issue Exchange Notes for, any Private Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Private Notes, if:

    (a) any action or proceeding is instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Company or the Subsidiary Guarantors to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company or the Subsidiary Guarantors;

    (b) the Exchange Offer violates applicable law or any applicable interpretation of the staff of the Commission; or

    (c) any governmental approval has not been obtained, which approval the Company and the Subsidiary Guarantors shall deem necessary for the consummation of the Exchange Offer as contemplated hereby.

  If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Private Notes and return all tendered Private Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Private Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Private Notes (see "--Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Private Notes which have not been withdrawn. In addition, the Company has reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to terminate or amend the Exchange Offer.

  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Private Notes being tendered or accepted for exchange.

EXCHANGE AGENT

  American National Bank and Trust Company of Chicago, which also acts as Trustee under the Indenture, has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for a Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

     By Registered or     By Facsimile Transmission     By Overnight Courier
      Certified Mail        American National Bank     American National Bank
  American National Bank     and Trust Company of            and Trust
   and Trust Company of            Chicago               Company of Chicago
         Chicago

                                (312) 407-1067            Corporate Trust
                                                             Securities

                             ATTN: Barbara Arndt

     Corporate Trust        Confirm by Telephone:     1 N. State Street Teller
        Redemption              Barbara Arndt                9th Floor
           Unit                 (312) 336-9123           Chicago, IL 60670

  1 First National Plaza    For Information Call:       ATTN: Barbara Arndt
        9th Floor,           Anjali J. Gottreich
        Suite 0124              (312) 661-6042

  Chicago, IL 60670-0124
  DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

  The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitations may be made by telegraph, telecopy, telephone or in person by officers and employees of the Company and its affiliates.

  The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others to solicit acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

  The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

  The Exchange Notes will be recorded at the same carrying value as the Private Notes, which is face value, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

  The Private Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Private Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) so long as the Private Notes are eligible for resale pursuant to Rule 144A, to a person

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

inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

  Following the consummation of the Exchange Offer, holders of the Private Notes who were eligible to participate in the Exchange Offer but who did not tender their Private Notes will not have any further registration rights, except with respect to a Shelf Registration Statement in the event that a Shelf Notice is delivered by the Company, and such Private Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Private Notes could be adversely affected.

RESALE OF THE EXCHANGE NOTES

  With respect to resales of Exchange Notes, based on interpretations by the staff of the Commission set forth in certain "no-action" letters issued to third parties and unrelated to the Company and the Exchange Offer, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no intention, nor any arrangement or understanding with any person, to participate in the distribution of such Exchange Notes in violation of the provisions of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in the distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission set forth in such "no-action" letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such Participating Broker-Dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Notes. As contemplated by these "no-action" letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to make certain representations to the Company in the Letter of Transmittal. See "--Purpose and Effect of Exchange Offer."

                         BOOK ENTRY; DELIVERY AND FORM

  Except as described below under "--Certificated Securities," the Private Notes (and the related Guarantees) are represented by one or more permanent global certificates in definitive, fully registered form (the "Outstanding Global Notes") and the Exchange Notes will be issued in the form of one or more permanent global certificates in definitive fully registered form (the "Exchange Global Notes"). The term "Global Notes" means the Outstanding Global Notes or the Exchange Global Notes, as the context may require. The Outstanding Global Notes were deposited on the date of closing of the sale of the Private Notes, and the Exchange Global Notes will be deposited on the date of closing of the Exchange Offer, with the Trustee as custodian for The Depository Trust Company ("DTC"), New York, New York, and registered in the name of a nominee of DTC, in each case for credit to an account of a direct or indirect participant as described below. The Outstanding Global Notes are subject to certain restrictions on transfer set forth therein and bear a legend regarding such restrictions.

  Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. In addition, transfer of beneficial interests in the

Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "-- Certificated Securities."

  The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

DEPOSITORY PROCEDURES

  DTC has advised the Company that DTC is a limited-purpose company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of Participants. The Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

  DTC has also advised the Company that pursuant to procedures established by it, (i) upon deposit of the Exchange Global Note, DTC will credit the accounts of Participants designated by the Initial Purchaser with portions of the principal amount of the Exchange Global Note and (ii) ownership of such interests in the Exchange Global Notes will be shown on, and the transfer ownership thereof will be effected only through, records maintained by DTC (with respect to Participants) or by Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Exchange Global Note). Investors in the Exchange Global Note may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations that are Participants in such system.

  The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interest in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of physical certificate evidencing such interests. For certain other restrictions on the transferability of the Notes, see "--Certificated Securities."

  EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

  Payments in respect of the principal and premium and interest on a Global Note registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Note, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

  DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the Global Note as shown on the records of DTC. Payments by Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Notes for all purposes.

  Interests in the Global Note will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

  DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given direction. However, if there is an Event of Default under the Indenture, DTC reserves the right to exchange the Global Note for legended Notes in certificated form, and to distribute such Notes to its Participants.

  The information in this section concerning DTC and its book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

  Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Note among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Initial Purchaser or the Trustee will have any responsibility for the performance by DTC or their Participants or Indirect Participants of their obligations under the rules and procedures governing their operations.

CERTIFICATED SECURITIES

  Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in certificated form ("Certificated Securities"). Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such certificated Notes would be subject to the legend requirements described herein under "Transfer Restrictions." In addition, if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Securities under the Indenture, then, upon surrender by the Global Note Holder of its Global Note, Notes in such form will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related Notes.

  Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

SAME-DAY SETTLEMENT AND PAYMENT

  The Indenture will require that payments in respect of the Notes represented by the Global Note (including principal of, interest and premium, if any, on the Global Note) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Certificated Securities, the Company will make all payments of principal of, interest and premium, if any, on the Notes, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Notes represented by the Global Note are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in the Certificated Securities will also be settled in immediately available funds.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following summary of the material anticipated federal income tax consequences of the issuance of Private Notes and the Exchange Offer is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the final, temporary and proposed regulations promulgated thereunder, and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. The following summary is not binding on the Internal Revenue Service ("IRS"), and there can be no assurance that the IRS will take a similar view with respect to the tax consequences described below. No ruling has been or will be requested by the Company from the IRS on any tax matters relating to the Private Notes or the Exchange Offer. This discussion is for general information only and does not purport to address all of the possible federal income tax consequences or any state, local or foreign tax consequences of the acquisition, ownership and disposition of the Private Notes, the Exchange Notes or the Exchange Offer. For purposes of this discussion regarding "Certain Federal Income Tax Considerations," unless otherwise specified, the Private Notes and the Exchange Notes are collectively referred to as the "Notes." This discussion is limited to investors who will hold the Private Notes and the Exchange Notes as capital assets and does not address the federal income tax consequences that may be relevant to particular investors in light of their unique circumstances or to certain types of investors (such as dealers in securities, insurance companies, financial institutions, tax-exempt entities, regulated investment companies, dealers in securities or currencies, persons holding Notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose "functional currency" is not the United States dollar) who may be subject to special treatment under federal income tax laws.

EXCHANGE OFFER

  The exchange of the Private Notes for Exchange Notes pursuant to the Exchange Offer should not be treated as an "exchange" because the Exchange Notes should not be considered to differ materially in kind or extent from the Private Notes. Rather, the Exchange Notes received by a holder of the Private Notes should be treated as a continuation of the Private Notes in the hands of such holder. As a result, there should be no adverse federal income tax consequences to holders exchanging the Private Notes for the Exchange Notes pursuant to the Exchange Offer.

U.S. HOLDERS

  As used herein, the term "U.S. Holder" means the beneficial owner of a Note that for U.S. federal income tax purposes is (i) a citizen or resident (as defined in Section 7701(b) of the Code) of the U.S., (ii) a corporation, partnership or other entity formed under the laws of the U.S. or any political subdivision hereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) in general, a trust subject to the primary supervision of a court within the U.S. and the control of a U.S. person as described in Section 7701(a)(30) of the Code, and (v) any other person whose income or gain with respect to a Note is effectively connected with the conduct of a U.S. trade or business. A "Non-U.S. Holder" is any beneficial owner other than a U.S. Holder.

INTEREST

  A holder of a Note will be required to report stated interest on the Note as interest income in accordance with the holder's method of accounting at the time the interest is accrued or (actually or constructively) received. The Company expects that the Notes will not be considered to be issued with original issue discount for tax purposes.

TAX BASIS IN NOTES

  A holder's tax basis in a Note will be the holder's purchase price for the Note. If a holder of a Private Note exchanges the Private Note for an Exchange Note pursuant to the Exchange Offer, the tax basis of the Exchange

Note immediately after such exchange should equal the holder's tax basis in the Private Note immediately prior to the exchange.

DISPOSITION OF NOTES

  The sale, exchange, redemption or other disposition of a Note, except in the case of an exchange pursuant to the Exchange Offer (see the above discussion), generally will be a taxable event. A holder generally will recognize gain or loss equal to the difference between (i) the amount of cash plus the fair market value of any property received upon such sale, exchange, redemption or other taxable disposition of the Note (except to the extent attributable to accrued interest) and (ii) the holder's adjusted tax basis in such debt instrument. Such gain or loss will be capital gain or loss. The recently enacted Taxpayer Relief Act of 1997 made certain changes with respect to taxation of long-term capital gains earned by taxpayers other than a corporation. In general and subject to certain transition rules, the maximum tax rate for individual taxpayers on net long-term capital gains (i.e., the excess of net long-term capital gain over net short-term capital loss) is lowered to 20% for most assets held for more than 18 months at the time of disposition. Capital gains on the disposition of assets held for more than one year and not more than 18 months at the time of disposition will be taxed as "mid-term gain" at a maximum rate of 28%. A lower rate of 18% will apply after December 31, 2000 for assets held for more than 5 years. However, the 18% rate applies only to assets acquired after December 31, 2000 unless the taxpayer elects to treat an asset held prior to such date as sold for fair market value on January 1, 2001. In the case of individuals whose ordinary income is taxed at a 15% rate, the 20% rate for assets held for more than 18 months is reduced to 10% and the 18% rate for assets held for more than five years is reduced to 8%.

PURCHASERS OF NOTES AT OTHER THAN ORIGINAL ISSUANCE PRICE OR DATE

  The foregoing does not discuss special rules which may affect the treatment of purchasers that acquire Notes other than at par, including those provisions of the Internal Revenue Code relating to the treatment of "market discount" and "amortizable bond premium." Any such purchaser should consult its tax advisor as to the consequences of the acquisition, ownership and disposition of Notes.

BACKUP WITHHOLDING

  Unless a holder provides its correct taxpayer identification number (employer identification number or social security number) to the Company and certifies that such number is correct, generally under the federal income tax backup withholding rules, 31% of (1) the interest paid on the Notes and (2) the issue price of the Exchange Notes must be withheld and remitted to the U.S. Treasury. Therefore, each holder should complete and sign IRS Form W-9 so as to provide the information and certification necessary to avoid backup withholding. However, certain holders (including, among others, certain foreign persons) are not subject to these backup withholding and reporting requirements. To qualify as an exempt foreign recipient, that holder should complete and sign IRS Form W-8, attesting to that individual's exempt foreign status. Such statements can be obtained from the Company. For further information concerning backup withholding and instructions for completing the IRS Form W-8 and IRS Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the IRS Form W-8 and IRS Form W-9 if the Notes are held in more than one name), contact the Company.

  Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

NON-U.S. HOLDERS

  The following discussion is limited to the U.S. federal income tax consequences relevant to a Non-U.S. Holder.

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

  For purposes of withholding tax on interest discussed below, a Non-U.S. Holder (as defined above) includes a non-resident fiduciary of an estate or trust. For purposes of the following discussion, interest and gain on the sale, exchange or other disposition of a Note will generally be considered to be "U.S. trade or business income" if such income or gain is (i) effectively connected with the conduct of a U.S. trade or business or (ii) in the case of most treaty residents, attributable to a permanent establishment (or, in the case of an individual, a fixed base) in the U.S.

  Stated Interest. Generally, any interest paid to a Non-U.S. Holder of a Note that is not U.S. trade or business income will not be subject to U.S. federal income tax if the interest qualifies as "portfolio interest." Generally, interest on the Notes will qualify as portfolio interest if (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total voting power of all voting stock of the Company and is not a "controlled foreign corporation" with respect to which the Company is a "related person" within the meaning of the Code, (ii) the beneficial owner, under penalty of perjury, certifies that the beneficial owner is not a U.S. person and such certificate provides the beneficial owner's name and address, (iii) the Non-U.S. Holder is not a bank receiving interest on an extension of credit made pursuant to a loan agreement made in the ordinary course of its trade or business, and (iv) the Notes are in registered form.

  An obligation is treated as an obligation in registered form if: (i) the obligation is registered as to both principal and any stated interest with the issuer (or its agent) and transfer of the obligation may be effected only by surrender of the old instrument and either the reissuance by the issuer of the old instrument to the new holder or the issuance by the issuer of a new instrument to the new holder; or (ii) the right to principal and interest may only be transferred through a book entry system maintained by the issuer (or its agent). The Restricted Global Note is in registered form, has been deposited with DTC and may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Except for certain circumstances under which certificated notes are issued, beneficial interests in the Restricted Global Note may only be transferred through the book-entry system of DTC. If Certificated Securities are issued, such securities may only be transferred by surrender of the old instrument and issuance by the Company of a new instrument. See "Book Entry; Delivery and Form."A withholding agent that has determined that the payee is a foreign person must determine whether the payee is entitled to a reduced rate of withholding. The documentation required is documentation that a withholding agent must be able to associate with a payment upon which it can rely to treat the payment as made to a foreign person that is the beneficial owner of the payment. Portfolio interest is exempt from such withholding. A withholding agent may only rely on the beneficial owner's claim of foreign status absent actual knowledge or reason to know otherwise. The withholding agent must hold the documentation prior to payment and must not have been notified by the IRS that any of the information on the withholding certificate is incorrect or unreliable. For payments made after 1998, a beneficial owner withholding certificate is valid only if it is provided on IRS Form W-8 (for payments before 1999, a substitute form may be provided). An IRS Form W-8 is valid only if its validity period has not expired, it is signed under penalties of perjury by the beneficial owner and it contains all of the information required on the form. The required information is the beneficial owner's name, permanent resident address, tax identification number (if required), the country under the laws of which the beneficial owner is created, incorporated or governed, the classification of the entity, and such other information as may be required by the regulations. As long as these certification requirements and the other qualifications mentioned in clauses (i) through
(iii) in the preceding paragraph discussed above are satisfied, interest paid to Non-U.S. Holders of the Notes should not be subject to U.S. federal income tax.

  The gross amount of payments to a Non-U.S. Holder of interest that does not qualify for the portfolio interest exemption and that is not U.S. trade or business income will be subject to U.S. federal income tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate withholding. U.S. trade or business income will be taxed at regular U.S. tax rates rather than the 30% gross rate. In the case of a Non-U.S. Holder that is a corporation, such U.S. trade or business income may also be subject to the branch profits tax (which is generally imposed on a foreign corporation on the actual or deemed repatriation from the U.S. of earnings and profits attributable to U.S. trade or business income) at a 30% rate. The branch profits tax may not apply (or may apply at a reduced rate) if a recipient is a qualified resident of certain countries with which the U.S. has an income tax treaty. To claim the benefit of a tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, the Non-U.S. Holder must provide a properly executed IRS Form 1001 or IRS Form 4224 (or such successor forms as the IRS designates), as applicable, prior to the payment of interest. these forms must be periodically updated. Under recently issued Treasury Regulations (the "New Regulations"), the required IRS Form 1001 and IRS Form 4224 will be replaced by a new IRS Form W-8. Under the New Regulations, a Non-U.S. Holder who is claiming the benefits of a treaty may be required to obtain a U.S. taxpayer identification number and make certain certifications to the Company. Special procedures are provided in the New Regulations for payments through qualified intermediaries. Prospective investors should consult their tax advisors regarding the effect, if any, of the New Regulations.

  Sale, Exchange or Redemption of Notes. Except as described below and subject to the discussion concerning backup withholding, any gain realized by a Non-U.S. Holder on the sale, exchange or redemption of a Note generally will not be subject to U.S. federal income tax, unless (i) such gain is U.S. trade or business income, (ii) subject to certain exceptions, the Non-U.S. Holder is an individual who holds the Note as a capital asset and is present in the U.S. for 183 days or more in the taxable year of the disposition, or (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates (including certain former citizens or residents of the U.S.).

  Information Reporting and Backup Withholding. The Company must report annually to the IRS and each Non-U.S. Holder any interest that is subject to withholding, or that is exempt from U.S. withholding tax pursuant to a tax treaty, or interest that is exempt from U.S. tax under the portfolio interest exception. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

  Treasury Regulations provide that backup withholding and additional information reporting will not apply to payments of principal on the Notes by the Company to a Non-U.S. Holder if the holder certifies as to its Non-U.S. status under penalties of perjury or otherwise establishes an exemption (provided that neither the Company nor its Paying Agent has actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not in fact, satisfied).

  The payment of the proceeds from the disposition of Notes to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its Non-U.S. Holder status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a Note to or through a non-U.S. office of a non-U.S. broker that is not a U.S. related person will not be subject to information reporting or backup withholding. For this purpose, a "U.S. related person" is (i) a "controlled foreign corporation" for U.S. federal income tax purposes, (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business, or (iii) with respect to payments made after December 31, 1998, a foreign partnership that, at any time during its taxable year, is 50% or more (by income or capital interest) owned by U.S. persons or is engaged in the conduct of a U.S. trade or business.

  In the case of the payment of proceeds from the disposition of Notes to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, information reporting is required on the payment unless the broker has documentary evidence in the files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is not a U.S. person or a U.S. related person (absent actual knowledge that the payee is a U.S. person).

  Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. federal income tax liability, provided that the requisite procedures are followed.

  THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES OF THE COMPANY, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

                             PLAN OF DISTRIBUTION

  Except as provided herein, this Prospectus may not be used for an offer to resell, resale or other transfer of Exchange Notes. There is no existing market for the Private Notes. No assurance can be given as to the liquidity of, or trading markets for, the Exchange Notes.

  Based on existing interpretations of the Securities Act by the staff of the Commission set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by the holders thereof without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of Private Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes (i) will not be able to rely on the interpretation by the staff of the Commission set forth in the above-mentioned no-action letters, (ii) will not be able to tender its Private Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Private Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

  Each holder of the Private Notes who wishes to exchange Private Notes for Exchange Notes in the Exchange Offer will be required to represent to the Company, among other things, (i) that any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement of the Exchange Offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the Securities Act, (iii) that it is not an "affiliate" (as defined in Rule 405 promulgated under the Securities Act) of the Company, (iv) if such holder is not a Participating Broker-Dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes and (v) if such holder is a Participating Broker-Dealer that will receive Exchange Notes for its own account in exchange for Private Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal also states that by acknowledging that it will deliver a prospectus, and by delivering such a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Private Notes) with the Prospectus contained in the Exchange Offer Registration Statement. The Company and the Subsidiary Guarantors have agreed to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of such Exchange Notes. In addition, until December 1, 1998 (90 days after the date of this Prospectus), all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

  Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver this Prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer who holds Private Notes acquired for its own account as a result of market-making activities or other trading activities in connection with resales of Exchange Notes received in exchange for Private Notes.

  The Company will not receive any proceeds from the exchange of Private Notes for Exchange Notes, including those exchanged by Participating Broker-Dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, or at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through broker-dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any person that participates in the distribution of such Exchange Notes may be deemed an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such broker-dealers may be deemed to be underwriting compensation under the Securities Act.

  For a period of 90 days after the Expiration Date, the Company will send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incidental to the Exchange Offer other than discounts or commissions of any broker-dealers and will indemnify the holders of the Private Notes (including Participating Broker-Dealers) participating in the Exchange Offer against certain liabilities, including liabilities under the Securities Act.

  By acceptance of this Exchange Offer, each broker-dealer that receives Exchange Notes for Private Notes pursuant to the Exchange Offer agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in this Prospectus untrue in any material respect or which requires the making of any changes in this Prospectus in order to make any statement herein not misleading (which notice the Company agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend the use of this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended and supplemented Prospectus to such broker-dealer. If the Company gives any such notice to suspend the use of the Prospectus, it will extend the 90-day period referred to above by the number of days during the period from and including the date of the giving of such notice up to and including when broker-dealers shall have received copies of the supplemented or amended Prospectus necessary to permit resales of Exchange Notes.

  The Company has agreed, pursuant to the Registration Rights Agreement, to pay all expenses incident to the Exchange Offer (other than any underwriting discounts or commissions), including reasonable fees and disbursements of one special counsel for all of the Holders of the Notes. In addition, the Company and the Subsidiary Guarantors agreed to indemnify the holders of the Notes against certain liabilities.

                                    EXPERTS

  The consolidated financial statements of Peak Healthcare, L.L.C. as of and for the years ended September 30, 1997 and 1996, and the financial statements of West Suburban Kidney Center, S.C. for the year ended September 30, 1995, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

  The validity of the Exchange Notes being offered hereby is being passed upon for the Company by Katten Muchin & Zavis, Chicago, Illinois. Alan Berry, a partner in Katten Muchin & Zavis, is a director of the Company. See "Management."

                             AVAILABLE INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-4 under the Securities Act with respect to the Exchange Notes offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information, reference is made to the Registration Statement and exhibits thereto. The information so omitted, including exhibits, may be obtained from the Commission at its principal office in Washington, D.C. upon the payment of the prescribed fees, or may be examined without charge at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. In addition, the Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
EVEREST HEALTHCARE SERVICES CORPORATION (THE COMPANY)
  Unaudited Condensed Consolidated Balance Sheet at June 30, 1998.........  F-2
  Unaudited Condensed Consolidated Statements of Operations for the Nine
   Months Ended June 30, 1998 and 1997....................................  F-3
  Unaudited Consolidated Statement of Stockholders' Equity for the Nine
   Months Ended June 30, 1998.............................................  F-4
  Unaudited Condensed Consolidated Statements of Cash Flows for the Nine
   Months Ended June 30, 1998 and 1997....................................  F-5
  Notes to Unaudited Condensed Consolidated Financial Statements..........  F-6
PEAK HEALTHCARE, L.L.C. AND SUBSIDIARIES
  Report of Independent Auditors.......................................... F-10
  Consolidated Balance Sheets at September 30, 1996 and 1997.............. F-11
  Consolidated Statements of Operations and Equity Interests for the Years
   Ended September 30, 1996 and 1997...................................... F-12
  Consolidated Statements of Cash Flows for the Years Ended September 30,
   1996 and 1997.......................................................... F-13
  Notes to Consolidated Financial Statements.............................. F-14
WEST SUBURBAN KIDNEY CENTER, S.C. AND SUBSIDIARY
  Report of Independent Auditors.......................................... F-28
  Consolidated Statement of Operations for the Year Ended September 30,
   1995................................................................... F-29
  Consolidated Statement of Cash Flows for the Year Ended September 30,
   1995................................................................... F-30
  Notes to Consolidated Financial Statements.............................. F-31

             EVEREST HEALTHCARE SERVICES CORPORATION (THE COMPANY)

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1998

ASSETS
Current assets:
  Cash and cash equivalents....................................... $ 46,328,553
  Patient accounts receivable, less allowance of $4,660,044.......   38,204,507
  Other current assets............................................    5,448,282
                                                                   ------------
    Total current assets..........................................   89,981,342
Other assets:
  Goodwill, net...................................................   58,169,560
  Deferred financing costs, net...................................    5,315,837
  Amounts due from affiliates.....................................   12,588,274
  Other...........................................................    5,977,364
                                                                   ------------
    Total other assets............................................   82,051,035
Property and equipment, net.......................................   25,909,546
                                                                   ------------
      Total assets................................................ $197,941,923
                                                                   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable................................................ $  8,800,206
  Accrued liabilities.............................................   15,939,580
  Current portion of long-term obligations........................      519,255
                                                                   ------------
    Total current liabilities.....................................   25,259,041
Senior subordinated notes due 2008................................  100,000,000
Notes payable to banks............................................    4,834,206
Notes payable--other..............................................    7,000,000
Capital lease obligations.........................................    1,808,824
Minority interests................................................    1,406,956
Stockholders' equity
  Common stock $.01 par value, 20,000,000 shares authorized;
   12,884,700 shares issued and outstanding.......................      128,847
  Additional paid-in capital......................................   48,643,617
  Retained earnings...............................................    8,860,432
                                                                   ------------
    Total stockholders' equity....................................   57,632,896
                                                                   ------------
      Total liabilities and stockholders' equity.................. $197,941,923
                                                                   ============

      See notes to unaudited condensed consolidated financial statements.

             EVEREST HEALTHCARE SERVICES CORPORATION (THE COMPANY)

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                         NINE MONTHS ENDED
                                                              JUNE 30,
                                                      -------------------------
                                                         1997          1998
                                                      -----------  ------------
Net revenues......................................... $82,079,941  $108,228,678
Operating expense:
  Patient care costs.................................  58,783,648    69,177,377
  General and administrative.........................  11,177,245    20,212,748
  Provision for bad debts............................     638,283     3,522,636
  Depreciation and amortization......................   3,464,788     4,933,199
                                                      -----------  ------------
    Total operating expenses.........................  74,063,964    97,845,960
                                                      -----------  ------------
Income from operations...............................   8,015,977    10,382,718
Nonoperating income (expense):
  Interest expense...................................  (2,220,580)   (4,942,446)
  Interest income....................................     718,811     1,314,314
  Minority interests in (earnings) loss..............  (1,164,692)      319,383
                                                      -----------  ------------
Income before income taxes and extraordinary item....   5,349,516     7,073,969
Income taxes.........................................   2,644,797     3,903,983
                                                      -----------  ------------
Net income before extraordinary item.................   2,704,719     3,169,986
Extraordinary item...................................         --        106,892
                                                      -----------  ------------
Net income........................................... $ 2,704,719  $  3,063,094
                                                      ===========  ============


      See notes to unaudited condensed consolidated financial statements.

             EVEREST HEALTHCARE SERVICES CORPORATION (THE COMPANY)

            UNAUDITED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                        NINE MONTHS ENDED JUNE 30, 1998

                                  ADDITIONAL
                          COMMON    PAID-IN    RETAINED     EQUITY
                          STOCK     CAPITAL    EARNINGS   INTERESTS       TOTAL
                         -------- ----------- ---------- ------------  ------------
Balance at October 1,
 1997................... $    --  $       --  $      --  $ 32,998,649  $ 32,998,649
Distributions to
 members................      --          --         --    (7,808,831)   (7,808,831)
Reorganization..........   87,500  19,304,980  5,797,338  (25,189,818)          --
Acquisition of minority
 interests..............   37,500  26,572,500        --           --     26,610,000
Issuance of common
 stock..................    3,847   2,766,137        --           --      2,769,984
Net income..............      --          --   3,063,094          --      3,063,094
                         -------- ----------- ---------- ------------  ------------
Balance at June 30,
 1998................... $128,847 $48,643,617 $8,860,432 $        --   $ 57,632,896
                         ======== =========== ========== ============  ============



      See notes to unaudited condensed consolidated financial statements.

             EVEREST HEALTHCARE SERVICES CORPORATION (THE COMPANY)

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                    NINE MONTHS ENDED JUNE
                                                              30,
                                                   --------------------------
                                                       1997          1998
                                                   ------------  ------------
OPERATING ACTIVITIES:
Net income........................................ $  2,704,719  $  3,063,094
Adjustments to reconcile net income to net cash
 and cash equivalents provided by (used in)
 operating activities:
  Provision for bad debts.........................      638,283     3,522,636
  Depreciation and amortization...................    3,464,788     4,933,199
  Minority interests in earnings (loss)...........    1,164,692      (319,383)
  Changes in operating assets and liabilities (net
   of effect of acquisitions):
    Patient and other accounts receivable.........   (7,835,841)   (7,486,673)
    Other assets..................................   (7,674,949)   (7,652,554)
    Accounts payable, accruals, and other
     liabilities..................................    5,468,633     7,701,923
                                                   ------------  ------------
      Net cash provided by (used in) operating
       activities.................................   (2,069,675)    3,762,242
INVESTING ACTIVITIES:
Additions to property and equipment...............   (5,445,960)  (10,270,492)
Acquisition of businesses, net of cash acquired...   (5,041,736)  (15,792,916)
(Increase) decrease in amounts due from
 affiliates.......................................   (7,551,729)      101,856
                                                   ------------  ------------
      Net cash used in investing activities.......  (18,039,425)  (25,961,552)
FINANCING ACTIVITIES:
Proceeds from senior subordinated notes due 2008..          --    100,000,000
Proceeds from notes payable to banks..............   24,544,425    49,303,574
Payments on notes payable to banks................      (71,031)  (74,227,638)
Payments on other notes payable...................   (1,532,189)          --
Payments on shareholders notes....................          --     (7,442,467)
Payments on capital leases........................     (963,724)     (962,253)
Distributions to members..........................     (101,547)     (600,022)
                                                   ------------  ------------
      Net cash provided by financing activities...   21,875,934    66,071,194
                                                   ------------  ------------
Increase in cash and cash equivalents.............    1,766,834    43,871,884
Cash and cash equivalents at beginning of period..          --      2,456,669
                                                   ------------  ------------
Cash and cash equivalents at end of period........ $  1,766,834  $ 46,328,553
                                                   ============  ============
SUPPLEMENTAL CASH FLOW DISCLOSURES:
Fair value of 384,700 shares of common stock
 issued in connection with acquisition of
 businesses....................................... $        --   $  2,769,984
Fair value of common stock issued in connection
 with the purchase of minority interests in the
 reorganization...................................          --     26,610,000
Distribution of notes receivable to members.......          --      7,208,809


      See notes to unaudited condensed consolidated financial statements.

             EVEREST HEALTHCARE SERVICES CORPORATION (THE COMPANY)

        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. REORGANIZATION AND BASIS OF PRESENTATION

  Everest Healthcare II, Inc. ("Everest II") is a newly-formed Delaware Subchapter C corporation and successor to Peak Healthcare, L.L.C. ("Peak"). On November 30, 1997, Peak transferred its interests in its wholly-owned subsidiary, Continental Healthcare, Ltd., to Everest Healthcare Services Corporation ("Everest") for $2,200,000. The price was comprised of $110,000 in cash and a note payable in the amount of $2,090,000. As a transfer of interests among companies under common control, the transfer was made at historical book value.

  Effective November 30, 1997, Peak was reorganized whereby the following transactions occurred simultaneously. The members in Peak contributed all of their interests in Peak for an equal number of membership interests in Peak Liquidating, L.L.C. ("Peak Liquidating"), a newly formed limited liability company. The operating agreement and number and classes of interests of Peak Liquidating were identical to Peak. Upon the exchange, Peak Liquidating, the sole member of Peak, contributed its interests in Peak for shares of common stock of Everest II. The number of shares of common stock of Everest II received by Peak Liquidating was equal to the number of shares of Everest Healthcare Services Corporation ("Everest") held by Peak. The number and class of authorized shares of Everest II upon formation was identical to that of Everest. Following the exchange, Peak was liquidated. Upon the consummation of these transactions, Everest II issued shares of common stock, representing approximately 30% of the shares of the Company, to the minority interest holders in Everest in exchange for their shares of Everest common stock. The acquisition of minority interest was treated as a purchase in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations," and goodwill of approximately $12.4 million was recognized. Upon the consummation of these transactions, Everest became a wholly-owned subsidiary of Everest II.

2. INTERIM FINANCIAL INFORMATION

  The financial information at June 30, 1998 and for the nine months ended June 30, 1997 and 1998 is unaudited but includes all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation of the financial position at such date and the results of operations and cash flows for those periods. Results of operations for the nine months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the entire year.

3. BUSINESS COMBINATIONS

  In January 1998, the Company acquired the remaining outstanding equity interests that it previously had not owned in Hemo Dialysis of Amarillo, L.L.C. ("Amarillo"), an outpatient and home dialysis facility located in Amarillo, Texas. Prior to the acquisition, the Company owned a 30% interest in Amarillo and accounted for the investment under the equity method of accounting. The purchase price of the acquisition, including costs of the transaction, was approximately $2.9 million. Goodwill recognized in the acquisition was approximately $2.5 million.

  In January 1998, the Company increased its investment in Home Dialysis of Mount Auburn, Inc. ("Mount Auburn"), a home dialysis facility located in Cincinnati, Ohio, in exchange for the issuance of 52,399 shares of common stock of Everest Healthcare Services Corporation with a fair value of approximately $377,000. Through the purchase, the Company increased its investment in Mount Auburn from 50% to 80.5%. Prior to the acquisition, the Mount Auburn investment was accounted for under the equity method of accounting. Goodwill recognized in the acquisition was approximately $266,000.

  In February 1998, the Company acquired the remaining outstanding equity interests that it previously had not owned in Dialysis Specialist of South Texas, L.L.C. ("South Texas"), which owns and operates three outpatient and home dialysis facilities in Corpus Christi, Texas. Prior to the acquisition, the Company owned a 33.3% interest in South Texas and accounted for the investment under the equity method of accounting. The

             EVEREST HEALTHCARE SERVICES CORPORATION (THE COMPANY) purchase price of the acquisition was $7.6 million, including costs of the transaction. The consideration for the purchase price of the acquisition was financed through the issuance of 179,300 shares of common stock of Everest Healthcare Services Corporation with a fair value of approximately $1.3 million and cash of approximately $6.3 million. Goodwill recognized in the acquisition was approximately $7.1 million.

  In March 1998, the Company acquired, through its subsidiary, The Extracorporeal Alliance, L.L.C. ("Alliance"), a 70% interest in Perfusion Resource Association, L.L.C. ("PRA"), a contract services provider located in Tampa, Florida. The purchase price of the acquisition, including costs of the transaction, was approximately $1.4 million. Goodwill recognized in the acquisition was approximately $1.3 million.

  In April 1998, the Company acquired North Buckner Dialysis Center, Inc., a dialysis service provider located in Dallas, Texas. The purchase price of the acquisition was approximately $5.1 million, including costs of the transaction. The consideration for the purchase price of the acquisition was financed through the issuance of 153,000 shares of common stock of Everest Healthcare Services Corporation with a fair value of approximately $1.1 million and cash of $4 million. Goodwill recognized in the acquisition was approximately $4.1 million.

  These acquisitions have been accounted for under the purchase method of accounting. Accordingly, the allocation of the purchase price of the acquisitions have been made based upon the estimated fair value of the assets acquired and liabilities assumed. Goodwill, represented the excess of purchase price of the acquisitions over the fair value of the net assets acquired, is amortized over a period of 25 years. The operating results of the acquired entities are included in the consolidated results of operations of the Company from the date of acquisition.

4. OTHER FINANCIAL INFORMATION

  The Company is a holding company with no independent assets or operations. Therefore, the Company relies primarily upon payment from its subsidiaries for the funds necessary to meet its obligations, including the payment of interest. The ability of the subsidiaries to fund the obligations is subject to significant restrictions, will be dependent upon the earnings of the subsidiaries and will be subject to applicable laws and approval by the subsidiaries. See "Risk Factors--Reliance on Payments from Subsidiaries" and "--Suretyship Defenses." Full separate statements of the Guarantor Subsidiaries have not been presented as the guarantors are wholly-owned subsidiaries of the Company. Management does not believe that inclusion of such financial statements would be material to investors. The guarantees of the Guarantor Subsidiaries are full, unconditional, joint and several.

             EVEREST HEALTHCARE SERVICES CORPORATION (THE COMPANY)

  The following sets forth the financial data at June 30, 1998, and for the nine months then ended:

                             PARENT      GUARANTOR    NON-GUARANTOR
                            COMPANY     SUBSIDIARIES  SUBSIDIARIES  ELIMINATIONS  CONSOLIDATED
                          ------------  ------------  ------------- ------------  ------------
STATEMENT OF OPERATIONS
 DATA:
 Net revenue............  $    169,905  $ 87,686,258   $20,372,515  $        --   $108,228,678
 Patient care costs.....           --     53,781,804    15,395,573           --     69,177,377
 General and administra-
  tive expenses.........     2,667,816    15,236,069     2,308,863           --     20,212,748
 Provision for bad
  debts.................           --      3,143,377       379,259           --      3,522,636
 Depreciation and amor-
  tization..............       553,418     3,604,671       775,110                   4,933,199
                          ------------  ------------   -----------  ------------  ------------
 Income (loss) from op-
  erations..............    (3,051,329)   11,920,337     1,513,710           --     10,382,718
 Interest (expense) in-
  come, net.............    (3,514,134)      750,393      (864,391)          --     (3,628,132)
 Minority interest in
  (earnings) loss.......           --        462,746      (143,363)          --        319,383
                          ------------  ------------   -----------  ------------  ------------
 Income before income
  taxes.................    (6,565,463)   13,133,476       505,956           --      7,073,969
 Income tax ............           --      3,851,726        52,257           --      3,903,983
 Extraordinary item.....           --        106,892           --            --        106,892
                          ------------  ------------   -----------  ------------  ------------
 Net income (loss)......  $ (6,565,463) $  9,174,858   $   453,699  $        --   $  3,063,094
                          ============  ============   ===========  ============  ============
BALANCE SHEET DATA:
 Assets:
 Cash and cash equiva-
  lents.................  $ 38,190,150  $  6,113,589   $ 2,024,814  $        --   $ 46,328,553
 Patient accounts re-
  ceivable and other....           --     33,185,046     5,842,202      (822,741)   38,204,507
 Other current assets...           --      4,338,048     1,110,234           --      5,448,282
 Property and equipment,
  net...................     4,875,011    18,648,709     2,385,826           --     25,909,546
 Goodwill, net..........    12,791,628    32,684,374    12,693,558           --     58,169,560
 Amounts due from (due
  to) affiliates........    38,996,023   (22,321,266)   (4,086,483)          --     12,588,274
 Other assets...........    49,348,959     8,986,495     1,753,079   (48,795,332)   11,293,201
                          ------------  ------------   -----------  ------------  ------------
 Total assets...........  $144,201,771  $ 81,634,995   $21,723,230  $(49,618,073) $197,941,923
                          ============  ============   ===========  ============  ============
 Liabilities and Stock-
  holders' Equity:
 Current liabilities....  $  3,330,585  $ 18,508,463   $ 4,242,734  $   (822,741) $ 25,259,041
 Long-term liabilities..   105,049,206       491,996    10,159,268      (650,484)  115,049,986
 Total stockholders' eq-
  uity..................    35,821,980    62,634,536     7,321,228   (48,144,848)   57,632,896
                          ------------  ------------   -----------  ------------  ------------
 Total liabilities and
  stockholders' equity..  $144,201,771  $ 81,634,995   $21,723,230  $(49,618,073) $197,941,923
                          ============  ============   ===========  ============  ============
STATEMENT OF CASH FLOWS
 DATA:
 Operating activities:
 Net income (loss)......  $ (6,565,463) $  9,174,858   $   453,699  $        --   $  3,063,094
 Adjustments to recon-
  cile net income to net
  cash
  provided by (used in)
  operating activities:
 Provision for bad
  debts.................           --      3,143,377       379,259           --      3,522,636
 Depreciation and amor-
  tization..............       553,418     3,604,671       775,110           --      4,933,199
 Minority interest in
  earnings (loss).......           --       (462,746)      143,363           --       (319,383)
 Net change in operating
  assets and liabilities
  (net of effect of ac-
  quisitions)...........    (7,492,503)    1,105,669    (1,050,470)          --     (7,437,304)
                          ------------  ------------   -----------  ------------  ------------
 Net cash provided by
  (used in) operating
  activities............   (13,504,548)   16,565,829       700,961           --      3,762,242
Investing Activities:
 Additions to property
  and equipment.........           --    (10,270,492)          --            --    (10,270,492)
 Acquisition of busi-
  nesses, net of cash
  acquired..............   (15,792,916)          --            --            --    (15,792,916)
 Increase in amounts due
  from affiliates.......           --        101,856           --            --        101,856
                          ------------  ------------   -----------  ------------  ------------
 Net cash used in in-
  vesting activities....   (15,792,916)  (10,168,636)          --            --    (25,961,552)
Financing Activities:
 Proceeds from notes
  payable...............   149,303,574           --            --            --    149,303,574
 Payments on notes pay-
  able..................   (82,632,358)          --            --            --    (82,632,358)
 Other..................           --       (600,022)          --            --       (600,022)
                          ------------  ------------   -----------  ------------  ------------
 Net cash provided by
  (used in) financing
  activities............    66,671,216      (600,022)          --            --     66,071,194
Increase in cash and
 cash equivalents.......    37,373,752     5,797,171       700,961           --     43,871,884
Cash and cash equiva-
 lents at beginning of
 period.................       816,398       316,418     1,323,853           --      2,456,669
                          ------------  ------------   -----------  ------------  ------------
Cash and cash
equivalents at end of
year....................  $ 38,190,150  $  6,113,589   $ 2,024,814  $        --   $ 46,328,553
                          ============  ============   ===========  ============  ============

             EVEREST HEALTHCARE SERVICES CORPORATION (THE COMPANY)

  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)

  The following sets forth the financial data for the nine months ended June 30, 1997:

                           PARENT     GUARANTOR    NON-GUARANTOR
                           COMPANY   SUBSIDIARIES  SUBSIDIARIES  ELIMINATIONS CONSOLIDATED
                          ---------  ------------  ------------- ------------ ------------
STATEMENT OF OPERATIONS
 DATA:
 Net revenues...........  $     --   $ 69,774,734   $12,305,207   $      --   $ 82,079,941
 Patient care costs.....        --     50,048,252     8,735,396          --     58,783,648
 General and
  administrative
  expenses..............    345,574     9,257,213     1,574,458          --     11,177,245
 Provision for bad
  debts.................        --        479,902       158,381          --        638,283
 Depreciation and
  amortization..........        --      2,987,005       477,783          --      3,464,788
                          ---------  ------------   -----------   ----------  ------------
 Income (loss) from
  operations............   (345,574)    7,002,362     1,359,189          --      8,015,977
 Interest (expense),
  net...................        --       (820,598)     (681,171)         --     (1,501,769)
 Minority interests in
  earnings..............        --     (1,008,621)     (156,071)         --     (1,164,692)
                          ---------  ------------   -----------   ----------  ------------
 Income (loss) before
  income taxes..........   (345,574)    5,173,143       521,947          --      5,349,516
 Income taxes...........        --      2,644,797           --           --      2,644,797
                          ---------  ------------   -----------   ----------  ------------
 Net income (loss)......  $(345,574) $  2,528,346   $   521,947   $      --   $  2,704,719
                          =========  ============   ===========   ==========  ============
STATEMENT OF CASH FLOWS
 DATA:
 Operating activities:
 Net income (loss)......  $(345,574) $  2,528,346   $   521,947   $      --   $  2,704,719
 Adjustments to
  reconcile net income
  to net cash provided
  by (used in) operating
  activities:
  Provision for bad
   debts................        --        479,902       158,381          --        638,283
  Depreciation and
   amortization.........        --      2,987,005       477,783          --      3,464,788
  Minority interest in
   earnings.............        --      1,008,621       156,071          --      1,164,692
  Net change in
   operating assets and
   liabilities (net of
   effect of
   acquisitions)........    897,334   (11,346,010)      406,519          --    (10,042,157)
                          ---------  ------------   -----------   ----------  ------------
  Net cash provided by
   (used in) operating
   activities...........    551,760    (4,342,136)    1,720,701          --     (2,069,675)
 Investing Activities:
  Additions to property
   and equipment........        --     (5,445,960)          --           --     (5,445,960)
  Acquisition of
   businesses, net of
   cash acquired........        --     (5,041,736)          --           --     (5,041,736)
  Increase in amounts
   due from affiliates..        --     (7,551,729)          --           --     (7,551,729)
                          ---------  ------------   -----------   ----------  ------------
  Net cash used in
   investing activities.        --    (18,039,425)          --           --    (18,039,425)
 Financing Activities:
  Proceeds from notes
   payable..............        --     24,544,425           --           --     24,544,425
  Payments on notes
   payable..............        --     (2,566,944)          --           --     (2,566,944)
  Other.................        --       (101,547)          --           --       (101,547)
                          ---------  ------------   -----------   ----------  ------------
  Net cash provided by
   financing activities.        --     21,875,934           --           --     21,875,934
                          ---------  ------------   -----------   ----------  ------------
 Increase in cash and
  cash equivalents......    551,760      (505,627)    1,720,701          --      1,766,834
 Cash and cash
  equivalents at
  beginning of period...        --            --            --           --            --
                          ---------  ------------   -----------   ----------  ------------
 Cash and cash
  equivalents at end of
  period................  $ 551,760  $   (505,627)  $ 1,720,701   $      --   $  1,766,834
                          =========  ============   ===========   ==========  ============

                        REPORT OF INDEPENDENT AUDITORS

Members
Peak Healthcare, L.L.C.

  We have audited the accompanying consolidated balance sheets of Peak Healthcare, L.L.C. and Subsidiaries (the "Company") as of September 30, 1996 and 1997, and the related consolidated statements of operations and equity interests and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Peak Healthcare, L.L.C. and Subsidiaries at September 30, 1996 and 1997, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young llp

                                          ERNST & YOUNG LLP

Chicago, Illinois
March 13, 1998

                    PEAK HEALTHCARE, L.L.C. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                            SEPTEMBER 30,
                                                       ------------------------
                        ASSETS                            1996         1997
                        ------                         ----------- ------------
                                                            (AS RESTATED)
Current assets:
  Cash and cash equivalents........................... $       --  $  2,456,669
  Patient accounts receivable, less allowance of
   $3,014,000 and $2,791,000..........................  15,704,736   30,464,607
  Other receivables...................................   1,591,871    1,922,716
  Medical supplies inventories........................   1,631,408    2,640,442
  Deferred income taxes...............................   1,678,000          --
  Prepaid expenses and other..........................     379,185      787,669
                                                       ----------- ------------
    Total current assets..............................  20,985,200   38,272,103
Other assets:
  Goodwill, net.......................................  22,043,421   32,061,954
  Deferred financing costs, net.......................         --       730,508
  Amounts due from affiliates.........................   7,919,078   12,690,130
  Investments in affiliated companies.................     806,724      827,118
  Prepaid pension cost................................     790,160      790,160
  Deferred income taxes...............................     253,000          --
  Other...............................................   1,698,365    1,861,501
                                                       ----------- ------------
    Total other assets................................  33,510,748   48,961,371
Property and equipment:
  Leasehold improvements..............................   6,490,106    7,704,607
  Medical equipment...................................  12,596,371   11,940,791
  Furniture and fixtures..............................   4,221,122    7,799,119
  Building............................................         --       140,121
  Land................................................         --        40,048
  Construction in progress............................      87,754    1,917,397
                                                       ----------- ------------
                                                        23,395,353   29,542,083
  Less: Accumulated depreciation and amortization.....  13,180,558   14,567,911
                                                       ----------- ------------
                                                        10,214,795   14,974,172
                                                       ----------- ------------
      Total assets.................................... $64,710,743 $102,207,646
                                                       =========== ============
      LIABILITIES AND EQUITY INTERESTS
      --------------------------------
Current liabilities:
  Cash overdraft...................................... $    91,976 $        --
  Accounts payable....................................   4,428,300    6,094,306
  Accrued liabilities.................................   5,169,696    9,626,258
  Income taxes payable................................     462,802          --
  Deferred income taxes...............................         --       108,000
  Notes payable to affiliates.........................      25,040          --
  Current portion of long-term debt...................   1,374,868      795,492
  Current portion of capital lease obligations........     918,618      952,779
                                                       ----------- ------------
    Total current liabilities.........................  12,471,300   17,576,835
Notes payable to banks................................   9,459,278   28,962,778
Notes payable--other..................................         --     7,000,000
Capital lease obligations, less current portion.......     702,979      630,920
Notes payable to members..............................     447,294      233,658
Minority interests....................................  12,756,790   14,804,806
Equity interests......................................  28,873,102   32,998,649
                                                       ----------- ------------
      Total liabilities and equity interests.......... $64,710,743 $102,207,646
                                                       =========== ============

                See notes to consolidated financial statements.

                    PEAK HEALTHCARE, L.L.C. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF OPERATIONS AND EQUITY INTERESTS

                                                        YEAR ENDED SEPTEMBER
                                                                 30,
                                                       ------------------------
                                                          1996         1997
                                                       -----------  -----------
                                                            (AS RESTATED)
Net revenues:
  Dialysis services................................... $83,013,309  $99,143,315
  Contract services...................................     157,905   14,664,981
                                                       -----------  -----------
    Total net revenues                                  83,171,214  113,808,296
Operating expenses:
  Patient care costs..................................  54,884,784   72,057,929
  General and administrative..........................  17,462,670   24,710,169
  Provision for bad debts.............................   2,523,354      714,166
  Depreciation and amortization.......................   3,400,994    4,939,481
                                                       -----------  -----------
    Total operating expenses..........................  78,271,802  102,421,745
                                                       -----------  -----------
Income from operations................................   4,899,412   11,386,551
Nonoperating income (expense):
  Interest expense....................................  (1,012,727)  (2,961,528)
  Interest income.....................................     736,822      813,006
  Minority interests in earnings......................    (810,314)  (1,600,784)
  Gain on curtailment of pension benefits.............   3,043,628          --
  Other...............................................      39,288      278,849
                                                       -----------  -----------
                                                         1,996,697   (3,470,457)
                                                       -----------  -----------
Income before income taxes............................   6,896,109    7,916,094
Income taxes..........................................   2,800,000    3,689,000
                                                       -----------  -----------
Net income............................................   4,096,109    4,227,094
Equity interests at beginning of year.................  23,150,063   28,873,102
Capital contributions.................................   1,656,425          --
Distribution to members...............................     (29,495)    (101,547)
                                                       -----------  -----------
Equity interests at end of year....................... $28,873,102  $32,998,649
                                                       ===========  ===========



                See notes to consolidated financial statements.

                    PEAK HEALTHCARE, L.L.C. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                     YEAR ENDED SEPTEMBER 30,
                                                     -------------------------
                                                        1996          1997
                                                     -----------  ------------
                                                          (AS RESTATED)
OPERATING ACTIVITIES:
Net income.......................................... $ 4,096,109  $  4,227,094
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Provision for bad debts...........................   2,523,354       714,166
  Depreciation and amortization.....................   3,400,994     4,939,481
  Gain on sale of assets............................         --         (2,161)
  Gain on curtailment of pension benefits...........  (3,043,628)          --
  Deferred income taxes.............................     194,000       531,000
  Minority interests in earnings....................     810,314     1,600,784
  Changes in operating assets and liabilities (net
   of effect of acquisitions):
    Patient and other accounts receivable...........    (970,893)  (14,321,410)
    Medical supply inventories, prepaid expenses,
     and other assets...............................     115,083    (2,453,422)
    Cash overdraft, accounts payable, and accrued
     liabilities....................................    (930,482)    6,515,211
                                                     -----------  ------------
      Net cash provided by operating activities.....   6,194,851     1,750,743
INVESTING ACTIVITIES:
Additions to property and equipment.................  (1,441,890)   (7,757,161)
Acquisition of businesses, net of cash acquired.....  (3,201,756)   (5,041,736)
Increase in amounts due from affiliates.............  (8,268,297)   (4,771,052)
                                                     -----------  ------------
      Net cash (used in) investing activities....... (12,911,943)  (17,569,949)
FINANCING ACTIVITIES:
Proceeds from notes payable to banks................  10,664,369    69,260,975
Proceeds from notes payable to affiliates...........   1,667,425           --
Proceeds from notes payable to members..............     447,294           --
Payments on notes payable to banks..................  (4,715,734)  (50,606,979)
Payments on notes payable to affiliates.............  (1,175,522)      (25,040)
Payments on capital lease obligations...............  (1,797,670)      (37,898)
Payments on notes payable to members................         --       (213,636)
Capital contributions...............................   1,656,425           --
Distributions to members............................     (29,495)     (101,547)
                                                     -----------  ------------
      Net cash provided by financing activities.....   6,717,092    18,275,875
                                                     -----------  ------------
Increase in cash and cash equivalents...............         --      2,456,669
Cash and cash equivalents at beginning of year......         --            --
                                                     -----------  ------------
Cash and cash equivalents at end of year............ $       --   $  2,456,669
                                                     ===========  ============
SUPPLEMENTAL CASH FLOW DISCLOSURES:
Income taxes paid................................... $ 2,134,000  $  2,068,000
Interest paid.......................................   1,262,978     2,706,479
Fair value of common stock of Everest Healthcare
 Services Corporation issued for acquisition of
 business...........................................   8,891,055           --
Debt issued for acquisition of business.............         --      7,000,000

                See notes to consolidated financial statements.

                   PEAK HEALTHCARE, L.L.C. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          SEPTEMBER 30, 1996 AND 1997

1. BASIS OF PRESENTATION AND RESTATEMENT

  Peak Healthcare, L.L.C. ("Peak" or the "Company") was formed, as a limited liability company, on October 1, 1995. Peak issued its membership units in exchange for the ownership interests of certain of the owners of seven kidney dialysis companies and Continental Healthcare, Ltd. ("Continental") on October 1, 1995. West Suburban Kidney Center, S.C. (" WSKC"), was designated as the accounting acquiror and the transaction was accounted for as a purchase. WSKC was determined to be the accounting acquiror due to, as of the date of combination: (i) its fair value represented approximately 65% of the fair value of the combined companies, (ii) it was the most significant of the combined companies and (iii) its controlling shareholder obtained the largest interest holding in the newly-formed company. The entities acquired by WSKC were New York Dialysis Management, Inc., Northwest Indiana Dialysis Center, Inc., DuPage Dialysis, Ltd. (d/b/a LaGrange Dialysis Center), Lake Avenue Dialysis Center, P.C., Ohio Valley Dialysis Center, Inc., and Mercy Dialysis Center, Inc. Upon completion of this exchange, Peak and the other owners of the seven kidney dialysis companies contributed their ownership interests in such companies for common stock of Everest Healthcare Services Corporation ("Everest"), a newly formed company. Upon completion of this transaction, Peak owned 88% of Everest and 100% of Continental. Peak is a holding company with no independent assets or operations. All references to the Company, unless otherwise noted, refer collectively to Peak and its subsidiaries.

  In June 1996, Everest issued 2,500,000 shares of its common stock (as adjusted for its 1,000 for one stock split) for the acquisition of Home Dialysis of America, Inc. (Note 7), which reduced Peak's ownership in Everest to approximately 70%.

  Upon review of the nature of intangible assets recorded in its various acquisitions, the Company has concluded that it had incorrectly used a 40 year life as the blended amortization period for its earlier acquisitions. The Company has determined that the 25 year amortization period used in its more recent acquisitions also should have been used for the intangible assets acquired in the earlier acquisitions. Accordingly, the Company has restated its financial statements for all prior periods to reflect the shorter amortization periods. The impact of such restatement was to increase amortization expense and decrease net income by approximately $216,000 and $334,000 for the years ended September 30, 1996 and 1997, respectively.

2. EQUITY INTERESTS

  Peak was organized on October 1, 1995, under the provisions of the Delaware Limited Liability Company Act. Under the terms of the Peak operating agreement, the Company shall continue until December 31, 2045, unless terminated at an earlier date as provided in the agreement. The Company has seven classes of interest all having the same rights, preferences, and obligations except for distributions made from operations or upon liquidation of the Company. The original issuance of interests in Peak was made to certain of the owners of the underlying companies described in note 1. Each of these owners received interests in Peak (in each class) based upon the fair value of their interests in the underlying companies exchanged. Preferences upon distribution are set forth below (in order of A through F), with 100% of the distributions to a specific class of interest being required to be made before distributions are made to the next class. All interest holders in each class receive a pro rata share of the distribution to the class of interest. Interests outstanding and distribution rights are as follows:

      CLASS OF                      INTERESTS                                      DISTRIBUTION
      INTEREST                     OUTSTANDING                                      PREFERENCE
      --------                     -----------                                     ------------
         A                         12,791,939                                      $12,791,939
         B1                         2,809,331                                        2,809,331
         B2                         3,729,291                                        3,729,291
         C                         43,142,803                                       43,142,803
         D                         21,626,250                                       21,626,250
         E                         86,505,000                                       86,505,000
         F                                700                                       Thereafter

3. NATURE OF BUSINESS

  The Company operates in two business segments, as a provider of chronic dialysis services and as a contract services provider. The operations of the chronic dialysis segment principally involve the delivery of health care services, primarily outpatient dialysis treatments. The contract services segment principally involves acute

                   PEAK HEALTHCARE, L.L.C. AND SUBSIDIARIES dialysis, perfusion, apheresis and auto-transfusion treatments for hospitalized patients. Hospitals pay for these services at contracted rates.

4. SIGNIFICANT ACCOUNTING POLICIES

 Basis of Consolidation

  The consolidated financial statements include the accounts and transactions of Peak and its subsidiaries. All intercompany accounts and transactions are eliminated in consolidation. The Company also performs certain administrative services under management agreements with affiliated and unaffiliated entities. The Company does not have a controlling financial interest in the entities for which it has management contracts and, as such, the Company does not consolidate these entities.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

 Medical Supplies Inventories

  Medical supplies inventories consist of drugs, supplies and parts used in treatments and are stated at the lower of cost or market. Cost is determined on a first-in, first-out ("FIFO") basis.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets. Medical equipment and furniture and fixtures are depreciated over five to seven years. Buildings are depreciated over 40 years. Leasehold improvements are amortized over the respective lease terms or the service lives of the improvements, whichever is shorter.

 Goodwill

  Goodwill represents the excess of the purchase price over the estimated fair value of the net assets acquired in the Company's business combinations. The amounts are being amortized over the estimated remaining economic lives of 25 years. Accumulated amortization of goodwill amounted to approximately $591,000 and $2,063,000 at September 30, 1996 and 1997, respectively.

 Deferred Financing Costs

  Deferred financing costs represents capitalized fees associated with obtaining financing. The costs are being amortized as interest expense over the term of the related financing. At September 30, 1997, accumulated amortization of the deferred financing costs amounted to approximately $54,000.

 Income Taxes

  The Company is a limited liability company and, as such, income taxes are "passed through" to the holders of equity interest. The Company's subsidiaries include Delaware Subchapter C corporations which are subject to federal, state, and local income taxes. Deferred income taxes are recognized for the difference in reporting of certain assets and liabilities for financial reporting and tax purposes. These temporary differences are determined by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The effect of a change in tax rates is recognized in the period that includes the enactment date.

 Stock Options

  The Company, through Everest, has issued stock options. The Company accounts for stock options in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). In accordance with APB 25, compensation expense is recognized based upon the excess of fair value of the underlying stock over the option exercise price on the measurement date, the date at which both the exercise price and the number of shares to be issued are known. The Company has elected to continue to measure compensation expense under the provisions of APB 25; however, in accordance with Statement of Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), an estimate of the fair value of the stock options has been made by the Company to determine the pro forma effect on earnings had the provisions of SFAS 123 been applied in the financial statements (Note 12).

                   PEAK HEALTHCARE, L.L.C. AND SUBSIDIARIES

 Revenue Recognition

  Revenue is recognized upon the delivery of health care services. Management service fee revenue is recognized as services are performed. These fees are based on contracted rates and are invoiced monthly. The contracted rates are estimates based upon the cost of services provided such as billing, accounting, technical support, cash management and facilities management.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Fair Value of Financial Instruments

  The carrying amounts reported in the Company's balance sheets for variable-rate long-term debt approximate fair value, as the underlying long-term debt instruments are comprised of notes that are repriced on a short-term basis. The carrying amounts of the amounts due to and from affiliated companies bear interest at the prime rate plus 1% and approximate fair value.

  The Company estimates the fair value of fixed-rate long-term debt obligations using the discounted cash flow method with interest rates currently available for similar obligations. The carrying amounts reported in the Company's balance sheets for these obligations approximate fair value.

 Long-Lived Assets

  The Company evaluates its long-lived assets (including related goodwill) on an ongoing basis. Identifiable intangibles are reviewed for impairment wherever events or changes in circumstances indicate that the carrying amount of the related asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to future undiscounted cash flows expected to be generated by the asset. If the asset is determined to be impaired, the impairment recognized is measured by the amount by which the carrying value of the asset exceeds its fair value.

 Concentration of Credit Risk

  The Company derives a significant portion of its revenues from Medicare and Medicaid (or comparable state benefits) and as such, a significant portion of patient accounts receivable is from those payors. The Company is reimbursed for dialysis services primarily at fixed rates established in advance under the Medicare End-Stage Renal Disease Program. All of the states in which the Company operates provide Medicaid or comparable benefits to qualified recipients. The Medicare and Medicaid programs are subject to statutory and regulatory changes, administrative rulings, interpretation of policy and government funding restrictions, all of which may have the effect of decreasing program payments. The Company believes that risks associated with the Medicare and Medicaid programs are related to future revenues and that the concentration of credit risk within current patient accounts receivable is limited.

  At September 30, 1997, the Company maintained cash deposits with certain financial institutions which were in excess of federally insured limits.

 New Accounting Standards

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). In addition to net income,

                   PEAK HEALTHCARE, L.L.C. AND SUBSIDIARIES comprehensive income includes items recorded directly to equity. The provisions of SFAS 130 establish new standards for reporting and displaying comprehensive income and its components in a full set of financial statements. Application of the provisions of SFAS 130 is required for fiscal years beginning after December 15, 1997. The Company is in the process of evaluating the specific reporting requirements of SFAS 130; however, the adoption of SFAS 130 will have no impact on the Company's consolidated results of operations, financial position, or cash flows.

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"). The provisions of SFAS 131 establish standards for the way companies report information about operating segments in annual financial statements and require that such companies report selected information about operating segments in interim financial reports issued to shareholders. The provisions of SFAS 131 require the disclosure of segment information be based on a "management approach" whereby disclosures are made of information that is available and evaluated regularly by the chief decision makers of the Company in deciding how to allocate resources and assessing performance. Application of the provisions of SFAS 131 is required for fiscal years beginning after December 15, 1997. The Company operates in two business segments; as a provider of chronic dialysis services and as a contract service provider of extracorporeal services including perfusion, apheresis, and autotransfusion. The Company is managed as such, and, therefore, the Company believes that its adoption of SFAS 131 will not have a material impact on its future disclosure requirements.

  In February 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132 ("SFAS 132"), "Employers' Disclosures about Pensions and Other Postretirement Benefits." SFAS 132 revises the previous disclosure requirements of pension and postretirement plans. The Statement does not change the recognition or measurement of pension plans. The Company is evaluating the disclosure requirements of SFAS 132 and believes that its adoption will not have a material impact on its future disclosure requirements.

5. NET REVENUES

  The Company provides dialysis and other extracorporeal blood treatment services to certain patients under government-sponsored programs such as Medicare and Medicaid, as well as other insurance reimbursement arrangements. Provision has been made in the financial statements for the estimated contractual adjustment, representing the difference between the Company's standard charges for services and the estimated payments to be received from the various third-party payors. Gross and net revenues for the fiscal years ended September 30 include the following:

                                                           1996         1997
                                                       ------------ ------------
      Medicare/Medicaid............................... $150,350,085 $178,374,063
      Other...........................................   24,162,283   17,951,240
                                                       ------------ ------------
      Gross revenues..................................  174,512,368  196,325,303
      Contractual allowances..........................   93,328,650   84,747,325
                                                       ------------ ------------
      Net revenues.................................... $ 81,183,718 $111,577,978
                                                       ============ ============

  In addition, the Company has included in net revenues, non-patient-related revenues representing management fees earned for administrative services performed for unconsolidated affiliated companies and unaffiliated companies. These revenues amounted to approximately $1,987,000 and $2,230,000 for the years ended September 30, 1996 and 1997, respectively.

                   PEAK HEALTHCARE, L.L.C. AND SUBSIDIARIES

6. INVESTMENTS IN AFFILIATED COMPANIES

  The Company uses the equity method of accounting for its investments in the common stock of various companies. Investments in these companies at September 30, 1996 and 1997, amounted to approximately $807,000 and $827,000, respectively. The percentages of ownership in these companies range from 25% to 50%. In addition, the Company has advanced funds to certain of these companies (Note 13).

                                                             SEPTEMBER 30,
                                                        -----------------------
                                                           1996        1997
                                                        ----------- -----------
      Current assets................................... $ 3,982,642 $ 7,734,591
      Non-current assets...............................   2,523,884   5,671,391
      Current liabilities..............................   2,034,269   4,230,407
      Non-current liabilities..........................   2,490,957   7,379,372
      Net revenues.....................................  12,266,966  19,993,511
      Income from operations...........................     947,649    (220,413)
      Net income.......................................     947,649    (299,190)

7. BUSINESS COMBINATIONS

  Effective November 1, 1996, Everest purchased an 80% interest in The Extracorporeal Alliance, LLC ("Alliance"). Alliance performs blood oxygenation services for hospitalized patients. The purchase price of the acquisition was approximately $12,042,000, including a $7,000,000 note payable. The acquisition was accounted for as a purchase, and as such, the results of operations of Alliance subsequent to the date of acquisition have been included in the Company's consolidated results of operations. In connection with the acquisition, the Company recognized goodwill of approximately $10,815,000. Effective September 1, 1997, Alliance acquired a 51% interest in Tri-State Perfusion, LLC ("Tri-State"). Alliance acquired its interest in Tri-State, a newly formed joint venture, in exchange for the use of its expertise in performing perfusion services as well as to provide additional service capabilities.

  On June 20, 1996, Everest purchased Home Dialysis of America, Inc. ("HDA"), by issuing 2,500,000 shares of common stock (as adjusted for the 1,000-for-one stock split), with a fair value of $8,891,000, in exchange for 100% of the stock of HDA. Goodwill of $7,370,000 was recognized in the acquisition. This transaction was accounted for as a purchase and, as such, HDA's results of operations subsequent to the date of acquisition are included in the consolidated statement of operations.

  On July 1, 1996, Everest purchased certain assets and operations of Saint Anthony Dialysis Centers, LLC for $1,400,000. This transaction was accounted for as a purchase resulting in the recording of goodwill of $1,331,000. Results of operations subsequent to the date of acquisition are included in the consolidated statement of operations.

  On August 30, 1996, Everest purchased an 80% interest in Saint Margaret Mercy Dialysis Centers, LLC. The Company contributed $2,060,000 and the minority stockholder contributed $419,000 towards the total purchase price of $2,479,000. This transaction was accounted for as a purchase resulting in the recording of goodwill of $2,386,000. Results of operations subsequent to the date of acquisition are included in the consolidated statement of operations.

8. LEASES AND RELATED PARTY TRANSACTIONS

 Capital Leases

  The Company leases medical equipment, whose terms and conditions qualify the obligations for treatment as capital leases. The lease agreements require the Company to pay all maintenance costs. Interest rates on the

                   PEAK HEALTHCARE, L.L.C. AND SUBSIDIARIES leases range from 8.0% to 14.0%. Capital leases included in medical equipment and related accumulated amortization aggregated to $3,724,767 and $2,000,498, respectively, at September 30, 1996, and $4,955,720 and $2,161,965,
respectively, at September 30, 1997. Amortization of assets recorded under capital leases is included with depreciation of property and equipment.

  Future minimum payments under these capital leases with initial or remaining terms of one year or more consisted of the following at September 30, 1997:

      1998.......................................................... $1,026,265
      1999..........................................................    552,789
      2000..........................................................    126,768
                                                                     ----------
      Total minimum lease payments..................................  1,705,822
      Amounts representing interest.................................    122,123
                                                                     ----------
      Present value of minimum lease payments.......................  1,583,699
      Less: Current portion.........................................    952,779
                                                                     ----------
                                                                     $  630,920
                                                                     ==========

 Operating Leases

  The Company leases land and building space under operating leases for some of its dialysis centers, its corporate offices and its supplies warehouse from ARE Partnership and Three M&L Partnership, related parties with common ownership. For the years ended September 30, 1996 and 1997, rents of approximately $871,000 and $952,000, respectively, were paid to these related parties. Expiration dates for these leases continue through March 2025.

  Additionally, the Company leases land and building space under operating leases from unaffiliated entities for certain of its dialysis facilities. For the years ended September 30, 1996 and 1997, approximately $1,619,000 and $2,072,000, respectively, was recorded as rent expense for such leases. Expiration dates for these leases continue through July 2005.

  Approximate minimum rental payments under operating leases are as follows:

                                                        UNAFFILIATED
                                             AFFILIATES   ENTITIES      TOTAL
                                             ---------- ------------ -----------
      1998.................................. $  497,122 $ 1,544,551  $ 2,041,673
      1999..................................    479,466   1,482,256    1,961,722
      2000..................................    410,092   1,364,260    1,774,352
      2001..................................    360,824   1,159,746    1,520,570
      2002..................................    231,733   1,124,390    1,356,123
      Thereafter............................    521,398  18,112,371   18,633,769
                                             ---------- -----------  -----------
                                             $2,500,635 $24,787,574  $27,288,209
                                             ========== ===========  ===========

9. EMPLOYEE BENEFIT PLANS

  The Company maintains three defined-benefit pension plans ("defined-benefit plans"), a money purchase defined-contribution pension plan ("money purchase plan"), and an employee savings and profit-sharing plan.

  The defined-benefit plans cover all employees of the Company and a related party with common ownership, Nephrology Associates of Northern Illinois, Ltd. ("NANI"), who meet certain eligibility requirements. Retirement benefit payments are based on years of credited service and average compensation over the final five

                   PEAK HEALTHCARE, L.L.C. AND SUBSIDIARIES years of employment. The funding policy was to contribute annually amounts which were deductible for federal income tax purposes. Effective May 16, 1996, all participant benefits in the defined-benefit plans were frozen. The Company and NANI ceased funding the defined-benefit plans as of May 16, 1996, and no additional years of benefit service were accrued by plan participants subsequent to that date. The net assets remaining in the plan have not been distributed subsequent to May 16, 1996, other than for normal benefits paid to participants. The Company recognized a curtailment gain of approximately $3,044,000 relating to this event.

  The following table sets forth the funded status of the defined-benefit plans at September 30:

                                                          1996         1997
                                                       -----------  ----------
      Actuarial present value of benefit obligations:
      Accumulated benefit obligations, including
       vested benefits (1996--$4,140,000; 1997--
       $6,720,000).................................... $ 4,814,667  $7,370,000
                                                       ===========  ==========
      Projected benefit obligation for service
       rendered to date............................... $ 4,814,667  $7,370,000
      Plan assets at fair value.......................   6,853,912   7,247,000
                                                       -----------  ----------
      Funded status...................................   2,039,245    (123,000)
      Unrecognized net loss (gain)....................  (1,249,085)    913,160
                                                       -----------  ----------
      Prepaid pension cost............................ $   790,160  $  790,160
                                                       ===========  ==========

  Net periodic pension cost of the defined-benefit plans for the years ended September 30 included the following components:

                                                           1996        1997
                                                        -----------  ---------
      Service cost-benefit earned during the year...... $   813,773  $     --
      Interest cost on projected benefit obligation....     582,276    510,447
      Actual return on plan assets.....................    (942,678)  (575,573)
      Net amortization and deferral....................     389,237     65,126
                                                        -----------  ---------
      Net pension expense before curtailment...........     842,608        --
      Gain resulting from curtailment of pension
       benefits........................................  (3,043,628)       --
                                                        -----------  ---------
      Net pension income expense....................... $(2,201,020) $     --
                                                        ===========  =========

  Key assumptions used for the defined-benefit plans at September 30 are as follows:

                                                                     1996  1997
                                                                     ----  ----
      Discount rate................................................. 7.3%  7.3%
      Long-term rate of return on assets............................ 9.0   8.4

  The assets of the defined-benefit plans primarily consist of mutual funds, corporate bonds and real estate holdings.

  The Company has a money purchase plan that covers substantially all employees hired prior to July 1, 1987. Prior to fiscal year 1996, contributions to the money purchase pension plan were equal to 10% of each eligible participant's compensation. The money purchase plan was amended on May 16, 1996, to eliminate future contributions.

  The employee savings and profit-sharing plan covers substantially all employees. Under the savings component of this plan, the Company matches 50% of employee contributions up to a maximum of 6% of

                   PEAK HEALTHCARE, L.L.C. AND SUBSIDIARIES each eligible participant's compensation. The profit-sharing plan component of this plan became effective on January 1, 1996. Under this component of the plan, the Company's annual contribution is dependent on various factors, including the Company's profitability for the fiscal year. Contributions to the employee savings and profit-sharing plan amounted to approximately $765,000 and $702,000 for the years ended September 30, 1996 and 1997, respectively.

10. NOTES PAYABLE

  Notes payable to banks consists of the following at September 30:

                                                           1996        1997
                                                        ----------- -----------
      Revolving credit facility........................ $ 4,961,000 $11,553,813
      Acquisition funding facility.....................   3,600,000  17,276,000
      Installment notes................................   2,273,146     928,457
                                                        ----------- -----------
                                                         10,834,146  29,758,270
      Less: Current portion............................   1,374,868     795,492
                                                        ----------- -----------
                                                        $ 9,459,278 $28,962,778
                                                        =========== ===========

  The Company has a revolving credit facility which matures on May 15, 2000. During the year, the revolving credit facility was amended to allow aggregate borrowings of $15.0 million (previously limited to aggregated borrowings of $10.0 million). The borrowings are subject to 75.0% of eligible accounts receivable. Interest is payable at the Company's option of: (i) the bank's prime rate (8.5% at September 30, 1997); or (ii) LIBOR plus 2.25% (7.97% at September 30, 1997). Interest on approximately $6.5 million is payable at the bank's prime rate, and interest on approximately $5.0 million is payable at LIBOR plus 2.25%. Commitment fees of .375% of the unused portion of the line of credit are payable quarterly.

  The acquisition funding facility was amended during the year to increase available borrowings from $15.0 million to $35.0 million. Interest is payable at the Company's option of: (i) the bank's prime rate plus 0.5% (9.0% at September 30, 1997); or (ii) LIBOR plus 2.5% (8.22% at September 30, 1997). At September 30, 1997, interest on approximately $5.5 million is payable at the bank's prime rate plus 0.5%, and interest on approximately $11.8 million is payable at LIBOR plus 2.5%. The acquisition funding facility matures on May 15, 1998. The Company has the option, on the maturity date, of paying the outstanding balance on the facility or converting the facility to a term note requiring 60 monthly installments and bearing interest at the Company's option of: (i) the bank's prime rate plus 0.5%; or (ii) LIBOR plus 2.5%. The Company intends to convert the outstanding indebtedness to an installment note. Commitment fees on the unused balance of the acquisition funding facility of 0.5% are payable quarterly.

  The credit agreements covering the revolving credit facility and the acquisition funding facility contain covenants, which among other things, require the Company to maintain certain financial ratios and minimum levels of net worth. The facilities are collateralized by a lien on assets of the Company. The credit agreements are also secured by an assignment of key-man life insurance for a period of not less than three years, with the amount of such insurance to be not less than $10.0 million through December 31, 1997, $7.5 million thereafter, through and including December 31, 1998, and $5.0 million through December 31, 1999.

  On October 31, 1997, the Company entered into a new agreement increasing its revolving credit facility from $15.0 million to $20.0 million, subject to a limit of 75.0% of eligible accounts receivable. In addition, the agreement increases the acquisition financing facility from $35.0 million to $45.0 million. There were no changes in the maturity date, the interest rates, the commitment fees payable on the unused balance, or the required covenants from the prior agreement.

                   PEAK HEALTHCARE, L.L.C. AND SUBSIDIARIES

  The Company has entered into various installment notes payable which are payable through February 1999, and bear interest at rates ranging from 8.75% to 9.25%. The notes are collateralized by medical equipment.

  In connection with the acquisition of Alliance (Note 7), the Company incurred $7.0 million in notes payable to the former owners of Alliance. The notes mature on October 31, 2002 and bear interest at the 5-year Treasury Note rate (as determined on November 1 of each year) plus 3.0% (8.79% as of September 30, 1997). Interest is payable monthly.

  Maturities of notes payable to banks at September 30, 1997 are as follows:

             1998......................... $18,071,492
             1999.........................     130,439
             2000.........................  11,556,339
                                           -----------
                                           $29,758,270
                                           ===========

  Maturities of notes payable for the year ended September 30, 1998 include $17,276,000 under the acquisition funding facility. The Company has the ability and the intent to convert the facility into a term note and, as such, has classified the entire facility as a long-term liability.

11. INCOME TAXES

  At September 30, 1997, the Company has net operating loss carryforwards of approximately $86,000 that expire through 2008. Utilization of these carryforwards is restricted due to changes in ownership.

  Deferred income taxes reflect the net effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred income taxes at September 30, 1996 and 1997 were as follows:

                                                           1996        1997
                                                        ----------  -----------
      Allowance for uncollectible accounts............. $1,193,000  $ 1,109,000
      Accrued vacation.................................    540,000      511,000
      Net operating loss carryforwards.................    302,000       29,000
                                                        ----------  -----------
          Total deferred tax assets....................  2,035,000    1,649,000
      Patient accounts receivable basis difference.....        --    (1,740,000)
      Other............................................   (104,000)     (17,000)
                                                        ----------  -----------
          Total deferred tax liabilities...............   (104,000)  (1,757,000)
                                                        ----------  -----------
      Net deferred tax asset (liability)............... $1,931,000  $  (108,000)
                                                        ==========  ===========

  The provision for income tax expense consists of the follows:

                                                              1996       1997
                                                           ---------- ----------
      Current:
        Federal........................................... $2,106,000 $2,555,000
        State.............................................    500,000    603,000
      Deferred............................................    194,000    531,000
                                                           ---------- ----------
                                                           $2,800,000 $3,689,000
                                                           ========== ==========

                   PEAK HEALTHCARE, L.L.C. AND SUBSIDIARIES

  Federal income taxes at the statutory rate are reconciled with the Company's income tax provision as follows:

                                                                     1996  1997
                                                                     ----  ----
      Federal statutory rate........................................ 34.0% 34.0%
      State income taxes, net of federal benefit....................  4.4   5.0
      Minority interests in earnings................................  2.8   6.6
      Nondeductible goodwill amortization...........................  2.5   5.5
      Other, net.................................................... (3.1) (4.5)
                                                                     ----  ----
                                                                     40.6% 46.6%
                                                                     ====  ====

12. STOCK OPTIONS

  Effective January 15, 1997, the Company, through Everest, established the Everest Healthcare Corporation 1996 Stock Award Plan (the "Plan"). The Plan permits the granting of options to certain key executive, managerial, and administrative employees of the Company to purchase shares of Everest's common stock. The total number of shares reserved and eligible for distribution as awards under the Plan is 1,500,000. On February 5, 1997, Everest granted 1,209,500 stock options (including 354,100 issued to Peak) pursuant to the Plan. The stock options have an exercise price of $9.10. The stock option awards vest ratably over a four-year period in yearly increments of 25%. The stock options granted expire ten years from the date of grant. In addition, the Plan contains provisions that restrict the sale of stock obtained through the exercise of stock options. At September 30, 1997, no options issued under the Plan were exercisable.

  Had the provisions of SFAS 123 been used in the calculation of compensation expense (calculated using the minimum value method for nonpublic companies), pro forma net income would have been approximately $35,000 lower than the net income reported in the statement of operations for the year ended September 30, 1997.

  The following table summarizes the Company's stock options outstanding (exclusive of stock options held by Peak) at September 30, 1997:

                                                                        EXERCISE
                                                                OPTIONS  PRICE
                                                                ------- --------
      Balance at September 30, 1996............................     --     --
      Granted.................................................. 855,400  $9.10
      Exercised................................................     --     --
      Forfeited................................................     --     --
                                                                -------
      Balance at September 30, 1997............................ 855,400  $9.10
                                                                =======

13. RELATED PARTY TRANSACTIONS

  The Company provides administrative and purchasing services to several of its unconsolidated affiliates, all of which are owned, or substantially owned, by the majority equityholders of the Company. Fees charged to affiliates for services were approximately $1,579,000 and $1,295,000 during the years ended September 30, 1996 and 1997, respectively, and are included in the accompanying consolidated statement of operations. In addition, the Company provides advances to certain affiliates. Amounts due from unconsolidated affiliates are due upon demand, and the Company believes that it will receive full repayment. Amounts due from unconsolidated affiliates at September 30, 1996 and 1997, were approximately as follows:

                   PEAK HEALTHCARE, L.L.C. AND SUBSIDIARIES

                                                            1996       1997
                                                         ---------- -----------
      Nephrology Associates of Northern Illinois, Ltd..  $7,137,000 $ 7,643,000
      Unconsolidated joint ventures....................     434,000   4,736,000
      Others...........................................     348,000     311,000
                                                         ---------- -----------
                                                         $7,919,000 $12,690,000
                                                         ========== ===========

  Nephrology Associates of Northern Illinois, Ltd., an unconsolidated affiliate substantially owned by the majority equityholders of the Company, provides management and physician supervisory services to the Company's outpatient maintenance dialysis operations. Total fees incurred for such services amounted to approximately $2,369,000 and $1,883,000 during the years ended September 30, 1996 and 1997, respectively, and are included in the accompanying consolidated statement of operations.

  The Company earned interest on outstanding balances due from unconsolidated affiliates of approximately $748,000 and $1,368,000 during the years ended September 30, 1996 and 1997, respectively.

14. SEGMENT INFORMATION

  The following table presents the Company's financial information by its business segments. Included in the dialysis services segment are revenues from management fees earned for administrative services.

                                DIALYSIS    CONTRACT
                                SERVICES    SERVICES   ELIMINATIONS CONSOLIDATED
                               ----------- ----------- ------------ ------------
   Year ended September 30,
    1996:
     Net revenues............  $83,013,309 $   157,905   $    --    $ 83,171,214
     Depreciation and amorti-
      zation.................    3,399,203       1,791        --       3,400,994
     Income from operations..    4,882,264      17,148        --       4,899,412
     Total assets............   64,265,311     445,432        --      64,710,743
     Capital expenditures....    1,298,573     143,317        --       1,441,890
                                DIALYSIS    CONTRACT
                                SERVICES    SERVICES   ELIMINATIONS CONSOLIDATED
                               ----------- ----------- ------------ ------------
   Year ended September 30,
    1997:
     Net revenues............  $99,172,280 $14,664,981   $(28,965)  $113,808,296
     Depreciation and amorti-
      zation.................    4,369,519     569,962        --       4,939,481
     Income from operations..   10,242,699   1,143,852        --      11,386,551
     Total assets............   87,033,825  15,173,821        --     102,207,646
     Capital expenditures....    7,547,556     209,605        --       7,757,161

15. SUBSEQUENT EVENTS

  Effective November 30, 1997, Peak was reorganized whereby the following transactions occurred simultaneously. The members in Peak contributed all of their interests in Peak for an equal number of membership interests in Peak Liquidating, L.L.C. ("Peak Liquidating"), a newly formed limited liability company. The operating agreement and number and classes of interests of Peak Liquidating were identical to Peak. Upon the exchange, Peak Liquidating, the sole member of Peak, contributed its interests in Peak for shares of common stock of Everest II. The number of shares of common stock of Everest II received by Peak Liquidating was equal to the number of Everest Healthcare Services Corporation ("Everest") held by Peak. The number and class of authorized shares of Everest II upon formation was identical to that of Everest. Following the exchange, Peak was liquidated. Upon the consummation of these transactions, Everest II issued shares of common stock, representing approximately 30% of the shares of the Company outstanding, to the minority interest holders in Everest in exchange for their shares of Everest common stock. The acquisition of minority interest was treated as a purchase in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations," and goodwill of approximately $12.4 million was recognized. Upon the consummation of these transactions, Everest became a wholly-owned subsidiary of Everest II.

                   PEAK HEALTHCARE, L.L.C. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)


  Effective November 30, 1997, Peak transferred its interests in its wholly-owned subsidiary, Continental Healthcare, Ltd., to Everest for $2,200,000. The price was comprised of $110,000 in cash and a note payable in the amount of $2,090,000. As a transfer of interests among companies under common control, the transfer was made at historical book value.

  Effective March 4, 1998, the Company completed the reorganization described above by merging Everest with and into Everest II. The merger was treated as a statutory merger under Delaware law. After the merger, Everest II, the surviving entity, changed its name to "Everest Healthcare Services Corporation."

16. OTHER FINANCIAL INFORMATION

  The Company is a holding company with no independent assets or operations. Therefore, the Company relies primarily upon payment from its subsidiaries for the funds necessary to meet its obligations, including the payment of interest. The ability of the subsidiaries to fund the obligations is subject to significant restrictions, will be dependent upon the earnings of the subsidiaries and will be subject to applicable laws and approval by the subsidiaries. See "Risk Factors--Reliance on Payments from Subsidiaries" and "--Securityship Defenses." Full separate statements of the Guarantor Subsidiaries have not been presented as the guarantors are wholly-owned subsidiaries of the Company. Management does not believe that inclusion of such financial statements would be material to investors. The guarantees of the Guarantor Subsidiaries are full, unconditional, joint and several.

                    PEAK HEALTHCARE, L.L.C. AND SUBSIDIARIES

  The following sets forth the financial data at September 30, 1997 and for the twelve months then ended:

                            PARENT     GUARANTOR    NON-GUARANTOR
                            COMPANY    SUBSIDIARY    SUBSIDIARY   ELIMINATIONS  CONSOLIDATED
                          ----------- ------------  ------------- ------------  ------------
STATEMENT OF OPERATIONS
 DATA:
 Net revenues...........  $       --  $ 94,991,665   $19,115,941  $   (299,310) $113,808,296
 Patient care costs.....          --    58,095,256    13,962,673           --     72,057,929
 General and
  administrative
  expenses..............          --    21,776,465     2,933,704           --     24,710,169
 Provision for bad
  debts.................          --       578,049       136,117           --        714,166
 Depreciation and
  amortization..........          --     4,158,861       780,620           --      4,939,481
                          ----------- ------------   -----------  ------------  ------------
 Income from operations.          --    10,383,034     1,302,827      (299,310)   11,386,551
 Interest (expense)
  income, net...........      423,561   (2,199,787)     (671,606)      299,310    (2,148,522)
 Minority interests in
  earnings..............          --    (1,600,784)          --            --     (1,600,784)
 Other income, net......          --       278,849           --            --        278,849
                          ----------- ------------   -----------  ------------  ------------
 Income before income
  taxes.................      423,561    6,861,312       631,221           --      7,916,094
 Income taxes...........          --     3,689,000           --            --      3,689,000
                          ----------- ------------   -----------  ------------  ------------
 Net income.............  $   423,561 $  3,172,312   $   631,221  $        --   $  4,227,094
                          =========== ============   ===========  ============  ============
BALANCE SHEET DATA:
 Assets:
 Cash and cash
  equivalents...........  $   816,398 $    316,418   $ 1,323,853  $        --   $  2,456,669
 Patient accounts
  receivable and other..      116,875   28,341,551     3,928,897           --     32,387,323
 Other current assets...          --     3,812,427       945,951    (1,330,267)    3,428,111
 Property and equipment,
  net...................          --    12,733,522     2,240,650           --     14,974,172
 Goodwill, net..........          --    19,200,708    12,861,246           --     32,061,954
 Amounts due from (due
  to) affiliates........    5,286,809   17,882,635    (2,680,108)   (7,799,206)   12,690,130
 Investment in
  affiliates............   19,845,583      828,118           --    (19,846,583)      827,118
 Other assets...........          --     4,214,533       467,431    (1,299,795)    3,382,169
                          ----------- ------------   -----------  ------------  ------------
 Total assets...........  $26,065,665 $ 87,329,912   $19,087,920  $(30,275,851) $102,207,646
                          =========== ============   ===========  ============  ============
 Liabilities and
  Stockholders' Equity:
 Current liabilities....          --    15,483,844     3,423,258    (1,330,267)   17,576,835
 Long-term liabilities..      653,758   50,881,785     9,195,620    (9,099,001)   51,632,162
 Stockholders' equity...   25,411,907   20,964,283     6,469,042   (19,846,583)   32,998,649
                          ----------- ------------   -----------  ------------  ------------
 Total liabilities and
  stockholders' equity..  $26,065,665 $ 87,329,912   $19,087,920  $(30,275,851) $102,207,646
                          =========== ============   ===========  ============  ============
STATEMENT OF CASH FLOWS
 DATA:
 Operating activities:
 Net income.............  $   423,561 $  3,172,312   $   631,221  $        --   $  4,227,094
 Adjustments to
  reconcile net income
  to net cash provided
  by (used in) operating
  activities:
  Provision for bad
   debts................          --       578,049       136,117           --        714,166
  Depreciation and
   amortization.........          --     4,158,861       780,620           --      4,939,481
  Deferred income taxes.          --       531,000           --            --        531,000
  Minority interest in
   earnings.............          --     1,600,784           --            --      1,600,784
  Gain on sale of
   assets...............          --        (2,161)                                   (2,161)
  Net change in
   operating assets and
   liabilities (net of
   effect of
   acquisitions)........      392,837  (10,428,353)     (224,105)          --    (10,259,621)
                          ----------- ------------   -----------  ------------  ------------
 Net cash provided by
  (used in) operating
  activities............      816,398     (389,508)    1,323,853           --      1,750,743
 Investing Activities:
 Additions to property
  and equipment.........          --    (7,757,161)          --            --     (7,757,161)
 Acquisition of
  businesses, net of
  cash acquired.........          --    (5,041,736)          --            --     (5,041,736)
 Increase in amounts due
  from affiliates.......          --    (4,771,052)          --            --     (4,771,052)
                          ----------- ------------   -----------  ------------  ------------
 Net cash used in
  investing activities..          --   (17,569,949)          --            --    (17,569,949)
 Financing Activities:
 Proceeds from notes
  payable...............          --    69,260,975           --            --     69,260,975
 Payments on notes
  payable...............          --   (50,632,019)          --            --    (50,632,019)
 Other..................          --      (353,081)          --            --       (353,081)
                          ----------- ------------   -----------  ------------  ------------
 Net cash provided by
  financing activities..          --    18,275,875           --            --     18,275,875
                          ----------- ------------   -----------  ------------  ------------
 Increase in cash and
  cash equivalents......      816,398      316,418     1,323,853           --      2,456,669
 Cash and cash
  equivalents at
  beginning of year.....          --           --            --            --            --
                          ----------- ------------   -----------  ------------  ------------
 Cash and cash
  equivalents at end of
  year..................  $   816,398 $    316,418   $ 1,323,853  $        --   $  2,456,669
                          =========== ============   ===========  ============  ============

                    PEAK HEALTHCARE, L.L.C. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)


  The following sets forth the financial data at September 30, 1996 and for the twelve months then ended:

                           PARENT      GUARANTOR    NON-GUARANTOR
                           COMPANY    SUBSIDIARIES  SUBSIDIARIES  ELIMINATIONS  CONSOLIDATED
                         -----------  ------------  ------------- ------------  ------------
STATEMENT OF OPERATIONS
 DATA:
 Net revenues........... $       --   $ 82,985,918   $  584,847   $   (399,551) $ 83,171,214
 Patient care costs.....         --     54,462,884      421,900            --     54,884,784
 General and
  administrative
  expenses..............         --     17,239,945      222,725            --     17,462,670
 Provision for bad
  debts.................         --      2,472,534       50,820            --      2,523,354
 Depreciation and
  amortization..........         --      3,394,384        6,610            --      3,400,994
                         -----------  ------------   ----------   ------------  ------------
 Income (loss) from
  operations............         --      5,416,171     (117,208)      (399,551)    4,899,412
 Interest (expense)
  income, net...........     355,169    (1,013,668)     (16,957)       399,551      (275,905)
 Minority interests in
  earnings..............         --       (810,314)         --             --       (810,314)
 Gain on curtailment of
  pension benefits......         --      3,043,628          --             --      3,043,628
 Other income (expense),
  net...................        (581)       39,869          --             --         39,288
                         -----------  ------------   ----------   ------------  ------------
 Income (loss) before
  income taxes .........     354,588     6,675,686     (134,165)           --      6,896,109
 Income taxes...........       1,024     2,798,976          --             --      2,800,000
                         -----------  ------------   ----------   ------------  ------------
 Net income (loss)...... $   353,564  $  3,876,710   $ (134,165)  $        --   $  4,096,109
                         ===========  ============   ==========   ============  ============
BALANCE SHEET DATA:
 Assets:
  Patient accounts
   receivable and other. $       --   $ 16,931,386   $  365,221   $        --   $ 17,296,607
  Other current assets..         --      6,337,503       98,391     (2,747,301)    3,688,593
  Property and
   equipment, net.......         --     10,096,510      118,285            --     10,214,795
  Goodwill, net.........         --     19,661,651    2,381,770            --     22,043,421
  Amounts due from
   affiliates...........   5,676,680     8,974,338          --      (6,731,940)    7,919,078
  Investment in
   affiliates...........  19,813,470       807,724          --     (19,814,470)      806,724
  Other assets..........         --      4,148,139          --      (1,406,614)    2,741,525
                         -----------  ------------   ----------   ------------  ------------
  Total assets.......... $25,490,150  $ 66,957,251   $2,963,667   $(30,700,325) $ 64,710,743
                         ===========  ============   ==========   ============  ============
 Liabilities and
  Stockholders' Equity:
  Current liabilities...     (18,552)   14,823,078      414,075     (2,747,301)   12,471,300
  Long-term liabilities.     447,294    28,859,238    2,198,363     (8,138,554)   23,366,341
  Total stockholders'
   equity...............  25,061,408    23,274,935      351,229    (19,814,470)   28,873,102
                         -----------  ------------   ----------   ------------  ------------
  Total liabilities and
   stockholders' equity. $25,490,150  $ 66,957,251   $2,963,667   $(30,700,325) $ 64,710,743
                         ===========  ============   ==========   ============  ============
STATEMENT OF CASH FLOWS
 DATA:
 Operating activities:
 Net income (loss)...... $   353,564  $  3,876,710   $ (134,165)  $        --   $  4,096,109
 Adjustments to
  reconcile net income
  (loss) to net cash
  provided by operating
  activities:
  Provision for bad
   debts................         --      2,472,534       50,820            --      2,523,354
  Depreciation and
   amortization.........         --      3,394,384        6,610            --      3,400,994
  Gain on curtailment of
   pension benefits.....         --     (3,043,628)         --             --     (3,043,628)
  Deferred income taxes.         --        194,000          --             --        194,000
  Minority interest in
   earnings.............         --        810,314          --             --        810,314
  Net change in
   operating assets and
   liabilities
   (net of effect of
   acquisitions)........    (353,564)   (1,509,463)      76,735            --     (1,786,292)
                         -----------  ------------   ----------   ------------  ------------
  Net cash provided by
   operating activities.         --      6,194,851          --             --      6,194,851
 Investing Activities:
  Additions to property
   and equipment........         --     (1,441,890)         --             --     (1,441,890)
  Acquisition of
   business, net of cash
   acquired.............         --     (3,201,756)         --             --     (3,201,756)
  Increase in amounts
   due from affiliates..         --     (8,268,297)         --             --     (8,268,297)
                         -----------  ------------   ----------   ------------  ------------
  Net cash used in
   investing activities.         --    (12,911,943)         --             --    (12,911,943)
 Financing Activities:
  Proceeds from notes
   payable.............. $       --   $ 12,779,088   $      --    $        --   $ 12,779,088
  Payments on notes
   payable..............         --     (7,688,926)         --             --     (7,688,926)
  Other.................         --      1,626,930          --             --      1,626,930
                         -----------  ------------   ----------   ------------  ------------
  Net cash provided by
   financing activities.         --      6,717,092          --             --      6,717,092
                         -----------  ------------   ----------   ------------  ------------
 Increase in cash and
  cash equivalents......         --            --           --             --            --
 Cash and cash
  equivalents at
  beginning of year.....         --            --           --             --            --
                         -----------  ------------   ----------   ------------  ------------
 Cash and cash
  equivalents at end of
  year.................. $       --   $        --    $      --    $        --   $        --
                         ===========  ============   ==========   ============  ============

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors
West Suburban Kidney Center, S.C.

  We have audited the accompanying consolidated statements of operations and cash flows of West Suburban Kidney Center, S.C. and Subsidiary (the "Company") for the year ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the statements of operations and cash flows referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of West Suburban Kidney Center, S.C. and Subsidiary for the year ended September 30, 1995, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young llp

                                          ERNST & YOUNG LLP

Chicago, Illinois
March 13, 1998

                WEST SUBURBAN KIDNEY CENTER, S.C. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS

                         YEAR ENDED SEPTEMBER 30, 1995

Net revenues....................................................... $47,275,868
Operating expenses:
  Patient care costs...............................................  31,340,348
  General and administrative.......................................  12,691,216
  Provision for bad debts..........................................     753,407
  Depreciation and amortization....................................   1,270,833
                                                                    -----------
    Total operating expenses.......................................  46,055,804
                                                                    -----------
Income from operations.............................................   1,220,064
Nonoperating income (expense):
  Interest income..................................................     354,734
  Interest expense.................................................    (722,518)
                                                                    -----------
                                                                       (367,784)
                                                                    -----------
Income before income taxes.........................................     852,280
Income taxes.......................................................     325,000
                                                                    -----------
    Net income..................................................... $   527,280
                                                                    ===========




                See notes to consolidated financial statements.

                WEST SUBURBAN KIDNEY CENTER, S.C. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                         YEAR ENDED SEPTEMBER 30, 1995

OPERATING ACTIVITIES:
Net income...................................................... $    527,280
Adjustments to reconcile net income to cash provided by
 operating activities:
  Provision for bad debts.......................................      753,407
  Depreciation and amortization.................................    1,270,833
  Deferred income taxes.........................................       54,000
  Loss on sale of equipment.....................................       19,333
  Changes in operating assets and liabilities:
    Patient and other accounts receivable.......................    1,089,059
    Amounts due from affiliates.................................      575,685
    Medical supply inventories, prepaid expenses, and other
     assets.....................................................      316,058
    Cash overdraft, accounts payable, and accrued liabilities...     (714,973)
                                                                 ------------
      Net cash provided by operating activities.................    3,890,682
INVESTING ACTIVITIES:
Additions to property and equipment.............................   (1,580,641)
Proceeds from sale of equipment.................................      380,494
                                                                 ------------
      Net cash used in investing activities.....................   (1,200,147)
FINANCING ACTIVITIES:
Proceeds from notes payable to banks............................   41,380,000
Payments on notes payable to banks..............................  (43,153,306)
Payments on capital lease obligations...........................     (917,229)
                                                                 ------------
      Net cash used in financing activities.....................   (2,690,535)
                                                                 ------------
Change in cash and cash equivalents.............................          --
Cash and cash equivalents at beginning of year..................          --
                                                                 ------------
Cash and cash equivalents at end of year........................ $        --
                                                                 ============
SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest paid................................................... $    737,456


                See notes to consolidated financial statements.

               WEST SUBURBAN KIDNEY CENTER, S.C. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         YEAR ENDED SEPTEMBER 30, 1995

1. SIGNIFICANT ACCOUNTING POLICIES

 Operations and Basis of Consolidation

  West Suburban Kidney Center, S.C. ("Company"), an Illinois corporation, is engaged principally in providing dialysis services to patients. The consolidated financial statements include the accounts and transactions of the Company and its wholly-owned subsidiary, The Lamm Organization, Inc. All intercompany accounts and transactions are eliminated in consolidation.

 Depreciation and Amortization

  Depreciation of property and equipment is calculated on the straight-line method over the estimated useful lives of the assets. Amortization of capital leases is computed using the straight-line method over the shorter of the life of the lease or the estimated useful life of the asset. Depreciation and amortization expense was approximately $1,271,000. The lease payments are expensed as incurred for income tax purposes.

 Revenue Recognition

  Revenue is recognized upon the delivery of health care services. Management service fee revenue is recognized as services are performed. These fees are based on contracted rates and are invoiced monthly. The contracted rates are estimates based upon the cost of services provided such as billing, accounting, technical support, cash management and facilities management.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. NET REVENUES

  The Company provides dialysis services to certain patients under government-sponsored programs such as Medicare and Medicaid, and other insurance reimbursement arrangements. Provision has been made in the financial statements for the estimated contractual adjustments, representing the difference between the Company's standard charges for services and the estimated payments to be received from the various third-party payors. Gross and net revenues for the year ended September 30, 1995 include the following:

      Medicare/Medicaid............................................. $75,147,364
      Other.........................................................  20,665,013
                                                                     -----------
      Gross revenues................................................  95,812,377
      Contractual allowances........................................  52,094,292
                                                                     -----------
      Net revenues.................................................. $43,718,085
                                                                     ===========

  In addition, the Company has included approximately $3,558,000 in net revenues representing management fees earned for administrative services performed for affiliated companies.

               WEST SUBURBAN KIDNEY CENTER, S.C. AND SUBSIDIARY

3. LEASES

 Capital Leases

  The Company leases medical equipment and furniture from Continental Health Care, Ltd., an unconsolidated affiliate of the Company (through common ownership), on terms and conditions that qualify the obligations for treatment as capital leases. The lease agreements require the Company to pay all maintenance costs. Amortization of assets recorded under capital leases is included with depreciation of property and equipment.

 Operating Leases

  The Company leases land and building space under operating leases for some of its dialysis centers, its administration building, and its supplies warehouse from ARE and Three M&L (affiliates of the Company). Additionally, the Company leases land and building space under operating leases from nonaffiliated entities for certain of its dialysis facilities. Rent expense of approximately $311,000 was paid to affiliates of the Company.

4. EMPLOYEE BENEFIT PLANS

  The Company and an unconsolidated affiliate substantially owned by the stockholders of the Company, Nephrology Associates of Northern Illinois, Ltd. ("NANI"), maintain two defined-benefit pension plans (the "Plans") covering all employees meeting certain eligibility requirements. Generally, the funding policies are to contribute annually amounts which are deductible for federal income tax purposes. Retirement benefit payments are based on years of credited service and average compensation over the final five years of employment.

  Net periodic pension cost of the Plans for the year ended September 30, 1995, included the following components:

      Service cost-benefit earned during the period............... $   946,000
      Interest cost on projected benefit obligation...............     511,000
      Actual return on plan assets................................  (1,333,000)
      Net amortization and deferral...............................     892,000
                                                                   -----------
      Net periodic pension cost................................... $ 1,016,000
                                                                   ===========
      The Company's portion of net periodic pension cost included
       in the consolidated statement of operations................ $   904,000
                                                                   ===========

  Key assumptions included the weighted-average discount rate used of 7.0% and an expected rate of return on assets of the Plans of 8.5%.

  The Company also maintains a money purchase pension plan covering substantially all employees hired prior to July 1, 1987. The Company's contributions to the money purchase pension plan are equal to 10.0% of each eligible participant's compensation. Approximately $455,000 was expensed relating to this plan.

  The Company also maintains an employee savings plan covering substantially all employees hired after June 30, 1987. The Company matches 50.0% of employee contributions to the employee savings plan up to a maximum of 3.0% of each eligible participant's compensation. $125,000 was expensed relating to this plan.

               WEST SUBURBAN KIDNEY CENTER, S.C. AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)


5. INCOME TAXES

  Components of income tax for the year ended September 30, 1995, are summarized as follows:

      Current:
        Federal........................................................ $205,000
        State..........................................................   66,000
      Deferred.........................................................   54,000
                                                                        --------
                                                                        $325,000
                                                                        ========

6. RELATED PARTY TRANSACTIONS

  The Company provides administrative and purchasing services to several affiliated companies. The Companies are affiliated through common ownership. Total management fee revenues from affiliates for these services were approximately $3,558,000.

  The Company earned interest on outstanding balances due from affiliates of approximately $355,000.

  The Company purchases from NANI certain management and physician supervisory services. Fees incurred for such services totaled approximately $4,315,000 for the year ended September 30, 1995.

  The Company has promissory notes outstanding to an affiliated company. The notes provide for interest to be paid at the prime rate plus 1%, adjusted on the first day of each calendar quarter. Interest expense totaled approximately $169,000.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFOR-MATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAINED HEREIN OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AU-THORIZED BY THE COMPANY OR ANY SUBSIDIARY GUARANTOR. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECU-RITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COM-PANY OR ANY SUBSIDIARY GUARANTOR SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PRO-SPECTUS.

                                  -----------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    1
Risk Factors..............................................................   14
The Company...............................................................   24
Use of Proceeds...........................................................   24
Unaudited Pro Forma Consolidated Statements of Operations.................   25
Selected Financial Data...................................................   29
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   30
Business..................................................................   39
Management................................................................   60
Certain Relationships and Related Transactions............................   65
Security Ownership of Certain Beneficial Owners and Management............   68
Description of Credit Facility............................................   69
Description of Exchange Notes.............................................   70
The Exchange Offer........................................................  103
Book Entry; Delivery and Form.............................................  111
Certain Federal Income Tax Considerations.................................  115
Plan of Distribution......................................................  119
Experts...................................................................  120
Legal Matters.............................................................  120
Available Information.....................................................  121
Index to Consolidated Financial Statements................................  F-1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          --------------------------

                                   PROSPECTUS

                          --------------------------

                                      LOGO

OFFER FOR ALL OUTSTANDING 9 3/4% SENIOR SUBORDINATED NOTES DUE 2008 IN EXCHANGE
 FOR 9 3/4% SENIOR SUBORDINATED NOTES DUE 2008, REGISTERED UNDER THE SECURITIES
                            ACT OF 1933, AS AMENDED

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

              AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO

                                 BY FACSIMILE:
                                 (312) 407-1067

                             CONFIRM BY TELEPHONE:

                                 (312) 336-9123
                            ATTENTION: BARBARA ARNDT

                             BY OVERNIGHT COURIER:

              AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO
                           CORPORATE TRUST SECURITIES
                     1 NORTH STATE STREET TELLER, 9TH FLOOR
                            CHICAGO, ILLINOIS 60602
                            ATTENTION: BARBARA ARNDT

                                  BY HAND/MAIL

              AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO
                        CORPORATE TRUST REDEMPTION UNIT
                 1 FIRST NATIONAL PLAZA, 9TH FLOOR, SUITE 0124
                          CHICAGO, ILLINOIS 60670-0124
                            ATTENTION: BARBARA ARNDT

                             SEPTEMBER 2, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons, including directors and officers, who are (or are threatened to be made) parties to any threatened, pending or completed legal action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of their being directors or officers of the corporation. The indemnity may include expenses, attorneys' fees, judgments, fines and amounts paid in settlement, provided such sums were actually and reasonably incurred in connection with the action, suit or proceeding and provided the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, in the case of criminal proceedings, provided he had no reasonable cause to believe that his or her conduct was unlawful. The corporation may indemnify directors and officers in a derivative action (in which suit is brought by a stockholder on behalf of the corporation) under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged liable to the corporation. If the director or officer is successful on the merits or otherwise in defense of any actions referred to above, the corporation must indemnify him against the expenses and attorneys' fees he actually and reasonably incurred.

  Article XI of the Company's By-laws provides that the Company shall indemnify its officers and directors to the fullest extent permitted by
Section 145; provided, however, that the Company shall not be obligated to indemnify any such director (i) with respect to proceedings, claims or actions initiated or brought voluntarily by such person and not by way of defense or brought against such person in response to a proceeding, claim or action by such person against the Company, or (ii) for any amounts paid in settlement of an action effected without the prior written consent of the Company to such settlement or, (iii) if liability was incurred because the director breached or failed to perform a duty he owes to the Company and the breach or failure to perform constitutes (a) a willful failure to deal fairly with the Company or its stockholders in connection with a matter in which the director has a material conflict of interest, (b) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful, (c) a transaction from which the director derived an improper personal profit, or (d) willful misconduct. The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the director or officer is not required. A director or officer who seeks indemnification is required to make a written request to the Company. Such indemnification is not exclusive of any other right to indemnification provided by law, agreement or otherwise. The determination as to right to indemnification is required to be made by a majority vote of a quorum of the Board of Directors consisting of directors not at the time parties to the same or related proceedings. If a quorum of disinterested directors cannot be obtained, the determination will be made by majority vote of a committee duly appointed by the Board of Directors and consisting solely of two or more directors not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee.

  The Company has applied for a policy of insurance, under which the Company would be entitled to be reimbursed for certain indemnity payments it is required or permitted to make to directors and officers of the Company.

ITEM 21. EXHIBIT AND FINANCIAL STATEMENT SCHEDULES.

  (a) EXHIBITS.

      3.1      Certificate of Incorporation of the Company.*
      3.2      By-laws of the Company, as amended.*
      3.3 Articles of Organization of Amarillo Acute Dialysis Spe-cialists, L.L.C.*

      3.4 Operating Agreement of Amarillo Acute Dialysis Special-ists, L.L.C.*
      3.5      Articles of Incorporation of Con-Med Supply Company, Inc.*
      3.6      By-laws of Con-Med Supply Company, Inc.*
      3.7      Articles of Incorporation of Continental Health Care,
               Ltd.*
      3.8      By-laws of Continental Health Care, Ltd.*
      3.9      Articles of Organization of Dialysis Specialists of Corpus
               Christi, L.L.C.*
      3.10     Operating Agreement of Dialysis Specialists of Corpus
               Christi, L.L.C.*
      3.11     Articles of Organization of Dialysis Specialists of South
               Texas, L.L.C.*
      3.12 Operating Agreement of Dialysis Specialists of South Tex-as, L.L.C.*
      3.13     Articles of Incorporation of DuPage Dialysis, Ltd.*
      3.14     By-laws of DuPage Dialysis, Ltd.*
      3.15     Certificate of Incorporation of Everest Management, Inc.*
      3.16     By-laws of Everest Management, Inc.*
      3.17     Articles of Organization of Hemo Dialysis of Amarillo,
               L.L.C.*
      3.18     Operating Agreement of Hemo Dialysis of Amarillo, L.L.C.*
      3.19     Articles of Incorporation of Home Dialysis of America,
               Inc.*
      3.20     By-laws of Home Dialysis of America, Inc.*
      3.21     Articles of Incorporation of Home Dialysis of Dayton,
               Inc.*
      3.22     By-laws of Home Dialysis of Dayton, Inc.*
      3.23     Articles of Incorporation of Lake Avenue Dialysis Center,
               Inc.*
      3.24     By-laws of Lake Avenue Dialysis Center, Inc.*
      3.25     Articles of Incorporation of Mercy Dialysis Center Inc.*
      3.26     By-laws of Mercy Dialysis Center, Inc.*
      3.27     Articles of Incorporation of New York Dialysis Management,
               Inc.*
      3.28     By-laws of New York Dialysis Management, Inc.*
      3.29     Certificate of Incorporation of North Buckner Dialysis
               Center, Inc.*
      3.30     By-laws of North Buckner Dialysis Center, Inc.*
      3.31     Articles of Incorporation of Northwest Indiana Dialysis,
               Inc.*
      3.32     By-laws of Northwest Indiana Dialysis, Inc.*
      3.33     Articles of Incorporation of Ohio Valley Dialysis Center,
               Inc.*
      3.34     By-laws of Ohio Valley Dialysis Center, Inc.*
      3.35     Articles of Incorporation of WSKC Dialysis Services, Inc.*
      3.36     By-laws of WSKC Dialysis Services, Inc.*
      3.37     Certificate of Incorporation of Everest New York Holdings,
               Inc.*
      3.38     By-laws of Everest New York Holdings, Inc.*
      3.39     Certificate of Incorporation of Everest One IPA, Inc.*
      3.40     By-laws of Everest One IPA, Inc.*
      4.1 Indenture dated as of May 5, 1998, among the Company, the Subsidiary Guarantors and American National Bank and Trust
               Company of Chicago, as Trustee.*

      4.2      Purchase Agreement dated April 30, 1998, among the Compa-
               ny, the Subsidiary Guarantors and BT Alex. Brown Incorpo-
               rated.*
      4.3      Registration Rights Agreement dated May 5, 1998, among the
               Company, the Subsidiary Guarantors and BT Alex. Brown In-
               corporated.*
      4.4      Form of Exchange Note (included in Exhibit 4.1).*
      4.5      Form of Guarantee (included in Exhibit 4.1).*
      4.6      Second Amended and Restated Credit Agreement dated as of
               May 18, 1998, among the Company, Harris Trust and Savings
               Bank, and the Lenders identified therein.*
      4.7      Revolving Credit Note, between the Company and Harris
               Trust and Savings Bank.*
      4.8      Acquisition Financing Note, between the Company and Harris
               Trust and Savings Bank.*
      4.9      Supplemental Revolving Credit Note, between the Company
               and Harris Trust and Savings Bank.*
      4.10     Amended and Restated Security Agreement, by and among the
               Company, the Debtors (as defined therein) and Harris Trust and Savings Bank.*
      4.11     Amended and Restated Guaranty Agreement, by and among the
               Guarantors (as defined therein) and Harris Trust and Sav-
               ings Bank.*
      4.12     Amended and Restated Pledge Agreement, by and among the
               Company, the Pledgors (as defined therein) and Harris
               Trust and Savings Bank.*
      5        Opinion of Katten Muchin & Zavis as to the legality of the securities being registered (including consent).*
      9        Restricted Stock Agreement dated as of November 30, 1997.*
     10.1      Employment Agreement with Craig W. Moore dated January 1,
               1997.*
     10.2      Employment Agreement with Martin Fox dated June 20, 1996.*
     10.3      Employment Agreement with Thomas Creel dated June 20,
               1996.*
     10.4      Stock Award Plan dated January 15, 1997.*
     10.5      Peak Liquidating, L.L.C. Operating Agreement dated Novem-
               ber 30, 1997.*
     10.6      Administrative Services Agreement dated October 1, 1997,
               between the Company and NANI-IL.*
     10.7      Management Agreement dated October 1, 1997, between the
               Company and NANI-IL.*
     10.8      Shareholders Agreement dated as of November 30, 1997.*
     10.9      Form of Individual Restricted Stock Agreements.*
     10.10     Agreement to Provide Management Services for Dialysis Fa-
               cilities.
     10.11     Agreement to Amend and Not-to-Compete.
     10.12     Amendment No. 3 to the Agreement to Provide Management
               Services for Dialysis Facilities.
     10.13     Medical Asset Purchase Agreement.
     12        Computation of ratio of earnings to fixed charges.*
     21        Subsidiaries of the Company.*

     23.1      Consent of Ernst & Young LLP, Independent Auditors.
     23.2      Consent of Katten Muchin & Zavis (contained in its opinion filed as Exhibit 5).*
     24        Power of Attorney (see signature page).*
     25        Statement of eligibility under the Trust Indenture Act of
               1939, as amended, on Form T-1 of American National Bank
               and Trust Company of Chicago, as Trustee under the Inden-
               ture.*
     27        Financial Data Schedule.*
     99.1      Form of Letter of Transmittal for the Exchange Notes.*
     99.2      Form of Notice of Guaranteed Delivery for the Exchange
               Notes.*
     99.3      Letter to Registered Holders and The Depository Trust Com-
               pany Participants.*
     99.4      Letter to Clients.*
     99.5      Instruction to Registered Holder and/or Book Entry Trans-
               fer Participant from Beneficial Owner.*
     99.6      Guidelines for Certificate of Taxpayer Identification Num-
               ber on Substitute Form W-9.*

*  Previously filed.

  (b) FINANCIAL STATEMENT SCHEDULES.

    Included herein as pages II-26 and II-27.

  (c) NOT APPLICABLE.

ITEM 22. UNDERTAKINGS.

  (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF OAK PARK, ILLINOIS ON SEPTEMBER 1, 1998.

                                          Everest Healthcare Services
                                           Corporation

                                                   /s/ Craig W. Moore
                                          By: _________________________________
                                                      Craig W. Moore
                                               Chairman and Chief Executive
                                                          Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
       /s/ Craig W. Moore            Chairman of the Board, Chief  September 1, 1998
____________________________________  Executive Officer
           Craig W. Moore             (principal executive
                                      officer)

                 *                   Director                      September 1, 1998
____________________________________
       Arthur M. Morris, M.D.

                 *                   Director                      September 1, 1998
____________________________________
             Martin Fox

                 *                   Director                      September 1, 1998
____________________________________
      Michael J. Carbon, M.D.

       /s/ John B. Bourke            Chief Financial Officer       September 1, 1998
____________________________________  (principal financial
           John B. Bourke             officer and accounting
                                      officer)

                 *                   Director                      September 1, 1998
____________________________________
         Paul Balter, M.D.
                 *                   Director                      September 1, 1998
____________________________________
            Thomas Creel

                 *                   Director                      September 1, 1998
____________________________________
             Alan Berry

                 *                   Director                      September 1, 1998
____________________________________
         George Dunea, M.D.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

                 *                   Director                      September 1, 1998
____________________________________
        Ashutosh Gupta, M.D.

                 *                   Director                      September 1, 1998
____________________________________
        Douglas Mufuka, M.D.


*By:    /s/ John B. Bourke
____________________________________
           John B. Bourke
          Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF OAK PARK, ILLINOIS ON SEPTEMBER 1, 1998.

                                          Amarillo Acute Dialysis Specialists,
                                           L.L.C

                                                   /s/ Craig W. Moore
                                          By: _________________________________
                                                      Craig W. Moore
                                                    Chairman and Chief
                                                     Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
       /s/ Craig W. Moore            Chief Executive Officer       September 1, 1998
____________________________________  of the Member (principal
           Craig W. Moore             executive officer)

       /s/ John B. Bourke            Chief Financial Officer       September 1, 1998
____________________________________  (principal financial
           John B. Bourke             officer and accounting
                                      officer)


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF OAK PARK, ILLINOIS ON SEPTEMBER 1, 1998.

                                          Con-Med Supply Company, Inc.

                                                  /s/ Craig W. Moore
                                          By: _________________________________
                                                      Craig W. Moore
                                               Chairman and Chief Executive
                                                          Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


       /s/ Craig W. Moore            Chairman of the Board and     September 1, 1998
____________________________________  Chief Executive Officer
           Craig W. Moore             (principal executive
                                      officer)

       /s/ John B. Bourke            Chief Financial Officer and   September 1, 1998
____________________________________  Director (principal
           John B. Bourke             financial officer and
                                      accounting officer)

                 *                   Director                      September 1, 1998
____________________________________
         Paul Balter, M.D.


     /s/ John B. Bourke
*By: __________________________
        John B. Bourke
       Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF OAK PARK, ILLINOIS ON SEPTEMBER 1, 1998.

                                          Continental Health Care, Ltd.

                                                  /s/ Craig W. Moore
                                          By: _________________________________
                                                      Craig W. Moore
                                               Chairman and Chief Executive
                                                          Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
        /s/ Craig W. Moore           Chairman of the Board and     September 1, 1998
____________________________________  Chief Executive Officer
           Craig W. Moore             (principal executive
                                      officer)


       /s/ John B. Bourke            Chief Financial Officer and   September 1, 1998
____________________________________  Director (principal
           John B. Bourke             financial officer and
                                      accounting officer)

                 *                   Director                      September 1, 1998
____________________________________
         Paul Balter, M.D.


     /s/ John B. Bourke
*By: __________________________
        John B. Bourke
       Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF OAK PARK, ILLINOIS ON SEPTEMBER 1, 1998.

                                          Dialysis Specialists of Corpus
                                           Christi, L.L.C.

                                                   /s/ Craig W. Moore
                                          By___________________________________
                                                      Craig W. Moore
                                               Chairman and Chief Executive
                                                          Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
        /s/ Craig W. Moore           Chief Executive Officer       September 1, 1998
____________________________________  of the Member (principal
           Craig W. Moore             executive officer)

       /s/ John B. Bourke            Chief Financial Officer       September 1, 1998
____________________________________  (principal financial
           John B. Bourke             officer and accounting
                                      officer)


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF OAK PARK, ILLINOIS ON SEPTEMBER 1, 1998.

                                          Dialysis Specialists of South Texas,
                                           L.L.C.

                                                   /s/ Craig W. Moore
                                          By___________________________________
                                                      Craig W. Moore
                                               Chairman and Chief Executive
                                                          Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
        /s/ Craig W. Moore           Chief Executive Officer       September 1, 1998
____________________________________  of the Member (principal
           Craig W. Moore             executive officer)

       /s/ John B. Bourke            Chief Financial Officer       September 1, 1998
____________________________________  (principal financial
           John B. Bourke             officer and accounting
                                      officer)

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF OAK PARK, ILLINOIS ON SEPTEMBER 1, 1998.

                                          Dupage Dialysis Ltd.

                                                   /s/ Craig W. Moore
                                          By: _________________________________
                                                      Craig W. Moore
                                               Chairman and Chief Executive
                                                          Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
        /s/ Craig W. Moore           Chairman of the Board and     September 1, 1998
____________________________________  Chief Executive Officer
           Craig W. Moore             (principal executive
                                      officer)

       /s/ John B. Bourke            Chief Financial Officer and   September 1, 1998
____________________________________  Director (principal
           John B. Bourke             financial officer and
                                      accounting officer)

                 *                   Director                      September 1, 1998
____________________________________
         Paul Balter, M.D.


     /s/ John B. Bourke
*By: __________________________
        John B. Bourke
       Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF OAK PARK, ILLINOIS ON SEPTEMBER 1, 1998.

                                          Everest Management, Inc.

                                                   /s/ Craig W. Moore
                                          By: _________________________________
                                                      Craig W. Moore
                                               Chairman and Chief Executive
                                                          Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
        /s/ Craig W. Moore           Chairman of the Board and     September 1, 1998
____________________________________  Chief Executive Officer
           Craig W. Moore             (principal executive
                                      officer)

       /s/ John B. Bourke            Chief Financial Officer and   September 1, 1998
____________________________________  Director (principal
           John B. Bourke             financial officer and
                                      accounting officer)

                 *                   Director                      September 1, 1998
____________________________________
         Paul Balter, M.D.


     /s/ John B. Bourke
*By: __________________________
        John B. Bourke
       Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF OAK PARK, ILLINOIS ON SEPTEMBER 1, 1998.

                                          Hemo Dialysis of Amarillo, L.L.C.

                                                   /s/ Craig W. Moore
                                          By: _________________________________
                                                      Craig W. Moore
                                               Chairman and Chief Executive
                                                          Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
        /s/ Craig W. Moore           Chief Executive Officer       September 1, 1998
____________________________________  of the Member (principal
           Craig W. Moore             executive officer)

       /s/ John B. Bourke            Chief Financial Officer       September 1, 1998
____________________________________  (principal financial
           John B. Bourke             officer and accounting
                                      officer)

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF OAK PARK, ILLINOIS ON SEPTEMBER 1, 1998.

                                          Home Dialysis of America, Inc.

                                                   /s/ Craig W. Moore
                                          By: _________________________________
                                                      Craig W. Moore
                                               Chairman and Chief Executive
                                                          Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
        /s/ Craig W. Moore           Chairman of the Board and     September 1, 1998
____________________________________  Chief Executive Officer
           Craig W. Moore             (principal executive
                                      officer)

       /s/ John B. Bourke            Chief Financial Officer and   September 1, 1998
____________________________________  Director (principal
           John B. Bourke             financial officer and
                                      accounting officer)

                 *                   Director                      September 1, 1998
____________________________________
         Paul Balter, M.D.


     /s/ John B. Bourke
*By: __________________________
        John B. Bourke
       Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF OAK PARK, ILLINOIS ON SEPTEMBER 1, 1998.

                                          Home Dialysis of Dayton, Inc.

                                                   /s/ Craig W. Moore
                                          By: _________________________________
                                                      Craig W. Moore
                                               Chairman and Chief Executive
                                                          Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
        /s/ Craig W. Moore           Chairman of the Board and     September 1, 1998
____________________________________  Chief Executive Officer
           Craig W. Moore             (principal executive
                                      officer)

       /s/ John B. Bourke            Chief Financial Officer and   September 1, 1998
____________________________________  Director (principal
           John B. Bourke             financial officer and
                                      accounting officer)

                 *                   Director                      September 1, 1998
____________________________________
         Paul Balter, M.D.


     /s/ John B. Bourke
*By: __________________________
        John B. Bourke
       Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF OAK PARK, ILLINOIS ON SEPTEMBER 1, 1998.

                                          Lake Avenue Dialysis Center, Inc.

                                                   /s/ Craig W. Moore
                                          By: _________________________________
                                                      Craig W. Moore
                                               Chairman and Chief Executive
                                                          Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
        /s/ Craig W. Moore           Chairman of the Board and     September 1, 1998
____________________________________  Chief Executive Officer
           Craig W. Moore             (principal executive
                                      officer)

       /s/ John B. Bourke            Chief Financial Officer and   September 1, 1998
____________________________________  Director (principal
           John B. Bourke             financial officer and
                                      accounting officer)

                 *                   Director                      September 1, 1998
____________________________________
         Paul Balter, M.D.


     /s/ John B. Bourke
*By: __________________________
        John B. Bourke
       Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF OAK PARK, ILLINOIS ON SEPTEMBER 1, 1998.

                                          Mercy Dialysis Center, Inc.

                                                   /s/ Craig W. Moore
                                          By: _________________________________
                                                      Craig W. Moore
                                               Chairman and Chief Executive
                                                          Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
        /s/ Craig W. Moore           Chairman of the Board and     September 1, 1998
____________________________________  Chief Executive Officer
           Craig W. Moore             (principal executive
                                      officer)

       /s/ John B. Bourke            Chief Financial Officer and   September 1, 1998
____________________________________  Director (principal
           John B. Bourke             financial officer and
                                      accounting officer)

                 *                   Director                      September 1, 1998
____________________________________
         Paul Balter, M.D.


     /s/ John B. Bourke
*By: __________________________
        John B. Bourke
       Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF OAK PARK, ILLINOIS ON SEPTEMBER 1, 1998.

                                          New York Dialysis Management, Inc.

                                                   /s/ Craig W. Moore
                                          By: _________________________________
                                                      Craig W. Moore
                                               Chairman and Chief Executive
                                                          Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
        /s/ Craig W. Moore           Chairman of the Board and     September 1, 1998
____________________________________  Chief Executive Officer
           Craig W. Moore             (principal executive
                                      officer)

       /s/ John B. Bourke            Chief Financial Officer and   September 1, 1998
____________________________________  Director (principal
           John B. Bourke             financial officer and
                                      accounting officer)

                 *                   Director                      September 1, 1998
____________________________________
         Paul Balter, M.D.


     /s/ John B. Bourke
*By: __________________________
        John B. Bourke
       Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF OAK PARK, ILLINOIS ON SEPTEMBER 1, 1998.

                                          North Buckner Dialysis Center, Inc.

                                                   /s/ Craig W. Moore
                                          By: _________________________________
                                                      Craig W. Moore
                                               Chairman and Chief Executive
                                                          Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
        /s/ Craig W. Moore           Chairman of the Board and     September 1, 1998
____________________________________  Chief Executive Officer
           Craig W. Moore             (principal executive
                                      officer)

       /s/ John B. Bourke            Chief Financial Officer and   September 1, 1998
____________________________________  Director (principal
           John B. Bourke             financial officer and
                                      accounting officer)

                 *                   Director                      September 1, 1998
____________________________________
         Paul Balter, M.D.


     /s/ John B. Bourke
*By: __________________________
        John B. Bourke
       Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF OAK PARK, ILLINOIS ON SEPTEMBER 1, 1998.

                                          Northwest Indiana Dialysis, Inc.

                                                   /s/ Craig W. Moore
                                          By: _________________________________
                                                      Craig W. Moore
                                               Chairman and Chief Executive
                                                          Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
        /s/ Craig W. Moore           Chairman of the Board and     September 1, 1998
____________________________________  Chief Executive Officer
           Craig W. Moore             (principal executive
                                      officer)

       /s/ John B. Bourke            Chief Financial Officer and   September 1, 1998
____________________________________  Director (principal
           John B. Bourke             financial officer and
                                      accounting officer)

                 *                   Director                      September 1, 1998
____________________________________
         Paul Balter, M.D.


     /s/ John B. Bourke
*By: __________________________
        John B. Bourke
       Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF OAK PARK, ILLINOIS ON SEPTEMBER 1, 1998.

                                          Ohio Valley Dialysis Center, Inc.

                                                   /s/ Craig W. Moore
                                          By: _________________________________
                                                      Craig W. Moore
                                               Chairman and Chief Executive
                                                          Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
        /s/ Craig W. Moore           Chairman of the Board and     September 1, 1998
____________________________________  Chief Executive Officer
           Craig W. Moore             (principal executive
                                      officer)

       /s/ John B. Bourke            Chief Financial Officer and   September 1, 1998
____________________________________  Director (principal
           John B. Bourke             financial officer and
                                      accounting officer)

                 *                   Director                      September 1, 1998
____________________________________
         Paul Balter, M.D.


     /s/ John B. Bourke
*By: __________________________
        John B. Bourke
       Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF OAK PARK, ILLINOIS ON SEPTEMBER 1, 1998.

                                          WSKC Dialysis Services, Inc.

                                                   /s/ Craig W. Moore
                                          By: _________________________________
                                                      Craig W. Moore
                                               Chairman and Chief Executive
                                                          Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
        /s/ Craig W. Moore           Chairman of the Board and     September 1, 1998
____________________________________  Chief Executive Officer
           Craig W. Moore             (principal executive
                                      officer)

       /s/ John B. Bourke            Chief Financial Officer and   September 1, 1998
____________________________________  Director (principal
           John B. Bourke             financial officer and
                                      accounting officer)

                 *                   Director                      September 1, 1998
____________________________________
         Paul Balter, M.D.


     /s/ John B. Bourke
*By: __________________________
        John B. Bourke
       Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF OAK PARK, ILLINOIS ON SEPTEMBER 1, 1998.

                                          Everest New York Holdings, Inc.

                                                   /s/ Craig W. Moore
                                          By: _________________________________
                                                      Craig W. Moore
                                               Chairman and Chief Executive
                                                          Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
        /s/ Craig W. Moore           Chairman of the Board and     September 1, 1998
____________________________________  Chief Executive Officer
           Craig W. Moore             (principal executive
                                      officer)

       /s/ John B. Bourke            Chief Financial Officer and   September 1, 1998
____________________________________  Director (principal
           John B. Bourke             financial officer and
                                      accounting officer)

                 *                   Director                      September 1, 1998
____________________________________
         Paul Balter, M.D.


     /s/ John B. Bourke
*By: __________________________
        John B. Bourke
       Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF OAK PARK, ILLINOIS ON SEPTEMBER 1, 1998.

                                          Everest One IPA, Inc.

                                                   /s/ Craig W. Moore
                                          By: _________________________________
                                                      Craig W. Moore
                                               Chairman and Chief Executive
                                                          Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
        /s/ Craig W. Moore           Chairman of the Board and     September 1, 1998
____________________________________  Chief Executive Officer
           Craig W. Moore             (principal executive
                                      officer)

       /s/ John B. Bourke            Chief Financial Officer and   September 1, 1998
____________________________________  Director (principal
           John B. Bourke             financial officer and
                                      accounting officer)

                 *                   Director                      September 1, 1998
____________________________________
         Paul Balter, M.D.


     /s/ John B. Bourke
*By: __________________________
        John B. Bourke
       Attorney-in-fact

                        REPORT OF INDEPENDENT AUDITORS

  We have audited the consolidated financial statements of Peak Healthcare, L.L.C. as of September 30, 1997 and 1996, and for the years then ended, and have issued our report thereon dated March 13, 1998 (included elsewhere in this Registration Statement). We have also audited the financial statements of West Suburban Kidney Center, S.C. for the year ended September 30, 1995, and have issued our report thereon dated March 13, 1998 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in Item 21(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

  In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ ERNST & YOUNG LLP
                                          ERNST & YOUNG LLP

Chicago, Illinois
March 13, 1998

                                                                     SCHEDULE II

                        VALUATION & QUALIFYING ACCOUNTS
                    EVEREST HEALTHCARE SERVICES CORPORATION

                                 (IN THOUSANDS)

                                              ADDITIONS
                                  BALANCE  ----------------            BALANCE
                                    AT     CHARGED CHARGED             AT END
                                 BEGINNING   TO    TO OTHER              OF
                                 OF PERIOD EXPENSE ACCOUNTS RECOVERIES PERIOD
                                 --------- ------- -------- ---------- -------
Everest Healthcare Services
 Corporation
  Nine months ended June 30,
   1998
  Deducted from asset accounts:
    Allowance for patient
     accounts receivable........  $2,791   $3,523    $--      $1,654   $4,660
                                  ------   ------    ----     ------   ------
      Total.....................  $2,791   $3,523    $--      $1,654   $4,660
                                  ======   ======    ====     ======   ======
Peak Healthcare, L.L.C.
 (Predecessor)
  Year ended September 30, 1997
  Deducted from asset accounts:
    Allowance for patient
     accounts receivable........  $3,014   $  714    $--      $  937   $2,791
                                  ------   ------    ----     ------   ------
      Total.....................  $3,014   $  714    $--      $  937   $2,791
                                  ======   ======    ====     ======   ======
Peak Healthcare, L.L.C.
 (Predecessor)
  Year ended September 30, 1996
  Deducted from asset accounts:
    Allowance for patient
     accounts receivable........  $  --    $2,523    $491      $ --    $3,014
                                  ------   ------    ----     ------   ------
      Total.....................  $  --    $2,523    $491     $  --    $3,014
                                  ======   ======    ====     ======   ======
West Suburban Kidney Center,
 S.C. (Predecessor)
  Year ended September 30, 1997
  Deducted from asset accounts:
    Allowance for patient
     accounts receivable........  $  --    $  753    $--      $  --    $  753
                                  ------   ------    ----     ------   ------
      Total.....................  $  --    $  753    $--      $  --    $  753
                                  ======   ======    ====     ======   ======

                                 EXHIBIT INDEX

  EXHIBIT
    NO.
  -------
  3.1      Certificate of Incorporation of the Company.*
  3.2      By-laws of the Company, as amended.*
  3.3      Articles of Organization of Amarillo Acute Dialysis Special-
           ists, L.L.C.*
  3.4      Operating Agreement of Amarillo Acute Dialysis Specialists,
           L.L.C.*
  3.5      Articles of Incorporation of Con-Med Supply Company, Inc.*
  3.6      By-laws of Con-Med Supply Company, Inc.*
  3.7      Articles of Incorporation of Continental Health Care, Ltd.*
  3.8      By-laws of Continental Health Care, Ltd.*
  3.9      Articles of Organization of Dialysis Specialists of Corpus
           Christi, L.L.C.*
  3.10     Operating Agreement of Dialysis Specialists of Corpus Christi,
           L.L.C.*
  3.11     Articles of Organization of Dialysis Specialists of South Tex-
           as, L.L.C.*
  3.12     Operating Agreement of Dialysis Specialists of South Texas,
           L.L.C.*
  3.13     Articles of Incorporation of DuPage Dialysis, Ltd.*
  3.14     By-laws of DuPage Dialysis, Ltd.*
  3.15     Certificate of Incorporation of Everest Management, Inc.*
  3.16     By-laws of Everest Management, Inc.*
  3.17     Articles of Organization of Hemo Dialysis of Amarillo, L.L.C.*
  3.18     Operating Agreement of Hemo Dialysis of Amarillo, L.L.C.*
  3.19     Articles of Incorporation of Home Dialysis of America, Inc.*
  3.20     By-laws of Home Dialysis of America, Inc.*
  3.21     Articles of Incorporation of Home Dialysis of Dayton, Inc.*
  3.22     By-laws of Home Dialysis of Dayton, Inc.*
  3.23     Articles of Incorporation of Lake Avenue Dialysis Center,
           Inc.*
  3.24     By-laws of Lake Avenue Dialysis Center, Inc.*
  3.25     Articles of Incorporation of Mercy Dialysis Center Inc.*
  3.26     By-laws of Mercy Dialysis Center, Inc.*
  3.27     Articles of Incorporation of New York Dialysis Management,
           Inc.*
  3.28     By-laws of New York Dialysis Management, Inc.*
  3.29     Certificate of Incorporation of North Buckner Dialysis Center,
           Inc.*
  3.30     By-laws of North Buckner Dialysis Center, Inc.*
  3.31     Articles of Incorporation of Northwest Indiana Dialysis, Inc.*
  3.32     By-laws of Northwest Indiana Dialysis, Inc.*
  3.33     Articles of Incorporation of Ohio Valley Dialysis Center,
           Inc.*
  3.34     By-laws of Ohio Valley Dialysis Center, Inc.*
  3.35     Articles of Incorporation of WSKC Dialysis Services, Inc.*
  3.36     By-laws of WSKC Dialysis Services, Inc.*
  3.37     Certificate of Incorporation of Everest New York Holdings,
           Inc.*

  EXHIBIT
    NO.
  -------
  3.38     By-laws of Everest New York Holdings, Inc.*
  3.39     Certificate of Incorporation of Everest One IPA, Inc.*
  3.40     By-laws of Everest One IPA, Inc.*
  4.1      Indenture dated as of May 5, 1998, among the Company, the Sub-
           sidiary Guarantors and American National Bank and Trust Com-
           pany of Chicago, as Trustee.*
  4.2      Purchase Agreement dated April 30, 1998, among the Company, the Subsidiary Guarantors and BT Alex. Brown Incorporated.*
  4.3      Registration Rights Agreement dated May 5, 1998, among the
           Company, the Subsidiary Guarantors and BT Alex. Brown Incorpo-
           rated.*
  4.4      Form of Exchange Note (included in Exhibit 4.1).*
  4.5      Form of Guarantee (included in Exhibit 4.1).*
  4.6      Second Amended and Restated Credit Agreement dated as of May
           18, 1998, among the Company, Harris Trust and Savings Bank, and the Lenders identified therein.*
  4.7      Revolving Credit Note, between the Company and Harris Trust and Savings Bank.*
  4.8      Acquisition Financing Note, between the Company and Harris
           Trust and Savings Bank.*
  4.9      Supplemental Revolving Credit Note, between the Company and
           Harris Trust and Savings Bank.*
  4.10     Amended and Restated Security Agreement, by and among the Com-
           pany, the Debtors (as defined therein) and Harris Trust and
           Savings Bank.*
  4.11     Amended and Restated Guaranty Agreement, by and among the
           Guarantors (as defined therein) and Harris Trust and Savings
           Bank.*
  4.12     Amended and Restated Pledge Agreement, by and among the Compa-
           ny, the Pledgors (as defined therein) and Harris Trust and
           Savings Bank.*
  5.1      Opinion of Katten Muchin & Zavis as to the legality of the se-
           curities being registered (including consent).*
  9.1      Restricted Stock Agreement dated as of November 30, 1997.*
 10.1      Employment Agreement with Craig W. Moore dated January 1,
           1997.*
 10.2      Employment Agreement with Martin Fox dated June 20, 1996.*
 10.3      Employment Agreement with Thomas Creel dated June 20, 1996.*
 10.4      Stock Award Plan dated January 15, 1997.*
 10.5      Peak Liquidating, L.L.C. Operating Agreement dated November
           30, 1997.*
 10.6      Administrative Services Agreement dated October 1, 1997, be-
           tween the Company and NANI-IL.*
 10.7      Management Agreement dated October 1, 1997, between the Com-
           pany and NANI-IL.*
 10.8      Shareholders Agreement dated as of November 30, 1997.*
 10.9      Form of Individual Restricted Stock Agreements.*
 10.10     Agreement to Provide Management Services for Dialysis Facili-
           ties.
 10.11     Agreement to Amend and Not-to-Compete.
 10.12     Amendment No. 3 to the Agreement to Provide Management Serv-
           ices for Dialysis Facilities.

  EXHIBIT
    NO.
  -------
 10.13     Medical Asset Purchase Agreement.
 12.1      Computation of ratio of earnings to fixed charges.*
 21.1      Subsidiaries of the Company.*
 23.1      Consent of Ernst & Young LLP, Independent Auditors.
 23.2      Consent of Katten Muchin & Zavis (contained in its opinion filed as Exhibit 5).*
 24.1      Power of Attorney (see signature page).*
 25.1      Statement of eligibility under the Trust Indenture Act of
           1939, as amended, on Form T-1 of American National Bank and
           Trust Company of Chicago, as Trustee under the Indenture.*
 27.1      Financial Data Schedule.*
 99.1      Form of Letter of Transmittal for the Exchange Notes.*
 99.2      Form of Notice of Guaranteed Delivery for the Exchange Notes.*
 99.3      Letter to Registered Holders and The Depository Trust Company
           Participants.*
 99.4      Letter to Clients.*
 99.5      Instruction to Registered Holder and/or Book Entry Transfer
           Participant from Beneficial Owner.*
 99.6      Guidelines for Certificate of Taxpayer Identification Number
           on Substitute Form W-9.*

*  Previously filed.